As filed with the Securities and Exchange Commission on September 24, 2025

Registration No. 333-289720

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 1

 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BrooQLy Inc.
(Exact name of registrant as specified in its charter)

Nevada	7389	86-2265420
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3753 Plaza Dr,

Ann Arbor, MI 48108

718-705-8770

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kent Wilson

BrooQLy Inc.

3753 Plaza Dr,

Ann Arbor, MI 48108

718-705-8770

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

C. Parkinson Lloyd, Esq.
Kirton McConkie, P.C.
50 East South Temple Street, Suite 400
Salt Lake City, UT 84111
(801) 328-3600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. Neither the Company nor the selling stockholders may sell these securities until the Securities and Exchange Commission declares this registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED , 2025

52,530,000 shares of common stock

BrooQLy Inc.

This prospectus relates to (1) the resale by certain selling stockholders identified in this prospectus or their permitted assigns (collectively, the “Selling Stockholders”) of up to 52,530,000 shares of common stock, par value $0.0001 per share, of BrooQLy Inc. (DBA Dynamic Aerospace Systems Corporation) (the “Company” or “we” or “our”) consisting of (i) up to 15,000,000 shares of our common stock which may be issued in connection with the conversion of one or more Secured Convertible Promissory Notes (the “Notes”) issued or to be pursuant to a securities purchase agreement, dated as of July 3, 2025 (the “Note Purchase Agreement”), with Platinum Point Capital, LLC (“Platinum Point Capital”); (ii) 330,000 shares underlying a warrant to purchase additional shares of our common stock (the “Warrant”) issued to Platinum in connection with the Note Purchase Agreement; (iii) up to 25,000,000 shares of our common stock (the “Advance Shares”) issuable in connection with an equity purchase agreement dated as of July 31, 2025 (the “Equity Purchase Agreement”), with Platinum; (iv) up to 600,000 shares identified in the Equity Purchase Agreement as Commitment Shares (the “Commitment Shares”); (v) up to 1,600,000 shares underlying warrants issued to A.G.P./Alliance Global Partners; and (vi) 10,000,000 shares of our common stock issued to certain of the Selling Stockholders,.

Advance Shares issuable under the Equity Purchase Agreement, if and when they are sold pursuant to the terms of the Equity Purchase Agreement, will be sold at a per share price equal to 90% of the gross proceeds received by the Investor for the resale of such Advance Shares during the applicable valuation period, which consists of the three consecutive Trading Days immediately following the applicable Advance Date, subject to certain conditions and exceptions. See “Platinum Point Capital Equity Purchase Agreement” for more detail regarding the sale of shares under the Equity Purchase Agreement.

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of securities by the Selling Stockholders. The Selling Stockholders may offer all of a portion of the shares for resale from time to time through public or private transactions, at then prevailing market prices (and not fixed prices). The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of our securities. We will bear all costs, expenses and fees in connection with the registration of the securities registered hereunder.

Platinum Point Capital is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”) with respect to shares of common stock issued and issuable to it in connection with the Equity Purchase Agreement. The securities being offered hereby may be sold by the Selling Stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section of this prospectus titled “Plan of Distribution” on page .

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our shares of common stock are listed on the OTC QB Market under the symbol “BRQL.” On August 18, 2025, the closing price of our common stock was $0.70 per share.

We are an emerging growth company as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

The securities offered in this prospectus involve a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties under the heading “Risk Factors” beginning on page 17 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We will pay the expenses incurred in registering the shares of common stock to which this prospectus relates, including legal and accounting fees. Please see “Plan of Distribution” on page .

The date of this prospectus is ___________, 2025.

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Please read this prospectus carefully. It describes our business, our financial condition and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained in this prospectus. We and the Selling Stockholders have not authorized anyone to provide you with any information or to make any representations about us, the securities being offered pursuant to this prospectus or any other matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or the Selling Stockholders.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. This prospectus will be updated and made available for delivery to the extent required by the federal securities laws.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus includes estimates, statistics and other industry data that we obtained from industry publications, research, surveys and studies conducted by third parties and publicly available information. Such data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. This prospectus also includes data based on our own internal estimates. We caution you not to give undue weight to such projections, assumptions and estimates.

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the TM or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by any other companies.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the U.S. Securities and Exchange Commission (the “SEC”) before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	history of operating losses, our ability to develop and implement our business strategies and grow our business:

•	the success, progress, timing and costs of our efforts to evaluate or consummate various strategic acquisitions, collaborations, and other alternatives if in the best interests of our stockholders;

•	our ability to timely source adequate supply of our development products from third-party manufacturers on which we depend;

•	the potential, if any, for future development of any of our present or future products;

•	our ability to identify and develop additional uses for our products;

•	our ability to attain market exclusivity and/or to protect our intellectual property and to operate our business without infringing on the intellectual property rights of others;

•

the ability of our Board of Directors to influence control over all matters put to a vote of our stockholders, including elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction; and

•	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing.

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. In particular, forward-looking statements include, but are not limited to, any statements that are not statements of current or historical facts, such as statements relating to our expectations for the development, manufacturing, regulatory approval, and commercialization of our products and services, the accuracy of our estimates regarding expenses, future revenues and capital requirements, our ability to execute our plans and the timing and costs of these development programs, and estimates of the sufficiency of our existing capital resources combined with future anticipated cash flows to finance our operating requirements.

Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. All forward-looking statements included herein speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements above. Except as required by law, we expressly disclaim any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

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ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission, or SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the Selling Stockholders, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the Selling Stockholders are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

BASIS OF PRESENTATION

As used in this prospectus, unless the context otherwise requires, the terms "BrooQLy," “BRQL,” "Company," "we," "us," or "our" refer to BrooQLy Inc.

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our fiscal year ends on December 31 of each year. References to fiscal 2023 and 2024 are references to the years ended December 31, 2023 and 2024, respectively. Our most recent fiscal year ended on December 31, 2024.

Our unaudited interim condensed consolidated financial statements as of March 31, 2025, and for the three-month periods ended March 31, 2025 and 2024 have been prepared in accordance with GAAP for interim financial information. In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of such interim results. The condensed consolidated balance sheet as of December 31, 2024, has been derived from the audited consolidated financial statements as of that date, but do not include all of the information and footnotes required by GAAP for complete financial statements as of an annual date.

Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Percentage amounts included in this prospectus have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus may vary from those obtained by performing the same calculations using the figures in our consolidated financial statements included elsewhere in this prospectus. Certain other amounts that appear in this prospectus may not sum due to rounding.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

General

Company Background

BrooQLy Inc. was incorporated in Nevada on February 19, 2021, as “MyTreat, Inc.” On May 12, 2021, we changed our name to BrooQLy Inc.  in Nevada pursuant to an amendment to our Articles of Incorporation. Since February 25th, 2025, we have been doing business as Dynamic Aerospace Systems (“DAS”).

Dynamic Aerospace Systems

DAS is based in Ann Arbor, Michigan, and is an original equipment manufacturer (“OEM”) of unmanned aerial vehicles (“UAVs”). DAS seeks to help pioneer the future of unmanned flight, logistics, and public safety through advanced UAV platforms, intelligent delivery networks, and globally compliant flight systems. Built on a foundation of proprietary technology and mission-specific engineering, DAS manufactures versatile, long-endurance UAVs tailored for real-world applications in both commercial and governmental sectors.

Core UAV Platforms

DAS’s core unmanned aerial vehicle platforms include:

-	US-1 Electric Multicopter (“US-1”);
-	G1-VTOL Long-Range Hybrid (“G1”); and
-	Mitigator-Class Tactical Drone (the “Mitigator”).

Additional detailed information about the US-1, G1, and the Mitigator can be found below under the heading "Business" on page [56].

Sensor-Agnostic Architecture

A key differentiator of DAS’s UAV platforms is their sensor-agnostic architecture. All DAS aircraft are engineered to accommodate a wide range of payloads, allowing for simultaneous integration of multiple sensors.  Management believes that this flexibility will allow DAS platforms to be reconfigured for multi-domain operations, surveillance, scientific research, infrastructure inspection, disaster relief, and more based on mission demands.

Patent Portfolio

DAS holds a growing portfolio of patents and patent-pending technologies that form the foundation of its UAV platforms and operational infrastructure. These filings protect innovations across several critical areas, including:

-	Battery-Integrated Airframe Design: As utilized in the US-1 electric multicopter, this patented structural system maximizes energy density while enhancing flight control and frame stability.

-	Mesh-Based Autonomous Delivery System Utilizing Mobile Fulfillment Nodes and Distributed Kiosks.

-	Modular Autonomous Delivery System with Mobile Fulfillment Node for UAV-Agnostic Package Transfer.

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These technologies form the core of DAS’s competitive edge and enable scalable, regulatory-compliant UAV deployment across multiple global markets.

Dynamic Deliveries: Mesh-Driven Logistics

DAS operates Dynamic Deliveries, a division focused on building autonomous mesh logistics networks. By way of background, a mesh logistics network is a decentralized approach to managing the flow of goods, where each node (e.g., a warehouse, distribution center, or delivery vehicle) is directly connected to multiple other nodes, forming a network that allows for flexible and efficient routing of shipments.  These systems have numerous advantages, including decentralization. with no single central point of failure; direct connections, where different notes are connected to several other nodes; and dynamic routing, allowing the network to adapt to changing conditions by finding the most efficient route for each shipment.

Through Dynamic Deliveries, DAS uses its proprietary autonomous mesh fulfillment network to leverage DAS’s long-range UAVs to enable high-frequency, last-mile delivery through a geofenced network of takeoff and recovery nodes.

The DAS system is purpose-built for use in urban and semi-rural environments, allowing for the automated delivery of goods, medicine, and supplies at scale particularly where road-based logistics are constrained or inefficient.

International Expansion Strategy

Europe: DAS plans to enter the European market via a strategic Memorandum of Understanding (“MOU”) with Drops Smart Hubs, an urban drone infrastructure platform. Management anticipates that this partnership will enable the rollout of smart delivery hubs across European cities, offering high-volume autonomous fulfillment solutions for ecommerce, pharma, and food delivery providers.

United Arab Emirates (UAE): As of the date of this Registration Statement, DAS was in the process of working with the Dubai Civil Aviation Authority (DCAA). Through ongoing collaboration and early adoption of local flight corridor frameworks, DAS has completed two of its three VTC testing of the G1 UAV under the Emergency Services and Specialized Aviation (“ESSA”) regulatory framework. These tests mark a major milestone toward Beyond Visual Line of Sight (“BVLOS”) operational approval and integration into Dubai’s national drone delivery infrastructure.

United States: DAS is fully committed to U.S. regulatory compliance and as of the date of this Registration Statement, was actively aligning its aircraft, operations, and pilot protocols with the latest FAA requirements under Part 107 (Remote Pilot Certificate), Part 135 (Air Carrier and Operator Certification), and Part 89 (Remote Identification of Unmanned Aircraft). DAS’s aircraft and flight operations are being actively adapted on an ongoing basis to meet evolving U.S. standards for commercial UAV deployment.

Revenue Strategy and Monetization

DAS plans to operate under a diversified revenue model that will include both hardware and recurring service income streams. Our core monetization strategies include:

•	UAV Platform Sales: Direct sales of proprietary UAVs (US-1, G1, Mitigator) to commercial, public safety, and governmental customers.
•	Drone-as-a-Service (DaaS): Subscription-based flight services for customers requiring mission-specific UAV operations with or without ownership.
•	Dynamic Deliveries™ Logistics Network: Monetized through software licensing, fulfillment fees, and long-term infrastructure partnerships with cities and enterprises.
•	Custom Payload & Integration Services: Revenue from sensor configuration, mission-specific integrations, and compliance support.
•	Government Contracts & Joint Ventures: Strategic engagement with public-sector agencies for ISR, delivery, and emergency response applications.

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Management believes that this multi-channel approach will enable DAS to generate both near-term sales and long-term recurring revenue.

As of the date of the Prospectus, DAS had not generated any revenues from the UAVs and Drone-related sales and services, and was still in the process of developing and testing its technology.

Vision and Impact

DAS’s management envisions a world where unmanned aerial systems support real-time logistics, life-saving missions, and responsive infrastructure from the air. By combining DAS’s vertically integrated manufacturing, modular UAV platforms, and global regulatory compliance, management believes that DAS is building the aerial backbone of tomorrow’s mobility and logistics networks.

Additional detailed information about the Company can be found below under the heading “Business” on page [56].

Going Concern

The report of the independent registered public accounting firm accompanying the Company’s December 31, 2024, financial statements included with this Registration Statement contains an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern. The financial statements have been prepared “assuming that the Company will continue as a going concern,” which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

The Company has taken steps to procure additional funding and to increase its users and market awareness so as to continue as a going concern.   An updated app was released for both Android and IOS users in December 2023, which is functioning and has already increased users substantially to promote treats and therefore earning revenue.

The Company is using ACP’s capital and banking connections to grow. It expects to work with new investment banking partners and add capital structures to bring in more funds. The company also anticipates its new UAV sales channels will start producing profitable revenue.

Recent Developments

Change of Control Transaction

On February 25, 2025, Panagiotis Lazaretos, Helen V. Maridakis, and Nikolaos Ioannou, the three controlling shareholders of the Company, entered into a Share Purchase Agreement (the “SPA”) with Aerospace Capital Partners, LLC, a Nevada limited liability company (“ACP”). Pursuant to the SPA, the Sellers sold an aggregate of 18,000,000 shares of common stock of the Company to ACP, equal to approximately 70.3% of the Company’s outstanding shares of common stock, as a result of this transaction, ACP became our controlling shareholder.

In connection with the SPA and the payment of the Company’s outstanding liabilities, the Company issued to ACP a Convertible Promissory Note in the original principal amount of Three Hundred Fifty-eight Thousand Two Hundred Dollars ($358,200). The Note was to convert automatically into shares of the Company’s common stock or a series of preferred stock upon the occurrence of all of the following: (1) the acquisition of the controlling interest in the Company by ACP, which happened pursuant to the SPA; (2) the effectiveness of an amendment to the Company’s Articles of Incorporation to authorize the Company to issue preferred stock; and (3) the filing of a Certificate of Designation of Rights and Preferences of a series of preferred stock of the Company. Upon the occurrence of all three events, ACP has the right to determine whether the Note amount will convert into shares of common stock or shares of the new preferred stock. The conversion price of the Note amount was $0.015 per share of either common stock or preferred stock.  On June 25, 2025, following the creation of the Series A Preferred Stock, the Note converted into 23,880,000  shares of Series A Preferred Stock.

Also in connection with the SPA, the Company entered into an Assets Purchase Option and License Agreement  with the Sellers, pursuant to which , the Company granted to Absocare, Inc., a South Dakota corporation (“ABSO”), an entity controlled by the Sellers, a non-exclusive, royalty-free license to use certain assets of the Company for a period of six months . The Assets consist of the Company’s name and trademark; the software code used by the Company, the domain name (www.brooqly.com); the Company’s app store accounts, and the Company’s social media accounts.  ABSO has no right to sublicense, modify, distribute, or commercialize the Assets during the License Period.

Additionally, pursuant to the Option and License Agreement, the Company granted to ABSO the option to purchase the Assets at the end of the License Period. ABSO may elect to exercise the option by written notice to the Company for three months after the end of the License Period.

In connection with the change of control and pursuant to the terms of the SPA, Panagiotis Lazaretos, Nikolaos Ioannou and Helen Maridakis agreed to and did resign from their positions as officers and directors, effective February 25, 2025

The following individuals were appointed as officers and to our Board of Directors:

Name	Position
Kent Wilson	Chief Executive Officer/Chairman of the Board
Jeff Hail	Chief Operating Officer
Ian Kantrowitz	Vice President
Shannon Rigney	Vice President

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Management believes that the acquisition of a controlling position in the Company by ACP represents a strategic transformation of the Company into an aerospace-focused enterprise. Management intends to pursue multiple aerospace acquisitions in the near future as part of this new corporate direction.

On March 7, 2025 the Company issued to ACP a second convertible promissory note in the original principal amount of Three Hundred Seventy Thousand  Dollars ($370,000) The conversion price of the second note amount was $0.40 per share of either common stock or preferred stock.  On June 25, 2025, following the creation of the Series A Preferred Stock, the second note was converted into 925,000 shares of Series A Preferred Stock.

Appointment of New Independent Directors

Ron J. Rich

On March 18, 2025, the Company appointed Ron J Rich to the Company’s Board of Directors as an independent Board Member.

Mr. Rich, 64, Currently serves as Vice President of the Engineering Solutions Business at Intertec International.  He has held multiple leadership positions, including Vice President of Propulsion Systems at Honeywell Aerospace, where he spearheaded initiatives to enhance engine performance and reliability. His tenure at Honeywell also included driving research collaborations, such as the landmark agreement with the University of Arizona, designed to streamline aerospace research and development. His dedication to advancing aerospace technology and engineering education earned him the Circle of Excellence Award from the University of Arizona’s Engineering Design Program in 2019.

Mr. Rich graduated 1984 from the University of Arizona with a Bachelor's of Science degree in Mechanical Engineering.

There are no family relationships between Mr. Rich and any other director or officers of the Company. There are no transactions with related persons involving Mr. Rich and any officers and directors and the Company which would require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Rich and any other person pursuant to which he was selected as a director.

The Board of Directors believes that Mr. Rich’s experience in innovation in engineering services, and specifically in aerospace applications, make Mr. Rich well suited to serve as a member of the Company’s Board of Directors.

Jorge L. Torres

On April 9, 2025, the Company appointed Jorge L. Torres to the Company's Board of Directors as an independent Board Member.

Mr. Torres, 54, has held multiple leadership positions throughout his 30-year career in the logistics and transportation industry. He currently serves as Vice President of Operations for FedEx Express México. Since 2012, he has overseen one of Latin America's most complex logistics networks. During his tenure, Mr. Torres led the successful integration of Multipack into FedEx, aligning infrastructure and services to support expanded growth across the region. He has been recognized as one of Mexico’s most trusted and influential leaders in logistics, with a proven track record of operational excellence, innovation, and employee engagement.

Mr. Torres holds a Master of Business Administration from EGADE Business School at Tecnológico de Monterrey, earned in 2006; a Master’s degree in Quality from Universidad La Salle, earned in 2000; and a Bachelor’s degree in Communications from Universidad del Valle de México, earned in 1993.

The Board of Directors believes that Mr. Torres’s experience in logistics and transportation of goods, and specifically his experience in operations and employment and employee relations, make Mr. Torres well suited to serve as a member of the Company’s Board of Directors.

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Asset Purchase Agreements

On April 1, 2025, the Company entered into two asset purchase agreements with Alpine 4 Holdings, Inc, a Delaware corporation (”Alpine 4”), and certain of Alpine 4’s subsidiaries. Collectively, these transactions are referred to herein as the “Asset Acquisition Transaction.”

Vayu US and Impossible Aerospace

The Company entered into an Asset Purchase Agreement (the “Vayu APA”) with Vayu (US) Inc. (“Vayu”) and Impossible Aerospace Corporation (“IAC,” and together with Vayu, the “Sellers”), and Alpine 4 as parent of the Sellers.

Pursuant to the Vayu APA, the Sellers agreed to sell and the Company agreed to purchase certain assets of the Sellers, comprising certain intellectual property, equipment, inventory, contracts, and goodwill related to the business of the Sellers (collectively, the “Vayu Assets”). The Vayu APA also listed certain assets that were excluded from the purchase, and certain liabilities for which the Company would not be responsible. The specific Vayu Assets purchased and sold are listed in Exhibit A to the Vayu APA.

The purchase price paid by the Company for the Vayu Assets included the assumption by the Company of $387,598 in liabilities as listed in the Vayu APA, and the payment of $2,974,167 in the form of a Convertible Note (the “Vayu Note”). Pursuant to the Vayu APA, the Vayu Note was issued directly to Alpine 4, and the Sellers assigned all rights to receipt of any consideration pursuant to the Note to Alpine 4.

Vayu Note

Pursuant to the Vayu APA, the Company issued the Vayu Note, in the principal amount of $2,974,167.  Under the terms of the Vayu Note, when the Company files an amendment to its Articles of Incorporation to create a Class B Common Stock, the Vayu Note will convert automatically into shares of the Company’s Class B Common Stock, at a conversion price of $0.95 per share.  The Vayu Note also provides that the shares of Class B Common Stock may be converted into shares of the Company’s Common Stock at a 1:1 ratio, at a rate of 20% per year, beginning 12 months after issuance.  Pursuant to the Vayu Note, the Company also has the right to repurchase unconverted shares of Class B Common Stock at a price rising from 100% of the face value ($0.95 per share) to 140% of the face value over the five years following the issuance of the Class B Common Stock by the Company.

Global Autonomous Corporation

The Company also entered into an Asset Purchase Agreement (the “GAC APA”) with Global Autonomous Corporation (“GAC”), and Alpine 4 as the owner of 71.43% of GAC. (The additional shareholders of GAC were included as third party beneficiaries under the GAC APA.)

Pursuant to the GAC APA, the Sellers agreed to sell and the Company agreed to purchase certain assets of GAC, comprising certain equipment, software, inventory, contracts, and goodwill related to the business of GAC (collectively, the “GAC Assets”). The GAC APA also listed certain assets that were excluded from the purchase. The specific GAC Assets purchased and sold are listed in Exhibit A to the GAC APA.

The purchase price paid by the Company for the GAC Assets was $11,631,754 in the form of a Convertible Note (the “GAC Note”). Pursuant to the GAC APA, the GAC Note was issued directly to Alpine 4 and the minority shareholders of GAC, and the Sellers assigned all rights to receipt of any consideration pursuant to the Note to Alpine 4 and the minority shareholders.

GAC Note

Pursuant to the GAC APA, the Company issued the GAC Note, in the principal amount of $11,631,754.  Under the terms of the GAC Note, when the Company files an amendment to its Articles of Incorporation to create a Class B Common Stock, the GAC Note will convert automatically into shares of the Company’s Class B Common Stock, at a conversion price of $0.95 per share.  The GAC Note also provides that the shares of Class B Common Stock may be converted into shares of the Company’s Common Stock at a 1:1 ratio, at a rate of 20% per year, beginning 12 months after issuance.  Pursuant to the GAC Note, the Company also has the right to repurchase unconverted shares of Class B Common Stock at a price rising from 100% of the face value ($0.95 per share) to 140% of the face value over the five years following the issuance of the Class B Common Stock by the Company.

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Drops Smart Hubs MOU

On May 6, 2025, the Company entered into a Memorandum of Understanding (the “MOU”) with Drops Smart Hubs (“Drops”), a Greece-based developer of autonomous smart hub infrastructure for drone operations. The MOU sets forth a non-binding framework for a strategic collaboration between the parties aimed at advancing drone logistics technologies and infrastructure in Greece and select U.S. locations.

Under the MOU, Drops will serve as the exclusive supplier and distributor of DAS’s unmanned aerial vehicles to local UAV operators throughout Greece. DAS will provide training, integration support, and ongoing maintenance for its drone technologies. The companies will collaborate to integrate DAS’s autonomous delivery platform, Dynamic Deliveries, with Drops’ smart hub infrastructure. This includes operational planning for the use of Drops’ hubs as pick-up, drop-off, and service nodes for last-mile autonomous drone delivery.

The parties also intend to negotiate a mutually beneficial revenue-sharing model and collaborate on marketing initiatives to promote autonomous logistics solutions across Greece. A pilot program will be launched in Greece to assess the performance and scalability of this integrated platform. The MOU includes provisions regarding intellectual property ownership, exclusivity, compliance with aviation and data privacy laws, and shared performance metrics. The term of the MOU is one year, and either party may terminate with 60 days’ written notice.

Listing on OTCQB Market

On May 9th 2025, the OTC Markets Group Inc. informed the Company that it has been approved for listing to the OTCQB Venture Market (the "OTCQB").  Trading on the OTCQB commenced on May 12, 2025, under the Company's current ticker symbol BRQL.

Management believes that having the Company’s common stock trading on the OTCQB is a significant step for the Company in its efforts to build shareholder value and expand market exposure. Management further believes that listing on the OTCQB will provide greater liquidity, increased visibility to investors, enhanced credibility among market participants, and the opportunity for improved trading volumes. As an OTCQB-listed company, the Company will be required to meet higher reporting and compliance standards compared to the OTC Pink Open Market, including annual verification and certification processes designed to promote transparency to investors. These enhanced standards directly correlate with some of the requirements needed  for a national exchange uplisting.

Financial Advisor Agreement

On June 2, 2025, the Company entered into a financial advisor agreement (the “FA Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), pursuant to which A.G.P. agreed to provide certain consulting and financial services to the Company in connection with the Company’s efforts to raise capital, list on a national exchange, and other additional services as agreed between A.G.P. and the Company.

The Company agreed to pay a cash fee equal to 10% of the aggregate gross proceeds raised in any offering of the Company’s securities, at the closing of each such offering.  Additionally, the Company agreed to issue to A.G.P. warrants (the “A.G.P. Warrants”) to purchase up to 1,600,000 shares of the Company’s common stock on the following terms:

-	The exercise price of 400,000 warrants is $0.70;

-	The exercise price of 400,000 warrants is $1.00;

-	The exercise price of 400,000 warrants is $1.30; and

-	The exercise price of 400,000 warrants is $1.60.

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The A.G.P. Warrants are exercisable for two (2) years.

A.G.P. is included in this Registration Statement as a Selling Stockholder with respect to the 1,600,000 shares of the Company’s common stock issuable upon exercise of the A.G.P. Warrants.

Noon Fulfillment MOU

On June 24th, 2025, DAS entered into an Addendum to the Memorandum of Understanding (“MOU”) originally dated January 24, 2025, between its wholly owned operating division Dynamic Deliveries (formerly known as Global Autonomous Corporation, “GAC”) and Noon Fulfillment, a UAE-based logistics company owned by Noon AD Holdings One Person Company L.L.C. (“Noon”).

Noon, a leading e-commerce platform in the UAE, has established a formidable market presence since its 2017 launch, serving millions of customers across the UAE, Saudi Arabia, and Egypt, with a reported 300,000 daily users as of 2021.

This Addendum was executed to reflect the corporate transition following DAS’s acquisition of GAC, which now operates under the name Dynamic Deliveries. The Addendum formally updates the MOU to replace all references to “Global Autonomous Corporation” or “GAC” with “Dynamic Deliveries.”

The original MOU outlines a strategic collaboration focused on drone logistics integration and testing in Dubai, United Arab Emirates, and is non-binding in nature, intended to reflect the mutual intent of the parties to explore and evaluate a potential commercial relationship.  All terms and conditions of the original MOU remain unchanged and in full effect, aside from the aforementioned name replacement.

Ticker Reservation for Future Uplisting

In connection with its longer-term strategic goals, the Company has reserved the ticker symbol "DAS," representing "Dynamic Aerospace Systems,” in preparation for a future uplisting on the New York Stock Exchange (NYSE). While there is no guarantee of an uplisting occurring, the reservation of the DAS ticker symbol with the NYSE reflects the Company’s vision and intent to continue building toward the necessary qualifications to support such a move in the future.

The Company believes securing the DAS symbol further aligns with its brand evolution and reinforces the strategic emphasis on aerospace, logistics, and advanced drone technologies through its Dynamic Aerospace Systems operating division.

Filing of Amended Articles of Incorporation

On May 14, 2025, the Company filed with the Secretary of State of Nevada a Certificate of Amendment (the “Amendment”) to the Company’s Articles of Incorporation. The purpose of the Amendment was to file Amended and Restated Articles of Incorporation (the “A&R Articles”) and to make the following changes:

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to increase the authorized capital of the Company to an aggregate of Six Hundred Million (600,000,000) shares, consisting of Three Hundred Twenty-five Million (325,000,000) shares of Common Stock, $0.0001 par value per share (the “Common Stock”); Fifty Million (50,000,000) shares of Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”); and Two Hundred Twenty-five Million (225,000,000) shares of Preferred Stock, par value $0.0001 per share; and

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to grant authorization to our Board of Directors to determine, without shareholder approval, the designations, preferences, limitations, restrictions, and relative rights of any classes of Preferred Stock, and variations in the relative rights and preferences as between different series.

The Amendment took effect on May 14, 2025.

Additionally, on June 24, 2025, the Company’s Board of Directors approved the filing with the Secretary of State of Nevada four Certificates of Designation of Rights and Preferences for the creation of four new series of preferred stock designated as the Series A Convertible Preferred Stock (the “Series A Preferred Stock”); the Series B Convertible Preferred Stock (the “Series B Preferred Stock”); the Series C Convertible Preferred Stock (the “Series C Preferred Stock”); and the Series D Convertible Preferred Stock (the “Series D Preferred Stock”). The Company’s Board of Directors had previously approved the adoption of the Certificates of Designation.

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The rights and preferences of the four series of preferred stock are set forth below under the heading “Description of Securities.”

Summary of Risk Factors

We face numerous risks that could materially affect our business, results of operations or financial condition. The most significant of these risks include the following:

•	We have a limited operating history in new and evolving markets, which may make it difficult to evaluate our current business and future prospects and increase the risk of your investment.

•	We are an early-stage company with a history of losses, and we expect to incur significant expenses and continuing losses for the foreseeable future.

•	Our failure to comply with covenants under debt instruments could adversely affect our business and financial condition.

•	We have made and may in the future make acquisitions and investments, which involve numerous risks.

•

We may not be able to successfully integrate the businesses and personnel of acquired companies and businesses, including those acquired in the acquisition of the assets from Vayu, IAC, and GAC, and may not realize the anticipated synergies and benefits of such acquisitions.

•	We face significant competition from other companies, many of which have substantially greater resources than we do.

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We have identified material weaknesses in our internal control over financial reporting. If we are unable to effectively remediate these material weaknesses, identify additional material weaknesses in the future, or otherwise fail to maintain effective internal control over financial reporting, then we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business.

•	Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

•	We are an "emerging growth company," and the reduced disclosure requirements applicable to "emerging growth companies" could make our common stock less attractive to investors.

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Growth and development of operations will depend on the acceptance of our proposed businesses. If our products are not deemed desirable and suitable for purchase and we cannot establish customer bases within our different business segments, we may not be able to generate future revenues, which would result in a failure of the business and a loss of the value of your investment.

•	If demand for our products slow, then our business would be materially affected, which could result in the loss of your entire investment.

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If securities or industry analysts do not publish or cease publishing research or reports or publish misleading, inaccurate or unfavorable research about us, our business or our market, our stock price and trading volume could decline.

•	Our stockholders may have difficulty in reselling their shares due to the limited public market or state Blue Sky laws.

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Our revenue growth rate depends primarily on our ability to satisfy relevant channels and end-customer demands, identify suppliers of our necessary ingredients and to coordinate those suppliers, all subject to many unpredictable factors.

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For further discussion of these and other risks, see “Risk Factors,” beginning on page 17.

Implications of being an emerging growth company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

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inclusion of only two years, as compared to three years, of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation;

•	reduced disclosure about executive compensation arrangements; and

•	an exemption from the requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We have taken advantage of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies that are not emerging growth companies.

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K, we are not required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

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Securities Purchase Agreement; Issuance of Convertible Note

On July 3, 2025, the Company entered into a Securities Purchase Agreement (the “Note Purchase Agreement”) with Platinum Point Capital LLC (“Platinum Point Capital”), pursuant to which Platinum Point Capital agreed to purchase from the Company one or more convertible promissory notes, in an aggregate amount not to exceed $1,122,000.

Pursuant to the Note Purchase Agreement, the Company issued to Platinum Point Capital a convertible promissory note (the “Note”) in the principal amount of $495,000, for a purchase price of $450,000, reflecting an original issue discount of 10%. To secure the Company’s obligations under the Note, the Company and Platinum Point Capital entered into a Security Agreement. The Company also issued to Platinum Point Capital a warrant (the “Warrant”) to purchase up to an additional 330,000 shares of the Company’s common stock. Additionally, pursuant to the Note Purchase Agreement, the Company agreed to file a registration statement to register the resale of the shares underlying the Note and the Warrant on or before the ninetieth day following the execution of the Note Purchase Agreement.

Additionally, pursuant to the Note Purchase Agreement, the Company and Platinum Point Capital agreed that at any time after the issuance of the Note but prior to its maturity date, Platinum Point Capital will purchase one or more additional notes in an aggregate amount of up to $132,000 following the date that this Registration Statement has been declared effective by the SEC, and additional notes hereunder in an aggregate amount of up to $450,000 (collectively, the “Additional Notes”) by written notice to Platinum Point Capital, and, subject to certain conditions. This Registration Statement also registers the resale of the shares of the Company’s common stock underlying the Additional Notes.

Additional information about the Note Purchase Agreement, the Note, the Warrant, and the Additional Notes can be found below under the heading Selling Stockholders.

The Purchase Agreement with Platinum Point Capital, LLC (“Platinum Point Capital”)

On July 31, 2025, we entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Platinum Point Capital LLC (“Platinum Point Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to direct Platinum Point Capital to purchase up to an aggregate of $15,000,000 worth of shares of our common stock, which include the Advance Shares and the Commitment Shares. We currently have reserved 25,000,000 shares of our authorized and unissued shares of common stock solely for the purpose of effecting purchases of the shares under the Equity Purchase Agreement.

Additional details relating to the Equity Purchase Agreement and the issuance of shares to Platinum Point Capital pursuant thereto can be found below under the heading “Platinum Point Capital Transactions.”

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The Offering

Issuer	BrooQLy Inc., a Nevada corporation

Common Stock outstanding prior to this offering.	25,615,000 shares of common stock

Common Stock offered by Platinum Point Capital:

Up to 25,600,000 shares of common stock, which may be issued pursuant to the Equity Purchase Agreement, including the Advance Shares and the Commitment Shares; and up to 15,000,000 shares of common stock which may be issued pursuant to the Note Purchase Agreement upon conversion of the Notes or exercise of the Warrant.

Common Stock offered by A.G.P./Alliance Global Partners: Common Stock offered by other Selling Stockholders:	Up to 1,600,000 shares from fully issued warrants which were issued on June 2, 2025 in association with a Financial Advisory Agreement. 10,000,000 shares of common stock currently outstanding.

Common Stock to be outstanding after this offering(1)

67,815,000 shares of common stock (assuming the issuance of 25,000,000 shares of common stock pursuant to the Equity Purchase Agreement with Platinum Point Capital, the issuance of 15,000,000 shares of common stock upon conversion of the Notes, and exercise of the Warrants, and the full issuance of 1,600,000 AGP Warrants) and which includes the currently outstanding 10,000,000 shares the resale of which is being registered under this Registration Statement.

Use of proceeds

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of common stock by the Selling Stockholders. However, we may receive proceeds of up to $15,000,000 from the sale of common stock to Platinum Point Capital under the Equity Purchase Agreement, from time to time in our discretion after the date one or more registration statements, including the registration statement of which this prospectus is a part, covering the resale of such shares of common stock are declared effective and the other conditions in the Equity Purchase Agreement have been satisfied. We may receive proceeds upon the exercise of the Warrant (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the cashless exercise provision is not utilized by the holder). Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any warrants will be exercised. See Use of Proceeds.

OTCQB Symbol and Trading	Shares of our common stock are currently listed on The OTCQB Market under the symbol BRQL.

Risk Factors	See Risk Factors beginning on page and the other information in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our securities.

(1) The number of shares of our common stock outstanding upon completion of this offering is based on 25,615,000 shares of our common stock outstanding as of July 31, 2025.

The number of shares of our common stock outstanding immediately after this offering excludes:

The Executive RSU Plan with 200,000 shares issued and the Standard RSU Plan with 2,305,104 shares issued.

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RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. You should consider carefully the risks and uncertainties described below, and incorporated by reference herein, together with all of the other information in, or incorporated by reference in, this prospectus, including our financial statements and related notes incorporated by reference herein, before making an investment decision. If any of these risks occur, our business, financial condition, results of operations, and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to Our Business

We have a limited operating history in new and evolving markets, which may make it difficult to evaluate our current business and future prospects and increase the risk of your investment.

We were organized in February 2021, and in February 2025, underwent a change of control which led to a change in our strategic focus and business plans. The history of operating each of our businesses is relatively short. Our limited operating history and rapidly evolving business make it difficult to evaluate our current business, future prospects and plan for growth. In addition, our drones, electric vertical takeoff and landing (“VTOL”) aircraft and other products are sold or will be sold in new and rapidly evolving markets. Accordingly, our business and future prospects may be difficult to evaluate, the extent to which demand for our products and services will increase, if at all, could be impacted by our ability to do the following:

•	attract new customers to our products or services;

•	develop, renew and expand contracts;

•	acquire and maintain market share;

•	attract, integrate, train and retain leadership and other highly qualified personnel;

•	achieve or manage growth in our operations;

•	acquire new technologies;

•	adapt to required redirection or changes in services or direction caused by geopolitical crises;

•	successfully develop and commercially market new products and services;

•	keep pace with technological developments;

•	timely address the increasingly sophisticated needs of our customers, including as a result of changes in government regulation related to our products and services;

•	secure sufficient quantities or cost-effective production of our products due to supply chain challenges;

•	adapt to new or changing policies and spending priorities of governments and government agencies;

•	generate sufficient revenue to achieve or maintain profitability; and

•	access initial and additional capital when required and on reasonable terms.

If we fail to address these and other challenges, risks and uncertainties successfully, our business, results of operations, prospects and financial condition would be materially harmed.

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We are an early-stage company with a history of losses, and we expect to incur significant expenses and continuing losses for the foreseeable future.

We have incurred significant net losses to date, and we expect that we will continue to incur net losses for the foreseeable future. We have incurred net losses in each period since our inception, including $ 493,852 for the three months ended March 31, 2025 and 2024 and the years ended December 31, 2024 and 2023, respectively. As of March 31, 2025, we had an accumulated deficit of $2,494,048              .

Developing products and services in the defense and broader aerospace industry is very time-consuming, and expensive and, to date, we have devoted a significant amount of our resources to our R&D programs. These programs may not produce successful results, and our new products and services may not achieve market acceptance, create additional revenue or become profitable. We expect our expenses to increase in connection with our ongoing activities, particularly as we aim to significantly increase our headcount in the near-term, advance the development of our aircraft and other products, seek regulatory approvals, and launch and commercialize our products at scale.

In addition to the expected costs to grow our business, we also expect to incur significant additional legal, accounting and other expenses as a newly public company. If we fail to increase our revenue to offset the increases in our operating expenses, we may not achieve or sustain profitability in the future. We will need to generate substantial additional revenue to achieve and then sustain profitability, and even if we achieve profitability, we cannot be sure that we will remain profitable for any period of time. Even if this offering is successful, we will require substantial additional capital to finance our operations and fund our R&D programs. If we are unable to raise capital when needed or on acceptable terms, then we may be forced to delay, reduce or eliminate our R&D activities as well as our commercialization efforts, which could have a material adverse effect on our business, growth prospects and financial condition.

We have made and may in the future make acquisitions and investments, which involve numerous risks.

We have made certain acquisitions, including our acquisitions of the acquired assets in connection with the Asset Acquisition Transaction, and continue to routinely evaluate potential acquisitions, investments and strategic alliances involving complementary technologies, teams, products and companies. We expect to continue to pursue such transactions if appropriate opportunities arise. and a portion of the proceeds of this offering may be used to fund acquisitions. See “Use Of Proceeds” As of the date of this prospectus, we do not have any binding agreements or commitments to enter into any material acquisitions.

Moreover, we may not be able to identify other potentially suitable transactions in the future or if we do identify such transactions, we may not be able to complete them on commercially acceptable terms or at all and may face intense competition for such opportunities. In pursuing transactions, we have and will continue to face numerous risks, including diverting management’s attention from normal daily operations of our business; difficulties in integrating the financial reporting capabilities and operating systems of any acquired operations to maintain effective internal control over financial reporting and disclosure controls and procedures; potential loss of key personnel of the acquired company as well as their know-how, relationships and expertise; challenges successfully integrating acquired personnel, operations and businesses; failing to realize the anticipated synergies and benefits of an acquisition; maintaining favorable business relationships of acquired operations; generating insufficient revenue from completed transactions to offset expenses associated with our efforts; acquiring material or unknown liabilities associated with any acquired operations; litigation associated with merger and acquisition transactions; and increasing expense associated with amortization or depreciation of intangible and tangible assets we acquire.

Our acquisitions, including the Asset Acquisition Transaction, have required and continue to require significant management time and attention relating to the transactions. Past transactions, whether completed or abandoned by us, have resulted, and in the future may result, in significant time and attention, costs, expenses, liabilities and charges to earnings. The accounting treatment for any future transaction may result in significant amortizable intangible assets which, when amortized, will negatively affect our consolidated results of operations. The accounting treatment may also result in significant goodwill, which, if impaired, will negatively affect our consolidated results of operations. Furthermore, we may incur additional debt or issue equity securities to pay for transactions. The incurrence of additional debt could limit our operating flexibility and be detrimental to our profitability, and the issuance of equity securities would be dilutive to our existing stockholders. Any or all of the above factors may differ from the investment community’s expectations in a given quarter, which could negatively affect our stock price. In the event we make future investments, the investments may decline in value, we may lose all or part of our investment.

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We may not be able to successfully integrate the businesses and personnel of acquired companies and businesses, including those acquired in the Asset Acquisition Transaction, and may not realize the anticipated synergies and benefits of such acquisitions.

We may not be able to realize the expected benefits from acquisitions, including the Asset Acquisition Transaction, because of integration difficulties or other challenges. The success of our acquisitions will depend, in part, on our ability to realize all or some of the anticipated synergies and other benefits from integrating the acquired businesses with our existing businesses. Integration activities can be costly, complex and time consuming. The potential difficulties we may face in integrating the operations of our acquisitions include, among others: the failure to implement our business plans for the combined businesses and consolidation or expansion of production capacity as planned and where applicable; unexpected losses of key employees, customers or suppliers of our acquired companies and businesses; unanticipated issues in conforming our acquired companies’ and businesses’ standards, processes, procedures and controls with our operations; coordinating new product and process development; increasing the scope, geographic diversity and complexity of our operations; diversion of management’s attention from other business concerns; adverse effects on our or our acquired companies’ and businesses’ existing business relationships; unanticipated changes in applicable laws and regulations; operating risks inherent in our acquired companies’ and businesses’ business and operations; unanticipated expenses and liabilities; potential unfamiliarity with our acquired companies and businesses technology, products and markets, which may place us at a competitive disadvantage; and other difficulties in the assimilation of our acquired companies and businesses operations, technologies, products and systems.

Any acquired companies and businesses may have unanticipated or larger than anticipated liabilities for patent and trademark infringement claims, violations of applicable laws, rules and regulations, commercial disputes, taxes and other known and unknown types of liabilities. There may be liabilities that we underestimated or did not discover in the course of performing our due diligence investigation of our acquired companies and businesses. We may have No recourse or limited recourse under the applicable acquisition-related agreement to recover damages relating to the liabilities of our acquired companies and businesses.

We may not be able to maintain or increase the levels of revenue, earnings or operating efficiency that we, and each of our acquired companies and businesses, had historically achieved or might achieve separately. In addition, we may not accomplish the integration smoothly, successfully or within the anticipated costs or timeframe. If we experience difficulties with the integration process or if the business of our acquired companies or businesses deteriorates, the anticipated cost savings, growth opportunities and other synergies of our acquired companies and businesses may not be realized fully or at all, or may take longer to realize than expected. If any of the above risks occur, our business, financial condition, results of operations and cash flows may be materially and adversely impacted, we may fail to meet the expectations of investors or analysts, and our stock price may decline as a result.

We face significant competition from other UAV and aerospace technology companies, many of which have substantially greater resources and established market positions

The unmanned aerial systems industry is highly competitive and rapidly evolving, particularly in the areas of defense, public safety, industrial inspection, and autonomous logistics. As a developer of hybrid vertical takeoff and landing (“VTOL”) unmanned aerial vehicles (“UAVs”), long endurance electric multicopters, and sensor agnostic platforms, Dynamic Aerospace Systems competes with both legacy aerospace companies and newer drone focused entrants. We expect this competition to intensify as regulatory pathways for beyond visual line of sight operations become more defined and commercial drone applications expand globally.

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Many of our competitors have substantially greater financial, management, research and marketing resources than we do. Our competitors may be able to provide customers with different or greater capabilities or benefits than we can provide in areas such as technical qualifications, past contract performance, geographic presence, price and the availability of key professional personnel, including those with security clearances. Furthermore, many of our competitors may be able to utilize their substantially greater resources and economies of scale to develop competing products and technologies, manufacture in high volumes more efficiently, divert sales away from us by winning broader contracts or hire away our employees by offering more lucrative compensation packages. In particular, our competitors may be able to obtain the relevant certification and approvals for their aircraft before us. Small business competitors may be able to offer more cost competitive products and services, due to their lower overhead costs, and take advantage of small business incentives and set-aside programs for which we are ineligible. In order to secure contracts successfully when competing with larger, well-financed companies, we may be forced to agree to contractual terms that provide for lower aggregate payments to us over the life of the contract, which could adversely affect our margins.

We may not be able to keep pace with technological advances and we depend on advances in technology by other companies.

The defense and broader aerospace industry continues to undergo significant changes, primarily due to technological developments. Because of the rapid growth and advancement of technology, shifting consumer tastes and the popularity and availability of other forms of activities, it is impossible to predict the overall effect these factors could have on potential revenue from, and profitability of, the defense and broader aerospace industry. The development of specialized software and hardware is a costly, complex and time-consuming process, and investments in product development often involve a long wait until a return, if any, can be achieved on such investment. We might face difficulties or delays in the development process that will result in our inability to timely offer products that satisfy the market, which might allow competing products to emerge during the development and certification process. We anticipate making significant investments in R&D relating to our products and technology, but such investments are inherently speculative and require substantial capital expenditures. Any unforeseen technical obstacles and challenges that we encounter in the R&D process could result in delays in or the abandonment of product commercialization, may substantially increase development costs, and may negatively affect our results of operations. In the time it takes to develop or improve upon a product, that product may become obsolete.

It is impossible to predict the overall effect these factors could have on our ability to compete effectively in a changing market, and if we are not able to keep pace with these technological advances, then our revenues, profitability and results of operations may be materially adversely affected. However, if we struggle to adapt to an industry-shifting technological advancement or competitor offerings that render our products relatively less attractive or obsolete, including due to competitive pressures we face relative to other drone companies, it could have a material adverse effect on our business.

Further, we rely on and will continue to rely on components of our products that are developed and produced by other companies over which we have limited control. The commercial success of certain of our planned future products will depend in part on advances in these and other technologies by other companies, and our ability to procure them from such third parties in a timely manner and on economically feasible terms. We may, from time-to-time, contract with and support companies developing key technologies in order to accelerate the development of such products for our specific uses. Such activities might not result in useful technologies or components for us.

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Due to the nature of our products and services, a product safety failure, quality issue or other failure affecting our or our customers’ or suppliers’ products or systems could seriously harm our business.

Our products and services are highly sophisticated and specialized, involve complex advanced technologies, are often integrated with third-party products and services, and are utilized for specific purposes that require precision, reliability, and durability. Many of our products and services include both hardware and software that involve industrial machinery and intricate aviation and defense systems, including commercial and military jet engines, power and control systems, and other aircraft parts, and military sensors and command and control systems. Technical, mechanical, quality, electronic, and other failures may occur from time to time, whether as a result of manufacturing or design defect, operational process, or production issue attributable to us, our customers, suppliers, partners, third party integrators, or others. Product design changes and updates could also have associated cost and schedule impacts. In addition, our products could fail as a result of cyber-attacks, such as those that seize control and result in misuse or unintended use of our products, or other intentional acts. The impact of a catastrophic product or system failure or similar event affecting our or our customers’ or suppliers’ products or services could be significant, and could result in injuries or death, property damage, loss of strategic capabilities, loss of intellectual property, loss of reputation, and other significant negative effects. A product or system failure, or perceived failure, could lead to negative publicity, a diversion of management attention, and damage to our reputation that could reduce demand for our products and services. It could also result in product recalls and product liability and warranty claims (including claims related to the safety or reliability of our products) and related expenses, other service, repair and maintenance costs, labor and material costs, customer support costs, significant damages, and other costs, including fines and other remedies, and regulatory and environmental liabilities. We may also incur increased costs, delayed payments, reputational harm, or lost equipment or services revenue in connection with a significant issue with a third party’s product with which our products are integrated. Further, our insurance coverage may not be adequate to cover all related costs and we may not otherwise be fully indemnified for them. Any of the foregoing could have a material adverse effect on our competitive position, results of operations, financial condition, or liquidity.

Our customers may experience service failures or interruptions due to defects in the software, infrastructure, components or engineering system that compromise our products and services, or due to errors in product installation, any of which could harm our business.

Our products and services may contain undetected defects in the software, infrastructure, components or engineering system. Sophisticated software and applications, such as those adopted and offered by us in connection with or as a part of our VTOL, drone, and avionics offerings, may contain “bugs” that can unexpectedly interfere with the software and applications’ intended operations. Our communication services may from time to time experience outages, service slowdowns or errors. Defects may also occur in components or processes used in our products or for our services.

There can be no assurance that we will be able to detect and fix all defects in the hardware, software and services we offer. Failure to do so could result in decreases in sales of our products and services, lost revenues, significant warranty and other expenses, decreases in customer confidence and loyalty, losing market share to our competitors, and harm to our reputation.

Our future success depends on the continuing efforts of our key personnel and on our ability to attract and retain highly skilled personnel and senior management.

Due to the specialized nature of our business, our future performance is highly dependent upon the continued services of our key technical personnel and executive officers, including the contributions of Kent B. Wilson, our Chief Executive Officer and Executive Chairman, and Jeffrey D. Hail, our Chief Operating Officer, as well as other members of our management team, and the hiring, development, and retention of qualified technical, engineering, manufacturing, marketing, sales, and management personnel for our operations. The loss of services of any of these individuals could make it more difficult to achieve our business plans. Although we have executed employment agreements or offer letters with each member of our senior management team, these agreements are terminable at will with or without notice and, therefore, we may not be able to retain their services. We do not currently maintain “key person” life insurance on the lives of our executives. This lack of insurance means that we may not have adequate compensation for the loss of the services of these individuals.

We aim to significantly increase our headcount in the near-term, but have experienced, and continue to experience, challenges hiring highly qualified personnel including engineers, pilots, skilled laborers, and security clearance holders. Currently, there is a shortage of pilots that could exacerbate over time as more pilots in the industry approach mandatory retirement age which will affect our Training segment. We expect these difficulties to continue in the future. In addition, the cost of labor remains high. Some candidates and new personnel may have job-related expectations that differ from our current workforce and are inconsistent with our corporate culture. With respect to existing personnel, some may become required to receive various security clearances and substantial training in order to work on certain programs or perform certain tasks. Necessary security clearances may be delayed, which may impact our ability to perform on our U.S. government contracts. We also may not be successful in training or developing qualified personnel with the requisite relevant skills or security clearances. Moreover, some of our employees are covered by collective bargaining agreements. If we have additional challenges renegotiating agreements or if our employees pursue new collective representation, then we could experience additional costs and/or be subject to work stoppages. Any of the above factors could seriously harm our business.

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If our information technology systems or data, or the third parties with whom we work, are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse consequences, risks which are amplified by our work for world governments.

In the ordinary course of our business, we and the third parties with whom we work may process proprietary, confidential, and sensitive data, including personal data, and third-party intellectual property.

In conjunction with defense procurements, some international customers require contractors to comply with industrial cooperation regulations, including entering into industrial participation, industrial development or localization agreements, sometimes referred to as offset agreements or offset contracts, as a condition to obtaining orders for our products and services. These offset agreements generally extend over several years and obligate the contractor to perform certain commitments, which may include in-country purchases, technology transfers, local manufacturing support, consulting support to in-country projects, investments in joint ventures and financial support projects, and preference for local suppliers or subcontractors. The customer’s expectations in respect of the scope of offset commitments can be substantial, including high-value content, and may exceed existing local technical capability. Failure to meet these commitments, which can be subjective and outside of our control, may result in significant penalties, and could lead to a reduction in sales to a country. Furthermore, some of our existing offset agreements are dependent upon the successful operation of joint ventures that we do not control and involve products and services that are outside of our core business, which may increase the risk of breaching our obligations, exposing us to compliance risks of the joint venture, and impairing our ability to recover our investment. For more information on our industrial development obligations, including the notional value of our remaining industrial development obligations and potential penalties for non-compliance, see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Commitments”.

Cyberattacks, malicious internet-based activity, and online and offline fraud are prevalent and continue to increase. These threats are becoming increasingly difficult to detect and as a government contractor, these security threats are amplified. These threats come from a variety of sources, including traditional computer “hackers,” threat actors, personnel (such as through theft or misuse), “hacktivists,” organized criminal threat actors, sophisticated nation-states, and nation-state-supported actors. Some actors now engage and are expected to continue to engage in cyberattacks, including without limitation nation-state actors for geopolitical reasons and in conjunction with military conflicts and defense activities. During times of war and other major conflicts, we and the third parties with whom we work may be vulnerable to a heightened risk of these attacks, including retaliatory cyberattacks that could materially disrupt our systems and operations, supply chain, and ability to produce, sell and distribute our products. We and the third parties with whom we work may be subject to a variety of other evolving threats, including, but not limited to, social-engineering attacks (including through deep fakes, which may be increasingly more difficult to identify as fake, and phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks, credential stuffing, credential harvesting, personnel misconduct or error, ransomware attacks, supply chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, telecommunications failures, attacks enhanced or facilitated by artificial intelligence, and other similar threats. In particular, ransomware attacks, including those from organized criminal threat actors, nation-states and nation-state supported actors, are becoming increasingly prevalent and severe and can lead to significant interruptions, delays, or outages in our operations, ability to provide our products and services, loss of data, loss of income, significant extra expenses to restore data or systems, reputational loss and the diversion of funds. To alleviate the financial, operational and reputational impact of a ransomware attack, it may be preferable to make extortion payments, but we may be unwilling or unable to do so (including, for example, if applicable laws prohibit such payments).

Additionally, hybrid and remote work has become more common and has increased risks to our information technology systems and data, as more of our employees utilize network connections, computers, and devices outside our premises or network, including working at home, while in transit, and in public locations. Future or past business transactions (such as acquisitions or integrations) could also expose us to additional cybersecurity risks and vulnerabilities, as our systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies. Furthermore, we may discover security issues that were not found during due diligence of such acquired or integrated entities, and it may be difficult to integrate companies into our information technology environment and security program.

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We rely upon third parties and technologies to operate critical business systems to process sensitive information in a variety of contexts, including, without limitation, cloud-based infrastructure, encryption and authentication technology, employee email, and other functions. Our ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. While we may be entitled to damages if the third parties with whom we work fail to satisfy their privacy or security-related obligations to us, any award may be insufficient to cover our damages, or we may be unable to recover such award. In addition, supply chain attacks have increased in frequency and severity, and we cannot guarantee that third parties’ infrastructure in our supply chain or that of the third parties with whom we work have not been compromised. We may share or receive sensitive information with or from third parties.

While we have implemented security measures designed to protect against security incidents, there can be No assurance that these measures will be effective. We take steps designed to detect, mitigate and remediate vulnerabilities in our information security systems (such as our hardware and/or software, including that of third parties with whom we work), but we may not be able to detect, mitigate, and remediate all such vulnerabilities including on a timely basis. It may also be difficult and/or costly to detect, investigate, mitigate, contain, and remediate a security incident. Further, we may experience delays in developing and deploying remedial measures and patches designed to address identified vulnerabilities. Vulnerabilities could be exploited and result in a security incident. Actions taken by us or the third parties with whom we work to detect, investigate, mitigate, contain, and remediate a security incident could result in outages, data losses, and disruptions of our business. Threat actors may also gain access to other networks and systems after a compromise of our networks and systems.

Any of the previously identified or similar threats could cause a security incident or other interruption that could result in unauthorized, unlawful, or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure of, or access to our sensitive information or our information technology systems, or those of the third parties with whom we work. A security incident or other interruption could disrupt our ability (and that of third parties with whom we work) to provide our products and services. We may expend significant resources or modify our business activities to try to protect against security incidents. Certain data privacy and security obligations require us to implement and maintain specific industry-standard or otherwise reasonable security measures to protect our information technology systems and sensitive information.

Applicable data security and public company disclosure obligations may require us, or we may voluntarily choose, to notify relevant stakeholders of certain security incidents, including affected individuals, customers, regulators and investors, or to take other actions, such as providing credit monitoring and identity theft protection services. Such disclosures and related actions can be costly, and the disclosures or the failure to comply with such applicable requirements, could lead to adverse consequences. If we (or a third party with whom we work) experience a security incident or are perceived to have experienced a security incident, we may experience adverse consequences. These consequences may include: government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive information (including personal data); litigation (including class claims); indemnification obligations; negative publicity; reputational harm; monetary fund diversions; diversion of management attention; interruptions in our operations (including availability of data); financial loss and other similar harms.

Our contracts may not contain limitations of liability, and even where they do, there can be No assurance that limitations of liability in our contracts are sufficient to protect us from liabilities, damages, or claims related to our data privacy and security obligations. In addition, our insurance coverage may not be adequate or sufficient to protect us from or to mitigate liabilities arising out of our privacy and security practices or that such coverage will continue to be available on commercially reasonable terms or at all, or that such coverage will pay future claims.

In addition to experiencing a security incident, third parties may gather, collect, or infer sensitive information about us from public sources, data brokers, or other means that reveal competitively sensitive details about our organization and could be used to undermine our competitive advantage or market position. Sensitive information of us or our customers could also be leaked, disclosed, or revealed as a result of or in connection with our employee’s, personnel’s, or vendor’s with whom we work use of generative AI Technologies.

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Market Size and Adoption Risks for Dynamic Aerospace Systems UAV Solutions

The sizes of the markets for our current and future UAV solutions may be smaller than we estimate.

Our addressable market projections for hybrid VTOL UAVs, all-electric multicopters, and public safety drones are based on internal models and third-party data. While we believe our assumptions are sound, market conditions, regulatory changes, or customer adoption may diverge from these assumptions. If the actual demand, pricing structure, or target applications for our UAV systems fall short of expectations, this could materially impair our growth trajectory, financial performance, and operational results.

The market for commercial UAVs, including hybrid VTOL platforms and electric multicopters, is still emerging and may not scale as expected.

The commercial UAV sector especially, in areas such as last-mile logistics, law enforcement, infrastructure monitoring, and autonomous delivery, is evolving rapidly but remains nascent. The speed and scale of adoption will depend heavily on regulatory frameworks (e.g., the US Federal Aviation Administration (“FAA”), the European Union Aviation Safety Agency (“EASA”), and the Dubai Civil Aviation Authority (“DCAA”)), operational proof points, and customer confidence in UAV-based workflows. If these markets develop more slowly than anticipated, or if drone-based operations face resistance due to safety, reliability, or cost concerns, our growth may be constrained.

The markets in which we compete are characterized by rapid technological change, which requires us to develop new products and product enhancements and could render our existing products obsolete.

Continuing technological changes in the market for our products could make our products and services less competitive or obsolete, either generally or for particular applications. Our future success will depend upon our ability to develop and introduce a variety of new capabilities and enhancements to our existing product offerings, as well as introduce a variety of new product offerings, to address the changing needs of the markets in which we offer our products. Delays in introducing new products and enhancements, the failure to choose correctly among technical alternatives or the failure to offer innovative products or enhancements at competitive prices may cause existing and potential customers to purchase our competitors’ products. If we are unable to devote adequate resources to develop new products or cannot otherwise successfully develop new products or enhancements that meet customer requirements on a timely basis, our products could lose market share, our revenue and profits could decline, and we could experience operating losses.

We expect to incur substantial research and development costs and devote significant resources to identifying and commercializing new products and services, which could significantly reduce our profitability and may never result in revenue for us.

Our future growth depends on penetrating new markets, adapting existing products to new applications, and introducing new products and services that achieve market acceptance. We plan to incur substantial research and development costs as part of our efforts to design, develop and commercialize new products and services and enhance existing products. We believe that there are significant investment opportunities in a number of business areas. Because we account for internal research and development as an operating expense, these expenditures will adversely affect our earnings in the future. Further, our research and development programs may not produce successful results, and our new products and services may not achieve market acceptance, create incremental revenue, or become profitable, which could materially harm our business, prospects, financial results, and liquidity.

We are still in the development and operational scaling phase for our UAV platforms and have not yet achieved mass production or full regulatory clearance.

While we have conducted test flights and achieved milestones such as completing VTC testing in Dubai under Emergency Services and Specialized Aviation (“ESSA”) guidelines our UAVs have not yet been certified under broad FAA or global drone regulations for all intended commercial use cases. Our G1 Hybrid VTOL and US-1 electric multicopter platforms remain in advanced development, but we have limited production history at volume scale. Additionally, many of our current and potential competitors have greater resources, broader certifications, or established manufacturing ecosystems, which may give them competitive advantages in cost, timeline, or customer acquisition.

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Establishing consistent UAV manufacturing, engineering, and supply chain capabilities remains a key challenge.

Commercialization of our UAV platforms requires scalable, repeatable processes for airframe production, avionics integration, propulsion systems, and energy storage (both battery-electric and hybrid). Delays in building out our manufacturing or quality control processes, or disruptions in component supply chains particularly related to specialized motors, composite materials, or flight control systems may hinder our ability to meet volume demand or performance expectations.

Performance of our UAVs may differ from projections and real-world conditions may reveal design or system limitations.

Although we conduct rigorous testing, the final performance characteristics of our UAVs such as payload capacity, noise levels, battery endurance, and system longevity—may fall below projections due to software bugs, hardware wear, or unforeseen operational conditions. Like many autonomous systems, our UAVs rely on complex codebases and sensor fusion algorithms that may exhibit unforeseen behavior in the field. System updates, retrofits, or redesigns could increase operational costs or delay market entry.

Our UAV products and services are complex and could have unknown defects or errors, which may give rise to claims against us, diminish our brand or divert our resources from other purposes.

Our UAV products rely on complex avionics, sensors, user-friendly interfaces, and tightly integrated, electromechanical designs to accomplish their missions. Despite testing, our products have contained defects and errors and may in the future contain defects, errors, or performance problems when first introduced, when new versions or enhancements are released, or even after these products have been used by our customers for a period of time. These problems could result in expensive and time-consuming design modifications or warranty charges, delays in the introduction of new products or enhancements, significant increases in our service and maintenance costs, exposure to liability for damages, damaged customer relationships, and harm to our reputation, any of which could materially harm our results of operations and ability to achieve market acceptance. In addition, increased development and warranty costs could be substantial and could reduce our operating margins. The existence of any defects, errors, or failures in our products or the misuse of our products could also lead to product liability claims or lawsuits against us. A defect, error, or failure in one of our products could result in injury, death or property damage and significantly damage our reputation and support for our products in general.

Our future profitability may be dependent upon achieving cost reductions and projected economies of scale from increasing manufacturing quantities of our products. Failing to achieve such reductions in manufacturing costs and projected economies of scale could materially adversely affect our business.

We have limited experience manufacturing UAVs. We do not know whether or when we will be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to manufacture (or contract for the manufacture of) these products in commercial quantities while meeting the volume, speed, quality, price, engineering, design and production standards required to successfully market our products. Our failure to develop such manufacturing processes and capabilities in locations that can efficiently service our markets could have a material adverse effect on our business, financial condition, results of operations and prospects. Our future profitability is, in part, dependent upon achieving increased savings from volume purchases of raw materials and component parts, achieving acceptable manufacturing yield, and capitalizing on machinery efficiencies. We expect our suppliers to experience a sharp increase in demand for their products. The extent to which we will have reliable access to supplies that we require or be able to purchase such materials or components at cost effective prices is uncertain. There is no assurance that we will ever be in a position to realize any material, labor and machinery cost reductions associated with higher purchasing power and higher production levels. Failure to achieve these cost reductions could adversely impact our business and financial results.

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If we experience harm to our reputation and brand by customers, employees or operators, our business, financial condition, and results of operations could be adversely affected.

Continuing to increase the strength of our reputation and brand for high-performing, sustainable, safe and cost-effective electric air mobility is critical to our ability to attract and retain customers and partners. In addition, our growth strategy includes international expansion through joint ventures or other partnerships with local companies that would benefit from our reputation and brand recognition. The successful development of our reputation and brand will depend on several factors, many of which are outside of our control. Negative perception of our aircraft or company may harm our reputation and brand, including as a result of:

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complaints or negative publicity or reviews about us, independent third-party aircraft operators, passengers, or other brands or events that we associate with, even if factually incorrect or based on isolated incidents;

•	our involvement during times of war and other major conflicts, including the current conflicts between Russia and Ukraine and between Israel and Hamas;

•	changes to our operations, safety and security or other policies that customers, end-users or others perceive as overly restrictive, unclear or inconsistent with our values;

•	illegal, negligent, reckless or otherwise inappropriate behavior by operators or independent third parties involved in the operation of our business or by our management team or other employees;

•	actual or perceived disruptions or defects in our aircraft;

•	litigation over, or investigations by regulators into, our operations or those of our independent third-party aircraft operators;

•	a failure to operate our business in a way that is consistent with our values;

•	negative responses by independent third-party aircraft operators to new mobility offerings; or

•	any of the foregoing with respect to our competitors, to the extent such resulting negative perception affects the public’s perception of us or our industry as a whole.

Any of the foregoing could adversely affect our business, financial condition, and results of operations.

Technology Development, Production, and Operational Risk Factors for Dynamic Aerospace Systems UAV Platforms

To reach commercial scale UAV production, we must complete the development of complex software, avionics, and propulsion technologies in collaboration with key suppliers, and there is no assurance these systems will be successfully brought to market.

Our hybrid VTOL UAVs and all electric multicopters rely on advanced flight control systems, edge-based autonomy, and multi-sensor fusion technologies. Coordinating development across suppliers, many of whom are also scaling emerging technologies, poses significant risk. Software bugs, hardware incompatibilities, or supply chain disruptions could delay production or impair product performance. In the event of supplier insolvency, labor disruption, or material shortages such as rare earth motors or lithium based batteries, our ability to meet delivery milestones could be compromised, negatively affecting revenue and customer confidence.

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Our UAV platforms depend on emerging technologies that may not achieve commercial readiness, performance targets, or cost efficiency at scale

DAS depends on external partners for mission critical components including autonomous navigation modules, energy dense battery packs, and hybrid propulsion subsystems. If these systems fail to meet safety, durability, or cost targets, or cannot be manufactured at scale, we may face redesigns, warranty exposure, or regulatory setbacks. Technologies that perform well in prototype testing may experience failures in the field, particularly under real world environmental or operational stress. This could delay market entry or result in reputational damage.

Manufacturing and providing services for our drones and UAVs is highly dependent upon the availability of certain suppliers, thereby making us vulnerable to supply problems that could harm our business.

Our manufacturing processes within our drone and UAV manufacturing business rely on a limited number of third parties to supply certain key components and manufacture our products. Alternative sources of production and supply may not be readily available or may take several months to scale up and develop effective production processes. If a disruption in the availability of parts or in the operations of our suppliers were to occur, our ability to produce drones and UAVs to meet our contract requirements as well as our ability to provide support could be materially adversely affected. In certain cases, we have developed backup plans and have alternative procedures should we experience a disruption. However, if these plans are unsuccessful or if we have a single source, delays in the production and support of our drones and UAVs for an extended period of time could cause a loss of revenue and/or higher production and support costs, which could significantly harm our business and results of operations.

Scaling UAV production to meet demand presents manufacturing and certification challenges unique to the unmanned aerospace sector

Unlike traditional aerospace firms, we are focused on high-mobility UAV systems which require rapid assembly cycles, modular payload integration, and compliance with evolving drone regulations. The absence of standardized production precedents for electric or hybrid UAVs in high volumes means we must develop new manufacturing processes and quality controls from the ground up. Additionally, regulatory compliance with FAA Part 107 for small UAVs and future UAS BVLOS frameworks imposes a separate set of challenges from conventional airworthiness certification paths. Delays in system level testing, production tooling, or supplier readiness could significantly affect our go-to-market timeline.

As UAV operations scale, there is a risk of technical, human, or cyber failures leading to safety incidents and potential grounding

While our UAVs are designed for autonomous operation with minimal human oversight, operational issues such as software faults, system misconfigurations, or malicious interference such as cyberattacks remain risks. Any incident involving injury, damage, or regulatory violation, whether due to our systems or third party operators, could damage industry trust and trigger stricter regulation. Even perceived safety concerns may delay adoption in law enforcement, delivery, or infrastructure inspection sectors. Our reputation and operational viability depend heavily on sustained flight safety performance.

The operation of UAVs in urban environments may be subject to risks, such as accidental collisions and transmission interference, which may limit demand for our UAVs in such environments and harm our business and operating results.

Urban environments may present certain challenges to the operators of UAVs. UAVs may accidentally collide with other aircraft, persons, or property, which could result in injury, death or property damage and significantly damage the reputation of and support for UAVs in general. As the usage of UAVs has increased, the danger of such collisions has increased. Further, obstructions to effective transmissions in urban environments, such as large buildings, may limit the ability of the operator to utilize the aircraft for its intended purpose. The risks or limitations of operating UAVs in urban environments may limit their value in such environments, which may limit demand for our UAVs and consequently materially harm our business and operating results.

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Mass production of UAVs will require thorough regulatory testing and approval which may not occur on the timelines anticipated

Each UAV system we develop must undergo rigorous flight testing to validate system reliability, endurance, autonomy, and electromagnetic compliance. For larger UAVs or those operating under BVLOS or within urban airspace, additional oversight from aviation authorities such as FAA, DCAA, or EASA will apply. Approval for production under these frameworks requires formal documentation, auditing, and adherence to evolving safety protocols. If certification timelines slip due to regulatory backlog or unforeseen test results, our production ramp and market launch will be delayed.

Our ability to meet production goals depends on finalizing UAV design, securing parts, establishing production lines, and completing systems integration on schedule

As of the date of this Registration Statement, our current program timelines depend on concurrent advancement in UAV architecture, embedded systems, and supplier onboarding. Any disruption from a late-stage design change to a shortage of key components could cascade into delays in manufacturing and delivery. External certification agencies such as the Dubai Civilian Aviation Authority (“DCAA”) in the UAE or the FAA in the United States may also impose new conditions before operational flight approval is granted. Failure to meet these requirements on time would impact customer contracts, investor confidence, and our overall business outlook.

Risks Related to Legal and Regulatory Requirements

Many of our products and services are subject to local, state, federal and international regulatory frameworks that are costly to comply with, are subject to interpretation, may be dependent on political pressures and factors and/or are subject to change.

Many of the products we develop and manufacture are highly dependent on our ability to meet local, state, federal and international regulations. In particular, our ability to meet the certification requirements for our products in the United States and abroad could determine the ability to sell, deliver, and manufacture our products, and therefore, could impact our operating results. These regulations include design and manufacture of products and components. While a common framework exists among many regulatory authorities allowing for recognition of different regulatory approvals by other regulatory entities, often times there are differences that require additional validation to meet the requirements of a specific entity. The risk not only lies in the viability of a particular product but also the time to market. Delays in the process are not unusual and can lead to delays in bringing product to market. These delays could result in financial and competitive impacts on the Company’s operations. For a description of the regulatory frameworks that apply to our products and services, see the section titled “Business— Government Regulation.”

Our business is highly regulated and our ability to generate revenues and profit may be limited by regulatory restrictions and/or changes and the speed with which such restrictions and/or changes occur.

Aerospace manufacturers and aircraft operators are subject to extensive regulatory and legal requirements that involve significant compliance costs. The Civil Aviation Authorities may issue regulations relating to the operation of aircraft that could require significant expenditures. Implementation of the requirements created by such regulations may result in increased costs for our electric air mobility passengers and us. Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of our operations or reduce the demand for air travel. If adopted, these measures could have the effect of raising fares, reducing revenue and increasing costs. Moreover, the nature of and the speed with which these regulations are completed and implemented pose a risk for our financial performance and condition, timing of growth and overall potential. As a result, we cannot ensure that these and other laws or regulations enacted in the future will not have a negative impact on our business, financial condition, and results of operations.

Governments and regulatory agencies in the markets where we manufacture and sell drone products may enact additional regulations relating to product safety and consumer protection in the future, and may also increase the penalties for failure to comply with product safety and consumer protection regulations. In addition, one or more of our customers might require changes in our products, such as the non-use of certain materials, in the future. Complying with any such additional regulations or requirements could impose increased costs on our business. Similarly, increased penalties for non-compliance could subject us to greater expenses in the event any of our products were found to not comply with such regulations. Such increased costs or penalties could have a negative impact on our business, financial condition, and results of operations.

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We are subject to the risks associated with conducting international business operations.

In addition to our U.S. operations, we also plan to have international operations throughout the world, including in the United Arab Emirates, East Africa, and Greece; to sell our products and services to international dealers and customers, including foreign governments; and to engage in sales and marketing efforts in many foreign jurisdictions. In international sales, we face substantial competition from both U.S. manufacturers and international manufacturers whose governments sometimes provide R&D assistance, marketing subsidies and other assistance for their products and services. International sales present risks that are different and potentially greater than those encountered in our U.S. business. In 2023, a majority of our total net sales were from international customers. International sales are subject to numerous political and economic factors, including changes in foreign national priorities, foreign government budgets, global economic conditions, and fluctuations in foreign currency exchange rates, the possibility of trade sanctions and other government actions, regulatory requirements, significant competition, taxation, and other risks associated with doing business outside the United States. Sales of military products and services and any associated industrial development (offset) agreements are subject to U.S. export regulations and foreign policy, and there could be significant delays or other issues in reaching definitive agreements for announced programs. See “—We cannot predict the consequences of future macroeconomic conditions or geopolitical events, but they may adversely affect market and economic conditions, the markets in which we operate, our ability to insure against risks, our operations or our profitability.”

We anticipate that our international business will be conducted by direct commercial sales (“DCS”) to international customers. DCS transactions represent sales directly to international customers and are subject to U.S. and foreign laws and regulations, including product testing, import-export control, economic sanctions, technology transfer restrictions, investments, taxation, repatriation of earnings, exchange controls, the Foreign Corrupt Practices Act and other anti-corruption laws and regulations, and the anti-boycott provisions of the U.S. Export Control Reform Act of 2018. While we have extensive policies in place to comply with such laws and regulations, failure by us, our employees or others working on our behalf to comply with these laws and regulations could result in administrative, civil, or criminal liabilities, including suspension, debarment from bidding for or performing government contracts, or suspension of our export privileges, which could have a material adverse effect on us. We frequently team with international subcontractors and suppliers who also are exposed to similar risks.

We believe DCS transactions present a higher level of potential risks because they involve direct commercial relationships with parties with which we typically have less familiarity. Additionally, international procurement and local country rules and regulations, contract laws and judicial systems differ from those in the United States and, in some cases, may be less predictable than those in the United States, which could impair our ability to enforce contracts and increase the risk of adverse or unpredictable outcomes, including the possibility that certain matters that would be considered civil matters in the United States are treated as criminal matters in other countries.

Additionally, changes in regulatory, geopolitical, social, economic, or monetary policies and other factors, including those which may result from the outcome of the 2024 U.S. presidential election, if any, may have a material adverse effect on our business in the future, or may require us to exit a particular market or significantly modify our current business practices. Abrupt political change, terrorist activity and armed conflict pose a risk of general economic disruption in affected countries, including economic sanctions and export license requirements, which could also result in an adverse effect on our business and results of operations.

Economic, political and other risks associated with our international operations could adversely affect our revenues and international growth prospects.

We recently announced procurement of licenses specific to establish a drone-based delivery service in Dubai, UAE, in the name of our subsidiary Global Autonomous Corporation (“GAC”). We have intentions to establish offices in the UAE in the future, and intend to maintain inventory and employees at that location. Our subsidiary, Vayu, has also received drone orders from Nigeria through All American Contracting.

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We intend to expand our international presence as part of our business strategy. Our international operations are subject to a number of risks inherent to operating in foreign countries, and any expansion of our international operations will amplify the effects of these risks, which include, among others:

•	differences in culture, economic and labor conditions and practices;
•	the policies of the U.S. and foreign governments;
•	disruptions in trade relations and economic instability;
•	differences in enforcement of contract and intellectual property rights;
•	social and political unrest;
•	natural disasters, terrorist attacks, pandemics or other catastrophic events;
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complex, varying and changing government regulations and legal standards and requirements, particularly with respect to tax regulations, price protection, competition practices, export control regulations and restrictions, customs and tax requirements, immigration, anti-boycott regulations, data privacy, intellectual property, anti-corruption and environmental compliance, including the Foreign Corrupt Practices Act;

•	greater difficulty enforcing intellectual property rights and weaker laws protecting such rights; and
•	greater difficulty in accounts receivable collections and longer collection periods.

We are also affected by domestic and international laws and regulations applicable to companies doing business abroad or importing and exporting goods and materials. These include tax laws, laws regulating competition, anti-bribery/anti-corruption and other business practices, and trade regulations, including duties and tariffs. Compliance with these laws is costly, and future changes to these laws may require significant management attention and disrupt our operations. Additionally, while it is difficult to assess what changes may occur and the relative effect on our international tax structure, significant changes in how U.S. and foreign jurisdictions tax cross-border transactions could materially and adversely affect our results of operations and financial position.

There are other risks that are inherent in international operations, including the potential for changes in socio-economic conditions, laws and regulations, including, among others, competition, import, export, labor and environmental, health and safety laws and regulations, and monetary and fiscal policies, protectionist measures that may prohibit acquisitions or joint ventures, or impact trade volumes, unsettled political conditions; government-imposed plant or other operational shutdowns, backlash from foreign labor organizations related to our restructuring actions, corruption; natural and man-made disasters, hazards and losses, violence, civil and labor unrest, and possible terrorist attacks.

Additionally, if the opportunity arises, we may expand our operations into new and high-growth international markets. However, there is no assurance that we will expand our operations in such markets in our desired time frame. To expand our operations into new international markets, we may enter into business combination transactions, make acquisitions or enter into strategic partnerships, joint ventures or alliances, any of which may be material. We may enter into these transactions to acquire other businesses or products to expand our products or take advantage of new developments and potential changes in the industry. Our lack of experience operating in new international markets and our lack of familiarity with local economic, political and regulatory systems could prevent us from achieving the results that we expect on our anticipated time frame or at all. If we are unsuccessful in expanding into new or high- growth international markets, it could adversely affect our operating results and financial condition.

We and the third parties with whom we work are subject to stringent and evolving U.S. and foreign laws, regulations, and rules, contractual obligations, industry standards, policies and other obligations related to data privacy and security. Our (or the third parties with whom we work) actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation (including class claims) and mass arbitration demands; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse business consequences.

In the ordinary course of business, we collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share (collectively, process) personal data and other sensitive information, including proprietary and confidential business data, intellectual property, and sensitive third-party data. Our data processing activities subject us to numerous data privacy and security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, contractual requirements, and other obligations relating to data privacy and security.

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In conjunction with defense procurements, some international customers require contractors to comply with industrial cooperation regulations, including entering into industrial participation, industrial development or localization agreements, sometimes referred to as offset agreements or offset contracts, as a condition to obtaining orders for our products and services. These offset agreements generally extend over several years and obligate the contractor to perform certain commitments, which may include in-country purchases, technology transfers, local manufacturing support, consulting support to in-country projects, investments in joint ventures and financial support projects, and preference for local suppliers or subcontractors. The customer’s expectations in respect of the scope of offset commitments can be substantial, including high-value content, and may exceed existing local technical capability. Failure to meet these commitments, which can be subjective and outside of our control, may result in significant penalties, and could lead to a reduction in sales to a country. Furthermore, some of our existing offset agreements are dependent upon the successful operation of joint ventures that we do not control and involve products and services that are outside of our core business, which may increase the risk of breaching our obligations, exposing us to compliance risks of the joint venture, and impairing our ability to recover our investment. For more information on our industrial development obligations, including the notional value of our remaining industrial development obligations and potential penalties for non-compliance, see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations.”

In the United States, federal, state, and local governments have enacted numerous data privacy and security laws, including data breach notification laws, personal data privacy laws, consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), and other similar laws (e.g., wiretapping laws). In the past few years, numerous U.S. states—including California, Virginia, Colorado, Connecticut, and Utah—have enacted comprehensive privacy laws that impose certain obligations on covered businesses, including providing specific disclosures in privacy notices and affording residents with certain rights concerning their personal data. As applicable, such rights may include the right to access, correct, or delete certain personal data, and to opt-out of certain data processing activities, such as targeted advertising, profiling, and automated decision-making. The exercise of these rights may impact our business and ability to provide our products and services. Certain states also impose stricter requirements for processing certain personal data, including sensitive information, such as conducting data privacy impact assessments. These state laws allow for statutory fines for noncompliance. For example, the California Consumer Privacy Act of 2018 (“CCPA”) applies to personal data of consumers, business representatives, and employees who are California residents, and requires businesses to provide specific disclosures in privacy notices and honor requests of such individuals to exercise certain privacy rights. The CCPA provides for fines of up to $7,500 per intentional violation and allows private litigants affected by certain data breaches to recover significant statutory damages. Similar laws are being considered in several other states, as well as at the federal and local levels, and we expect more states to pass similar laws in the future.

Outside the United States, an increasing number of laws, regulations, and industry standards govern data privacy and security. For example, the European Union’s General Data Protection Regulation, the United Kingdom’s General Data Protection Regulation (collectively, the “GDPR”), and Brazil’s General Data Protection Law (Lei Geral de Proteção de Dados Pessoais) (Law No. 13,709/2018) impose strict requirements for processing personal data. In Canada, the Personal Information Protection and Electronic Documents Act and various related provincial laws, as well as Canada’s Anti-Spam Legislation, may apply to our operations.

Our employees and personnel use generative AI technologies to perform their work, and the disclosure and use of personal data in generative AI technologies is subject to various privacy laws and other privacy obligations. Governments have passed and are likely to pass additional laws regulating generative AI. Our use of this technology could result in additional compliance costs, regulatory investigations and actions, and lawsuits. If we are unable to use generative AI, it could make our business less efficient and result in competitive disadvantages. We use AI/machine learning to assist us in making certain decisions, which is regulated by certain privacy laws. Due to inaccuracies or flaws in the inputs, outputs, or logic of the AI/machine learning, the model could be biased and could lead us to make decisions that could bias certain individuals (or classes of individuals), and adversely impact their rights, employment, and ability to obtain certain pricing, products, services, or benefits.

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In the ordinary course of business, we may transfer personal data from Europe and other jurisdictions to the United States or other countries. Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, the European Economic Area (the “EEA”) and the United Kingdom (the “UK”) have significantly restricted the transfer of personal data to the United States and other countries whose privacy laws it generally believes are inadequate. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross-border data transfer laws. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and the United Kingdom to the United States in compliance with law, such as the EEA standard contractual clauses, the UK’s International Data Transfer Agreement / Addendum, and the EU-U.S. Data Privacy Framework and the UK extension thereto (which allows for transfers to relevant U.S.-based organizations who self-certify compliance and participate in the Framework), these mechanisms are subject to legal challenges, and there is No assurance that we can satisfy or rely on these measures to lawfully transfer personal data to the United States. If there is No lawful manner for us to transfer personal data from the EEA, the United Kingdom or other jurisdictions to the United States, or if the requirements for a legally-compliant transfer are too onerous, we could face significant adverse consequences, including the interruption or degradation of our operations, the need to relocate part of or all of our business or data processing activities to other jurisdictions (such as Europe) at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties, and injunctions against our processing or transferring of personal data necessary to operate our business. Additionally, companies that transfer personal data out of the EEA and the United Kingdom to other jurisdictions, particularly to the United States, are subject to increased scrutiny from regulators, individual litigants, and activist groups. Some European regulators have ordered certain companies to suspend or permanently cease certain transfers out of Europe for allegedly violating the GDPR’s cross-border data transfer limitations.

In addition to data privacy and security laws, we are contractually subject to industry standards adopted by industry groups and, we are, or may become subject to such obligations in the future. We are also bound by contractual obligations related to data privacy and security, and our efforts to comply with such obligations may not be successful. We publish privacy policies, marketing materials and other statements regarding data privacy and security. If these policies, materials or statements are found to be deficient, lacking in transparency, deceptive, unfair, or misrepresentative of our practices, we may be subject to investigation, enforcement actions by regulators or other adverse consequences.

Obligations related to data privacy and security (and consumers’ data privacy expectations) are quickly changing, becoming increasingly stringent, and creating uncertainty. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires us to devote significant resources, which may necessitate changes to our services, information technologies, systems, and practices and to those of any third parties that process personal data on our behalf. We may at times fail (or be perceived to have failed) in our efforts to comply with our data privacy and security obligations. Moreover, despite our efforts, our personnel or third parties with whom we work may fail to comply with such obligations, which could negatively impact our business operations.

If we or the third parties with whom we work fail, or are perceived to have failed, to address or comply with applicable data privacy and security obligations, we could face significant consequences, including but not limited to: government enforcement actions (e.g., investigations, fines, penalties, audits, inspections, and similar); litigation (including class-action claims) and mass arbitration demands; additional reporting requirements and/or oversight; bans or restrictions on processing personal data; and orders to destroy or not use personal data. In particular, plaintiffs have become increasingly active in bringing privacy-related claims against companies, including class claims and mass arbitration demands. Some of these claims allow for the recovery of statutory damages on a per violation basis, and, if viable, carry the potential for monumental statutory damages, depending on the volume of data and the number of violations. Any of these events could have a material adverse effect on our reputation, business, or financial condition, including but not limited to, loss of customers; inability to process personal data or to operate in certain jurisdictions; limited ability to develop or commercialize our products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or substantial changes to our business model or operations.

Our international operations require us to comply with U.S. and certain foreign anti-corruption laws and regulations, export and import controls, economic sanctions and embargoes. We could face liability and other serious consequences for violations, which could materially adversely affect our business and reputation.

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We are subject to anti-corruption laws and regulations, including the Foreign Corrupt Practices Act (“FCPA”), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act and other state and national anti-bribery laws in the countries in which we currently conduct activities, as well as those of any countries in which we may conduct activities in the future. Anti-corruption laws are interpreted broadly and generally prohibit companies and their employees, agents, contractors and other third-party collaborators from offering, promising, giving, soliciting, receiving, or authorizing others to give, solicit, or receive anything of value, either directly or indirectly through third parties, to any person in the public or private sector to obtain or retain business. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. We may engage third parties to sell our products or to obtain necessary permits, licenses, patent registrations, and other regulatory approvals outside the United States. We can be held liable for the corrupt or other illegal activities of our employees, agents, contractors, and other partners, even if we do not explicitly authorize or have actual knowledge of such activities. Any violation of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences.

We are also subject to export control and import laws and regulations and economic and financial sanctions and trade embargoes, including the U.S. Export Administration Regulations (“EAR”) administered and enforced by the U.S. Department of Commerce, the International Traffic in Arms Regulations (“ITAR”) administered and enforced by the U.S. Department of State, U.S. Customs regulations, and various economic and financial trade sanctions regulations administered and enforced by the U.S. Treasury Department’s Office of Foreign Assets Controls, the U.S. Department of State, the United Nations Security Council, the EU and other relevant export controls and sanctions authorities.

Pursuant to these laws and regulations, we are required, among other things, to (i) maintain a registration under the ITAR (which controls the export of defense-related items and services), (ii) determine the proper licensing jurisdiction and export classification of products, software, and technology under U.S., EU and other applicable laws, and (iii) obtain licenses or other forms of government authorization to engage in the conduct of our business. Furthermore, U.S. export control laws and economic sanctions prohibit the provision of certain products and services to countries, governments and persons targeted by U.S. sanctions. EU sanctions and export controls operate in a similar manner. Changes in U.S., EU or foreign trade control laws and regulations, or reclassifications of our products or technologies, may restrict our operations. Compliance with applicable regulatory requirements regarding the export of our products may create delays in the introduction of our products in international markets or, in some cases, prevent the export of our products to some countries altogether. The inability to secure and maintain necessary licenses and other authorizations could negatively impact our ability to compete successfully or to operate our business as planned. Any changes in export control laws and regulations or U.S., EU and other government licensing policy may restrict our operations. For example, given the great discretion the government has in issuing or denying such authorizations to advance U.S. national security and foreign policy interests, there can be No assurance we will be successful in our future efforts to secure and maintain necessary licenses, registrations, or other U.S. government regulatory approvals.

Although we maintain written policies, and have implemented procedures and safeguards, that are reasonably designed to maintain compliance with export controls, import laws, and economic and financial sanctions, there is No certainty that all of our employees or agents for which we may be held responsible, suppliers, manufacturers, contractors or collaborators, or those of our affiliates, will comply with all applicable anti-corruption, export and import control, and sanctions laws and regulations. Our global operations expose us to the risk of violating, or being accused of violating, economic and trade sanctions laws and regulations. Violations of these laws and regulations could result in significant penalties, including: civil fines; criminal sanctions against us, our officers, or our employees; imprisonment; the closing down of facilities, including those of our suppliers and manufacturers; disgorgement of profits; injunctions and debarment from government contracts; requirements to obtain export licenses; cessation of business activities in sanctioned countries; implementation of compliance programs; and prohibitions on the conduct of our business. Any such violations could include prohibitions on our ability to offer our products in one or more countries, as well as difficulties in manufacturing or continuing to develop our products, and could materially adversely affect our reputation, our brand, our international expansion efforts, our ability to attract and retain employees, and our business, prospects, operating results and financial condition.

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We may be unable to source and sell our products profitably or at all if new trade protections are imposed or existing protections become more burdensome.

The United States and the countries in which our products are produced or sold have imposed and may impose additional quotas, duties, tariffs, or other measures, or may adversely adjust prevailing quota, duty, or tariff levels. Such actions could have an adverse effect on our financial statements for the period or periods for which the applicable final determinations are made. Countries impose, modify, and remove tariffs and other trade measures in response to a diverse array of factors, including global and national economic and political conditions, which make it impossible for us to predict future developments regarding tariffs, customs, and other trade measures. Trade protections, including tariffs, quotas, safeguards, duties, and customs restrictions, could increase the cost or reduce the supply of products available to us, could increase shipping times, or may require us to modify our supply chain organization or other current business practices, any of which could harm our business, financial condition, and results of operations.

Risks Associated with Our Business and Operations

We are an "emerging growth company," and the reduced disclosure requirements applicable to "emerging growth companies" could make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory "say-on-pay" votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an "emerging growth company" until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) the last date of the fiscal year following the fifth anniversary of the date of the first sale of common stock under the Company's first filed registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a "large accelerated filer" under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on October 31.

We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

However, we are choosing to "opt out" of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Significant time and management resources are required to ensure compliance with public company reporting and other obligations. Taking steps to comply with these requirements will increase our costs and require additional management resources, and does not ensure that we will be able to satisfy them.

We are a public reporting company. As a public company, we are required to comply with applicable provisions of the Sarbanes-Oxley Act of 2002, as well as other federal securities laws, and rules and regulations promulgated by the SEC and the various exchanges and trading facilities where our common stock may trade, which result in significant legal, accounting, administrative and other costs and expenses. These rules and requirements impose certain corporate governance requirements relating to director independence, distributing annual and interim reports, stockholder meetings, approvals and voting, soliciting proxies, conflicts of interest, and codes of conduct, depending on where our shares trade. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all applicable requirements.

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As we review our internal controls and procedures, we may determine that they are ineffective or have material weaknesses, which could impact the market's acceptance of our filings and financial statements.

In connection with the preparation of the Company’s 2024 Annual Report, we conducted a review of our internal control over financial reporting for the purpose of providing the management report required by these rules. During the course of our review and testing, we have identified deficiencies and have been unable to remediate them before we were required to provide the required reports. Furthermore, because we have material weaknesses in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. Even if we are able to remediate the material weaknesses, we may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting, which could harm our operating results, cause investors to lose confidence in our reported financial information and cause the trading price of our stock to fall. In addition, as a public company we are required to file in a timely manner accurate quarterly and annual reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended. Any failure to report our financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of our shares from the market or trading facility where our shares may trade, or other adverse consequences that would materially harm our business.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly.

Our executive officers have limited experience being officers of a public company. It may be time consuming, difficult and costly for us to continue to develop, implement, and update the internal controls and reporting procedures required by Sarbanes-Oxley. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley's internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly traded companies to obtain.

Growth and development of operations will depend on the growth of our acquisition model as well as from organic growth from our subsidiaries’ businesses. If we cannot find desirable acquisition candidates, we may not be able to generate growth with future revenues.

We expect to continue our strategy of acquiring businesses, which management believes will result in growth in projected annualized revenue by the end of 2023. However, there is no guarantee that we will be successful in realizing future revenue growth from our acquisition model. As such, we are highly dependent on suitable candidates to acquire, which supply of such candidates cannot be guaranteed and is driven from the market for mergers and acquisitions. If we are unable to locate or identify suitable acquisition candidates, or to enter into transactions with such candidates, or if we are unable to integrate the acquired businesses, we may not be able to grow our revenues to the extent anticipated, or at all.

We may make acquisitions which could divert the attention of management and which may not be integrated successfully into our existing business.

We may pursue acquisitions to increase our market penetration, enter new geographic markets and expand the scope of services we provide. We cannot guarantee that future acquisitions will be completed on acceptable terms or that we will be able to integrate successfully the operations of any acquired business into our existing business. The acquisitions could be of significant size and involve operations in multiple jurisdictions. The acquisition and integration of another business would divert management attention from other business activities. This diversion, together with other difficulties we may incur in integrating an acquired business, could have a material adverse effect on our business, financial condition and results of operations. In addition, we may borrow money or issue capital stock to finance acquisitions. Such borrowings might not be available on terms as favorable to us as our current borrowing terms and may increase our leverage, and the issuance of capital stock could dilute the interests of our stockholders.

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As we acquire companies or technologies in the future, they could prove difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our operating results and the value of your investment.

As part of our business strategy, we regularly evaluate investments in, or acquisitions of, complementary businesses, joint ventures, services and technologies, and we expect that periodically we will continue to make such investments and acquisitions in the future. Acquisitions and investments involve numerous risks, including:

•	the potential failure to achieve the expected benefits of the combination or acquisition;
•	difficulties in and the cost of integrating operations, technologies, services and personnel;
•	diversion of financial and managerial resources from existing operations;
•	risk of entering new markets in which we have little or no experience;
•	potential write-offs of acquired assets or investments;
•	potential loss of key employees;
•	inability to generate sufficient revenue to offset acquisition or investment costs;
•	the inability to maintain relationships with customers and partners of the acquired business;
•	the difficulty of incorporating acquired technology and rights into our products and services and of maintaining quality standards consistent with our established brand;
•	potential unknown liabilities associated with the acquired businesses;
•	unanticipated expenses related to acquired technology and its integration into existing technology;
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negative impact to our results of operations because of the depreciation and amortization of amounts related to acquired intangible assets, fixed assets and deferred compensation, and the loss of acquired deferred revenue;

•	the need to implement controls, procedures and policies appropriate for a public company at companies that prior to the acquisition lacked such controls, procedures and policies; and
•	challenges caused by distance, language and cultural differences.

In addition, if we finance acquisitions by issuing additional convertible debt or equity securities, our existing stockholders may be diluted which could affect the market price of our stock. Further, if we fail to properly evaluate and execute acquisitions or investments, our business and prospects may be seriously harmed, and the value of your investment may decline.

Competition that we face is varied and strong.

We compete with a number of entities in providing products to our customers. Such competitors include a variety of large nationwide corporations, including but not limited to public entities and companies that have established loyal customer bases.

Many of our current and potential competitors are well established and have significantly greater financial and operational resources than we do, as well as better name recognition. As a result, these competitors may have greater credibility with both existing and potential customers. They also may be able to offer more competitively priced products and services and more aggressively promote and sell their products. Our competitors may also be able to engage in discounted products or a more aggressive sale structure than we will be able to, which could adversely affect sales, cause us to decrease our prices to remain competitive, or otherwise reduce the overall gross profit earned on our products.

Our success in business and operations will depend on general economic conditions.

The success of the Company and any subsidiaries depends, to a large extent, on certain economic factors that are beyond our control. Factors such as general economic conditions, levels of unemployment, interest rates, tax rates at all levels of government, competition and other factors beyond our control may have an adverse effect on the ability of our subsidiaries to sell their products, to operate, and to collect sums due and owing to them.

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Changes in geopolitical conditions, domestic and foreign trade policies, monetary policies and other factors beyond our control may adversely impact our business and operating results.

Our operations and performance may depend on global, regional, economic and geopolitical conditions. Russia’s invasion and military attacks on Ukraine have triggered significant sanctions from North American and European leaders. These events are currently escalating and creating increasingly volatile global economic conditions. Resulting changes in North American trade policy could trigger retaliatory actions by Russia, its allies and other affected countries, including China, resulting in a “trade war.” A trade war could result in increased costs for raw materials that we use in our manufacturing and could otherwise limit our ability to sell our products abroad. These increased costs would have a negative effect on our financial condition and profitability. Furthermore, the military conflict between Russia and Ukraine may increase the likelihood of supply interruptions and further hinder our ability to find the materials we need to make our products. If the conflict between Russia and Ukraine continues for a long period of time, or if other countries become further involved in the conflict, we could face significant adverse effects to our business and financial condition.

We may not be able to successfully implement our business strategy, which could adversely affect our business, financial condition, results of operations and cash flows. If we cannot successfully implement our business strategy, it could result in the loss of value for our shareholders.

Successful implementation of our business strategy depends on our being able to acquire additional businesses and grow our existing subsidiaries, as well as factors specific to the industries in which our subsidiaries operate, and the state of the financial industry and numerous other factors that may be beyond our control. Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on our business, our financial condition, and results of operations and cash flow:

The competitive environment in the industries in which our subsidiaries operate that may force us to reduce prices below the optimal pricing level or increase promotional spending;

•	Our ability to anticipate changes in consumer preferences and to meet customers' needs for our products in a timely cost-effective manner; and
•	Our ability to establish, maintain and eventually grow market share in these competitive environments.

Implementation of our business strategy could also be affected by a number of factors beyond our control, such as increased competition, legal developments, government regulation, general economic conditions, or increased operating costs or expenses. In addition, to the extent we have misjudged the nature and extent of industry trends or our competition, we may have difficulty in achieving our strategic objectives. Any failure to implement our business strategy successfully may adversely affect our business, financial condition and could result in the loss of value for our shareholders.

Our revenue growth rate depends primarily on our ability to satisfy relevant channels and end-customer demands, identify suppliers and vendors of our necessary materials and to coordinate those suppliers and vendors, all subject to many unpredictable factors.

We may not be able to identify and maintain the necessary relationships with suppliers of product and services as planned. Delays or failures in deliveries could materially and adversely affect our growth strategy and expected results. In addition, one of our biggest challenges is securing an adequate supply of materials. Competition for product is intense, and commodities costs subject to price volatility.

Our ability to execute our business plan also depends on other factors, including:

•	ability to keep satisfied vendor relationships;
•	hiring and training qualified personnel in local markets;
•	managing marketing and development costs at affordable levels;
•	cost and availability of labor;
•	the availability of, and our ability to obtain, adequate supplies of ingredients that meet our quality standards; and
•	securing required governmental approvals in a timely manner when necessary.

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We are an early stage company with a history of losses and there is substantial doubt as to our ability to continue as a going concern.

We incurred a net loss of $1.17 million and $348,000 for the years ended December 31, 2024 and 2023, respectively, resulting in an accumulated deficit of approximately $2.0 million as of December 31, 2024 . We anticipate continuing to record operating and net losses quarterly until we generate significant revenue and improve margins across our subsidiaries, an outcome that remains uncertain. Pursuant to Accounting Standards Codification (“ASC”) 205-40, our independent auditors included a “going concern” explanatory paragraph emphasizing substantial doubt about our ability to continue for the next twelve months without additional capital. Our ability to remain a going concern depends on successfully securing funding and achieving improved operational performance to meet our obligations as they become due. If we fail to raise sufficient capital in a timely manner, our financial condition could decline materially and we may be forced to significantly reduce or even cease operations.

Insurance coverage, even where available, may not be sufficient to cover losses we may incur.

Our business exposes us to the risk of liabilities arising from our operations. For example, we may be liable for claims brought by users of our products or by employees, customers or other third parties for personal injury or property damage occurring in the course of our operations. We seek to minimize these risks through various insurance contracts from third-party insurance carriers. However, our insurance coverage is subject to large individual claim deductibles, individual claim and aggregate policy limits, and other terms and conditions. We retain an insurance risk for the deductible portion of each claim and for any gaps in insurance coverage. We do not view insurance, by itself, as a material mitigant to these business risks. We cannot assure that our insurance will be sufficient to cover our losses. Any losses that insurance does not substantially cover could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We face risks and uncertainties related to litigation.

We are subject to, and are and may in the future become a party to, a variety of litigation, other claims, and suits. The results of litigation and other legal proceedings are inherently uncertain and adverse judgments or settlements in some or all of these legal disputes may result in materially adverse monetary damages or injunctive relief against us.

Cybersecurity risks and cyber incidents, including cyber-attacks, could adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information and confidential information in our possession and damage to our business relationships, any of which could negatively impact our business, financial condition and operating results.

There has been an increase in the frequency and sophistication of the cyber and security threats we face, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which may target us due to our substantial reliance on information technology or otherwise. Cyber-attacks and other security threats could originate from a wide variety of sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. As a result of the generally increasing frequency and sophistication of cyber-attacks, and our substantial reliance on technology, we may face a heightened risk of a security breach or disruption with respect to sensitive information resulting from an attack by computer hackers, foreign governments or cyber terrorists.

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The operation of our business is dependent on computer hardware and software systems, as well as data processing systems and the secure processing, storage and transmission of information, which are vulnerable to security breaches and cyber incidents. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. In addition, we and our employees may be the target of fraudulent emails or other targeted attempts to gain unauthorized access to proprietary or other sensitive information. The result of these incidents may include disrupted operations, misstated or unreliable financial data, fraudulent transfers or requests for transfers of money, liability for stolen information, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships, causing our business and results of operations to suffer. Our reliance on information technology is substantial, and accordingly the risks posed to our information systems, both internal and those provided by third-party service providers are critical. We have implemented processes, procedures and internal controls designed to mitigate cybersecurity risks and cyber intrusions and rely on industry accepted security measures and technology to securely maintain confidential and proprietary information maintained on our information systems; however, these measures, as well as our increased awareness of the nature and extent of a risk of a cyber-incident, do not guarantee that a cyber-incident will not occur and/or that our financial results, operations or confidential information will not be negatively impacted by such an incident, especially because the cyber-incident techniques change frequently or are not recognized until launched and because cyber-incidents can originate from a wide variety of sources.

Those risks are exacerbated by the rapidly increasing volume of highly sensitive data, including our and our customers’ proprietary business information and intellectual property, and personally identifiable information of our employees and customers, that we collect and store in our data centers and on our networks. The secure processing, maintenance and transmission of this information are critical to our operations. A significant actual or potential theft, loss, corruption, exposure, fraudulent use or misuse of employee, customer or other personally identifiable or our or our customers’ proprietary business data, whether by third parties or as a result of employee malfeasance (or the negligence or malfeasance of third party service providers that have access to such confidential information) or otherwise, non-compliance with our contractual or other legal obligations regarding such data or intellectual property or a violation of our privacy and security policies with respect to such data could result in significant remediation and other costs, fines, litigation or regulatory actions against us and significant reputational harm.

Failure to maintain the security of our information and technology networks or data security breaches could harm our reputation and have a material adverse effect on our results of operations, financial condition and cash flow.

We rely on the reasonably secure processing, storage and transmission of confidential and other sensitive information in our computer systems and networks, and those of our service providers and their vendors. We are subject to various risks and costs associated with the collection, handling, storage and transmission of personally identifiable information and other sensitive information, including those related to compliance with U.S. and foreign data collection and privacy laws and other contractual obligations, as well as those associated with the compromise of our systems processing such information. In the ordinary course of our business, we collect, store a range of data, including our proprietary business information and intellectual property, and personally identifiable information of our employees, our fund investors and other third parties, in our cloud applications and on our networks, as well as our services providers’ systems. The secure processing, maintenance and transmission of this information are critical to our operations. We, our service providers and their vendors face various security threats on a regular basis, including ongoing cybersecurity threats to and attacks on our and their information technology infrastructure that are intended to gain access to our proprietary information, destroy data or disable, degrade or sabotage our systems. Cyber-incident techniques change frequently, may not immediately be recognized and can originate from a wide variety of sources. There has been an increase in the frequency, sophistication and ingenuity of the data security threats we and our service providers face, with attacks ranging from those common to businesses generally to those that are more advanced and persistent. Although we and our services providers take protective measures and endeavor to modify them as circumstances warrant, our computer systems, software and networks may be vulnerable to unauthorized access, theft, misuse, computer viruses or other malicious code, including malware, and other events that could have a security impact. We may be the target of more advanced and persistent attacks because, as an alternative asset manager, we hold a significant amount of confidential and sensitive information about, among other things, our fund investors, portfolio companies and potential investments. We may also be exposed to a more significant risk if these acts are taken by state actors. Any of the above cybersecurity threats, fraudulent activities or security breaches suffered by our service providers and their vendors could also put our confidential and sensitive information at risk or cause the shutdown of a service provider on which we rely. We and our employees have been and expect to continue to be the target of fraudulent calls and emails, the subject of impersonations and fraudulent requests for money, including attempts to redirect material payment amounts in a transaction to a fraudulent bank account, and other forms of spam attacks, phishing or other social engineering, ransomware or other events. Cyber-criminals may attempt to redirect payments made at the closings of our investments to unauthorized accounts, which we or our services providers we retain, such as paying agents and escrow agents, may be unable to detect or protect against. The COVID-19 pandemic has exacerbated these risks due to heavier reliance on online communication and the remote working environment, which may be less secure, and there has been a significant increase in hacking attempts by cyber-criminals. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by others, including by our service providers. If successful, such attacks and criminal activity could harm our reputation, disrupt our business, cause liability for stolen assets or information and have a material adverse effect on our results of operations, financial condition and cash flow.

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We rely heavily on our back office informational technology infrastructure, including our data processing systems, communication lines, and networks. Although we have back-up systems and business-continuation plan in place, our back-up procedures and capabilities in the event of a failure or interruption may not be adequate. Any interruption or failure of our informational technology infrastructure could result in our inability to provide services to our clients, other disruptions of our business, corruption or modifications to our data and fraudulent transfers or requests for transfers of money. Further consequences could include liability for stolen assets or information, increased cybersecurity protection and insurance costs and litigation. We expect that we will need to continue to upgrade and expand our back-up and procedures and capabilities in the future to avoid disruption of, or constraints on, our operations. We may incur significant costs to further upgrade our data processing systems and other operating technology in the future.

Our technology, data and intellectual property and the technology, data and intellectual property of our funds’ portfolio companies are also subject to a heightened risk of theft or compromise to the extent that we and our funds’ portfolio companies engage in operations outside the United States, particularly in those jurisdictions that do not have comparable levels of protection of proprietary information and assets, such as intellectual property, trademarks, trade secrets, know-how and customer information and records. In addition, we and our funds’ portfolio companies may be required to forgo protections or rights to technology, data and intellectual property in order to operate in or access markets in a foreign jurisdiction. Any such direct or indirect loss of rights in these assets could negatively impact us, our funds and their investments.

A significant actual or potential theft, loss, corruption, exposure or fraudulent, unauthorized or accidental use or misuse of investor, employee or other personally identifiable or proprietary business data could occur, as a result of third-party actions, employee malfeasance or otherwise, non-compliance with our contractual or other legal obligations regarding such data or intellectual property or a violation of our privacy and security policies with respect to such data. If such a theft, loss, corruption, use or misuse of data were to occur, it could result in significant remediation and other costs, fines, litigation and regulatory actions against us by (i) the U.S. federal and state governments, (ii) the EU or other jurisdictions, (iii) various regulatory organizations or exchanges and (iv) affected individuals, as well as significant reputational harm.

Cybersecurity has become a top priority for regulators around the world. Many jurisdictions in which we operate have laws and regulations relating to data privacy, cybersecurity and protection of personal information and other sensitive information, including, without limitation the General Data Protection Regulation (Regulation (EU) 2016/679) (the “GDPR”) in the EU and the Data Protection Act 2018 in the U.K. (the “U.K. Data Protection Act”), comprehensive privacy laws enacted in California, Colorado and Virginia, the Hong Kong Personal Data (Privacy) Ordinance, the Korean Personal Information Protection Act and related legislation, regulations and orders and the Australian Privacy Act. China and other countries have also passed cybersecurity laws that may impose data sovereignty restrictions and require the localization of certain information. We believe that additional similar laws will be adopted in these and other jurisdictions in the future, further expanding the regulation of data privacy and cybersecurity. Such laws and regulations strengthen the rights of individuals (data subjects), mandate stricter controls over the processing of personal data by both controllers and processors of personal data and impose stricter sanctions with substantial administrative fines and potential claims for damages from data subjects for breach of their rights, among other requirements. Some jurisdictions, including each of the U.S. states as well as the EU through the GDPR and the U.K. through the U.K. Data Protection Act, have also enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data, which would require heightened escalation and notification processes with associated response plans. We expect to devote resources to comply with evolving cybersecurity and data privacy regulations and to continually monitor and enhance our information security and data privacy procedures and controls as necessary. We or our fund’s portfolio companies may incur substantial costs to comply with changes in such laws and regulations and may be unable to adapt to such changes in the necessary timeframe and/or at reasonable cost. Furthermore, if we experience a cybersecurity incident and fail to comply with the applicable laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause our fund investors and clients to lose confidence in the effectiveness of our security and privacy measures.

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The materialization of one or more of these risks could impair the quality of our operations, harm our reputation, negatively impact our businesses and limit our ability to grow.

We rely significantly on the use of information technology, as well as those of our third-party service providers. Our failure or the failure of third-party service providers to protect our website, networks, and systems against cybersecurity incidents, or otherwise to protect our confidential information, could damage our reputation and brand and substantially harm our business, financial condition, and results of operations.

To the extent that our services are web-based, we collect, process, transmit and store large amounts of data about our customers, employees, vendors and others, including credit card information and personally identifiable information, as well as other confidential and proprietary information. We also employ third-party service providers for a variety of reasons, including storing, processing and transmitting proprietary, personal and confidential information on our behalf. While we rely on tokenization solutions licensed from third parties in an effort to securely transmit confidential and sensitive information, including credit card numbers, advances in computer capabilities, new technological discoveries or other developments may result in the whole or partial failure of this technology to protect this data from being breached or compromised. Similarly, our security measures, and those of our third-party service providers, may not detect or prevent all attempts to hack our systems or those of our third-party service providers. DDoS attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other cybersecurity incidents and similar disruptions that may jeopardize the security of information stored in or transmitted by our website, networks and systems or that we or our third-party service providers otherwise maintain, including payment card systems, may subject us to fines or higher transaction fees or limit or terminate our access to certain payment methods. We and our service providers may not anticipate or prevent all types of attacks until after they have already been launched, and techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers, and we may be unable to implement adequate preventative measures. We may also experience security breaches that may remain undetected for an extended period. In addition, cybersecurity incidents can also occur as a result of non-technical issues, including intentional or inadvertent breaches by our employees or by persons with whom we have commercial relationships.

Breaches of our security measures or those of our third-party service providers or any cybersecurity incident could result in unauthorized access to our website, networks and systems; unauthorized access to and misappropriation of customer and/or employee information, including personally identifiable information, or other confidential or proprietary information of ourselves or third parties; viruses, worms, spyware or other malware being served from our website, networks or systems; deletion or modification of content or the display of unauthorized content on our website; interruption, disruption or malfunction of operations; costs relating to cybersecurity incident remediation, deployment of additional personnel and protection technologies, response to governmental investigations and media inquiries and coverage; engagement of third party experts and consultants; litigation, regulatory action and other potential liabilities. If any of these cybersecurity incidents occur, or there is a public perception that we, or our third-party service providers, have suffered such a breach, our reputation and brand could also be damaged and we could be required to expend significant capital and other resources to alleviate problems caused by such cybersecurity incidents. As a consequence, our business could be materially and adversely affected and we could also be exposed to litigation and regulatory action and possible liability. In addition, any party who is able to illicitly obtain a customer’s password could access the customer’s transaction data or personal information. Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data security and other laws, and cause significant legal and financial exposure, adverse publicity and a loss of confidence in our security measures, which could have a material adverse effect on our business, financial condition, and results of operations. This risk is heightened as governmental authorities throughout the U.S. and around the world devote increasing attention to data privacy and security issues.

While we maintain privacy, data breach and network security liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. Additionally, even though we continue to devote resources to monitor and update our systems and implement information security measures to protect our systems, there can be no assurance that any controls and procedures we have in place will be sufficient to protect us from future cybersecurity incidents. Failure by us or our vendors to comply with data security requirements, including (if applicable) the California Consumer Privacy Act’s (“CCPA”) new “reasonable security” requirement in light of the private right of action, or rectify a security issue may result in class action litigation, fines and the imposition of restrictions on our ability to accept payment cards, which could adversely affect our operations. As cyber threats are continually evolving, our controls and procedures may become inadequate and we may be required to devote additional resources to modify or enhance our systems in the future. As a result, we may face interruptions to our systems, reputational damage, claims under privacy and data protection laws and regulations, customer dissatisfaction, legal liability, enforcement actions or additional costs, any and all of which could adversely affect our business, financial condition, and results of operations. In addition, although we seek to detect and investigate data security incidents, security breaches and other incidents of unauthorized access to our information technology systems and data can be difficult to detect and any delay in identifying such breaches or incidents may lead to increased harm and legal exposure of the type described above.

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If we fail to protect or incur significant costs in defending or enforcing our intellectual property and other proprietary rights, our business, financial condition, and results of operations could be materially harmed.

Our success depends, in large part, on our ability to protect our intellectual property and other proprietary rights. We rely primarily on patents, trademarks, copyrights, trade secrets and unfair competition laws, as well as license agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. However, a significant portion of our technology is not patented, and we may be unable or may not seek to obtain patent protection for this technology. Moreover, existing U.S. legal standards relating to the validity, enforceability, and scope of protection of intellectual property rights offer only limited protection, may not provide us with any competitive advantages, and our rights may be challenged by third parties. The laws of countries other than the United States may be even less protective of our intellectual property rights. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property or otherwise gaining access to our technology. Unauthorized third parties may try to copy or reverse engineer our products or portions of our products or otherwise obtain and use our intellectual property. Moreover, many of our employees have access to our trade secrets and other intellectual property. If one or more of these employees leave our employment to work for one of our competitors, then they may disseminate this proprietary information, which may as a result damage our competitive position. If we do not protect our intellectual property and other proprietary rights, then our business, results of operations or financial condition could be materially harmed.

We may be sued by third parties for alleged infringement of their proprietary rights, which could be costly, time-consuming and limit our ability to use certain technologies in the future.

We may become subject to claims that our technologies infringe upon the intellectual property or other proprietary rights of third parties. Defending against, or otherwise addressing, any such claims, whether they are with or without merit, could be time-consuming and expensive, and could divert our management’s attention away from the execution of our business plan. Moreover, any settlement or adverse judgment resulting from these claims could require us to pay substantial amounts or obtain a license to continue to use the disputed technology, or otherwise restrict or prohibit our use of the technology. We cannot assure you that we would be able to: obtain from the third party asserting the claim a license on commercially reasonable terms, if at all; develop alternative technology on a timely basis, if at all; or obtain a license to use a suitable alternative technology to permit us to continue offering, and our customers to continue using, our affected product. An adverse determination could also prevent us from offering our products to others. Infringement claims asserted against us may have a material adverse effect on our business, results of operations or financial condition.

Risks Related to our Manufacturing Business

We may experience component shortages, delays, price fluctuations and supplier quality concerns.

We generally do not have long-term supply agreements. We have experienced from time to time and are currently experiencing significant component shortages related to semiconductors and longer lead-times due to supplier capacity constraints. Supply chain constraints and delays can be caused by world events, such as government policies, tariffs, trade wars, trade disputes and trade protection measures, terrorism, armed conflict, natural disasters, economic recession, increased demand due to economic growth, preferential allocations, transportation challenges, and other localized events. Further, we rely on a limited number of suppliers for many of the components used in the assembly process and, in some cases, may be required to use suppliers that are the sole provider of a particular component. Such suppliers may encounter quality problems, labor disputes or shortages, financial difficulties or business continuity issues that could prevent them from delivering components in time or at all. Supply shortages and delays in deliveries of components may result in delayed production of assemblies, which reduces our revenue and operating profit for the periods affected. Additionally, a delay in obtaining a particular component may result in other components for the related program being held for longer periods of time, increasing working capital, risking inventory obsolescence, and negatively impacting our cash flow. Due to the highly competitive nature of our industry, an inability to obtain sufficient inventory on a timely basis or successfully execute on our business continuity processes, could also harm relationships with our customers and lead to loss of business to our competitors.

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Increased competition may result in reduced demand or reduced prices for our services.

The industries in which we operate are highly competitive. We compete against numerous providers with national or global operations, as well as those which operate only on a local or regional basis. In addition, current and prospective customers continually evaluate the merits of designing, manufacturing, and servicing products internally and may choose to design, manufacture or service products (including products or product types that we currently design, manufacture, or service for them) themselves rather than outsource such activities. Consolidations and other changes in our industry may result in a changing competitive landscape. Our manufacturing processes are generally not subject to significant proprietary protection, and companies with greater resources or a greater market presence may enter our market or otherwise become increasingly competitive. Increased competition could result in significant price reductions, reduced sales and margins, or loss of market share.

Risks Related to this Offering and Ownership of Our Common Stock

As a result of our history of losses and negative cash flows from operations, our audited consolidated financial statements contain a statement regarding a substantial doubt about our ability to continue as a going concern.

Our history of operating losses and negative cash flows from operations combined with our anticipated use of cash to fund operations raises substantial doubt about our ability to continue as a going concern for the 12-month period from the date when our audited consolidated financial statements included elsewhere in this prospectus are issued. Our future viability as an ongoing business is dependent on our ability to generate cash from our operating activities or to raise additional capital to finance our operations.

If we are unable to raise additional capital as and when needed, our business, financial condition and results of operations will be materially and adversely affected, and we may be forced to delay our development efforts, limit our activities and reduce research and development costs. If we are unable to continue as a going concern, we may have to liquidate our assets, and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. The inclusion of a going concern explanatory paragraph by our independent registered public accounting firm, our lack of cash resources and our potential inability to continue as a going concern may materially adversely affect our share price, following the completion of this offering and receiving approval for listing on Nasdaq, and our ability to raise new capital, enter into contractual relationships with third parties and otherwise execute our business strategy.

An active trading market for our common stock may not develop or be sustained.

Prior to this offering, there has been no public market for our common stock. As of the date of this prospectus, our Common Stock traded on the OTCQB Market. We plan to apply to list our common stock on a national market in 2025, but there can be no guarantee that this listing application will be successful. An active trading market for our shares may never develop or be sustained after the closing of this offering. The lack of an active market may impair the value of your shares, your ability to sell your shares at the time you wish to sell them and the prices that you may obtain for your shares. Further, an inactive trading market for our shares may also impair our ability to raise capital by selling shares of our common stock or enter into strategic partnerships and transactions by issuing our shares of common stock as consideration. If an active trading market for our common stock does not develop, or is not sustained, you may not be able to sell your shares quickly or at the market price, or at all, and it may be difficult for you to sell your shares without depressing the market price for our common stock.

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The trading price of our common stock may be volatile, and you could lose all or part of your investment.

The trading price of our common stock after the closing of this offering is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including limited trading volume. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:

•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

•	our ability to effectively manage our growth;

•	actual or anticipated variations in quarterly operating results;

•	our cash position;

•	our failure to meet the estimates and projections of the investment community or that we may otherwise provide to the public;

•	changes in the market valuations of similar companies;

•	overall performance of the equity markets;

•	sales of our common stock by us or our stockholders in the future;

•	low trading volume of our common stock, which may impair our ability to raise capital or enter into strategic collaborations and acquisitions by using our common stock as consideration;

•	changes in accounting practices;

•	ineffectiveness of our internal controls;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•	significant lawsuits, including patent or stockholder litigation;

•	general political and economic conditions; and

•	other events or factors, many of which are beyond our control.

In addition, the stock market in general, and the market for aerospace and defense companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors, as well as local or global socio-economic and political factors, including the conflicts between Russia and Ukraine and between Israel and Hamas, may negatively affect the market price of our common stock, regardless of our actual operating performance. If the market price of our common stock after the closing of this offering does not exceed the price you paid for them, you may not realize any return on your investment in us and may lose some or all of your investment. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.

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We do not intend to pay dividends on our common stock so any returns will be limited to the value of our stock.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Furthermore, future debt or other financing arrangements may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Any return to stockholders will therefore be limited to the appreciation of their stock. See the section titled “Dividend Policy” for additional information.

Our principal stockholders and management will own a significant percentage of our stock after the closing of this offering and will be able to exert significant control over matters subject to stockholder approval.

Based on 67,815,800 shares outstanding immediately following the closing of this offering, our executive officers, directors, director nominees and their affiliates, as well as our principal stockholders will beneficially hold, in the aggregate, either directly or indirectly, approximately 26.5% of our outstanding voting stock, excluding any shares purchased in this offering. Additionally, the members of the board of directors own shares of a series of preferred stock that grants, in the aggregate, the equivalent of 200% of the total voting power of the Common Stock. These stockholders, acting together, would be able to significantly influence all matters requiring stockholder approval. For example, these stockholders would be able to significantly influence elections of directors, amendments of our governing documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders

Our management team has limited experience managing a public company.

Most of the members of our management team have limited to No experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team has not worked together at prior companies that were publicly traded. Our management team may not successfully or efficiently manage their new roles and responsibilities. Our transition to being a public company subjects it to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could have a material adverse effect on our business, financial condition and results of operations.

Future issuances of debt or equity securities may adversely affect us, including the market price of our common stock, and may be dilutive to existing stockholders.

In the future, we may incur debt or issue equity-ranking senior to our common stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of our common stock and be dilutive to existing stockholders.  Platinum Point Capital may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. Platinum Point Capital may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. Were such short-selling or hedging activities to occur after the announcement of a put, the Company's share price will be negatively impacted. Despite such possibility, Platinum Point Capital has informed us that it has not engaged, and will not engage, in any short selling of our securities or other hedging activities

Any issuance of additional capital stock in connection with financings, acquisitions, investments, our stock incentive plan or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors, and consultants under our stock incentive plan. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products, or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock, including as a result of the exercise of any warrants to purchase shares of common stock, may cause stockholders to experience significant dilution of their ownership interests and the per share value of our common stock to decline.

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We have broad discretion in the use of the net proceeds from the Purchase Agreement with the Selling Shareholder, and we may not use them effectively.

While we will  not receive any proceeds from the sales of shares of our common stock by the Selling Stockholder pursuant to this prospectus, our management will have broad discretion in the application of the net proceeds from our Purchase Agreement with the Selling Shareholder, and we could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. We expect that we will use the net proceeds from our Purchase Agreement with the Selling Shareholder as set forth in the section titled “Use of Proceeds.” However, our use of these proceeds may differ substantially from our current plans. The failure by our management to apply these funds effectively could result in financial losses that could have a negative impact on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from our Purchase Agreement with the Selling Shareholder in a manner that does not produce income or that loses value.

We may, in the future, issue additional securities, which would reduce our stockholders' percent of ownership and may dilute our share value.

Our Articles of Incorporation, as amended to date, authorizes us to issue 600,000,000 shares of capital stock, consisting of (A) 325,000,000 shares of Common Stock, of which [25,615,000] shares were issued and outstanding as of the date of this prospectus; (B) 50,000,000 shares of Class B Common Stock of which 15,374,654  were issued and outstanding as of the date of this prospectus; and  (C) 225,000,000 shares of Preferred Stock, of which an aggregate of 25,249,795 shares of various series of preferred stock (discussed in more detail below) were issued and outstanding as of the date of this prospectus.

The future issuance of additional shares of common stock will result in additional dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock. Additionally, our board of directors may designate the rights terms and preferences of one or more series of preferred stock at its discretion including conversion and voting preferences without prior notice to our stockholders. Any of these events could have a dilutive effect on the ownership of our shareholders, and the value of shares owned.

Raising additional capital or purchasing businesses through the issuance of common stock will cause dilution to our existing stockholders.

We may seek additional capital through a combination of private and public equity offerings, debt financings, collaborations, and strategic and licensing arrangements, as well as issuing stock to make additional business or asset acquisitions. To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock or through the issuance of equity for purchases of businesses or assets, your ownership interest in the Company will be diluted.

Future sales of substantial amounts of our common stock into the public and the issuance of the shares upon conversion of the outstanding convertible notes will be dilutive to our existing stockholders and could result in a decrease in our stock price.

Raising additional capital may restrict our operations or require us to relinquish rights.

We may seek additional capital through a combination of private and public equity offerings, debt financings, collaborations, and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, the terms of any such securities may include liquidation or other preferences that materially adversely affect your rights as a stockholder. Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaboration, strategic partnerships and licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, future revenue streams or grant licenses on terms that are not favorable to us.

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Market volatility may affect our stock price and the value of your shares.

The market price for our common stock is likely to be volatile, in part because of the volume of trades of our common stock. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including, among others:

•	announcements of new products, brands, commercial relationships, acquisitions or other events by us or our competitors;
•	regulatory or legal developments in the United States and other countries;
•	fluctuations in stock market prices and trading volumes of similar companies;
•	general market conditions and overall fluctuations in U.S. equity markets;
•	variations in our quarterly operating results;
•	changes in our financial guidance or securities analysts' estimates of our financial performance;
•	changes in accounting principles;
•	our ability to raise additional capital and the terms on which we can raise it;
•	sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;
•	additions or departures of key personnel;
•	discussion of us or our stock price by the press and by online investor communities; and
•	other risks and uncertainties described in these risk factors.

If securities or industry analysts do not publish or cease publishing research or reports or publish misleading, inaccurate or unfavorable research about us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. We currently have limited coverage and may never obtain increased research coverage by securities and industry analysts. If no or few securities or industry analysts cover our company, the trading price and volume of our stock would likely be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who cover us downgrades our stock or publishes inaccurate or unfavorable research about our business, or provides more favorable relative recommendations about our competitors, our stock price would likely decline. If one or more of these analysts cease coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price or trading volume to decline.

Future sales of our common stock may cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could significantly reduce the market price of our common stock and impair our ability to raise adequate capital through the sale of additional equity securities.

We may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock.

Pursuant to our Articles of Incorporation as amended to date, our Board of Directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock. In the second quarter of 2025, we issued shares of a newly designated Series B Preferred Stock to members of our Board of Directors. The outstanding shares of Series B Preferred Stock have voting rights in the aggregate equal to 200% of the total voting power of our other outstanding securities, giving our Board of Directors control over any matters submitted to the vote of the shareholders of the Company. Any such provision may be deemed to have a potential anti-takeover effect, and the issuance of preferred stock in accordance with such provision may delay or prevent a change of control of the Company. The Board of Directors also may declare a dividend on any outstanding shares of preferred stock.

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We will have broad discretion in how we use the net proceeds of future capital raising transactions. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

We will have considerable discretion in the application of the net proceeds of any future capital raising transactions. We intend to use the net proceeds from future capital raising transactions to fund development of our products and working capital and other general corporate purposes. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of such capital raising transactions. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from that offering in a manner that does not produce income or that loses value.

The market price for our common stock may be volatile, and an investment in our common stock could decline in value.

The stock market in general has experienced extreme price and volume fluctuations. The market prices of the securities of biotechnology and specialty pharmaceutical companies, particularly companies like ours without product revenues and earnings, have been highly volatile and may continue to be highly volatile in the future. This volatility has often been unrelated to the operating performance of particular companies. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of our common stock:

•	announcements of technological innovations or new products by us or our competitors;
•	developments or disputes concerning patents or proprietary rights, including announcements of infringement, interference or other litigation against us or our potential licensees;
•	developments involving our efforts to commercialize our products, including developments impacting the timing of commercialization;
•	actual or anticipated fluctuations in our operating results;
•	changes in financial estimates or recommendations by securities analysts;
•	developments involving corporate collaborators, if any;
•	changes in accounting principles; and
•	the loss of any of our key management personnel.

In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs and a diversion of management’s attention and resources, which could adversely affect our business, operating results and financial condition.

We do not anticipate paying dividends on our classes of common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid cash dividends on our common stock and do not expect to do so in the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and limitations under applicable law, and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our board of directors. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our common stock, which is uncertain and unpredictable. There is no guarantee that our common stock will appreciate in value.

We expect that our results of operations will fluctuate, and this fluctuation could cause our stock price to decline.

Our quarterly and yearly operating results are likely to fluctuate in the future. These fluctuations could cause our stock price to decline. The nature of our business involves variable factors, such as the timing of the research, development and regulatory pathways of our product candidates, which could cause our operating results to fluctuate.

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We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

As a public company, and particularly after we no longer qualify as an emerging growth company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, the Dodd-Frank Act, Nasdaq listing requirements and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, which in turn could make it more difficult for us to attract and retain qualified members of our board of directors.

We are evaluating these rules and regulations, and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

Pursuant to Section 404 of the Sarbanes-Oxley Act we will be required to furnish a report by our management on our internal control over financial reporting beginning with our second filing of an Annual Report on Form 10-K with the SEC after we become a public company. However, while we remain an emerging growth company or smaller reporting company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 of the Sarbanes-Oxley Act within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants, adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing whether such controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. In addition, if we identify one or more material weaknesses as a result of this implementation and evaluation process, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

Our business and financial performance could be adversely affected by inflation.

Until recently, the inflation rate has generally been low in the geographies where we operate. However, recently, the inflation rate in the United States reached a 40-year high, primarily as a result of higher energy costs and global supply chain disruptions. In the event of a significant increase in consumer prices, particularly over an extended period of time, customer demand for our products and services could be adversely affected and we could experience lower than expected sales. In addition, if any of our suppliers implemented price increases in response to higher raw material, labor, and energy costs or otherwise, we may not be able to pass along such price increased to our customers and our profitability may be reduced. The occurrence of any of these events could have a material adverse effect on our business, financial condition, and results of operations.

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USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of common stock by the Selling Stockholders. We have agreed to pay all costs, expenses and fees relating to the registration of the securities covered by this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the securities. However, we may receive proceeds of up to $15,000,000 from the sale of common stock to Platinum Point Capital under the Equity Purchase Agreement, from time to time in our discretion after the date the one or more registration statements, including the registration statement of which this prospectus is a part covering the resale of such shares of common stock are declared effective and the other conditions in the Equity Purchase Agreement have been satisfied.

The net proceeds received from Platinum Point Capital under the Equity Purchase Agreement will be used for general corporate purposes and working capital, research and development, and repayment of certain outstanding debt.

We may receive proceeds upon the exercise of any of the Warrant held by Platinum Point Capital (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the cashless exercise provision is not utilized by the holder). Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any portion of the Warrant will be exercised.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of Our Common Stock

Our common stock trades on the OTCQB Market under the symbol “BRQL.”

Holders

As of the date of this prospectus, we had 71 registered holders of record of our common stock based on 25,615,000 shares of our Common Stock issued and outstanding, and 2 registered holders of record of our Class B common stock based on 15,374,654 shares of our Class B common stock issued and outstanding. This number does not include an indeterminate number of stockholders whose shares of our Common Stock are held by brokers in street name.

Dividend Policy

We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board of Directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

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BUSINESS

Company Background

General

Company Background

BrooQLy Inc. was incorporated in Nevada on February 19, 2021, as “MyTreat, Inc.” On May 12, 2021, we changed our name to BrooQLy Inc.  in Nevada pursuant to an amendment to our Articles of Incorporation.

Dynamic Aerospace Systems

DAS is based in Ann Arbor, Michigan, and is an original equipment manufacturer (“OEM”) of unmanned aerial vehicles (“UAVs”). DAS seeks to help pioneer the future of unmanned flight, logistics, and public safety through advanced UAV platforms, intelligent delivery networks, and globally compliant flight systems. Built on a foundation of proprietary technology and mission-specific engineering, DAS delivers versatile, long-endurance UAVs tailored for real-world applications in both commercial and governmental sectors.

Core UAV Platforms

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US-1 Electric Multicopter (“US-1”): Originating from Impossible Aerospace and design ques from Tesla, the US-1 is now part of DAS’s fleet of UAVs. The US-1 is a multicopter and is capable of 70+ minutes of flight time with a 3 kilogram payload. The US-1’s patented battery-integrated airframe offers superior energy density, enabling extended missions with exceptional structural stability and flight control. Management believes that the US-1 will be ideal for applications including aerial surveillance, search and rescue, and urban logistics, and it offers law enforcement a cost-effective alternative to traditional helicopters

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G1-VTOL Long-Range Hybrid (“G1”): The G1-VTOL, developed by Vayu Aerospace and now upgraded by DAS as the G1, delivers up to 11 hours of endurance and true hybrid vertical takeoff and landing (“VTOL”) capabilities. Originally deployed for remote medical deliveries in Africa, the G1 has been flight-tested under Emergency Services and Specialized Aviation (“ESSA”) regulations in Dubai, completing phase 1 & 2 Validation Test Campaign (VTC) testing as part of DAS's operational integration with UAE authorities. The G1’s long-range autonomy and modular payload bay make it ideal for logistics; intelligence, surveillance, and reconnaissance ( “ISR”), and humanitarian missions.

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Mitigator-Class Tactical Drone (the “Mitigator”): Compact, crash-resistant, and field-ready, the Mitigator is engineered for law enforcement and tactical operations. It thrives in rugged environments, supports close-quarter maneuvering, and provides durable ISR capabilities under pressure. Its design allows rapid redeployment and real-time situational awareness in urban or high-risk zones.

Sensor-Agnostic Architecture

A key differentiator of DAS’s UAV platforms is their sensor-agnostic architecture. All DAS aircraft are engineered to accommodate a wide range of payloads, allowing for simultaneous integration of multiple sensors.  Management believes that this flexibility will allow DAS platforms to be reconfigured for multi-domain operations, surveillance, scientific research, infrastructure inspection, disaster relief, and more based on mission demands.

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Patent Portfolio

DAS holds a growing portfolio of patents and patent-pending technologies that form the foundation of its UAV platforms and operational infrastructure. These filings protect innovations across several critical areas, including:

•

Battery-Integrated Airframe Design: As utilized in the US-1 electric multicopter, this patented structural system maximizes energy density while enhancing flight control and frame stability. Patent Number and Status: US20210197978 Published 07-01-2021

•	Mesh-Based Autonomous Delivery System Utilizing Mobile Fulfillment Nodes and Distributed Kiosks. Patent Number and Status: US 63/810,973 Provisional
•	Modular Autonomous Delivery System with Mobile Fulfillment Node for UAV-Agnostic Package Transfer. Patent Number and Status: Filed 6-24-2025
•	Interceptor Drone with Low-Collateral Defeat Mechanism and Swarm Coordination (Provisional Patent filed August 11, 2025)

These technologies form the core of DAS’s competitive edge and enable scalable, regulatory-compliant UAV deployment across multiple global markets.

Dynamic Deliveries: Mesh-Driven Logistics

DAS operates Dynamic Deliveries, a division focused on building autonomous mesh logistics networks. By way of background, a mesh logistics network is a decentralized approach to managing the flow of goods, where each node (e.g., a warehouse, distribution center, or delivery vehicle) is directly connected to multiple other nodes, forming a network that allows for flexible and efficient routing of shipments.  These systems have numerous advantages, including decentralization. with no single central point of failure; direct connections, where different notes are connected to several other nodes; and dynamic routing, allowing the network to adapt to changing conditions by finding the most efficient route for each shipment.

Through Dynamic Deliveries, DAS plans to use its [proprietary?] autonomous mesh fulfillment network to leverage DAS’s long-range UAVs to enable high-frequency, last-mile delivery through a geofenced network of takeoff and recovery nodes.

The DAS system is purpose-built for use in urban and semi-rural environments, allowing for the automated delivery of goods, medicine, and supplies at scale particularly where road-based logistics are constrained or inefficient.

International Expansion Strategy

Europe: DAS plans to enter the European market via a strategic Memorandum of Understanding (“MOU”) with Drops Smart Hubs, an urban drone infrastructure platform. Management anticipates that this partnership will enable the rollout of smart delivery hubs across European cities, offering high-volume autonomous fulfillment solutions for ecommerce, pharma, and food delivery providers.

United Arab Emirates (UAE): As of the date of this Registration Statement, DAS was in the process of working with the  Dubai Civil Aviation Authority (DCAA). Through ongoing collaboration and early adoption of local flight corridor frameworks, DAS has completed two of its three VTC testing of the G1 UAV under the ESSA regulatory framework. These tests mark a major milestone toward Beyond Visual Line of Sight (“BVLOS”) operational approval and integration into Dubai’s national drone delivery infrastructure.

•	As of the date of this Registration Statement, DAS had earned the DCAA Certification: DCAA-E-Cert-011-2023-023.

United States: DAS is fully committed to U.S. regulatory compliance and as of the date of this Registration Statement, was actively aligning its aircraft, operations, and pilot protocols with the latest FAA requirements under Part 107 (Remote Pilot Certificate), Part 135 (Air Carrier and Operator Certification),  and Part 89 (Remote Identification of Unmanned Aircraft). DAS’s aircraft and flight operations are being actively adapted on an ongoing basis to meet evolving U.S. standards for commercial UAV deployment.

•	Part 107 Certification (Commercial UAV Operations):

DAS plans to require all UAV operators to hold a valid FAA Part 107 Remote Pilot Certificate. Pilots undergo recurrent training every 24 months and complete FAA-mandated aeronautical knowledge testing. DAS’s operations will follow all Part 107 rules, including visual line-of-sight (“VLOS”) operations, pre-flight inspections, and real-time flight logging. DAS also plans to integrate FAA-approved protocols for nighttime operations, incident reporting, and safety assessments across its flight teams.

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•	Part 135 Certification (Drone Delivery / BVLOS Operations):
To enable long-range, autonomous delivery services, DAS plans to pursue Part 135 air carrier certification for the G1 UAV. This process will include the preparation and submission of:

•	A comprehensive Operations Manual;
•	Safety Risk Management documentation;
•	Maintenance and training program plans;
•	Environmental and community impact assessments;
•	A phased operational testing plan, modeled after current FAA approval pathways.

•

As of the date of this Registration Statement, DAS was working with designated FAA liaisons to advance the G1 through the applicable Part 135 certification track required for BVLOS and payload-carrying operations in U.S. airspace.

•	Part 89 (Remote ID Compliance):
As of the date of this Registration Statement, DAS UAVs are in compliance with FAA Remote ID requirements as of the March 2024 enforcement deadline. Our aircraft:

o	Contain standard Remote ID modules with integrated broadcast capabilities; or
o	Operate using certified Remote ID broadcast modules.

Revenue Strategy and Monetization

DAS plans to operate under a diversified revenue model that will include both hardware and recurring service income streams. Our core monetization strategies include:

•	UAV Platform Sales: Direct sales of proprietary UAVs (US-1, G1, Mitigator) to commercial, public safety, and governmental customers.
•	Drone-as-a-Service (DaaS): Subscription-based flight services for customers requiring mission-specific UAV operations with or without ownership.
•	Dynamic Deliveries™ Logistics Network: Monetized through software licensing, fulfillment fees, and long-term infrastructure partnerships with cities and enterprises.
•	Custom Payload & Integration Services: Revenue from sensor configuration, mission-specific integrations, and compliance support.
•	Government Contracts & Joint Ventures: Strategic engagement with public-sector agencies for ISR, delivery, and emergency response applications.

Management believes that this multi-channel approach will enable DAS to generate both near-term sales and long-term recurring revenue.

Market Opportunity

According to 2025 reports by Mordor Intelligence, the global unmanned aerial vehicle (UAV) and drone markets are projected to exceed $110 billion by 2030, driven by increasing demand for aerial logistics, surveillance, infrastructure inspection, and disaster response. Within these markets, drone logistics alone is expected to grow at a compound annual growth rate of over 40% through 2028, fueled by urban congestion, last-mile delivery challenges, and regulatory evolution supporting BVLOS operations.

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Management believes that DAS is uniquely positioned to capture market share across multiple verticals:

•	Public Safety and Law Enforcement: Replacement of helicopters and improved situational response.
•	Medical and Emergency Delivery: Long-range UAVs delivering medicine and supplies to hard-to-reach regions.
•	E-Commerce and Urban Logistics: Autonomous aerial fulfillment in areas underserved by traditional delivery infrastructure.
•	Government ISR and Tactical Support: Reliable platforms for defense-adjacent surveillance and field operations.

DAS management believes that by combining vertically integrated hardware with regulatory-compliant delivery networks, DAS will be able to address a wide spectrum of both current and emerging UAV use cases.

Competitive Landscape

The UAV sector is highly competitive and rapidly evolving. As of the date of this Registration Statement, key players included:

•	Zipline: Specializes in long-range medical delivery, primarily in Africa and the U.S.
•	Wing (Alphabet): Focuses on last-mile delivery via small drones in limited urban settings.
•	Skydio: Offers autonomous drones for public safety and inspection, primarily in the U.S.
•	DJI: Dominates global consumer and prosumer drone markets, with limited public safety and logistics use.

Management believes that DAS differentiates itself through:

•	Hybrid and Electric VTOL Aircraft with superior flight endurance and payload versatility.
•	Sensor-Agnostic Architecture that allows real-time reconfiguration across multiple mission profiles.
•	Regulatory-First Strategy, including active pursuit of Part 135 certification and operational testing under various international authorities including the Dubai Civil Aviation Authority.
•	Vertically Integrated Logistics via Dynamic Deliveries™, enabling DAS to offer both the platform and infrastructure behind aerial supply chains.

By bridging hardware, autonomy, and compliance infrastructure, DAS is establishing itself as a full-stack UAV solution provider for commercial and public-sector clients.

Vision and Impact

DAS’s management envisions a world where unmanned aerial systems support real-time logistics, life-saving missions, and responsive infrastructure from the air. By combining DAS’s vertically integrated manufacturing, modular UAV platforms, and global regulatory compliance, management believes that DAS is building the aerial backbone of tomorrow’s mobility and logistics networks.

Competition

As of the date of this Registration Statement, our principal competitors included the following:

(i) For our UAV Platforms:

DJI Da Jiang Innovations; Elbit Systems Ltd.; Lockheed Martin Corporation; L3Harris Technologies; Martin UAV; Teledyne FLIR; Textron Systems Aerosonde; and Northrop Grumman.

(ii) For long duration or hybrid VTOL drone systems:

Shield AI; Anduril Industries; Edge Autonomy; Kratos Defense; and Silent Falcon UAS Technologies.

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(iii) For ISR and Tactical Training Applications:

Draken International; Tactical Air Support; Top Aces; Airborne Tactical Advantage Company ATAC; Tactical Air Defense Services; Brinc Drones; and Teal Drones, a subsidiary of Red Cat Holdings.

(iv) For avionics, autonomy, and onboard sensor systems:

uAvionix Corporation; Collins Aerospace; Avidyne Corporation; Garmin Ltd.; Dynon Avionics; and Honeywell Aerospace.

(v) For all electric or next generation UAV mobility platforms:

While we do not develop crewed air taxis or passenger VTOL vehicles, our systems may compete in logistics or infrastructure markets against companies like Zipline; Wing Alphabet; Matternet; Percepto; and Skydio.

Many of these competitors have more extensive technical, financial, and operational resources than we currently possess. They may be able to leverage scale advantages, global supplier relationships, or government contracts to accelerate market entry. Additionally, traditional defense contractors may receive procurement priority or strategic support that enhances their market position.

As the UAV industry matures, we anticipate continued consolidation, new regulatory standards, and the emergence of new entrants both domestic and international that may challenge our positioning. We believe our differentiated focus on hybrid endurance, modular payload design, and international flight operations readiness for example in the UAE and Europe provides a competitive edge, but there is no guarantee we will maintain a leadership position in any segment.

Aerospace / Drones

There has been a proliferation of startups in the drone industry, driving fragmentation and lowering prices. We believe that this fragmentation does little to address the needs of users of drones or our future customers. We expect that as the industry grows, customers will ultimately rely on companies and platforms that consolidate solutions to unify the key categories of the drone industry. We expect competition in the drone industry, which is already intense, to increase as other companies enter the drone market, as customers’ requirements evolve, and as new products and technologies are introduced. Several of our competitors have greater name recognition, much longer operating histories, greater financial resources, more and better-established customer relationships, larger sales forces and significantly greater resources. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of their products than us, hampering our ability to successfully compete with respect to certain of these factors. Increased competition may lead to price cuts or the introduction of products available for free or at a nominal price, fewer customer orders, reduced gross margins, longer sales cycles and loss of market share. We may not be able to compete successfully against current and future competitors, and our business, results of operations and financial condition may be harmed if we fail to meet these competitive pressures.

Suppliers

We rely on a network of specialized suppliers for critical UAV components, including propulsion systems, batteries, avionics, and composite materials. These suppliers are selected based on quality, reliability, and compliance with aerospace standards. While we seek to maintain multiple qualified sources for key parts, certain components are sourced from single or limited suppliers, which could expose us to supply chain disruptions, lead time extensions, or price fluctuations. We actively manage these relationships through long-term agreements where possible and by monitoring supplier performance to mitigate risks associated with supply interruptions.

Government Regulation

The Company is subject to standard workspace governmental regulations including, but not limited to, Occupational Safety and Health Administration (“OSHA”) and Environmental Protection Agency (“EPA”) requirements for our facilities.

Our operations are subject to various federal, state and local laws and regulations including: (i) authorization from the FCC for operation in various licensed frequency bands; (ii) FAA regulations and approvals unique to the operation of commercial or industrial drones; (iii) customers’ licenses from the FCC; (iv) licensing, permitting and inspection requirements applicable to contractors, electricians and engineers; (v) regulations relating to worker safety and environmental protection; (vi) permitting and inspection requirements applicable to construction projects; (vii) wage and hour regulations; (viii) regulations relating to transportation of equipment and materials, including licensing and permitting requirements; (ix) building and electrical codes; and (x) special bidding, procurement and other requirements on government projects.

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We believe we have the licenses materially required to conduct our operations, and we are in substantial compliance with applicable regulatory requirements. The operation of our manufactured products by our customers (network providers and service providers) in the U.S. or in foreign jurisdictions in a manner not in compliance with local law could result in fines, business disruption, or harm to our reputation. The changes to regulatory and technological requirements may also alter our product offerings, impacting our market share and business. Failure to comply with applicable regulations could result in substantial fines or revocation of our operating licenses or could give rise to termination or cancellation rights under our contracts or disqualify us from future bidding opportunities.

Patents and Proprietary Technology

The success of our business and technology leadership is supported by our proprietary technology. We rely upon a combination of patent, trademark and trade secret laws in the United States and other jurisdictions, as well as license agreements and other contractual protections, to establish, maintain and enforce rights in our proprietary technologies. In addition, we seek to protect our intellectual property rights through nondisclosure and invention assignment agreements with our employees and consultants and through non-disclosure agreements with business partners and other third parties. As of July 31, 2025, we had three US Patents, consisting of one Final Patent and  two Provisional US Patent Applications.

Patent Title	Reference Number	Owner/Assignee	Application Date	Expiration Date
US Patents
· Battery-Integrated Airframe Design: As utilized in the US-1 electric multicopter, this patented structural system maximizes energy density while enhancing flight control and frame stability.	US20210197978	Brooqly Inc	07/01/2021	07/01/2041
Mesh-Based Autonomous Delivery System Utilizing Mobile Fulfillment Nodes and Distributed Kiosks.	US 63/810,973 Provisional		05/14/2025	05/14/2045
Modular Autonomous Delivery System with Mobile Fulfillment Node for UAV-Agnostic Package Transfer.	US Provisional		06/24/2025	06/24/2045
Interceptor Drone with Low-Collateral Defeat Mechanism and Swarm Coordination (Provisional Patent filed August 11, 2025)	US Provisional		8/11/2025	08/11/2045

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Recent Developments

Change of Control Transaction

On February 25, 2025, Panagiotis Lazaretos, Helen V. Maridakis, and Nikolaos Ioannou, the three controlling shareholders of the Company, entered into a Share Purchase Agreement (the “SPA”) with Aerospace Capital Partners, LLC, a Nevada limited liability company (“ACP”). Pursuant to the SPA, the Sellers sold an aggregate of 18,000,000 shares of common stock of the Company to ACP, equal to approximately 70.3% of the Company’s outstanding shares of common stock, as a result of this transaction, ACP became our controlling shareholder.

In connection with the SPA and the payment of the Company’s outstanding liabilities, the Company issued to ACP a Convertible Promissory Note in the original principal amount of Three Hundred Fifty-eight Thousand Two Hundred Dollars ($358,200). The Note was to convert automatically into shares of the Company’s common stock or a series of preferred stock upon the occurrence of all of the following: (1) the acquisition of the controlling interest in the Company by ACP, which happened pursuant to the SPA; (2) the effectiveness of an amendment to the Company’s Articles of Incorporation to authorize the Company to issue preferred stock; and (3) the filing of a Certificate of Designation of Rights and Preferences of a series of preferred stock of the Company. Upon the occurrence of all three events, ACP has the right to determine whether the Note amount will convert into shares of common stock or shares of the new preferred stock. The conversion price of the Note amount was $0.015 per share of either common stock or preferred stock. On June 25, 2025, following the creation of the Series A Preferred Stock, the Note converted into 23,880,000 shares of Series A Preferred Stock.

Also in connection with the SPA, the Company entered into an Assets Purchase Option and License Agreement  with the Sellers, pursuant to which , the Company granted to Absocare, Inc., a South Dakota corporation (“ABSO”), an entity controlled by the Sellers, a non-exclusive, royalty-free license to use certain assets of the Company for a period of six months . The Assets consist of the Company’s name and trademark; the software code used by the Company, the domain name (www.brooqly.com); the Company’s app store accounts, and the Company’s social media accounts.  ABSO has no right to sublicense, modify, distribute, or commercialize the Assets during the License Period.

Additionally, pursuant to the Option and License Agreement, the Company granted to ABSO the option to purchase the Assets at the end of the License Period. ABSO may elect to exercise the option by written notice to the Company for three months after the end of the License Period.

In connection with the change of control and pursuant to the terms of the SPA, Panagiotis Lazaretos, Nikolaos Ioannou and Helen Maridakis agreed to and did resign from their positions as officers and directors, effective February 25, 2025

The following individuals were appointed as officers and to our Board of Directors:

Name	Position
Kent Wilson	Chief Executive Officer/Chairman of the Board
Jeff Hail	Chief Operating Officer
Ian Kantrowitz	Vice President
Shannon Rigney	Vice President

Management believes that the acquisition of a controlling position in the Company by ACP represents a strategic transformation of the Company into an aerospace-focused enterprise. Management intends to pursue multiple aerospace acquisitions in the near future as part of this new corporate direction.

On March 7, 2025 the Company issued to ACP a second convertible promissory note in the original principal amount of Three Hundred Seventy Thousand  Dollars ($370,000) The conversion price of the second note amount was $0.40 per share of either common stock or preferred stock.  On June 25, 2025, following the creation of the Series A Preferred Stock, the second note was converted into 925,000 shares of Series A Preferred Stock.

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Appointment of  New Independent Directors

Ron J. Rich

On March 18, 2025, the Company appointed Ron J Rich to the Company’s Board of Directors as an independent Board Member.

Jorge L. Torres

On April 9, 2025, the Company appointed Jorge L. Torres to the Company's Board of Directors as an independent Board Member.

Biographical information for Messrs. Rich and Torres can be found below under the heading “Management.”

Asset Purchase Agreements

On April 1, 2025, the Company entered into two asset purchase agreements with Alpine 4 Holdings, Inc, a Delaware corporation (”Alpine 4”), and certain of Alpine 4’s subsidiaries. Collectively, these transactions are referred to herein as the “Asset Acquisition Transaction.”

Vayu US and Impossible Aerospace

The Company entered into an Asset Purchase Agreement (the “Vayu APA”) with Vayu (US) Inc. (“Vayu”) and Impossible Aerospace Corporation (“IAC,” and together with Vayu, the “Sellers”), and Alpine 4 as parent of the Sellers.

Pursuant to the Vayu APA, the Sellers agreed to sell and the Company agreed to purchase certain assets of the Sellers, comprising certain intellectual property, equipment, inventory, contracts, and goodwill related to the business of the Sellers (collectively, the “Vayu Assets”). The Vayu APA also listed certain assets that were excluded from the purchase, and certain liabilities for which the Company would not be responsible. The specific Vayu Assets purchased and sold are listed in Exhibit A to the Vayu APA.

The purchase price paid by the Company for the Vayu Assets included the assumption by the Company of $387,598 in liabilities as listed in the Vayu APA, and the payment of $2,974,167 in the form of a Convertible Note (the “Vayu Note”). Pursuant to the Vayu APA, the Vayu Note was issued directly to Alpine 4, and the Sellers assigned all rights to receipt of any consideration pursuant to the Note to Alpine 4.

Vayu Note

Pursuant to the Vayu APA, the Company issued the Vayu Note, in the principal amount of $2,974,167.  Under the terms of the Vayu Note, when the Company files an amendment to its Articles of Incorporation to create a Class B Common Stock, the Vayu Note will convert automatically into shares of the Company’s Class B Common Stock, at a conversion price of $0.95 per share.  The Vayu Note also provides that the shares of Class B Common Stock may be converted into shares of the Company’s Common Stock at a 1:1 ratio, at a rate of 20% per year, beginning 12 months after issuance.  Pursuant to the Vayu Note, the Company also has the right to repurchase unconverted shares of Class B Common Stock at a price rising from 100% of the face value ($0.95 per share) to 140% of the face value over the five years following the issuance of the Class B Common Stock by the Company.

Global Autonomous Corporation

The Company also entered into an Asset Purchase Agreement (the “GAC APA”) with Global Autonomous Corporation (“GAC”), and Alpine 4 as the owner of 71.43% of GAC. (The additional shareholders of GAC were included as third party beneficiaries under the GAC APA.)

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Pursuant to the GAC APA, the Sellers agreed to sell and the Company agreed to purchase certain assets of GAC, comprising certain equipment, software, inventory, contracts, and goodwill related to the business of GAC (collectively, the “GAC Assets”). The GAC APA also listed certain assets that were excluded from the purchase. The specific GAC Assets purchased and sold are listed in Exhibit A to the GAC APA.

The purchase price paid by the Company for the GAC Assets was $11,631,754 in the form of a Convertible Note (the “GAC Note”). Pursuant to the GAC APA, the GAC Note was issued directly to Alpine 4 and the minority shareholders of GAC, and the Sellers assigned all rights to receipt of any consideration pursuant to the Note to Alpine 4 and the minority shareholders.

GAC Note

Pursuant to the GAC APA, the Company issued the GAC Note, in the principal amount of $11,631,754.  Under the terms of the GAC Note, when the Company files an amendment to its Articles of Incorporation to create a Class B Common Stock, the GAC Note will convert automatically into shares of the Company’s Class B Common Stock, at a conversion price of $0.95 per share.  The GAC Note also provides that the shares of Class B Common Stock may be converted into shares of the Company’s Common Stock at a 1:1 ratio, at a rate of 20% per year, beginning 12 months after issuance.  Pursuant to the GAC Note, the Company also has the right to repurchase unconverted shares of Class B Common Stock at a price rising from 100% of the face value ($0.95 per share) to 140% of the face value over the five years following the issuance of the Class B Common Stock by the Company.

Drops Smart Hubs MOU

On May 6, 2025, the Company entered into a Memorandum of Understanding (the “MOU”) with Drops Smart Hubs (“Drops”), a Greece-based developer of autonomous smart hub infrastructure for drone operations. The MOU sets forth a non-binding framework for a strategic collaboration between the parties aimed at advancing drone logistics technologies and infrastructure in Greece and select U.S. locations.

Under the MOU, Drops will serve as the exclusive supplier and distributor of DAS’s unmanned aerial vehicles to local UAV operators throughout Greece. DAS will provide training, integration support, and ongoing maintenance for its drone technologies. The companies will collaborate to integrate DAS’s autonomous delivery platform, Dynamic Deliveries, with Drops’ smart hub infrastructure. This includes operational planning for the use of Drops’ hubs as pick-up, drop-off, and service nodes for last-mile autonomous drone delivery.

The parties also intend to negotiate a mutually beneficial revenue-sharing model and collaborate on marketing initiatives to promote autonomous logistics solutions across Greece. A pilot program will be launched in Greece to assess the performance and scalability of this integrated platform. The MOU includes provisions regarding intellectual property ownership, exclusivity, compliance with aviation and data privacy laws, and shared performance metrics. The term of the MOU is one year, and either party may terminate with 60 days’ written notice.

Listing on OTCQB Market

On May 9th 2025, the OTC Markets Group Inc. informed the Company that it has been approved for listing to the OTCQB Venture Market (the "OTCQB").  Trading on the OTCQB commenced on May 12, 2025, under the Company's current ticker symbol BRQL.

Management believes that having the Company’s common stock trading on the OTCQB is a significant step for the Company in its efforts to build shareholder value and expand market exposure. Management further believes that listing on the OTCQB will provide greater liquidity, increased visibility to investors, enhanced credibility among market participants, and the opportunity for improved trading volumes. As an OTCQB-listed company, the Company will be required to meet higher reporting and compliance standards compared to the OTC Pink Open Market, including annual verification and certification processes designed to promote transparency to investors. These enhanced standards directly correlate with some of the requirements needed  for a national exchange uplisting.

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Financial Advisor Agreement

On June 2, 2025, the Company entered into a financial advisor agreement (the “FA Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), pursuant to which A.G.P. agreed to provide certain consulting and financial services to the Company in connection with the Company’s efforts to raise capital, list on a national exchange, and other additional services as agreed between A.G.P. and the Company.

The Company agreed to pay a cash fee equal to 10% of the aggregate gross proceeds raised in any offering of the Company’s securities, at the closing of each such offering.  Additionally, the Company agreed to issue to A.G.P. warrants (the “A.G.P. Warrants”) to purchase up to 1,600,000 shares of the Company’s common stock on the following terms:

-	The exercise price of 400,000 warrants is $0.70;
-	The exercise price of 400,000 warrants is $1.00;
-	The exercise price of 400,000 warrants is $1.30; and
-	The exercise price of 400,000 warrants is $1.60.

The A.G.P. Warrants are exercisable for two (2) years.

A.G.P. is included in this Registration Statement as a Selling Stockholder with respect to the 1,600,000 shares of the Company’s common stock issuable upon exercise of the A.G.P. Warrants.

Noon Fulfillment MOU

On June 24th, 2025, DAS entered into an Addendum to the Memorandum of Understanding (“MOU”) originally dated January 24, 2025, between its wholly owned operating division Dynamic Deliveries (formerly known as Global Autonomous Corporation, “GAC”) and Noon Fulfillment, a UAE-based logistics company owned by Noon AD Holdings One Person Company L.L.C. (“Noon”).

Noon, a leading e-commerce platform in the UAE, has established a formidable market presence since its 2017 launch, serving millions of customers across the UAE, Saudi Arabia, and Egypt, with a reported 300,000 daily users as of 2021.

This Addendum was executed to reflect the corporate transition following DAS’s acquisition of GAC, which now operates under the name Dynamic Deliveries. The Addendum formally updates the MOU to replace all references to “Global Autonomous Corporation” or “GAC” with “Dynamic Deliveries.”

The original MOU outlines a strategic collaboration focused on drone logistics integration and testing in Dubai, United Arab Emirates, and is non-binding in nature, intended to reflect the mutual intent of the parties to explore and evaluate a potential commercial relationship.  All terms and conditions of the original MOU remain unchanged and in full effect, aside from the aforementioned name replacement.

Ticker Reservation for Future Uplisting

In connection with its longer-term strategic goals, the Company has reserved the ticker symbol "DAS," representing "Dynamic Aerospace Systems,” in preparation for a future uplisting on the New York Stock Exchange (NYSE). While there is no guarantee of an uplisting occurring, the reservation of the DAS ticker symbol with the NYSE reflects the Company’s vision and intent to continue building toward the necessary qualifications to support such a move in the future.

The Company believes securing the DAS symbol further aligns with its brand evolution and reinforces the strategic emphasis on aerospace, logistics, and advanced drone technologies through its Dynamic Aerospace Systems operating division.

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Filing of Amended Articles of Incorporation

On May 14, 2025, the Company filed with the Secretary of State of Nevada a Certificate of Amendment (the “Amendment”) to the Company’s Articles of Incorporation. The purpose of the Amendment was to file Amended and Restated Articles of Incorporation (the “A&R Articles”) and to make the following changes:

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to increase the authorized capital of the Company to an aggregate of Six Hundred Million (600,000,000) shares, consisting of Three Hundred Twenty-five Million (325,000,000) shares of Common Stock, $0.0001 par value per share (the “Common Stock”); Fifty Million (50,000,000) shares of Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”); and Two Hundred Twenty-five Million (225,000,000) shares of Preferred Stock, par value $0.0001 per share; and

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to grant authorization to our Board of Directors to determine, without shareholder approval, the designations, preferences, limitations, restrictions, and relative rights of any classes of Preferred Stock, and variations in the relative rights and preferences as between different series.

The Amendment took effect on May 14, 2025.

On June 24, 2025, the Company’s Board of Directors approved the filing with the Secretary of State of Nevada four Certificates of Designation of Rights and Preferences for the creation of four new series of preferred stock designated as the Series A Convertible Preferred Stock (the “Series A Preferred Stock”); the Series B Convertible Preferred Stock (the “Series B Preferred Stock”); the Series C Convertible Preferred Stock (the “Series C Preferred Stock”); and the Series D Convertible Preferred Stock (the “Series D Preferred Stock”). The Company’s Board of Directors had previously approved the adoption of the Certificates of Designation.

The rights and preferences of the four series of preferred stock are set forth below under the heading “Description of Securities.”

Employees

As of the date of this prospectus, we had 13 full-time employees. We believe that our relationship with our employees is good. Other than as disclosed in this prospectus or previously filed with the SEC, we have no employment agreements with our employees.

PROPERTIES

The Company maintains its headquarters and an aerospace assembly facility at 753 Plaza Dr, Ann Arbor, Michigan 48108, which the Company leases under a lease agreement expiring April 30, 2026. The 11,000-square-foot facility serves as the company’s primary location for research and development (R&D) and light assembly operations. It supports the production of aerospace components and systems while facilitating ongoing R&D activities. The facility is designed with the potential to expand to 31,000 square feet to accommodate future needs, allowing the Company to scale operations as required. Located in Ann Arbor, Michigan, the facility benefits from access to a skilled workforce and proximity to research institutions, supporting the company’s aerospace development efforts. Management believes that the space is currently sufficient for the Company’s needs, and with the expansion space available, should be sufficient for the Company’s needs for the foreseeable future.

LEGAL PROCEEDINGS

As of the date of this Registration Statement, we were not involved in any litigation that management believes could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting us, our common stock, any of our subsidiaries or the officers or directors of the Company or any of our subsidiaries in their capacities as such, in which an adverse decision could have a material adverse effect.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of the results of operations and financial condition of BrooQLy Inc. should be read in conjunction with our Consolidated Financial Statements and the notes to those Consolidated Financial Statements that are included elsewhere in this prospectus. This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains statements that are forward-looking. See “Cautionary Statement Regarding Forward-Looking Statements” above. Actual results could differ materially because of the factors discussed in “Risk Factors” elsewhere in this prospectus, and other factors that we may not know.

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this Prospectus. Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

The following Management’s Discussion and Analysis relates to our new restructured business operations, rather than the prior business operations of the Company before February 25, 2025.   Following the restructuring of our business, we are mainly focused on UAVs and Drone-related sales and services.

The following discussion and analysis of the financial condition and results of operations of BrooQLy Inc., doing business as Dynamic Aerospace Systems Corporation (“Dynamic Aerospace Systems” or the “Company”), should be read in conjunction with our financial statements and related notes as filed with the U.S. Securities and Exchange Commission (the “SEC”). This discussion contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those anticipated due to various factors, including those described in our SEC filings. Unless otherwise stated, references to “we,” “us,” or “our” refer to BrooQLy Inc., doing business as Dynamic Aerospace Systems Corporation. For additional details on our operations, see our website a thttps://www.dynamicaerosystems.com.

BrooQLy Inc., doing business as Dynamic Aerospace Systems Corporation (OTC Markets: BRQL, “Dynamic Aerospace Systems,” the “Company,” “we,” “our” or “us”), is a leader in unmanned aerial vehicle (“UAV”) manufacturing and autonomous logistics, focusing on advanced vertical takeoff and landing (“VTOL”) drones and UAV technologies, such as the Company’s G1 VTOL (the “G1”)  and US-1 electric rotor copter (the “US-1”). We serve government, defense, and commercial sectors, delivering solutions for logistics, surveillance, reconnaissance, and mission-critical operations across the United States, Gulf Coast nations, and NATO countries. Our mission is to optimize efficiency, reduce risk, and accelerate delivery through autonomous aerial solutions that enhance operational effectiveness and situational awareness.

In 2025, we adopted the trade name Dynamic Aerospace Systems to reflect our new strategic focus on autonomous aerospace technologies and to align with its expanded emphasis on UAV innovation and logistics. This rebranding coincided with significant corporate developments, including the acquisition of assets from Vayu (US) Inc., Impossible Aerospace Corporation, and Global Autonomous Corporation from Alpine 4 Holdings (ALPP) on April 1, 2025. These acquisitions strengthened our technological capabilities and market position in the UAV sector. Additionally, the appointment of a FedEx logistics expert to our Board of Directors enhanced our strategic expertise in logistics and supply chain optimization.

Dynamic Aerospace Systems Operations

Revenue

Operating as Dynamic Aerospace Systems, we have focused on developing and commercializing advanced VTOL drones and UAV systems, including the G1 and US-1, designed for applications such as autonomous logistics, surveillance, and reconnaissance. Prior revenue was based on the MyTreat Logistics systems; however, we have now discontinued that revenue model and are solely focused on UAV manufacturing and autonomous logistics using our drones. Our operational focus has been on expanding market reach and advancing research and development (“R&D”). Collaborations with government agencies, NATO allies, and commercial aerospace leaders have driven early-stage contracts and pilot programs, particularly for defense and logistics applications. Revenue generation remains in the growth phase as we scale production and secure larger contracts.

Cost Structure and Expenses

Our primary expenses include R&D, manufacturing, and operational costs associated with our facilities in Ann Arbor, Michigan, and planned flight testing at Strother Field, Kansas (expected to be operational in 2026). The acquisition of assets significantly increased our capital expenditures, aimed at enhancing proprietary UAV designs with autonomous flight controls and advanced sensor integration. We have also invested in secure communication technologies to ensure reliable and secure UAV operations. General and administrative expenses include costs related to corporate governance, regulatory compliance, and the integration of new board expertise to support our strategic vision.

Liquidity Position

Our liquidity position is supported by operational cash flows, strategic partnerships, and financing activities. The asset acquisitions in 2025 were funded through the issuance of Class B Common Stock, aligning with our strategy to preserve cash reserves while expanding our technological portfolio. We are actively pursuing additional contracts with government and commercial clients to bolster cash inflows. Management is also exploring further equity and debt financing to support ongoing R&D and the expansion of manufacturing capabilities. As with many growth-stage companies, our ability to secure additional capital will be critical to sustaining operations and achieving long-term objectives. There can be no assurance that we will obtain financing on favorable terms, and any further issuance of equity could dilute existing shareholders.

Financial Condition

As of the second quarter of 2025, our financial condition reflects a growth-oriented company with significant investments in technology and infrastructure. The transition to operating as Dynamic Aerospace Systems has positioned us to capitalize on the growing demand for autonomous UAV solutions. However, we have identified potential risks, including material weaknesses in internal controls over financial reporting, which we are actively working to remediate. Our balance sheet is primarily composed of intangible assets related to UAV technology, physical assets from acquisitions, and cash reserves allocated for R&D and operational expansion.

Key Trends and Uncertainties

The UAV and autonomous logistics market is rapidly evolving, driven by increasing demand for efficient, secure, and scalable solutions in defense, logistics, and commercial sectors. Our proprietary technologies, such as the G1’s VTOL and fixed-wing efficiency and the US-1’s extended flight capabilities, position us to meet these demands. However, we face risks including regulatory changes, competitive pressures, and the need for continuous innovation. The integration of AI-driven autonomy and sustainable propulsion systems, planned for future development, will require substantial investment and successful execution to maintain our competitive edge.

Conclusion

The transition to operating as Dynamic Aerospace Systems marks a pivotal shift toward leadership in autonomous aerospace solutions. With the strategic acquisitions discussed above and funded through the issuance of Class B Common Stock, a strengthened board, and a focus on innovative UAV technologies, we are well-positioned to drive growth in the logistics, defense, and commercial sectors. However, our success depends on securing additional capital, scaling operations, and navigating competitive and regulatory challenges. We remain committed to delivering value to our stakeholders through innovation, operational excellence, and strategic partnerships.

Results of Operations

The following information should be read in conjunction with the condensed consolidated financial statements and notes appearing elsewhere in this Report. We have generated minimal revenues from inception to date. We anticipate that we may not receive any significant revenues from operations until we begin our planned UAV sales and operations.

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Results of Operations for the Years Ended December 31, 2024 and 2023

Revenues

We generated revenues of $266 and $5 for the fiscal years ended December 31, 2024 and 2023, respectively. These revenues were derived exclusively from treat sales on our platform. The year-over-year increase of $261 reflects limited early monetization of our prior software assets. We anticipate future revenue growth will primarily result from UAV-related commercial activity beginning in 2025.

Operating Expenses

Total operating expenses were $537,440 for the year ended December 31, 2024, compared to $314,307 in the prior year. The 2024 operating expenses consisted of the following:

•	$110,017 in professional fees
•	$81,000 in salaries
•	$30,000 in bad debt expense
•	$198,193 related to the impairment of an intangible asset
•	$118,230 in general and administrative expenses

The increase of $223,133 in operating expenses was primarily due to the recognition of the impairment of an intangible asset and a nonrecurring bad debt charge.

Net Loss

Our net loss for the year ended December 31, 2024, was $1,171,439, compared to $348,288 in 2023. This increase of $823,151 was driven primarily by the impairment charge, losses associated with the conversion of common stock shares, and warrant-related expenses.

Results of Operations for the Three Months Ended June 30, 2025 and 2024

Revenues

For the three months ended June 30, 2025 and June 30, 2024, we generated $0 and $152 in revenue, respectively.

Operating Expenses

Our operating expenses totaled $478,146 and $74,814 for the three months ended June 30, 2025, and June 30, 2024, respectively. The increase of $403484, or 540%, was primarily attributable to the increase in professional fees associated with the rollout of our new business, as well as depreciation and amortization expenses of acquired fixed and intangible assets associated with business combinations with Vayu and GAC.

Other Income and Expenses

We had interest expense of $327,921 and $145,654 for the three months ended June 30, 2025, and June 30, 2024, respectively, an increase of $182,267, or 125%.  The increased interest expense is attributable to higher amortization of beneficial conversion features that the Company recorded as discounts against convertible notes issued in 2025 that were amortized to interest expense and subsequently converted to various series of preferred stock.

During the three months ended June 30, 2024, we recognized a loss on conversion of shares of $376,000 associated with the conversion of a convertible promissory note to equity.

Net Loss

For the three months ended June 30, 2025, we recognized a net loss of $805,767, attributable to $478,146 in operating expenses and $327,621 in interest and other expense. For comparison, in the same period in 2024, we incurred a net loss of $596,316, stemming from $74,814 in operating expenses, $145,654 in interest expense and $376,000 loss on the conversion of shares for debt.

The increase in operating expenses reflects the Company’s investment in scaling its operations and preparing for future growth. Notably, a portion of these expenses were hard costs directly associated with the acquisition and integration of Vayu and GAC aerospace assets transactions that successfully closed on April 1, 2025. These investments included legal, due diligence, and advisory fees that were essential to closing the deals and positioning the Company for revenue generation across its UAV manufacturing and autonomous logistics divisions.

Results of Operations for the Six Months Ended June 30, 2025 and 2024

Revenues

For the six months ended June 30, 2025 and June 30, 2024, we generated $0 and $181 in revenue, respectively.

Operating Expenses

Our operating expenses totaled $806,463 and $165,748 for the six months ended June 30, 2025, and June 30, 2024, respectively. The increase of $640,896, or 387%, was primarily attributable to the increase in professional fees associated the rollout of our new business, as well as depreciation and amortization expenses of acquired fixed and intangible assets associated with business combinations with Vayu and GAC.

Other Income and Expenses

We had interest expense of $493,456 and $150,404 for the six months ended June 30, 2025, and June 30, 2024, respectively, an increase of $343,052, or 228%.  The increased interest expense is attributable to higher amortization of beneficial conversion features that the Company recorded as discounts against convertible notes issued in 2025 that were amortized to interest expense and subsequently converted to various series of preferred stock.

During the six months ended June 30, 2024, we recognized a loss on conversion of shares of $376,000 associated with the conversion of a convertible promissory note to equity.

Net Loss

For the six months ended June 30, 2025, we recognized a net loss of $1,299,619, attributable to $806,463 in operating expenses and $493,156 in interest and other expense. For comparison, in the same period in 2024, we incurred a net loss of $691,971, stemming from $165,567 in operating expenses, $150,404 in interest expense and $376,000 loss on the conversion of shares for debt.

The increase in operating expenses reflects the Company’s investment in scaling its operations and preparing for future growth. Notably, a portion of these expenses were hard costs directly associated with the acquisition and integration of aerospace assets transactions that successfully closed on April 1, 2025. These investments included legal, due diligence, and advisory fees that were essential to closing the deals and positioning the Company for revenue generation across its UAV manufacturing and autonomous logistics divisions.

Additionally, we anticipate approximately $185,000 in legal and audit-related costs over the next twelve months, tied to our ongoing obligations as a reporting company, our planned S-1 filing, and our intent to pursue a listing on the NYSE later this year.

While we expect to continue operating at a net loss in the near term, management believes these strategic investments will support long-term growth, and that commercial activity from acquired assets will begin offsetting operating costs over the coming quarters.

Pro Forma Results of Operations Following Acquisition of assets of Vayu, IAC, and GAC

On April 1, 2025, we completed the acquisitions of certain assets of (i) Vayu (US) Inc. (“Vayu”), a developer of high-performance vertical take-off and landing (“VTOL”) unmanned aerial vehicles (“UAVs”), (ii) Impossible Aerospace Corporation (“IAC”), a developer of UAVs prioritizing battery life over traditional propulsion systems, and (iii) Global Autonomous Corporation (“GAC,” and  together with Vayu and IAC, the “Acquired Entities”), a developer of autonomous delivery solutions licensed to provide an Autonomous Mesh Fulfillment Network in Dubai. The Company accounted for the transactions as an acquisition of a business pursuant to ASC 805, “Business Combinations” (“ASC 805”).

Following the acquisitions, we operate in two business segments that employ the assets of the Acquired Entities: DAS and Dynamic Deliveries.  DAS is based in Ann Arbor, Michigan, and is an original equipment manufacturer of UAVs. Dynamic Deliveries is a division focused on building autonomous mesh logistics networks, which is a decentralized approach to managing the flow of goods, where each node (e.g., a warehouse, distribution center, or delivery vehicle) is directly connected to multiple other nodes, forming a network that allows for flexible and efficient routing of shipments.

The results of the Acquired Entities are included in our consolidated financial statements beginning on April 1, 2025.

Revenue for the three and six months ended June 30, 2025, was immaterial as the Acquired Entities are just beginning to generate revenue.  Loss from operations increased by $403,484 and $640,896 in the three and six months ended June 30, 2025, compared to the same periods of 2024, respectively, substantially all of which was related to additional operating costs associated with the Acquired Entities in 2025.

On a pro forma basis, as if the acquisition of the Acquired Entities had occurred on the first day of each period, net loss for the six months ended June 30, 2025, would have been approximately $1,683,115, compared to $2,251,030 in the prior-year periods six months ended June 30, 2025.  The decrease in pro forma net loss in 2025 results from a focused reduction in research and development and overhead expenses at Vayu and GAC during 2024 in an effort to control costs and reduce reliance on external capital. Revenue during each of the six months ended June 30, 2025 and 2024, was immaterial on a pro forma combined basis.

On a pro forma basis, as if the acquisition of the Acquired Entities had occurred on the first day of each period, net loss for the year ended December 31, 2024, would have been approximately $3,854,116, compared to $18,593,519 in the year ended December 31, 2023.  The decrease in pro forma net loss in 2024 results from a $12.2 million impairment charge taken by the Acquired Entities in 2023, a focused reduction in direct and overhead expenses at Vayu and GAC during 2024 in an effort to control costs and reduce reliance on external capital, offset by higher financing related costs at BrooQLy during 2024.  Revenue during each of the years ended December 31, 2024 and 2023, was immaterial on a pro forma combined basis.

All of our efforts and costs are now focused on DAS’s business which is being implemented using the assets, personnel and equipment acquired from the Acquired Entities. We expect to begin generating revenue from this business during the fourth quarter of 2025.

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Liquidity and Capital Resources

Since inception, we have generated modest revenues while funding operations primarily through support from affiliates, shareholders, and related parties. Notably, Aerospace Capital Partners, one of our largest shareholders, has already contributed financial resources to help support the Company during this period of growth. In addition, we have engaged an investment bank, Alliance Global Partners, to assist in raising additional capital to accelerate our business plan and ensure sufficient liquidity.

As of June 30, 2025, we had cash balances of $20,201 and a working capital deficit of $558,811. We are actively pursuing financing opportunities and anticipate revenue growth from sales that are expected to begin offsetting operating expenses within the next twelve months. We anticipate that we will require approximately $0.9 million of new funding in order to meet our operating needs for at least the next 12 months.  Based on our currently available capital resources, we project that we will be able to conduct our planned operations for an additional three months.

Although we may require additional equity or debt financing in the short term, management believes the Company is well-positioned to execute on its strategic objectives with the support of existing investors and engaged advisors. While any future financing may involve dilution or debt obligations, we are focused on securing capital on terms that preserve long-term shareholder value and support our path to profitability.

Net Cash Provided by (Used in) Operating Activities.

Net cash used in operating activities was $771,366 for the six months ended June 30, 2025, compared to $80,471 provided by operating activities during the six months ended June 30, 2024.  The increase in cash used in operating activities is mainly due to increased professional fees and general and administrative costs associated with the acquisition and implementation of our new business. Our primary use of funds in operations were payments made for legal and professional fees.

Net Cash Used in Investing Activities.

For the six months ended June 30, 2025, and June 30, 2024, our net cash used from investment activities was $0 and $90,440, respectively. Amounts invested in 2024 related to software from our prior business that has since been impaired.

Net Cash Provided by Financing Activities.

For the six months ended June 30, 2025, net cash provided by financing activities was $788,200, comprised of $843,200 received from two Convertible Notes and the repayment of two promissory notes in the amount of $55,000.  For the six months ended June 30, 2024, net cash provided by financing activities was $10,000 received from one Promissory Note.

Cash Position and Outstanding Indebtedness.

All of our outstanding convertible notes converted into preferred stock during the six months ended June 30, 2025.  Accordingly, we had no indebtedness as of June 30, 2025.  Current liabilities consist of accounts payable, a lease liability and amounts due to related parties.

At June 30, 2025, we had $17,071 of current assets, $15,972,689 in non-current assets and our working capital deficit was $558,811.

Off-Balance Sheet Arrangements

We have not and do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of establishing off-balance sheet arrangements or other contractually narrow or limited purposes. Therefore, we do not believe we are exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

The above discussion should be read in conjunction with our condensed financial statements and the related notes. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Plan of Operations

In support of the Company’s strategic transformation into a drone manufacturing and autonomous logistics company, the Company intends to raise new growth capital to fund product development, and operational expansion. To facilitate this effort, the Company has engaged A.G.P./Alliance Global Partners (“A.G.P.”), a reputable investment bank, to advise on and execute a structured capital raise. Management anticipates that this capital raise will include potential equity and/or debt offerings aimed at fueling the Company’s entry into the UAV and autonomous delivery sectors, expanding its technology stack, and establishing key commercial partnerships. The capital raise will be aligned with the Company’s long-term vision and will be critical to positioning the Company as an innovation leader in next-generation aerospace logistics.

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Going Concern

The report of the independent registered public accounting firm accompanying our audited financial statements for the year ended December 31, 2024 includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern. The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

To address this uncertainty, the Company has taken a series of meaningful steps to strengthen its financial position and operational outlook

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In the first and second quarters of 2025, we finalized multiple memorandums of understanding including agreements with Drops Smart Hubs and Noon Fulfillment in the United Arab Emirates which support future UAV based logistics operations and infrastructure deployment in key international markets

•	The Company has engaged Alliance Global Partners AGP as its non exclusive investment banking partner to raise capital and evaluate additional financial strategies aligned with our business model
•	Strategic partnerships and Local Representation Agreements have been executed to support expansion across multiple geographies without significant increases in fixed operating costs

Additionally, Aerospace Capital Partners (“ACP”), our single largest shareholder, continues to provide financial support and strategic guidance by leveraging institutional banking relationships to assist in our ongoing capital formation efforts. We anticipate that revenue from our UAV product portfolio including the US-1 electric multicopter and the G1 hybrid VTOL platform will begin contributing meaningfully to our financial results in 2025.

As of June 30, 2025, the Company had a working capital deficit of approximately $558,811. Although this presents a near term liquidity challenge, management believes that continued investment from AGP led financing efforts and UAV contract execution will help address the shortfall in the coming quarters.

Our ability to continue as a going concern will depend on timely access to capital, the successful execution of our revenue plan, and continued support from our strategic partners. The Company is actively pursuing a capital strategy that includes the following initiatives

•	Technical upgrades to our US-1 MKII UAV platform which has drawn interest from public safety, industrial inspection, and autonomous logistics operators in the United States
•	Progress on commercial deployment opportunities under the Drops Smart Hubs and Noon Fulfillment MOUs particularly in Dubai and the surrounding Gulf region
•	Ongoing coordination with ACP and AGP to pursue institutional and strategic investment aligned with our operational goals

While uncertainty remains, we believe the measures already taken, combined with support from our stakeholders and a focused operational plan, provide a viable path forward. The accompanying condensed financial statements do not reflect any adjustments that might be necessary if we are ultimately unable to execute on these plans. Nonetheless, management remains confident in its ability to navigate current challenges and create long term shareholder value.

MANAGEMENT

All directors of our Company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation, or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation, or removal from office.

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Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Kent Wilson	CEO/CFO Chairman of Board	52	February 25, 2025
Jeff Hail	COO/Director	63	February 25, 2025
Shannon Rigney	VP/Director	40	February 25, 2025
Ian Kantrowitz	VP/Director	45	February 25, 2025
Ron J. Rich	Director	63	March 19, 2025
Jorge L. Torres	Director	54	April 9, 2025

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed:

Kent Wilson – Chief Executive Officer, Chairman of the Board

Mr. Wilson, 52,  previously served as the Chief Executive Officer and Secretary of Alpine 4 Holdings, Inc. (“Alpine 4”), since June 2014. Mr. Wilson resigned as Chief Executive Officer of Alpine 4 in February 2025. Prior to his time with Alpine 4, Mr. Wilson was the CEO of Crystal Technology Holdings, Ltd./NextSure, LLC. This company successfully designed, built, and brought two products to market, including an internet-based insurance rating engine that allowed prospective buyers to rate and buy their auto insurance online via a virtual insurance agent. Since 2002, Mr. Wilson has been actively involved with all facets of corporate financial and operational planning and has held the title of CFO and CEO for several different companies. In 2011, Mr. Wilson took over as CFO of United Petroleum Company and helped guide them from a small startup with less than $1 million in revenue to a company with $20 million in revenue and a growth path for 2013 and 2014. Mr. Wilson holds a BA degree in Management and an MBA from Northcentral University. Management believes Mr. Wilson’s extensive management, strategic planning, and public company experience qualify him to serve as a director.

Jeff Hail – Chief Operating Officer, Director

Mr. Hail, 62, previously served as the Chief Operating Officer of Alpine 4 Holdings, Inc., since January 2019, and before that serving as Senior Vice President of Operations since April 2014. Mr. Hail’s professional experience has been both in the government and private sector. As a Buyer/Contract Officer with the Arizona Department of Transportation writing, awarding, and administering highway services contracts. In the private sector, Mr. Hail experienced success by starting a number of different companies and building them to be the leaders in their niche sectors from both electronics manufacturing to e-commerce. As a result, he brings a broad-based experience level with the operational aspects of running a business in today’s realm. Mr. Hail holds a Bachelor of Science degree in Operations and Production Management from the W.P. Carey School of Business at Arizona State University. Management believes Mr. Hail’s extensive business operations and broad industry experience qualify him to serve as a director.

Ian Kantrowitz – Vice President, Director

Mr. Kantrowitz, 45, served as Vice President of Investor Relations at Alpine 4 Holdings, Inc., from 2021 to 2025, following his role as Director of Investor Relations from 2014 to 2021. Mr. Kantrowitz played a key role in securing capital at critical moments, through not only his personal network, but by fostering stakeholder relationships with effective and compelling communication during pivotal growth phases. Also serving on the company’s Board of Directors, Mr. Kantrowitz was accountable for creating and presenting a consistently applied investment message, building trusted relationships and shaping strategic messaging to shareholders and the investment community, while providing insight on public perception and market positioning. He was often regarded as a voice of reason, offering balanced perspectives during critical decision-making moments. Prior to joining Alpine 4, Mr. Kantrowitz built a diverse career involving project management, negotiations and sales in addition to relationship management. He served as a Project Manager for two major homebuilders in Phoenix, Arizona, Continental Homes and Engle Homes, where he honed his leadership and operational skills. Additionally, he was a top-performing banker at Wells Fargo Bank, ranked number five in the country, showcasing his dedication to client satisfaction and business growth. Mr. Kantrowitz’s analytical insight with a people-first approach and experience with investor relations and project management qualify him to serve as a director.

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Shannon Rigney – Vice President, Director

Ms. Rigney, 40, previously served as Vice President of Social Media and Public Relations at Alpine 4 Holdings, Inc., since 2016, having been with the company since 2014. With a decade of experience specializing in brand strategy and corporate relationship management, Ms. Rigney played a pivotal role in shaping the company’s public narrative, developing investor-facing communications, and driving strategic media campaigns and events across Alpine 4’s diverse portfolio of subsidiaries. With a diverse career background spanning public messaging, financial forecasting, project management and contract negotiations in various industries from home building to transportation logistics and medical devices, Ms. Rigney brings a unique ability to craft communications and messaging that align with business objectives while resonating with key stakeholders. Ms. Rigney holds a Bachelor of Business Administration in Marketing from the University of Arizona, Eller College of Management 2006. Her collaborative approach bridges the gap between investor relations, marketing, and operations, ensuring consistent and transparent messaging across multiple platforms. Her extensive experience in stakeholder engagement, public company compliance and communications qualify her to serve as a director.

Ron J. Rich – Director

Mr. Rich, 64, Currently serves as Vice President of the Engineering Solutions Business at Intertec International.  He has held multiple leadership positions, including Vice President of Propulsion Systems at Honeywell Aerospace, where he spearheaded initiatives to enhance engine performance and reliability. His tenure at Honeywell also included driving research collaborations, such as the landmark agreement with the University of Arizona, designed to streamline aerospace research and development. His dedication to advancing aerospace technology and engineering education earned him the Circle of Excellence Award from the University of Arizona’s Engineering Design Program in 2019.

Mr. Rich graduated 1984 from the University of Arizona with a Bachelor's of Science degree in Mechanical Engineering.

Jorge L. Torres – Director

Mr. Torres, 54, has held multiple leadership positions throughout his 30-year career in the logistics and transportation industry. He currently serves as Vice President of Operations for FedEx Express México. Since 2012, he has overseen one of Latin America's most complex logistics networks. During his tenure, Mr. Torres led the successful integration of Multipack into FedEx, aligning infrastructure and services to support expanded growth across the region. He has been recognized as one of Mexico’s most trusted and influential leaders in logistics, with a proven track record of operational excellence, innovation, and employee engagement.

Mr. Torres holds a Master of Business Administration from EGADE Business School at Tecnológico de Monterrey, earned in 2006; a Master’s degree in Quality from Universidad La Salle, earned in 2000; and a Bachelor’s degree in Communications from Universidad del Valle de México, earned in 1993.

Term of office. Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the Board.

Family relationships. There are no family relationships among executive officers and directors.

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Director or officer involvement in certain legal proceedings. To the best of our knowledge, except as described below, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer, and other senior financial officers. The Code of Ethics is intended to promote honest and ethical conduct, compliance with applicable laws and regulations, and full, fair, accurate, and timely disclosure in reports and documents filed with the Securities and Exchange Commission (“SEC”).

A copy of our Code of Ethics will be made available to shareholders and investors upon request, and is filed as Exhibit 14 to this registration statement. We intend to disclose any amendments to, or waivers of, the Code of Ethics for our executive officers and directors in a Current Report on Form 8-K as required by SEC rules.

Board Meeting and Attendance

Since the change of control in February 2025, and as of the date of this prospectus, the Company’s Board has held five meetings in person or by telephone. Members of our Board were provided with information between Board meetings regarding the Company’s operations and were consulted on an informal basis with respect to pending business. Each director has attended all of the Board meetings during the year.

Director Independence

Independent Directors

As of the date of this prospectus, our Common Stock was not currently listed on any market or exchange that requires independent directors. In evaluating the independence of our members and the composition of the committees of our board of directors, we utilize the definition of “independence” as that term is defined by applicable listing standards of the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Pursuant to the NYSE rules, an independent director generally is “one who the board of directors affirmatively determines has no material relationship with the company, either directly or as an officer, partner or stockholder of a company that has a relationship with the company.” The NYSE rules focus on matters including but not limited to employment with the subject company or related entities, compensation received from the subject company, any relationships with the auditors of the subject company, and employment with a company that has made significant payments to or received significant payments from the subject company.

Based on the Board’s review of the NYSE rules, the Board has determined that Mr. Rich and Mr. Torres would qualify as independent directors.

Our board of directors expects to continue to evaluate its independence standards and whether and to what extent the composition of our board of directors and its committees meets those standards. We ultimately intend to appoint additional persons to our board and committees of our board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange. Therefore, we intend that a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated under the Securities Act of 1933, as amended.

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Board Leadership Structure

We have chosen to combine the roles of Chairman of the Board and Chief Executive Officer. Mr. Wilson serves as Chief Executive Officer and Chairman of the Board. The Board believes that this structure is appropriate for the Company and provides the appropriate level of independent oversight necessary to ensure that the Board meets its fiduciary obligations to our stockholders, that the interests of management and our stockholders are properly aligned, and that we establish and follow sound business practices and strategies that are in the best interests of our stockholders.

The Board of Directors does not believe that one particular leadership structure is appropriate at all times and will continue to evaluate the Board’s leadership structure from time to time.

Board’s Role in Risk Management

One of the Board of Directors’ key functions is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight.

In particular, the Board of Directors is responsible for monitoring and assessing strategic and operational risk exposure, which may include financial, legal and regulatory, human capital, information technology and security and reputation risks.

•

The Audit Committee, when formed, will have the responsibility to consider and discuss major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.

•

The Nominating and Corporate Governance Committee, when formed, will monitor the effectiveness of the Company’s corporate governance policies and the selection of prospective members of the Board of Directors and their qualifications.

•

The Compensation Committee, when formed, in conjunction with the Audit Committee, will assess and monitor whether any of the Company’s compensation policies and programs have the potential to encourage excessive risk-taking. In addition, the Compensation Committee will review and monitor matters related to human capital management, including management of human capital risks.

Like all businesses, we also face threats to our cybersecurity, as we are reliant upon information systems and the Internet to conduct our business activities. In light of the pervasive and increasing threat from cyberattacks, the Board believes oversight of this risk is appropriately allocated to the Board, although the Board may decide to delegate this responsibility to one of the Committees of the Board. The Board, with input from management, assesses the Company’s cybersecurity risks and the measures implemented by the Company to mitigate and prevent cyberattacks and respond to data breaches. In addition, management and the Board of Directors have recently focused on risks relating to, and the impact on the Company from, the COVID-19 pandemic, and will continue to do so while the situation remains in flux.

Typically, the entire Board of Directors meets with management and the applicable committees of the Board of Directors at least annually to evaluate and monitor respective areas of oversight. Both the Board of Directors as a whole and the various standing committees receive periodic reports from individuals responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board of Directors as quickly as possible. The Board of Directors’ role in risk oversight does not affect its leadership structure.

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Committees of the Board; Advisory Committees

Audit

As of the date of this prospectus, we did not have an audit committee that provides independent review and oversight of a company’s financial reporting processes, internal controls, and independent auditors. Our Board of Directors, as a whole, will act as our Audit Committee. Management is responsible for establishing and maintaining adequate internal control over our financial reporting. Our internal control over financial reporting was not subject to attestation by our independent registered public accounting firm pursuant to rules of the SEC that permit us to provide only management’s report in this annual report.

Governance

As of the date of this prospectus, we did not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. As of the date of this prospectus, we did not have any specific or minimum criteria for the election of nominees to our board of directors and we did not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

Additionally, the Company plans to create additional advisory committees to assist the Company in the implementation of the Company’s business strategies. Management anticipates that these advisory committees will include the following:

Branding, Sales, and Marketing Committee

The Branding, Sales, and Marketing Committee, when formed, will direct the company's branding, marketing, and sales strategies to support growth and enhance shareholder value. Members may include directors, employees, or unpaid advisors, with at least one expert in the field. This committee will oversee digital engagement, key performance indicators (“KPIs”), campaigns, and compliance with advertising standards. It will meet quarterly and will advise the Board on marketing performance and initiatives.

Budget Committee

The Budget Committee, when formed, will ensure the Company’s financial planning aligns with strategic goals and promotes fiscal responsibility. Members may include directors, employees, and advisors with finance expertise. This committee will approve budgets, monitor financial performance, and evaluate capital spending and resource allocation. The committee will coordinate closely with the Audit Committee and will meet quarterly.

Engineering Committee

The Engineering Committee, when formed, will oversee product development, R&D initiatives, and technology strategies to drive innovation and quality. It will monitor KPIs such as time-to-market and engineering efficiency, while also ensuring compliance with safety, ethical, and environmental standards. Members may include technical staff or advisors with engineering backgrounds. The committee will meet at least quarterly and will report to the Board.

Autonomous Logistics Committee

The Autonomous Logistics Committee, when formed, will be responsible for guiding the Company’s autonomous logistics initiatives, and will evaluate technologies like robotics, AI, and automation in the supply chain. It will review system performance, safety protocols, and strategic investments. The committee may include logistics or tech-savvy members and will monitor industry trends and regulatory compliance. It will meet quarterly and report progress to the Board.

UAV Technologies Committee

The UAV Technologies Committee, when formed, will oversee drone strategy, development, and operations, ensuring alignment with innovation goals and regulatory standards. It will monitor UAV KPIs, R&D, and compliance with FAA and privacy laws. Members may include aerospace or regulatory experts who evaluate major tech partnerships and contracts. This committee will convene quarterly to update the Board.

Regulatory Committee

The Regulatory Committee, when formed, will ensure compliance with all applicable regulations, including FAA rules, governmental contracts, export controls, and anti-corruption laws. It may include members with expertise in aerospace law and oversees audits, licensing, and training programs for staff. This committee also will monitor regulatory risks and trends, coordinating with the Audit Committee to ensure unified reporting. It will meet quarterly and advise the Board on compliance matters.

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EXECUTIVE COMPENSATION

The table below summarizes the total compensation paid or earned by the Company’s former named executive officers during the year ended December 31, 2024, and December 31, 2023.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Panagiotis Lazaretos	2024	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Former Chief Executive Officer	2023	18,000	Nil	Nil	Nil	Nil	Nil	Nil	18,000

Helen V. Maridakis	2024	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Former Chief Accounting Officer/Chief Financial Officer	2023	18,000	Nil	Nil	Nil	Nil	Nil	Nil	18,000

Nikolaos Ioannou	2024	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2023	18,000	Nil	Nil	Nil	Nil	Nil	Nil	18,000

___________

*We were incorporated on February 19, 2021; as such, we have only 2022, 2023 and 2024 representing executive compensation.

No salary or any compensation was paid or received by the former officers for the year ended December 31, 2024. During the year ended December 31, 2023, the Company’s former Chief Executive Officer, Chief Financial Officer and Chief Operating Officer accrued salaries of $3,000 per month for each beginning on July 1, 2023, resulting in a total of $18,000 per officer for the year ended December 31, 2023. No salary or any compensation was paid or received by the former officers for the year ended December 31, 2022.

There were no arrangements or plans in which the Company provided pension, retirement or similar benefits for the former directors or executive officers.

As noted above, on February 25, 2025, the three controlling shareholders of the Company entered into a Share Purchase Agreement (the “SPA”) with Aerospace Capital Partners, LLC, a Nevada limited liability company (“ACP”). Pursuant to the SPA, the Sellers sold an aggregate of 18,000,000 shares of common stock of the Company to ACP, equal to approximately 70.3% of the Company’s outstanding shares of common stock, as a result of this transaction, ACP became our controlling shareholder. In connection with the change of control and pursuant to the terms of the SPA, Panagiotis Lazaretos, Nikolaos Ioannou and Helen Maridakis agreed to and did resign from their positions as officers and directors, effective February 25, 2025

The following individuals were appointed as the Company’s new officers (the “New Executive Officers”):

Name	Position
Kent Wilson	Chief Executive Officer/Chairman of the Board
Jeff Hail	Chief Operating Officer
Ian Kantrowitz	Vice President
Shannon Rigney	Vice President

Employment Agreements

The Company has entered into employment agreements with the New Executive Officers of the Company, the terms of which are as follows:

Kent Wilson has been serving as the Chief Executive Officer (CEO) of the Company since February 25, 2025, with his compensation during this period provided by Aerospace Capital Partners. Mr. Wilson’s Employment Agreement (the “Wilson Agreement”), effective as of July 20, 2025, formalizes his employment with the Company, where Mr. Wilson reports directly and solely to the Board of Directors (the “Board”). The Wilson Agreement emphasizes the critical importance of the CEO’s role in driving sales, developing key client relationships, and securing significant contracts to advance the Company’s growth. Mr. Wilson is granted full authority to enter into contracts, manage banking relationships, and execute agreements on behalf of the Company, subject to any limitations set by the Board, highlighting his pivotal leadership role. Mr. Wilson’s compensation package includes a base salary of $350,000 annually, with 10% annual increases, supplemented by performance-based bonuses.

Jeffrey Hail has been serving as the Chief Operating Officer (COO) of the Company since February 25, 2025, with his compensation during this period provided by Aerospace Capital Partners. Mr. Hail’s Employment Agreement (the “Hail Agreement”), effective as of July 20, 2025, formalizes his employment with the Company, where Mr. Hail reports directly to the Chief Executive Officer (CEO) and directly to the Board. The Hail Agreement outlines Mr. Hail’s essential role in managing day-to-day operations, implementing strategic initiatives, and enhancing organizational efficiency in support of the Company’s growth and operational goals. Mr. Hail is authorized to act on behalf of the Company in operational matters, including vendor management, internal systems, and execution of strategic programs, subject to direction and oversight by the CEO and any limitations established by the Board. Mr. Hail’s compensation package includes a base salary of $267,500 annually, with 10% annual increases, supplemented by performance-based bonuses.

Ian Kantrowitz has been serving as the Vice President of the Company, serving in a cross-functional capacity including Internal and External Communications at the Company. since February 25, 2025, with his compensation during this period provided by Aerospace Capital Partners. Mr. Kantrowitz’s Employment Agreement (the “Kantrowitz Agreement”), effective as of July 20, 2025, formalizes his employment with the Company, where he reports directly to the CEO and indirectly to the Board. The Kantrowitz Agreement outlines Mr. Kantrowitz’s responsibilities across investor relations, corporate messaging, marketing, capital raising, and sales initiatives and strategies. He is authorized to act on behalf of the Company in operational matters, including vendor management, internal systems, and execution of strategic programs, as well as in communications and public engagement initiatives. These responsibilities are carried out under the direction and oversight of the CEO and subject to any limitations established by the Board. Mr. Kantrowitz’s compensation package includes a base salary of $150,000 annually, with 10% annual increases, supplemented by performance-based bonuses.

Shannon Rigney has been serving as the Vice President of the Company since February 25, 2025, with her compensation during this period provided by Aerospace Capital Partners. Ms. Rigney’s Employment Agreement (the “Rigney Agreement”), effective as of July 20, 2025, formalizes her employment with the Company where she reports directly to the CEO and indirectly to the Board. The Rigney Agreement outlines Ms. Rigney’s responsibilities across public relations, corporate compliance, marketing, capital raising, legal coordination, budgeting, and sales initiatives and strategies. She is authorized to act on behalf of the Company in operational matters, including vendor management, internal systems, and execution of strategic programs, as well as in communications and public engagement initiatives. These responsibilities are carried out under the direction and oversight of the CEO and subject to any limitations established by the Board. Ms. Rigney’s compensation includes a base salary of $150,000 per year, subject to annual increases of 10%, with additional performance-based bonuses at the discretion of the CEO and subject to Board approval.

Additionally, the Company’s new directors and executive officers may receive share options at the discretion of our board of directors in the future.

Stock Option Plan; Restricted Stock Unit Plans

As of the date of this Registration Statement, we did not have a stock option plan in favor of any director, officer, consultant, or employee of our company.

On April  12, 2025, the Company adopted the Dynamic Aerospace Systems Corporation Restricted Stock Unit (RSU) Executive Plan (the “Executive RSU Plan”) and the Dynamic Aerospace Systems Corporation Restricted Stock Unit (RSU) Plan (the “RSU Plan”).

Executive RSU Plan

The purpose of the Executive RSU Plan is to provide an equity compensation program to attract, retain, and incentivize key employees. Each Restricted Stock Unit (“RSU”) is a promise to deliver one share of the Company’s common stock upon vesting, subject to certain terms. The Company has the right to determine the specific grant details for each executive.  Pursuant to the Executive RSU Plan, the RSUs will vest 10% at the end of the first year after the grant; 30% at the end of the second year after the grant; and 60% at the end of the third year after the grant.  The vested RSUs will be settled in shares of the Company’s common stock six (6) months after the vesting date.

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RSU Plan

The purpose of the RSU Plan is to provide an equity compensation program to attract, retain, and incentivize key employees. Each RSU is a promise to deliver one share of the Company’s common stock upon vesting, subject to certain terms. The Company has the right to determine the specific grant details for each executive.  Pursuant to the RSU Plan, the RSUs will vest 10% at the end of the first year after the grant; 15% at the end of the second year after the grant; 25% at the end of the third year after the grant; 30% at the end of the fourth year after the grant; and 20% at the end of the fifth year after the grant.  The vested RSUs will be settled in shares of the Company’s common stock six (6) months after the vesting date

Option Grants; Restricted Stock Unit Grants

In March and April 2025, we granted RSUs to Ron J. Rich and Jorge L. Torres pursuant to the Executive RSU Plan in connection with their becoming members of the Company’s Board of Directors. Each of Mr. Rich and Mr. Torres received 100,000 RSUs, which vest 10% on the first anniversary of grant; 30% on the second anniversary of grant; and the remaining 60% on the third anniversary of grant. Each RSU represents a contingent right to receive one share of the Company’s common stock.

Compensation of Directors

We have formal agreements for compensating our directors for their services in their capacity as directors, and we have not paid any compensation to our directors.

Independent Directors

We have determined that two of directors are independent directors, as that term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Section 303A.02(a)(i), NYSE Listed Company Manual. As noted, as of the date of this Registration Statement, the Company was not required to have independent directors. Nevertheless, in view of the Company’s desire to list its shares of common stock on a national exchange, the Company’s Board has determined that Messrs. Torres and Rich would qualify as independent directors under the NYSE rules.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following tables set forth as of the date of this filing, certain information concerning the beneficial ownership of our capital stock, including our common stock:

•	Each stockholder known by us to own beneficially 5% or more of any class of our outstanding stock,
•	Each director,
•	Each named executive officer,
•	All our executive officers and directors as a group, and
•	Each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our outstanding stock.

Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of our outstanding Common Stock following the Share Purchase Agreement between the prior officers and directors of BrooQLy and Aerospace Capital Partners, LLC, on February 25, 2025, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all executive officers and directors as a group. Except as indicated in the footnotes below, the stockholders listed below possess sole voting and investment power with respect to their shares.

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise noted, the address of each person listed below is c/o Aerospace Capital Partners, LLC, 401 Ryland Street, Suite 200-A, Reno, NV 89502.

Name, Title, and Address of beneficial owner (1)	Number of Shares Owned	Percentage Ownership	Series A Preferred Stock (7)	Series B Preferred Stock (8)	Total Voting Power
Aerospace Capital Partners, LLC 401 Ryland Street, Suite 200-A Reno, NV 89502	17,997,000	70.26%	18,564,700	0	203,644,000

Kent B. Wilson (1) Chief Executive Officer, Chairman of the Board	17,997,000	70.25%	18,856,367	1	343,615,566

Jeff Hail (2) Chief Operating Officer, Director	17,997,000	70.25%	18,939,700	1	344,448,896

Ian Kantrowitz (3) Vice President, Director	17,997,000	70.27%	18,564,700	1	340,698,896

Shannon Rigney (4) Vice President, Director	17,997,000	70.25%	18,564,700	1	340,698,896

Ron J. Rich (5)	0	0.00%	0	0	0
Director

Jorge L. Torres (6)	0	0.00%	0	0	0
Director

All Officers and Directors as a Group (6 persons)	17,997,000	70.25%	18,564,700	4	758,530,252(9)

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(1)

Mr. Wilson is a member of Aerospace Capital Partners, LLC (“ACP”). Mr. Wilson does not own any shares of the Company’s common stock directly. All shares of common stock reflected in the table above are owned by ACP. Additionally, Mr. Wilson owns indirectly (through ACP) 18,856,367 shares of Series A Preferred Stock, and owns directly 291,667 shares of Series A Preferred Stock, for a total of 19,148,034 shares of Series A Preferred Stock. Mr. Wilson owns 40% of ACP. Mr. Wilson disclaims beneficial ownership of the shares of common stock and Series A Preferred Stock held by ACP except to the extent of his pecuniary interest therein.

(2)

Mr. Hail is a member of ACP. Mr. Hail does not own any shares of the Company’s common stock directly. All shares of common stock reflected in the table above are owned by ACP. Additionally, Mr. Hail owns indirectly (through ACP) 18,564,700 shares of Series A Preferred Stock, and owns directly 375,000 shares of Series A Preferred Stock, for a total of 18,939,700 shares of Series A Preferred Stock. Mr. Hail owns 30% of ACP. Mr. Hail disclaims beneficial ownership of the shares of common stock and Series A Preferred Stock held by ACP except to the extent of his pecuniary interest therein.

(3)

Mr. Kantrowitz is a member of ACP. Mr. Kantrowitz does not own any shares of the Company’s common stock directly. All shares of common stock reflected in the table above are owned by ACP. Additionally, Mr. Kantrowitz owns indirectly (through ACP) 18,564,700 shares of Series A Preferred Stock. Mr. Kantrowitz owns 15% of ACP. Mr. Kantrowitz disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(4)

Ms. Rigney is a member of ACP. Ms. Rigney does not own any shares of the Company’s common stock directly. All shares of common stock reflected in the table above are owned by ACP. Additionally, Ms. Rigney owns indirectly (through ACP) 18,564,700 shares of Series A Preferred Stock. Ms. Rigney owns 15% of ACP. Ms. Rigney disclaims beneficial ownership of the shares of common stock and Series A Preferred Stock held by ACP except to the extent of his pecuniary interest therein.

(5)

Mr. Rich received 100,000 Restricted Stock Units (“RSUs”) in connection with his appointment to the Board on March 19, 2025. Ten percent of the RSUs vest on March 19, 2026; another 30% vest on March 19, 2027; and the final 60% vest on March 19, 2028.

(6)

Mr. Torres received 100,000 Restricted Stock Units (“RSUs”) in connection with his appointment to the Board on April 9, 2025. Ten percent of the RSUs vest on April 9, 2026; another 30% vest on April 9, 2027; and the final 60% vest on April 9, 2028.

(7)

The shares of Series A Preferred Stock have voting rights of 10:1, meaning each share of Series A Preferred Stock has ten (10) common stock votes for each one (1) share of Series A Preferred Stock held.

(8)

Each share of Series B Preferred Stock have voting rights equal to two hundred percent (200%) of the total voting power of all holders of the Company’s common and preferred stock then outstanding, but not including the Series B Preferred Stock divided by the number of shares of Series B Preferred Stock issued and outstanding at the time of voting.

(9)	The Total Voting Power column includes the voting power of the shares of Common Stock, and the shares of Series A, Series B, Series C, and Series D Preferred Stock held by such shareholder.
(10)

The voting power of all of the officers and directors as a group includes the voting power of the shares of common stock held by ACP (an entity controlled by all of the directors of the Company); the voting power of the shares of Series A Preferred Stock held by ACP the voting power of shares of Series A Preferred Stock held directly by the directors and officers; and the voting power of the shares of Series B Preferred Stock held by the directors. It excludes the RSUs held by Mr. Rich and Mr. Torres, and does not double count the shares of common stock or Series A Preferred Stock held indirectly (through ACP) by the directors.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

All related party transactions are discussed and considered by the senior management team before the transactions are executed and are escalated to the Board of Directors for review and approval as appropriate and necessary.

As reported in the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2025, on February 25, 2025, Panagiotis Lazaretos, Helen V. Maridakis, and Nikolaos Ioannou, the three controlling shareholders of the Company, entered into a Share Purchase Agreement (the “SPA”) with ACP. Pursuant to the SPA, the Sellers sold an aggregate of 18,000,000 shares of common stock of the Company to ACP, equal to approximately 70.3% of the Company’s outstanding shares of common stock, as a result of this transaction, ACP became our controlling shareholder.

Kent Wilson, Jeff Hail, Ian Kantrowitz, and Shannon Rigney, who serve as officers and directors of the Company, are the four members and managers of ACP.

The Company has related party transactions with two of the executive officers, who have contributed paid expenses on behalf of the Company. As of June 30, 2025, and December 31, 2024, the Company had due to related party an amount of $60,523 and $-0-, respectively, to the Company’s CEO, Kent Wilson, and $43,980 and $-0-, respectively, to the Company’s COO, Jeffrey Hail, for expenses paid by these individuals on behalf of the Company.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

As of September 15, 2025, the authorized capital stock of the Company consisted of 325,000,000 shares of Common Stock, par value $0.0001 per share, of which 25,615,000 shares were issued and outstanding; 50,000,000 shares of Class B Common Stock, of which 15,374,654 were issued and outstanding; and  225,000,000 shares of Preferred Stock.

Common Stock

A statement of the designations of the Common Stock and the Class B Common Stock and the powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof is as follows:

(a) Voting Rights.

(i)

The holders of shares of Common Stock shall vote on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation. The holders of shares of Class B Common Stock shall have no voting rights.

(ii)

Each holder of shares of Common Stock shall be entitled to one (1) vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(iii)	The holders of shares of Class B Common Stock shall have no voting rights and shall not be entitled to any votes for each share of Class B Common Stock held by such holder.

(b) Dividends. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds of the Corporation legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Common Stock shall receive Common Stock or rights to acquire Common Stock, as the case may be. There shall be no dividends for the Class B Common Stock.

(c) Liquidation. Subject to the preferences applicable to any series of Preferred Stock, if any outstanding at any time, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Common Stock and the Class B Common Stock shall be entitled to share equally, on a per share basis, all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock and the Class B Common Stock.

(d) Subdivision or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of either the Common Stock or the Class B Common Stock, the outstanding shares of the other class will be subdivided or combined in the same manner.

(e) Conversion.

(i)	The Common Stock is not convertible into any other shares of the Company’s capital stock.

(ii)

The shares of Class B Common Stock each shall be convertible into one (1) fully paid and non-assessable share of Common Stock at the option of the holder thereof, upon written notice to the transfer agent of the Corporation, subject to the following limitations:

a.

Up to 20% of the total shares of Class B Common Stock held by such Class B Stockholder may convert into shares of Common Stock beginning twelve months following the acquisition of such shares (the “Acquisition Date”) of Class B Common Stock by the Class B Stockholder, whether from the Company or from another Class B Stockholder.

b.

At the end of each twelve-month period following the Acquisition Date, up to an additional 20% of the total shares of Class B Common Stock held by such Class B Stockholder may convert into shares of Common Stock, such that at the end of five (5) years following the Acquisition Date, up to 100% of the shares of Class B Common Stock held by such Class B Stockholder may be converted into shares of Common Stock.

(f) Restrictions on Transfer.

(i)	The shares of Common Stock shall be freely transferrable, subject to all applicable state, federal, and other securities laws.

(ii)	The shares of Class B Common Stock may only be transferred by any Class B Stockholder upon approval of the Company, which the Company may grant or withhold in its sole discretion.

(iii)

In connection with any Company-approved transfer of shares of Class B Common Stock, the Class B Stockholder shall provide to the Company information relating to the new Class B Stockholder, including the name, address, and other information about the new Class B Stockholder necessary for the Company to update its shareholder records for the Class B Common Stock. No transfer of shares of Class B Common Stock shall be effective until the Company has received all such required information.

(iv)	Any transfer of shares of Class B Common Stock not approved in advance by the Company and made pursuant to the conditions set forth in this subsection shall be null and void and of no effect.

(g) Redemption Rights of Class B Common Stock. The Company shall have the right, but not the obligation, to redeem unconverted shares of Class B Common Stock pursuant to the following terms and conditions:

(i)	During the first year following the issuance of shares of Class B Common Stock by the Company, by paying 100% of the redemption value, which shall be $0.95 per share (the “Redemption Value”).

(ii)	During the second year following the issuance of shares of Class B Common Stock by the Company, by paying 110% of the Redemption Value.

(iii)	During the third year following the issuance of shares of Class B Common Stock by the Company, by paying 120% of the Redemption Value.

(iv)	During the fourth year following the issuance of shares of Class B Common Stock by the Company, by paying 130% of the Redemption Value.

(v)	At any time following the beginning of the fifth year following the issuance of shares of Class B Common Stock by the Company, by paying 140% of the Redemption Value.

(h) Reissuance of Class B Common Stock. Once converted into or exchanged for shares of Common Stock, such shares of Class B Common Stock shall be authorized but unissued shares of Class B Common Stock which may be reissued.

(i) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Common Stock.

No shares of Class B common Stock are included in this Registration Statement.

Transfer Agent

The transfer agent and registrar for our common stock is ClearTrust, LLC, 16540 Pointe Village Dr Suite 210, Lutz, FL 33558, and its phone number is (813) 235-4490.

Preferred Stock

We are authorized by our Certificate of Incorporation to issue one or more series of preferred stock, and our Board of Directors is authorized to determine the rights, preferences, and terms of any such series without being required to seek approval of the shareholders. This is often referred to as having “blank check” preferred stock rights.

The series of Preferred Stock that have been designated to date are as follows: Series A Preferred Stock: 25,000,000 designated, of which 24,805,000 shares are issued and outstanding; Series B Preferred Stock: 100 shares designated, of which 4 shares are issued and outstanding; Series C Preferred Stock: 329,289 shares designated, of which 329,289 shares are issued and outstanding; and Series D Preferred Stock: 115,502 shares designated, of which 115,502 shares are issued and outstanding.  The terms and conditions of the various series are set forth below.

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Series A Preferred Stock

The Series A Preferred  Stock Certificate of Designation of Rights and Preferences (the “Series A Designation”) provides as follows:

-	Number of shares: The Company designated 25,000,000 shares of Series A Preferred Stock.
-	The Stated Value of the Series A Preferred Stock is $0.015 per share.
-	Dividends shall be payable only when, as, and if declared by the Board of Directors of the Company, equally and on a per share basis.
-	Voting Rights

o

The Series A Preferred Stock shall have 10:1 voting rights, meaning that each share of Series A Preferred Stock shall have 10 votes for each share of Series A Preferred Stock held by the holder of those shares (each, a “Holder”) of Series A Preferred Stock.

o

As long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote or written consent of the Holders of a majority of the then-outstanding shares of the Series A Preferred Stock, either directly or indirectly alter or change the powers, preferences, or rights given to the Series A Preferred Stock or amend this Certificate of Designation.

-	Liquidation

o

In the event of any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of the Series A Preferred Stock shall receive, prior and in preference to the holders of any Common Stock or other equity securities, an amount equal to the Stated Value of each share of Series A Preferred Stock, plus any declared but unpaid dividends (the “Liquidation Preference”).

o	After payment of the Liquidation Preference to the holders of the Series A Preferred Stock, the remaining assets of the Company shall be distributed to the holders of the Common Stock.
o	This Liquidation Preference shall apply regardless of whether the Company has surplus or net profits and in the fullest extent permitted by the laws of Nevada.

-	Conversion: The Series A Preferred Stock shall be convertible into shares of the Company's Common Stock only as follows:

o	Each share of Series A Preferred Stock shall be convertible into three (3) shares of the Company’s Common Stock, at the discretion of the holder.
o

The Series A Preferred Stock may also be exchanged for Common Stock for purposes of meeting a Tax-Free Exchange at the same rate of one (1) share of Series A Preferred Stock for three (3) shares of Common Stock.

o

The date on which any conversion of shares of Series A Preferred Stock into shares of Common Stock shall be deemed to be the “Conversion Date” for such shares of Series A Preferred Stock converted into Common Stock.

-	Redemption

o

At any time prior to the Conversion Date, the Company shall have the right to redeem any or all of the shares of the Series A Preferred Stock not converted by the Holder into shares of Common Stock, upon notice, at a redemption price per share equal to the closing bid price of the Company’s common stock on the trading day immediately prior to the date on which the Company gives notice to the investor of the Company’s intention to redeem shares of the Series A Preferred Stock.

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-	Miscellaneous

o

Any of the rights, powers, preferences, and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative vote or written consent of Holders of a majority of the then-outstanding Series A Preferred Stock.

o	Shares of Series A Preferred Stock converted into Common Stock, canceled, or redeemed, shall be canceled and shall have the status of authorized but unissued shares of undesignated preferred stock.
o	The Series A Preferred Stock is not subject to any reverse stock split.

Series B Preferred Stock

The Series B Preferred Stock Certificate of Designation of Rights and Preferences (the “Series B Designation”) provides as follows:

-	Number of shares: The Company designated 100 shares of Series B Preferred Stock.
-	The Stated Value of the Series B Preferred Stock is $1.00 per share.
-	No dividends will accrue.
-	Voting Rights

o

If at least one share of Series B Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series B Preferred Stock at any given time, regardless of their number, shall have that number of votes (identical in every other respect to the voting rights of the holders of all classes of Common Stock or series of preferred stock entitled to vote at any regular or special meeting of stockholders) equal to two hundred percent (200%) of the total voting power of all holders of the Company’s common and preferred stock then outstanding, but not including the Series B Preferred Stock.

o	If more than one share of Series B Preferred Stock is issued and outstanding at any time, then each individual share of Series B Preferred Stock shall have the voting rights equal to:

•	Two hundred percent (200%) of the total voting power of all holders of the Company’s common and preferred stock then outstanding, but not including the Series B Preferred Stock

Divided by:

•	the number of shares of Series B Preferred Stock issued and outstanding at the time of voting.

-	Liquidation

o

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders of the Series B Preferred Stock are entitled to receive out of the assets of the Company for each share of Series B Preferred Stock then held by the Holder an amount equal to the Stated Value, and all other amounts in respect thereof then due and payable before any distribution or payment shall be made to the holders of any Junior Securities.

-	Conversion: The Series B Preferred Stock shall be convertible into shares of the Company's Common Stock only as follows:

o

In the event that the Holder of Series B Preferred Stock ceases to be a director of the Company, upon such director's resignation or removal from the board by any means, the shares of Series B Preferred Stock held by such resigning or removed director shall convert automatically into that same number of shares of Class A Common Stock (i.e. on a one-for-one share basis).

o	Shares of Series B Preferred Stock converted into Common Stock, canceled, or redeemed, shall be canceled and shall have the status of authorized but unissued shares of undesignated preferred stock.

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Series C Preferred Stock

The Series C Preferred  Stock Certificate of Designation of Rights and Preferences (the “Series C Designation”) provides as follows:

-	Number of shares: The Company designated Three Hundred Twenty-Nine Thousand, Two Hundred Eighty-nine (329,289) shares of Series C Preferred Stock.
-	Dividends shall be payable only when, as, and if declared by the Board of Directors of the Company, equally and on a per share basis.
-	Voting Rights

o

The Series C Preferred Stock shall have 1:1 voting rights, meaning that each share of Series C Preferred Stock shall have one (1) vote for each share of Series C Preferred Stock held by the holder of those shares (each, a “Holder”) of Series C Preferred Stock.

o

As long as any shares of Series C Preferred Stock are outstanding, the Company shall not, without the affirmative vote or written consent of the Holders of a majority of the then-outstanding shares of the Series C Preferred Stock, either directly or indirectly alter or change the powers, preferences, or rights given to the Series C Preferred Stock or amend this Certificate of Designation.

-	Liquidation

o	The Series C Preferred Stock has no liquidation preference.

-	Conversion: The Series C Preferred Stock shall be convertible into shares of the Company's Common Stock only as follows:

o

No shares of Series C Preferred Stock shall be convertible until the date (the “Initial Conversion Date”) which is six (6) months following the date of issuance of the shares of Series C Preferred Stock by the Company.

o

Following the Initial Conversion Date, each share of Series C Preferred Stock shall be convertible into one and one half (1 ½) shares of the Company’s Common Stock, at the discretion of the holder on the following schedule:

•

The Holders may convert the shares of Series C Preferred held by such Holder into shares of the Company’s Common Stock in six equal tranches, each tranche being 1/6 of the total shares of Series C Preferred Stock held by such Holder, beginning on the Initial Conversion Date, and then on first date of each subsequent month.

o

Subject to the restrictions set forth above, the Series C Preferred Stock may also be exchanged for Common Stock for purposes of meeting a Tax-Free Exchange at the same rate of one (1) share of Series C Preferred Stock for one and one half (1 ½) shares of Common Stock.

o

The date on which any conversion of shares of Series C Preferred Stock into shares of Common Stock shall be deemed to be the “Conversion Date” for such shares of Series C Preferred Stock converted into Common Stock.

o

No fractional shares of Common Stock shall be issued in connection with any conversion of shares of Series C Preferred Stock. Any fractional shares of Common Stock resulting from a conversion shall be rounded up to the nearest whole share.

o

Mechanics of Conversion. In connection with any conversion of shares of Series C Preferred Stock pursuant to the terms set forth in this Certificate of Designation, the Holder shall give notice (a “Conversion Notice”) to the Company of the number of shares of Series C Preferred Stock to be converted, and following review of the Conversion Notice, the Company instruct the Company’s transfer agent to issue the shares of Common Stock to the Holder.

-	Redemption

o

At any time prior to the Conversion Date, the Company shall have the right to redeem any or all of the shares of the Series C Preferred Stock not converted by the Holder into shares of Common Stock, upon notice, at a redemption price per share equal to the closing bid price of the Company’s common stock on the trading day immediately prior to the date on which the Company gives notice to the investor of the Company’s intention to redeem shares of the Series C Preferred Stock.

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-	Miscellaneous

o

Any of the rights, powers, preferences, and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of all holders of Series C Preferred Stock by the affirmative vote or written consent of Holders of a majority of the then-outstanding Series C Preferred Stock.

o	Shares of Series C Preferred Stock converted into Common Stock, canceled, or redeemed, shall be canceled and shall have the status of authorized but unissued shares of undesignated preferred stock.
o	The Series C Preferred Stock is not subject to any reverse stock split.

Series D Preferred Stock

The Series D Preferred Stock Certificate of Designation of Rights and Preferences (the “Series D Designation”) provides as follows:

-	Number of shares: The Company designated One Hundred Fifteen Thousand, Five Hundred Two (115,502) shares of Series D Preferred Stock.
-	The Stated Value of the Series D Preferred Stock is $0.015 per share.
-	Dividends shall be payable only when, as, and if declared by the Board of Directors of the Company, equally and on a per share basis.
-	Voting Rights

o

The Series D Preferred Stock shall have 1:1 voting rights, meaning that each share of Series D Preferred Stock shall have one (1) vote for each share of Series D Preferred Stock held by the holder of those shares (each, a “Holder”) of Series D Preferred Stock.

o

As long as any shares of Series D Preferred Stock are outstanding, the Company shall not, without the affirmative vote or written consent of the Holders of a majority of the then-outstanding shares of the Series D Preferred Stock, either directly or indirectly alter or change the powers, preferences, or rights given to the Series D Preferred Stock or amend this Certificate of Designation.

-	Liquidation

o	The Series D Preferred Stock has no liquidation preference.

-	Conversion: The Series D Preferred Stock shall be convertible into shares of the Company's Common Stock only as follows:

o

No shares of Series D Preferred Stock shall be convertible until the date (the “Initial Conversion Date”) which is six (6) months following the date of issuance of the shares of Series D Preferred Stock by the Company.

o

Following the Initial Conversion Date, each share of Series D Preferred Stock shall be convertible into one (1) share of the Company’s Common Stock, at the discretion of the holder on the following schedule:

•

The Holders may convert the shares of Series D Preferred held by such Holder into shares of the Company’s Common Stock in six equal tranches, each tranche being 1/6 of the total shares of Series D Preferred Stock held by such Holder, beginning on the Initial Conversion Date, and then on first date of each subsequent month.

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o

Subject to the restrictions set forth above, the Series D Preferred Stock may also be exchanged for Common Stock for purposes of meeting a Tax-Free Exchange at the same rate of one (1) share of Series D Preferred Stock for one (1) share of Common Stock.

o

The date on which any conversion of shares of Series D Preferred Stock into shares of Common Stock shall be deemed to be the “Conversion Date” for such shares of Series D Preferred Stock converted into Common Stock.

o

No fractional shares of Common Stock shall be issued in connection with any conversion of shares of Series D Preferred Stock. Any fractional shares of Common Stock resulting from a conversion shall be rounded up to the nearest whole share.

o

Mechanics of Conversion. In connection with any conversion of shares of Series D Preferred Stock pursuant to the terms set forth in this Certificate of Designation, the Holder shall give notice (a “Conversion Notice”) to the Company of the number of shares of Series D Preferred Stock to be converted, and following review of the Conversion Notice, the Company instruct the Company’s transfer agent to issue the shares of Common Stock to the Holder.

-	Redemption

o

At any time prior to the Conversion Date, the Company shall have the right to redeem any or all of the shares of the Series D Preferred Stock not converted by the Holder into shares of Common Stock, upon notice, at a redemption price per share equal to the closing bid price of the Company’s common stock on the trading day immediately prior to the date on which the Company gives notice to the investor of the Company’s intention to redeem shares of the Series D Preferred Stock.

-	Miscellaneous

o

Any of the rights, powers, preferences, and other terms of the Series D Preferred Stock set forth herein may be waived on behalf of all holders of Series D Preferred Stock by the affirmative vote or written consent of Holders of a majority of the then-outstanding Series D Preferred Stock.

o	Shares of Series D Preferred Stock converted into Common Stock, canceled, or redeemed, shall be canceled and shall have the status of authorized but unissued shares of undesignated preferred stock.
o	The Series D Preferred Stock is not subject to any reverse stock split.

Anti-Takeover Provisions of Our Governing Documents and Nevada Law

Some provisions of our Articles of Incorporation, as amended to date, our Bylaws, and Nevada law could make it more difficult to acquire our company by means of a tender offer, a proxy contest, or otherwise.

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, for a proposal to be timely submitted for consideration at an annual meeting, notice must be delivered to our secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed.

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Our Articles and Bylaws both provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. Accordingly, the board of directors could prevent any stockholder from filling the new directorships with such stockholder’s own nominee.

Additionally, as noted, our Articles provides our Board with “blank check” preferred stock authority, by which means the Board of Directors may designate a new series of preferred stock, and determine the rights and preferences, including voting rights, without the need to seek approval from our shareholders.

Sections 78.378 to 78.3793 of the Nevada Revised Statutes (“NRS”) contain provisions that may prevent any person acquiring a controlling interest in a Nevada company from exercising voting rights. Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in a company’s common shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested stockholders at a special stockholders' meeting held upon the request and at the expense of the acquiring person. We have expressly opted-out of, or elect not to be governed by, the “Acquisition of Controlling Interest” provisions contained in NRS Sections 78.378 through 78.3793, inclusive, or any successor statutes.

Nevada Anti-Takeover Law

As a Nevada corporation, we are also subject to certain provisions of the Nevada Revised Statutes (the “NRS”) that have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so. The NRS provides that specified persons who, with or through their affiliates or associates, own, or affiliates and associates of the subject corporation at any time within two years own or did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of two years after the date on which the person became an interested stockholder, unless the combination meets all of the requirements of the articles of incorporation of the company, and: (i) the combination or transaction by which such person first became an interested stockholder was approved by the board of directors before they first became an interested stockholder; or (ii) such combination is approved by: (x) the board of directors; and (y) at an annual or special meeting of the stockholders (not by written consent), the affirmative vote of stockholders representing at least 60% of the outstanding voting power not beneficially owned by such interested stockholder. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders.

No Cumulative Voting

Our bylaws and articles of incorporation do not provide the right to cumulate votes in the election of directors. This provision means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. Non-cumulative voting makes it more difficult for an insurgent minority stockholder to elect a person to the board of directors.

Stockholder Action by Written Consent

Nevada law generally provides that the affirmative vote of a majority of the shares entitled to vote on such matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our Articles permit our board of directors to amend or repeal most provisions of our Bylaws by majority vote. Generally, our Articles may be amended by holders of a majority of the voting power of the then outstanding shares of our capital stock entitled to vote. The stockholder vote or consent with respect to an amendment of our Articles or Bylaws would be in addition to any separate class vote that might in the future be required under the terms of any series of preferred stock that might be outstanding at the time such a proposed amendment was submitted to stockholders. Nevada law and the provisions of our Bylaws generally permit stockholders owning the requisite percentage of shares of common stock necessary to approve an amendment to our Articles and Bylaws to act by written consent in lieu of a meeting of our stockholders.

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Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws provide indemnification, including advancement of expenses, to the fullest extent permitted under applicable law to any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director or officer of the company, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. In addition, our Charter provides that our directors will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors. This provision does not limit or eliminate our rights or the rights of any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, this provision does not limit the directors’ responsibilities under Delaware law or any other laws, such as the federal securities laws. We have obtained insurance that insures our directors and officers against certain losses, and which insures us against our obligations to indemnify the directors and officers. We also have entered into indemnification agreements with our directors and executive officers.

SELLING STOCKHOLDERS

The securities offered under this prospectus may be offered from time to time by the Selling Stockholders named below or by any of their respective pledgees, donees, transferees, or other successors-in-interest. As used in this prospectus, the term “Selling Stockholders” includes the Selling Stockholders identified below and any donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this prospectus from the selling security holder as a gift, pledge, or other non-sale related transfer. The Selling Stockholders named below acquired the shares of our common stock being offered under this prospectus directly from us. We issued the securities to the selling security holder in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

A.G.P. Warrants

On June 2, 2025, the Company entered into a financial advisor agreement (the “FA Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), pursuant to which A.G.P. agreed to provide certain consulting and financial services to the Company in connection with the Company’s efforts to raise capital, list on a national exchange, and other additional services as agreed between A.G.P. and the Company.

The Company agreed to pay a cash fee equal to 10% of the aggregate gross proceeds raised in any offering of the Company’s securities, at the closing of each such offering. Additionally, the Company agreed to issue to A.G.P. warrants (the “A.G.P. Warrants”) to purchase up to 1,600,000 shares of the Company’s common stock on the following terms:

-	The exercise price of 400,000 warrants is $0.70;
-	The exercise price of 400,000 warrants is $1.00;
-	The exercise price of 400,000 warrants is $1.30; and
-	The exercise price of 400,000 warrants is $1.60.

The A.G.P. Warrants are exercisable for two (2) years.

A.G.P. is included in this Registration Statement as a Selling Stockholder with respect to the 1,600,000 shares of the Company’s common stock issuable upon exercise of the A.G.P. Warrants.

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Platinum Point Capital Note Purchase Agreement; Platinum Point Capital Equity Purchase Agreement

Convertible Note and Warrant

On July 3, 2025, we entered into a Securities Purchase Agreement (the “Note Purchase Agreement”) with Platinum Point Capital, pursuant to which Platinum Point Capital agreed to purchase from us one or more convertible promissory notes, in an aggregate amount not to exceed $1,122,000.

Pursuant to the Note Purchase Agreement, we issued to Platinum Point Capital a convertible promissory note (the “Note”) in the principal amount of $495,000, for a purchase price of $450,000, reflecting an original issue discount of 10%.  The Note bears interest at a rate of 10% per annum from the date of issuance, and any amount of principal or interest not paid when due will bear interest at the lesser of 20% per annum or the maximum amount allowed by law from the due date thereof until such amount is paid. The maturity date of the Note is July 3, 2026. The Note is convertible into shares of the Company’s Common Stock at a conversion price equal to the lesser of $1.00 or the Variable Conversion Price, defined in the Note to be 90% of the lowest volume weighted average price for the ten trading days prior to the applicable conversion date.

We also issued to Platinum Point Capital a warrant (the “Warrant”) to purchase up to an additional 330,000 shares of the Company’s common stock. The Warrant has a term of four years from the date of issuance. The exercise price of the Warrant is $1.50 per share, subject to adjustment as provided in the Warrant. In the event that there is no effective registration statement registering the shares of the Company’s Common Stock underlying the Warrant, the Warrant may be exercised by means of a “cashless exercise” as described in the Warrant.

Additionally, pursuant to the Note Purchase Agreement, the Company and Platinum Point Capital agreed that at any time after the issuance of the Note but prior to its maturity date, Platinum Point Capital will purchase one or more additional notes in an aggregate amount of up to $132,000 following the date that this Registration Statement has been declared effective by the SEC, and additional notes hereunder in an aggregate amount of up to $450,000 (collectively, the “Additional Notes”) by written notice to Platinum Point Capital, and, subject to certain conditions, including but not limited to having an effective registration statement covering the shares of common stock issuable under the Additional Notes.

This registration statement registers the resale of up 15,000,000 shares of our common stock issuable on conversion of the Note and the Additional Notes, and the resale of 330,000 shares issuable upon exercise of the Warrant.

In connection with entering into the Note Purchase Agreement, we also agreed that on or before the ninetieth (90th) day following the date of the Note Purchase Agreement, the Company shall (i) file a Registration Statement covering the sale of the securities set forth herein, which shall have been declared effective by the SEC, and have not been withdrawn and not be subject to a stop order issued by the SEC on or before the one hundred twentieth (120th) day following the date hereof, and (ii) ensure the Prospectus contained in the Registration Statement complies with Sections 5(b) and 10 of the Securities Exchange Act of 1934, as amended.

Equity Purchase Agreement

On July 31, 2025, we entered into the Equity Purchase Agreement with Platinum Point Capital, which provides that upon the terms and subject to the conditions and limitations set forth therein, we have the right to direct Platinum Point Capital to purchase up to an aggregate of $15,000,000 worth of shares of our common stock over the 36-month term of the Purchase Agreement.

Pursuant to the Equity Purchase Agreement, upon filing and effectiveness of a registration statement on Form S-1 to register the resale of the Advance Shares (defined below) and provided other closing conditions are met, from time to time over the term of the Equity Purchase Agreement, the Company shall have the right, but not the obligation, to direct Platinum Point Capital to purchase shares of the Company’s Common Stock (the “Advance Shares”) in a maximum amount of one hundred percent (100%) of the average daily trading volume over the five trading days preceding the applicable advance date. At any time and from time to time during the three-year term of the Equity Purchase Agreement (the “Commitment Period”), the Company may deliver a notice to Purchaser (the “Advance Notice”) and shall deliver the Advance Shares to Purchaser via DWAC (as defined in the Equity Purchase Agreement) on the next trading day. The purchase price (the “Purchase Price”) for the Advance Shares shall equal 90.0% of the gross proceeds received by Platinum Point Capital for the resale of the Advance Shares during the three consecutive trading days immediately following the date an Advance Notice is delivered (the “Valuation Period”). The closing of an Advance Notice shall occur within two trading days following the end of the respective Valuation Period, whereby Platinum Point Capital shall deliver the Investment Amount (as defined below) to the Company by wire transfer of immediately available funds. The Company shall not deliver another Advance Notice to Purchaser within one trading day of a prior closing of Advance Shares. The “Investment Amount” means the aggregate Purchase Price for the Advance Shares purchased by Platinum Point Capital, minus clearing costs payable to Platinum Point Capital’s broker or to the Company’s transfer agent for the issuance of the Advance Shares.

The right of the Company to issue and sell the Advance Shares to Platinum Point Capital is subject to the satisfaction of certain closing conditions, including, but not limited to, (i) a Registration Statement on Form S-1 registering for resale by Platinum Point Capital of the Advance Shares and Commitment Shares being declared effective by the SEC, (ii) accuracy of the Company’s representations and warranties, (iii) the Company’s performance under the Equity Purchase Agreement in all material respects, (iv) no suspension of trading or delisting of Common Stock, (v) the limitation of Platinum Point Capital’s beneficial ownership of the Company’s Common Stock to no more than 4.99% of the Company’s then outstanding Common Stock, (vi) the Company maintaining its DWAC-eligible status, and (vii) the Company maintaining a sufficient share reserve.

The Equity Purchase Agreement terminates upon the first to occur of (i) July 31, 2028; (ii) the date that $15,000,000 in Advance Shares have been purchased by Platinum Point Capital; and (iii) the date that the Company terminates the Equity Purchase Agreement, which may be terminated in the Company’s option at any time following effectiveness of the Registration Statement registering the resale of the Advance Shares, except that the Equity Purchase Agreement cannot be terminated at any time Platinum Point Capital holds any Advance Shares; and upon the Company’s entering into bankruptcy protection (such period of time that the Equity Purchase Agreement is in place, the “Commitment Period”).

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Pursuant to the Equity Purchase Agreement, Platinum Point Capital agreed, that neither it, nor any of its affiliates, will in any manner whatsoever, directly or indirectly, during the period commencing on the date of the Equity Purchase Agreement and ending on (x) earlier of the date of the delivery of the first Advance Notice by the Company, and (y) the date that is six months from the date the Equity Purchase Agreement was entered into (the “Lock-Up Termination Date”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, or otherwise transfer or dispose of, any shares of Common Stock; (ii) enter into any transaction that is designed to, or might reasonably be expected to, result in the transfer to another person, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock (each, a “Disposition”); or (iii) publicly disclose the intention to make any Disposition or engage in any short sale, without the prior written consent of the Company.

While the Company has the obligation to maintain such share reserve while the Equity Purchase Agreement is effective, the Company does not have the obligation to sell any Advance Shares to Platinum Point Capital. Additionally, neither Platinum Point Capital, nor any affiliate of Platinum Point Capital acting on its behalf or pursuant to any understanding with it, will execute any short sales during the period from the date hereof to the end of the Commitment Period.

Purchase of Shares under the Equity Purchase Agreement

Our right to commence sales under the Equity Purchase Agreement is subject to the satisfaction of certain commencement conditions, including, without limitation, the effectiveness of the registration statement of which this prospectus forms a part, that all securities to be issued to Platinum Point Capital under the Equity Purchase Agreement and the Registration Rights Agreement shall continue to be listed on the OTCQB Market, and Platinum Point Capital’s representations and warranties shall be true and correct in all material respects as of the commencement date.

Additionally, Platinum Point Capital’ obligation to purchase Shares under the Equity Purchase Agreement is subject to the satisfaction of certain commencement conditions, including, without limitation, Platinum Point Capital’s beneficial ownership not exceeding 4.99%  of the common stock then outstanding, the effectiveness of the registration statement of which this prospectus forms a part, and our representations and warranties shall be true and correct in all material respects as of the commencement date and each date on which a purchase notice directing Platinum Point Capital to purchase any Advance Shares (the “Advance Notice”).

After the satisfaction of the commencement conditions, we will have the right to present Platinum Point Capital with a purchase notice directing Platinum Point Capital to purchase any amount up to one hundred percent (100%) of the average daily trading volume over the five (5) trading days preceding the applicable advance date, at a per share price equal to 90% of the gross proceeds received by Platinum Point Capital for the resale of the advance shares during the three consecutive trading days following the applicable advance date.

In consideration of Platinum Point Capital’s execution and delivery of, and performance under the Equity Purchase Agreement, on the execution date, we paid to Platinum Point Capital a commitment fee, which shall be in the form of shares of common stock (the “Commitment Shares”). We issued 600,000 Commitment Shares, which represented  the quotient obtained by dividing (a) $450,000 by (b) the closing price of the common stock on the day immediately preceding the execution date, which was $0.75.

If the closing price of our common stock provided on OTCQB on the trading day that this registration statement is declared effective is lower than $0.75 per share, we are required to issue to Platinum Point Capital additional Commitment Shares, the amount of which should be equal to the quotient obtained by dividing $450,000 by such lower closing price, minus 600,000 shares.

Actual sales of advance shares under the Equity Purchase Agreement to Platinum Point Capital will depend on a variety of factors to be determined by us from time to time, including, among others, satisfaction of certain conditions including, without limitation, the effectiveness of this resale registration statement, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for us and our operations. We expect to use the net proceeds from any sale of shares to Platinum Point Capital under the Equity Purchase Agreement for general corporate purposes, which may include working capital purposes, research and development, and repayment of certain outstanding debt, as described under “Use of Proceeds.”

The purchase price of the advance shares purchased by Platinum Point Capital under the Equity Purchase Agreement will be derived from the market prices of our common stock. We will control the timing and amount of future sales, if any, of advance shares to Platinum Point Capital. Platinum Point Capital has no right to require us to sell any Purchase Shares, but Platinum Point Capital is obligated to make purchases as we direct, subject to certain conditions.

The Equity Purchase Agreement and the Registration Rights Agreement (discussed below) each contain representations, warranties, covenants, closing conditions and indemnification and termination provisions by, between and for the benefit of the parties which are customary of transactions of this nature. Additionally, sales to Platinum Point Capital under the Equity Purchase Agreement may be limited, to the extent applicable, by SEC and other rules.

Platinum Point Capital may not assign or transfer its rights and obligations under the Equity Purchase Agreement.

Standstill and No Other Equity Lines or At-the-Market Offerings

We agreed not to issue any shares of our common stock or other securities convertible or exercisable into our common stock or enter into agreement to sell such securities, except for additional Advance Shares during each period beginning upon the submission of any Advance Notice and ending upon the close of the Trading Day on which the aggregate trading volume of our common stock over the trading days since issuance of such Advance Notice shall have exceeded 500% of the number of Advance Shares sold pursuant to such Advance Notice, unless waived by Platinum Point Capital,

So long as the Equity Purchase Agreement remains in effect, we covenants and agrees that we will not, without the prior written consent of Platinum Point Capital, enter into any other equity line of credit agreement with any other party or conduct an at-the-market offering, which consent may be granted or withheld in Platinum Point Capital’s sole and absolute discretion.

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Our Termination Rights

At any time after the effectiveness of the registration statement of which this Prospectus is a part, we have the option to terminate the Equity Purchase Agreement for any reason or for no reason by delivering written notice (a “Company Termination Notice”) to Platinum Point Capital electing to terminate the Equity Purchase Agreement without any liability whatsoever of any party to any other party under the Equity Purchase Agreement (except as set forth below). The Company Termination Notice shall be effective the business day immediately after it becomes effective, provided that the Equity Purchase Agreement cannot be terminated (i) while Platinum Point Capital holds any advance shares and (ii) prior to the expiration of the registration period (as defined in the Registration Rights Agreement). In addition, the Equity Purchase Agreement shall automatically terminate on the earlier of (i) the end of the 36-month commitment period; (ii) the date that the Company sells and Platinum Point Capital purchases the Maximum Commitment Amount; or (iii) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors.

Registration Rights Agreement

Concurrently with entering into the Equity Purchase Agreement, we also entered into the Registration Rights Agreement, in which we agreed to file one or more registration statements, as necessary, to register under the Securities Act the resale of all of the Commitment Shares, and the Advance Shares that may, from time to time, be issued or become issuable to Platinum Point Capital under the Equity Purchase Agreement. The Registration Rights Agreement requires that we file, within 30 days after the date of the Equity Purchase Agreement, a resale registration statement and use reasonable best efforts to have such resale registration statement declared effective by the SEC on or before the earlier of (i) 120 days after the date of the Equity Purchase Agreement and (ii) the fifth trading day after we are notified we will not be subject to further SEC review. If we fail to file in a timely manner such registration statement or have the registration statement declared effective by the effectiveness deadline, then we will be required to pay to Platinum Point Capital an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% of the Commitment Shares issued to Platinum Point Capital pursuant to the Equity Purchase Agreement, subject to a cap equal to 12% of the number of Commitment Shares.

No Short-Selling or Hedging by Platinum Point Capital

Platinum Point Capital has agreed that neither it nor any of its agents, representatives and affiliates will engage in any direct or indirect short-selling or hedging of our common stock before termination of the Purchase Agreement.

Prohibition on Variable Rate Transactions

Until the earlier of the date of termination of the Purchase Agreement or the 36-month maturity date of the Equity Purchase Agreement, we are prohibited from effecting or entering into any “Variable Rate Transaction.” For purposes of this prohibition, a “Variable Rate Transaction” is a transaction in which we (i) issue or sell convertible securities, where the conversion, exercise or exchange price is based upon or varies with the trading price of our common stock after the initial issuance of such securities, or the conversion, exercise or exchange price is subject to being reset at some future date or upon the occurrence of specified or contingent events related to our business or the market for our common stock, (ii) issue or sell any securities either at a price that is subject to being reset at some future date or upon the occurrence of specified or contingent events relating to our business or the market for our common stock or that is subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism that provides for the issuance of additional equity securities or payment of cash by us, or (iii) enter into any agreement, including without limitation an equity line or at-the-market offering (subject to certain limited exceptions), whereby we may sell shares at a future determined price.

Dilutive Effect on Our Stockholders

All 25,000,000 shares of our common stock registered hereunder, which may be issued or sold by us to Platinum Point Capital under the Equity Purchase Agreement and Registration Rights Agreement, issued upon conversion of Series A Preferred Shares to ACP, issued upon conversion of the Note by Platinum Point Capital, or issuable upon execution of the Warrant are expected to be freely tradable. It is anticipated that the common stock registered hereunder will be sold by us to Platinum Point Capital from time to time until the date that is approximately 36 months following the satisfaction of the commencement conditions under the Equity Purchase Agreement. The sale by Platinum Point Capital of a significant amount of our common stock registered hereunder at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Platinum Point Capital, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately issue or sell to Platinum Point Capital all, some, or none of the shares of common stock available under the Equity Purchase Agreement. The advance shares that we may sell under the Equity Purchase Agreement are sold with a forward pricing mechanism, and as of the date of this registration statement, the purchase price has yet to be calculated.

Issuances of our common stock pursuant to the Equity Purchase Agreement, the conversion of Series A Preferred Shares by ACP, conversion of the Note by Platinum Point Capital, or execution of the Warrant will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of our common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Platinum Point Capital, upon conversion of Series A Preferred Shares to ACP, conversion of the Note by Platinum Point Capital, or execution of the Warrant. If and when we do sell our common stock to Platinum Point Capital under the Equity Purchase Agreement, after Platinum Point Capital has acquired those shares, Platinum Point Capital may resell all, some, or none of such shares at any time or from time to time in its discretion. Therefore, issuances to Platinum Point Capital by us under the Equity Purchase Agreement, or issuances upon conversion of Series A Preferred Shares to ACP, conversion of the Note by Platinum Point Capital, or execution of the Warrant may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of our common stock to Platinum Point Capital under the Equity Purchase Agreement, or if investors expect that we will do so, or if a significant number of shares are issued upon conversion of Series A Preferred Shares to ACP, conversion of the Note by Platinum Point Capital, or execution of the Warrant, the actual sales of our common stock or the mere existence of our arrangement with Platinum Point Capital may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of advance shares to Platinum Point Capital, and the Equity Purchase Agreement may be terminated by us at any time at our discretion (see subsection entitled “Our Termination Rights” above).

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The following table sets forth the amount of shares we would issue to Platinum Point Capital from the sale of  $15,000,000 worth of shares of our common stock to Platinum Point Capital under the Equity Purchase Agreement registered hereunder at varying purchase prices:

Assumed Purchase Price Per Purchase Shares (3)	Proceeds from the Sale of Common Stock to Platinum Point Capital Under the Purchase Agreement	Number of Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Common Stock After Giving Effect to the Issuance to Platinum Point Capital (2)
$0.80	$15,000,000	18,750,000	42.3%
$0.90	$15,000,000	16,666,667	39.4%
$1.00	$15,000,000	15,000,000	36.9%
$1.10	$15,000,000	13,636,364	34.7%
$1.20	$15,000,000	12,500,000	32.8%
$1.30	$15,000,000	11,538,462	31.1%
$1.50	$15,000,000	10,000,000	28.1%

1.

We are registering up to 25,000,000 shares of our common stock which would be issuable to Platinum Point Capital pursuant to the Equity Purchase Agreement. This table assumes that sales are made to Platinum Point Capital without regard for the 4.99% Beneficial Ownership Limitation.

2.

The denominator is based on 25,615,000 shares outstanding as of July 31, 2025, adjusted to include the issuance of the number of our common stock set forth in the adjacent column which we would have issued to Platinum Point Capital under the Equity Purchase Agreement based on the applicable assumed purchase price per Purchase Share.

3.

For the avoidance of any doubt, this price would reflect the purchase price after calculation (i.e., after discounts to the market price of our shares) in accordance with the terms of the Equity Purchase Agreement.

Aerospace Capital Partners, LLC

On February 25, 2025, Panagiotis Lazaretos, Helen V. Maridakis, and Nikolaos Ioannou, the three former controlling shareholders of the Company (the “Sellers”), entered into a Share Purchase Agreement (the “SPA”) with Aerospace Capital Partners, LLC, a Nevada limited liability company (“ACP”). Pursuant to the SPA, the Sellers sold an aggregate of 18,000,000 shares of common stock of the Company to ACP, equal to approximately 70.3% of the Company’s outstanding shares of common stock. As a result of this transaction, ACP became our controlling shareholder.

In connection with the SPA and the payment of the Company’s outstanding liabilities, the Company issued to ACP a Convertible Promissory Note in the original principal amount of Three Hundred Fifty-eight Thousand Two Hundred Dollars ($358,200). The Note was to convert automatically into shares of the Company’s common stock or a series of preferred stock upon the occurrence of all of the following: (1) the acquisition of the controlling interest in the Company by ACP, which happened pursuant to the SPA; (2) the effectiveness of an amendment to the Company’s Articles of Incorporation to authorize the Company to issue preferred stock; and (3) the filing of a Certificate of Designation of Rights and Preferences of a series of preferred stock of the Company. Upon the occurrence of all three events, ACP has the right to determine whether the Note amount will convert into shares of common stock or shares of the new preferred stock. The conversion price of the Note amount was $0.015 per share of either common stock or preferred stock.  On June 25, 2025, following the creation of the Series A Preferred Stock, the Note converted into 23,880,000  shares of Series A Preferred Stock.

On March 7, 2025 the Company issued to ACP a second convertible promissory note in the original principal amount of Three Hundred Seventy Thousand Dollars ($370,000) The conversion price of the second note amount was $0.40 per share of either common stock or preferred stock.  On June 25, 2025, following the creation of the Series A Preferred Stock, the second note was converted into 925,000 shares of Series A Preferred Stock.  ACP subsequently disposed of 6,243,300 shares of Series A Preferred Stock and 3,000 shares of Common Stock. As of the date of this Registration Statement, ACP owned 18,564,700 shares of Series A Preferred Stock.

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As noted above, each share of Series A Preferred Stock is convertible into three (3) shares of the Company’s common stock, at the discretion of the holder.  As such, the 18,564,700 shares of Series A Preferred Stock owned by ACP are convertible into a total of 55,694,100 shares of the Company’s common stock. This registration statement registers the resale by ACP of the shares of common stock owned by ACP and issuable to ACP upon conversion of the shares of Series A Preferred Stock.

Selling Stockholders

The following table sets forth as of March 31, 2025: (1) the name of the Selling Stockholders for whom we are registering shares of our common stock under the registration statement of which this prospectus is a part, (2) the number of shares of our common stock beneficially owned by the Selling Stockholders prior to the offering, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) the number of shares of our common stock that may be offered by the Selling Stockholders under this prospectus and (4) the number of shares of our common stock to be owned by the Selling Stockholders after completion of this offering. We will not receive any of the proceeds from the sale of the shares of our common stock offered under this prospectus. The amounts and information set forth below are based upon information provided to us by the Selling Stockholders or its representatives, or on our records as of June 30, 2025. The percentage of beneficial ownership for the following table is based on 25,610,00 shares of our common stock outstanding as of June 30, 2025.

To our knowledge, except as indicated in the footnotes to this table, each Selling Stockholder named in the table has sole voting and investment power with respect to all securities shown in the table to be beneficially owned by such Selling Stockholder. Except, as described below, none of the Selling Stockholders has not had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years. In addition, based on information provided to us, one of the Selling Stockholders, if an affiliate of broker-dealer, has not purchased the securities outside the ordinary course of business, or, at the time of their acquisition of such securities, had any agreements, understandings, or arrangements with any other persons, directly or indirectly, to dispose of the securities. Information concerning the Selling Stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required.

Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After the Offering	Percentage of Common Stock Owned After the Offering (8)
Platinum Point Capital, Equity Purchase Agreement (1)	0	25,000,000	0(2)	0%

Platinum Point Capital – Convertible Promissory Notes and Warrant (1)	0	15,000,000	0(3)(8)	0%

A.G.P./Alliance Global Partners(4)	0	1,600,000	0(8)(9)	0%

Aerospace Capital Partners, LLC (5)	17,997,000	10,000,000(6)	7,997,000(7)	0%

__________________

(1)

Brian Freifeld is the manager of Platinum Point Capital, LLC, and in such capacity has sole voting and dispositive power over shares held by Platinum Point Capital, LLC. Mr. Freifeld disclaims beneficial ownership of the reported securities, except to the extent of their pecuniary interest therein. Platinum Point Capital, LLC, is not a licensed broker dealer or an affiliate of a licensed broker dealer. The address of Platinum Point Capital, LLC, is 353 Lexington Avenue. New York, NY 10016.

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(2)	Assumes all securities being offered under this prospectus in connection with the Equity Purchase Agreement are sold.
(3)	Assumes all securities being offered under this prospectus in connection with the Note and Warrant are sold.
(4)

Mr. Thomas J. Higgins is the manager of A.G.P./Alliance Global Partners (“A.G.P.”) and in such capacity has voting and dispositive power over shares held by A.G.P. Mr. Higgins disclaims beneficial ownership of the reported securities, except to the extent of their pecuniary interest therein. A.G.P. is a licensed broker dealer. The address of A.G.P. is 590 Madison Avenue, 28th Floor, New York, NY 10022.

(5)

As of the date of this Registration Statement, Aerospace Capital Partners, LLC (“ACP”), ACP was the controlling shareholder of the Company. Kent Wilson, Jeff Hail, Ian Kantrowitz, and Shannon Rigney, all officers and directors of the Company, were the members and managers of ACP.

(6)	Consists of 10,000,000 shares of common stock held by ACP prior to the filing of the registration statement.
(7)	Assumes all securities being offered under this prospectus are sold. ACP owns a total of 17,997,000 shares of Common Stock, of which 10,000,000 shares are included under this Registration Statement.
(8)

Assumes that the Notes have been fully converted and the shares issuable on conversion of the Notes are sold; the Warrant has been fully exercised; and all shares issuable pursuant to the Equity Purchase Agreement have been issued and sold.

(9)	Assumes all securities being offered under this prospectus underlying the A.G.P. Warrants are sold.

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PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer (the “Selling Stockholders”), may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-	an exchange distribution in accordance with the rules of the applicable exchange;

-	privately negotiated transactions;

-	settlement of short sales;

-	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

-	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-	a combination of any such methods of sale; or

-	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

90

Platinum Point Capital is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”) with respect to shares of common stock issued and issuable to it in connection with the Equity Purchase Agreement. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date that such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 and certain other conditions have been satisfied, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person.

91

LEGAL MATTERS

The legal validity of the securities offered by this prospectus will be passed upon for us by Kirton McConkie, PC, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements of BrooQLy Inc. as of December 31, 2024, and for the year then ended, appearing in this prospectus and the registration statement, have been audited by RBSM, LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Since our common stock is registered under the Securities Exchange Act of 1934, we are required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act of 1934, as amended. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on the Investor Relations portion of our website, www.dynamicaerosystems.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, the SEC maintains an internet site that contains the reports, proxy and information statements, and other information we electronically file with or furnish to the SEC, located at http://www.sec.gov.

Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of this offering are also incorporated herein by reference and will automatically update and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus. However, anything herein to the contrary notwithstanding, no document, exhibit or information or portion thereof that we have “furnished” or may in the future “furnish” to (rather than “file” with) the SEC, including, without limitation, any document, exhibit or information filed pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, shall be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to investorrelations@dynamicaerosystems.com/, telephone number (734) 773-3776. We maintain a website at https://www.dynamicaerosystems.com/. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

92

INDEX TO FINANCIAL STATEMENTS

F-3	BrooQLy Inc. audited financial statements as of and for the years ended December 31, 2024 and 2023
F-14	BrooQLy Inc. interim unaudited financial statements as of and for the and six months ended June 30, 2025 and 2024
F-31

Special-Purpose Combined Carve-Out Financial Statements of Vayu (US) Inc., Impossible Aerospace Corporation and Global Autonomous Corporation (A Carve-Out of Alpine 4 Holdings, Inc.) as of and for the Years Ended December 31, 2024 and 2023

F-46

Special-Purpose Condensed Combined Carve-Out Interim Financial Statements of Vayu (US) Inc., Impossible Aerospace Corporation and Global Autonomous Corporation as of and for the Three Months Ended March 31, 2025 and 2024

F-58	Unaudited pro forma consolidated financial information of BrooQLy Inc., Vayu (US) Inc., Impossible Aerospace Corporation and Global Autonomous Corporation

F-1

F-2

New York Office: 805 Third Avenue New York, NY 10022 212.838-5100 www.rbsmllp.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of BrooqLy Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of BrooqLy Inc. (the Company) as of December 31, 2024 and 2023, and the related statements of operations, statements cash flows, and statements of the changes in stockholders’ deficit, for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the result of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the accompanying financial statements, the Company has suffered recurring losses from operations, generated negative cash flows from operating activities, has an accumulated deficit and has stated that substantial doubt exists about Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2022.

New York, NY

March 31, 2025

PCAOB ID: 587

F-3

BrooqLy Inc.

Balance Sheets

ASSET	December 31, 2024	December 31, 2023
Current Assets
Cash	$33	$2
Prepaid Expenses	204	30,204
Total Current Assets	237	30,206

Long-term Assets
Intangible Assets, net	-	171,076
Total Long-term Assets	-	171,076

Total Assets	$237	$201,282

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts Payable	$189,291	$145,077
Promissory Note	55,000	55,000
Interest Payable	14,004	4,303
Payroll Payable	-	50,488
Due to related party	29,931	23,374
Total Current Liabilities	288,226	278,242

Stockholders’ Deficit
Common stock, par value $0.0001; 200,000,000 common shares authorized; 25,615,000 and 24,234,982 common shares issued and outstanding at December 31, 2024 and December 31, 2023 respectively	2,562	2,424
Additional paid in capital	1,709,645	749,373
Accumulated deficit	(2,000,196)	(828,757)
Total Stockholders’ Deficit	(287,989)	(76,960)

Total Liabilities and Stockholders’ Deficit	$237	$201,282

The accompanying notes are an integral part of these audited financial statements.

F-4

BrooqLy Inc.

Statements of Operations

	YEAR ENDED	YEAR ENDED
	December 31, 2024	December 31, 2023

Revenue	$266	$5
Total Revenue	266	5

Operating expenses
Professional fees	110,017	87,941
Salaries	81,000	54,000
Bad Debt expense	30,000	-
Impairment of Intangible Asset	198,193	-
Other general and administrative costs	118,230	172,366

Total operating expenses	537,440	314,307

Loss from operations	(537,174)	(314,302)

Other Income	5,435	317
Interest Expense	(153,700)	(34,303)
Loss on conversion of Shares	(426,000)	-
Loss on exercise of warrants	(60,000)	-
Other Income (expense) net	(634,265)	(33,986)

Net loss before income tax	$(1,171,439)	$(348,288)

Provision for income taxes (benefit)	-	-

Net loss	$(1,171,439)	$(348,288)

Net Loss Per Common Stock - basic and fully diluted	$(0.05)	$(0.01)

Weighted-average number of shares of common stock outstanding - basic and fully diluted	25,088,688	23,621,489

The accompanying notes are an integral part of these audited financial statements.

F-5

BrooqLy Inc.

Statements of Cash Flows

	YEAR ENDED	YEAR ENDED
	December 31, 2024	December 31, 2023
	Audited	Audited
Cash Flows from Operating Activities
Net loss	$(1,171,439)	$(348,288)

Adjustments to reconcile net loss to net cash used in operating activities
Amortization	58,754	32,585
Impairment of Intangible Asset	198,193	-
Shares Issued for Services	58,000	122,000
Shares Issued as gift	17,410	-
Shares Issued for Loan & Interest	120,000	60,000
Loss on conversion of convertible note to common stock	426,000	-
Loss on exercise of warrants	60,000	-
Changes in assets and liabilities
Accounts Payable	44,214	26,618
Prepaid Expenses	30,000	(30,000)
Payroll Payable	84,512	50,488
Accrued Interest	33,701	4,303
Due to related party	6,557	1,468
Net cash provided by (used in) operating activities	(34,098)	(80,827)

Cash Flows from Investing Activities
Software	(85,871)	(74,173)
Net cash used in investing activities	(85,871)	(74,173)

Cash Flows from Financing Activities
Shares issued for cash	30,000	100,000
Promissory Note	90,000	55,000
Net cash provided by financing activities	120,000	155,000

Net Increase in Cash	31	1

Net Change in Cash
Cash at beginning of year	2	1
Cash at end of year	$33	$2

Supplemental Non-Cash Investing and Financing
Forgiveness of Accrued payroll	$135,000	-
Shares issued for conversion of notes	$540,000	-

The accompanying notes are an integral part of these audited financial statements.

F-6

BrooqLy Inc.

Statements of the Changes in Stockholder’s Deficit

	Common Stock			Additional		Total
	Shares	Amount	Shares to be Issued	Paid-in Capital	Accumulated Deficit	Stockholders’ Deficit
Balance, January 1, 2024	24,234,982	$2,424	$-	$749,373	$(828,757)	$(76,960)
Shares issued for cash	150,000	15	-	29,985	-	30,000
Shares issued for services	100,000	10	-	57,990	-	58,000
Shares issued for Interest	200,000	20	-	119,980	-	120,000
Shares issued for Loan	900,000	90	-	539,910	-	540,000
Gifted Shares	30,018	3	-	17,407	-	17,410
Adjustment for Accrued Payroll	-	-	-	135,000	-	135,000
Loss on exercise of warrants	-	-	-	30,000	-	30,000
Net Loss	-	-	-	-	(1,171,439)	(1,171,439)
Balance, December 31, 2024	25,615,000	$2,562	$-	$1,709,645	$(2,000,196)	$(287,989)

	Common Stock			Additional		Total
	Shares	Amount	Shares to be Issued	Paid-in Capital	Accumulated Deficit	Stockholders’ Deficit
Balance, January 1, 2023	22,584,982	$2,259	$20,000	$447,538	$(480,469)	$(10,672)
Shares issued for cash	550,000	55	(20,000)	119,945	-	100,000
Shares issued for services	600,000	60	-	121,940	-	122,000
Shares issued for loan and interest	500,000	50	-	59,950	-	60,000
Net Loss	-	-	-	-	(348,288)	(348,288)
Balance, December 31, 2023	24,234,982	$2,424	$-	$749,373	$(828,757)	$(76,960)

The accompanying notes are an integral part of these audited financial statements.

F-7

BROOQLY, INC

Notes to the Financial Statements

NOTE 1 – DESCRIPTION OF BUSINESS

The Company is an early-stage company incorporated in Nevada on February 19, 2021, under the name “MyTreat, Inc”. On May 12, 2021, pursuant to an amendment to its Articles of Incorporation, the Company filed for a name change in Nevada, at which time the Company changed its name to brooqLy, Inc.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING AND BENEFICIAL CONVERSION FEATURES POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars, unless indicated otherwise.

The accompanying financial statements reflect the application of certain significant accounting policies as described below and elsewhere in these notes to the financial statements.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expenses and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, certificates of deposit and other highly liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Intangible Assets

Intangible assets are measured at cost less accumulated amortization and impairment losses, if any. They are amortized on a straight-line basis over their estimated useful lives. The Company has amortized their software application over the useful life of 5 years.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

F-8

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 606 upon the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The company has three types of revenues; a) fees charged to shops for registering with the company’s app, b) treats sent from receiving and/or sending consumers, and c) advertising from other company brands on the app.

All services are recorded at the time that control of the products is transferred to the Receiving consumers upon their redemption of their treat. In evaluating the timing of the transfer of control of products to customers, we consider several indicators, including our right to payment, and the legal title of the products. Based on the assessment of control indicators, sales are generally recognized when products are delivered to consumers.

Revenue recognized from contracts with customers is disclosed separately from other sources of revenue. ASC 606 includes guidance on when revenue should be recognized on a Gross (Principal) or Net (Agent) basis. The Company’s revenue is recognized primarily as performance obligations are satisfied. For all fixed-price contracts, revenue is recognized based on the actual service provided to the end of the reporting period.

Stock-Based Compensation

The measurement and recognition of stock - based compensation expense is based on estimated fair values for all share-based awards made to employees and directors, including stock options and for non-employee equity transactions as per ASC 718 rules.

For transactions in which we obtain certain services of employees, directors, and consultants in exchange for an award of equity instruments, we measure the cost of the services based on the grant date fair value of the award. We recognize the cost over the vesting period.

Basic Loss Per Share

Basic loss per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2024 and December 31, 2023.

Recent Accounting Pronouncements

From time to time, the Financial Accounting Standards Board (the “FASB”) or other standards setting bodies issue new accounting pronouncements. The FASB issues updates to new accounting pronouncements through the issuance of an Accounting Standards Update (“ASU”). Unless otherwise discussed, the Company believes that the impact of recently issued guidance, whether adopted or to be adopted in the future, is not expected to have a material impact on the Company’s financial statements upon adoption.

Foreign Currency Translation

The Company considers the U.S. dollar to be its functional currency as it is the currency of the primary economic environment in which the Company operates. Accordingly, monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate in effect at the balance sheet date and non-monetary assets and liabilities are translated at the exchange rates in effect at the time of acquisition or issue. Revenues and expenses are translated at rates approximating the exchange rates in effect at the time of the transactions. All exchange gains and losses are included in operations.

Segment Reporting Disclosure

The Company follows Accounting Standards Update 2023-07-Segment Reporting:

Improvement to Reportable Segment Disclosures (“ASU 2023-07”), which expands reportable segment information by requiring companies to disclose, on an annual and interim basis, significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss.

At December 31, 2024, the Company’s operations constitute a single operating segment and therefore, a single reportable segment.  The business offers a combination of social networking, online food ordering and gifting.

F-9

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates the continuation of the Company as a going concern. The Company recorded $226 in revenue for the year ended December 31, 2024. The Company currently does not have sufficient working capital but is continuing its efforts to establish additional markets for sources of revenues to cover operating costs Until we generate material operating revenues, the Company will require additional debt or equity funding to continue its operations, however, there is no assurances that the Company will conduct such offering or that it will raise sufficient funding to continue its operations.

Brooqly is using ACP’s capital and banking connections to grow. It expects to work with new investment banking partners and add capital structures to bring in more funds. The company also anticipates its new UAV sales channels will start producing profitable revenue.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. If the company is unable to raise additional funds, there is substantial doubt about its ability to continue as a going concern.

NOTE 4 – INTANGIBLE ASSET

As of December 31, 2024 and 2023, Intangible assets consisted of the following:

	Useful life	December 31, 2024	December 31, 2023
At cost:
Software platform	5 years	$309,968	$224,097

Less: accumulated amortization		(111,775)	(53,021)
Impairment of Intangible Asset		(198,193)	-
		$-	$171,076

On April 20, 2021, the Company entered into an agreement with Nikolaos Stratigakis to develop our online platform for a value of 5,000 Euro in cash and 147,482 shares of restricted common shares at the stated value of $0.20 per share equal to the value of $29,497.  Then on July 1, 2022, the Company entered into a second agreement for a value of $10,920 Euro and 270,000 shares of restricted common shares at the stated value of $0.24 per share equal to the value of 64,800.

Additionally, On July 1, 2023, the company added Exhibit B to the agreement with Nikolaos Stratigakis to develop a new web-based Backend Platform to accommodate the new mobile version of the application for a project cost of $19,056 completed on September 30, 2023.

To further develop and expand the online platform the company also engaged Citiwave Systems, Ltd and entered into an agreement on October 1, 2023, for a value of $33,117 in cash and 100,000 shares of restricted common stock at the stated value of $0.22 per share equal to a value of $22,000. As per the same agreement the Company issued the remaining 100,000 shares of restricted common stock at the trading value of $0.58 per share for a value of $58,000 as of January 11, 2024.

The total value of $111,775 was amortized over its useful life of 5 years. Intangible assets are measured initially at cost. After initial recognition, an entity usually measures an intangible asset at cost less accumulated amortization.  The intangible asset was fully impaired as of December 31, 2024.

The amortization of Intangible assets was $58,754 and $32,585 as of December 31, 2024, and December 31, 2023, respectively.

F-10

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company has related party transactions with its three former executive officers who contributed from time to time to facilitate cash flow. The Company has due to related party an amount of $9,487 to our CEO, Mr. Panagiotis N. Lazaretos, $10,067 to our CFO Mrs. Helen V. Maridakis and $10,378 to our COO, Mr. Nikolaos Ioannou has as of December 31, 2024

NOTE 6 – NOTE PAYABLE AND PROMISSORY NOTE

On May 10, 2023, Eltino, Ltd, provided a loan with a non-interest-bearing promissory note to the Company valued at $25,000. The note has a repayment maturity date of December 31, 2024. There are no minimum monthly payments.

Additionally, on May 17, 2023, the Company entered into a Convertible Promissory Note Agreement with Skordilakis & Sia, IKE, who agreed to lend $30,000 to the Company (the “Loan Amount”). The Note was converted into 500,000 common stock shares on August 22, 2023, the date which the conversion decision was made. Skordilakis & Sia, IKE provided written notice to the Company on August 22, 2023, of their Conversion Decision. According to the Convertible Note the repayment amount was $60,000 upon the maturity date of the Note, December 31, 2024, therefore, the Company recognized $30,000 as interest expense as of December 31, 2023.

On August 29, 2023, the Company signed a Promissory note with Ms. Bridusa-Dominca Kamara for the loan amount of $30,000. The Note has a maturity date of December 31, 2024, and interest of $14,000, payable on the maturity date. Additionally, Ms. Kamara will also receive 200,000 common stock shares on December 31, 2024. The company has recognized accrued interest expense of $14,000 as of December 31, 2024, for this Promissory Note.

On February 22, 2024, the Company entered into a Convertible Promissory Note Agreement with Angelos Rezos, who agreed to lend $60,000 to the Company with a repayment amount of $78,000 on the maturity date of December 31, 2024.   Additionally, Mr. Rezos entered into a second Convertible Promissory Note Agreement on March 21, 2024, to lend the Company $20,000 with the repayment amount of $26,000 on the maturity date of December 31, 2024.  Both convertible notes have the conversion decision as of September 30, 2024, but Mr. Rezos made the decision to convert both loans on April 9, 2024, and 800,000 restricted common stock shares were issued to him for a value of $480,000 that includes $24,000 as interest expense and a loss on conversion to common stock shares of $376,000.

On March 31, 2024, the Company entered into a third Convertible Promissory Note Agreement with Angelos Rezos, who agreed to lend $10,000 to the Company with a repayment amount of $13,000 on the maturity date of December 31, 2024, and a conversion decision by September 30, 2024.  The shareholder has made the decision to convert the loan to shares on December 3, 2024, and 100,000 restricted common stock shares were issued to him for a value of $90,000 that includes $3,000 in interest expense and a loss on conversion to common stock shares of $50,000.

NOTE 7 – STOCKHOLDERS’ DEFICIT

Issuance of Common Stock

The Company has 200,000,000, $0.0001 par value shares of common stock authorized. On December 31, 2024, there were 25,615,000 common shares issued and outstanding.

On February 25, 2022, the Company cancelled 1,000,000 in common shares and warrants issued to an accredited investor.  The Company had entered into a subscription agreement on December 31, 2021, whereby the investor agreed to purchase up to 1,000,000 shares of common stock and 1,000,000 in warrants at $0.10 per share.  The investment was in excess of $50,000 entitling the investor to receive shares and warrants at a reduced price instead of at $0.20 per share from those investors investing less than $50,000. The investor failed to pay $75,000 of the aggregate investment and the Company has determined that the investor will not receive the benefit of the $0.10 per share price and its shares shall be calculated on the basis of $0.20 per share, for which there is an adjusted number of common shares (and no warrants), of 125,000 shares for the cash proceeds of $25,000 that the company received from the investor.

For the year ended December 31, 2022, the Company issued 550,000 shares of common stock for cash proceeds of $78,000, of which 350,000 shares of common stock, for cash proceeds of $35,000, were from the exercise of warrants. The Company has also received cash proceeds of $20,000 for 100,000 shares to be issued.  Additionally, the Company issued 617,482 common stocks for services at a value of $174,295 as of December 31, 2022.

For the year ended December 31, 2023, the Company issued 550,000 shares of common stock for cash proceeds of $100,000 and issued 600,000 shares of common stock for services rendered for a value of $122,000. The Company has also issued the 100,000 shares that were to be issued from the prior year for cash proceeds of $20,000 received in the prior year.  Additionally, the Company issued 500,000 shares of common stock from a convertible note and interest at a value of $60,000 as of December 31, 2023.

For the year ended December 31, 2024, the Company issued 150,000 shares of common stock for cash proceeds of $30,000 that were from the exercise of warrants and 100,000 shares of common stock for services rendered for a value of $58,000.  Additionally, the Company issued 1,100,000 shares of common stock from a convertible note and interest at a value of $680,000 and 30,018 restricted common stock shares as a gift to initial shareholders for a value of $17,410 as of December 31, 2024.

F-11

Warrants

From September 17, 2021, to December 31, 2021, the Company sold 2,000,000 Common Stock Shares to 3 accredited investors at a price of $0.10 per share or an aggregate of $200,000, which subscription also included 1 Common Stock Purchase Warrant for each Common Stock Share Purchased, exercisable at ten (10) cents per share ($0.10). Upon FINRA granting a trading symbol to the Company for quotation on the OTC Markets OTCQB, the Warrant Exercise Price will then be calculated at a 50% discount to the 7-day average price for that 7-day period preceding exercise of the Warrant. The Warrant Exercisable Period is 5 years from the date of the Subscriber subscribing to the Shares.

Under ASC 480 “Distinguishing Liabilities from Equity” the management has determined that these warrants are freestanding instruments issued by the Company to a shareholder giving them the right to purchases additional equity shares, thereby they are classified as equity. The warrants meet the underling factors that determine if they fall under the scope of ASC 480-10 to be classified as equity. The share purchase warrants are classified as equity instruments because a fixed amount of cash is exchanged for a fixed amount of equity.

Changes in Equity

For the year beginning January 1, 2024, the Company had a stockholders’ deficit balance of $76,960. With the issuance of 150,000 shares of common stock for cash proceeds of $30,000 that were from the exercise of warrants and 100,000 restricted common stock shares for services rendered, a value of $58,000, the issuance of 30,018 restricted common stock shares at a value of $17,410, the issuance of 900,000 restricted common stock shares for the conversion of a loan at a value of $540,000, the issuance of 200,000 restricted common stock shares as interest on a convertible loan, a value of $120,000, the adjustment for officers’ payroll  at a value of $135,000, the loss on the exercise of warrants of $60,000 and the net loss of $1,171,439 for the year ended December 31, 2024, the ending balance is a deficit of $287,989 as of December 31, 2024.

For the year beginning January 1, 2023, the Company had a shareholders’ equity balance of $10,672. With the sale of 550,000 shares of common stock for a value of $100,000, the issuance of 600,000 shares of common stock for services, a value of $122,000, the issuance of 500,000 shares of common stock for a convertible note plus interest for a value of $60,000, and the net loss of $348,288 for the year ended December 31, 2023, the ending balance in Stockholders’ Deficit is $76,960 as of December 31, 2023.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

F-12

NOTE 9 – INCOME TAXES

At December 31, 2024, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $1,286,006 that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company, it is more likely than not that the benefits will not be realized. The Internal Revenue Code may limit the future use of its existing net operating losses.

All or a portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits. During the year ended December 31, 2024, the Company has increased the valuation allowance by $143,942 from $174,040 to $317,982. We have adopted the provisions of ASC 740-10-25, which provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns. ASC 740-10-25 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.  Tax position that meet the more likely than not threshold is then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company had no tax positions relating to open income tax returns that were considered to be uncertain.

Net deferred tax assets consist of the following components as of December 31, 2024 and December 31, 2023

	2024	%	2023

Deferred tax assets:
Impairment of Intangible Asset	$41,621		$-
Bad debt Expense	$6,300		$-
NOL Carryover	$270,061		$174,040

Sub Total	$317,982		$174,040

Valuation Allowance	$(317,982)		$(174,040)
Net Deferred Tax Asset	$-		$(0)
	$(143,942)		$(73,142)

Book Loss	$(246,002)	21%	$(73,142)
Permanent Difference:
Loss on Conversion of Shares	$89,460	-8%	$-
Loss on exercise of warrants	$12,600	-1%	$-
Change in valuation	$143,942	-12%	$73,142
	$(0)	0%	$(0)

Book Loss	$(1,171,439)		$(348,291)

NOTE 10 – SUBSEQUENT EVENT

On February 25, 2025, Panagiotis Lazaretos, Helen V. Maridakis, and Nikolaos Ioannou, the three controlling shareholders of the Company, entered into a Share Purchase Agreement (the “SPA”) with Aerospace Capital Partners, LLC, a Nevada limited liability company (“ACP”). Pursuant to the SPA, the Sellers sold an aggregate of 18,000,000 shares of common stock of the Company to ACP, equal to approximately 70.3% of the Company’s outstanding shares of common stock, as a result of this transaction, ACP became our controlling shareholder.

In connection with the SPA and the payment of the Company’s outstanding liabilities, the Company issued to ACP a Convertible Promissory Note in the original principal amount of Three Hundred Fifty-eight Thousand Two Hundred Dollars ($358,200). The Note will convert automatically into shares of the Company’s common stock or a series of preferred stock upon the occurrence of all of the following: (1) the acquisition of the controlling interest in the Company by ACP, which happened pursuant to the SPA; (2) the effectiveness of an amendment to the Company’s Articles of Incorporation to authorize the Company to issue preferred stock; and (3) the filing of a Certificate of Designation of Rights and Preferences of a series of preferred stock of the Company. Upon the occurrence of all three events, ACP has the right to determine whether the Note amount will convert into shares of common stock or shares of the new preferred stock. The conversion price of the Note amount will be $0.015 per share of either common stock or preferred stock.

Also in connection with the SPA, the Company entered into an Assets Purchase Option and License Agreement  with the Sellers, pursuant to which , the Company granted to Absocare, Inc., a South Dakota corporation (“ABSO”), an entity controlled by the Sellers, a non-exclusive, royalty-free license to use certain assets of the Company for a period of six months . The Assets consist of the Company’s name and trademark; the software code used by the Company, the domain name (www.brooqly.com); the Company’s app store accounts, and the Company’s social media accounts.  ABSO has no right to sublicense, modify, distribute, or commercialize the Assets during the License Period.

Additionally, pursuant to the Option and License Agreement, the Company granted to ABSO the option to purchase the Assets at the end of the License Period. ABSO may elect to exercise the option by written notice to the Company for three months after the end of the License Period.

In connection with the change of control and pursuant to the terms of the SPA, Panagiotis Lazaretos, Nikolaos Ioannou and Helen Maridakis agreed to and did resign from their positions as officers and directors, effective February 25, 2025

The following individuals were appointed as officers and to our Board of Directors:

Name	Position
Kent Wilson	Chief Executive Officer/Chairman of the Board
Jeff Hail	Chief Operating Officer, Director
Ian Kantrowitz	Vice President, Director
Shannon Rigney	Vice President, Director
Ron Rich	Director

Management believes that the acquisition of a controlling position in the Company by ACP represents a strategic transformation of the Company into an aerospace-focused enterprise. Management intends to pursue multiple aerospace acquisitions in the near future as part of this new corporate direction.

F-13

BROOQLY INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS	June 30, 2025	December 31, 2024
Current Assets		Audited
Cash	$16,867	$33
Prepaid expenses	204	204
Total Current Assets	17,071	237

Long-term Assets
Right of use lease asset	83,049	-
Fixed assets, net	61,200	-
Intangible assets, net	2,103,146	-
Goodwill	12,734,680	-
Deferred offering costs	990,614	-
Total Non-current Assets	15,972,689	-

Total Assets	$15,989,760	$237

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$388,330	$189,291
Convertible notes, net of unamortized discount	-	55,000
Interest payable	-	14,004
Lease liability, current portion	83,049	-
Due to related party	104,503	29,931
Total Current Liabilities	575,882	288,226

Stockholders’ Equity (Deficit)
Series A Preferred Stock, par value $0.0001; 25,000,000 shares authorized; 24,805,000 and -0- common shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	2,480	-
Series C Preferred Stock, par value $0.0001; 329,289 shares authorized; 329,288 and -0- common shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	33	-
Series D Preferred Stock, par value $0.0001; 115,502 shares authorized; 115,502 and -0- common shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	12	-
Class A Common Stock, par value $0.0001; 325,000,000 shares authorized; 25,615,000 and 25,615,000 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	2,562	2,562
Class B Common Stock, par value $0.0001; 50,000,000 shares authorized; 11,876,557 and -0- shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	1,188	-
Contingent equity consideration payable	3,323,192	-
Additional paid in capital	15,384,226	1,709,645
Accumulated deficit	(3,299,815)	(2,000,196)
Total Stockholders’ Equity (Deficit)	15,413,878	(287,989)

Total Liabilities and Stockholders’ Equity (Deficit)	$15,989,760	$237

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

F-14

BROOQLY INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenue	$-	$152	$-	$181
Total Revenue	-	152	-	181

Operating expenses
Professional fees	233,405	25,415	506,373	36,780
Salaries	-	-	-	54,000
Depreciation and Amortization	94,494	27,000	94,494	-
Other general and administrative costs	150,247	22,399	205,596	74,968

	478,146	74,814	806,463	165,748

Loss from operations	(478,146)	(74,662)	(806,463)	(165,567)

Other income	300	-	300	-
Interest Expense	(327,921)	(145,654)	(493,456)	(150,404)
Loss on conversion of Shares	-	(376,000)	-	(376,000)
Other expense net	(327,621)	(521,654)	(493,156)	(526,404)

Net loss before income tax	$(805,767)	$(596,316)	$(1,299,619)	$(691,971)

Provision for income taxes (benefit)	-	-	-	-

Net loss	$(805,767)	$(596,316)	$(1,299,619)	$(691,971)

Net Loss Per Common Stock - basic and
fully diluted	$(0.03)	$(0.02)	$(0.05)	$(0.03)

Weighted-average number of shares of common
stock outstanding - basic and fully diluted	30,716,783	25,167,198	28,179,985	24,758,790

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

F-15

BROOQLY INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(1,299,619)	$(691,971)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	16,600	-
Amortization	77,894	26,340
Amortization of debt discount	491,700	-
Stock-based compensation expense	70,051	75,410
Shares issued for loan and interest	-	224,000
Loss on conversion of convertible note to Common Stock	-	376,000
Changes in assets and liabilities
Right of use lease asset	13,298	-
Accounts payable	(188,560)	9,770
Payroll payable	-	54,000
Accrued interest	(14,004)	6,404
Lease liability	(13,298)	-
Due to related party	74,572	518
Net cash provided by (used in) operating activities	$(771,366)	$80,471

Cash Flows from Investing Activities
Acquisition of software	-	(90,440)
Net cash used in investing activities	$-	$(90,440)

Cash Flows from Financing Activities
Proceeds from issuance of convertible notes	843,200	-
Proceeds from issuance of promissory notes	-	10,000
Repayment of promissory notes	(55,000)	-
Net cash provided by financing activities	$788,200	$10,000

Net Increase in Cash	16,834	31

Net Change in Cash
Cash at beginning of period	33	2
Cash at end of period	$16,867	$33

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$14,004	$-
Cash paid during the period for income tax	$-	$-
Schedule of non-cash investing and financing activities:
Conversion of contingent equity consideration payable to equity	$11,281,541	$-
Conversion of convertible debt to equity	$840,675	$-
Recognition of operating lease: right of use asset and lease liability	$96,347	$-
Fair value of warrants issued as deferred offering cost	$990,614	$-
Fair value of convertible debt beneficial conversion feature allocated to proceeds of debt	$491,700	-
Contingent equity consideration payable from acquisition	$3,323,192	-

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

F-16

BROOQLY INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

											Contingent
	Series A		Series C		Series D						Equity	Additional		Total
	Preferred Stock		Preferred Stock		Preferred Stock		Class A Common Stock		Class B Common Stock		Consideration	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Payable	Capital	Deficit	Deficit
	#	$	#	$	#	$	#	$	#	$	$	$	$	$
Balance, January 1, 2025	-	-	-	-	-	-	25,615,000	2,562	-	-	-	1,709,645	(2,000,196)	(287,989)
Beneficial conversion feature of note discount	-	-	-	-	-	-	-	-	-	-	-	376,700	-	376,700
Net Loss	-	-	-	-	-	-	-	-	-	-	-		(493,852)	(493,852)
Balance, March 31, 2025	-	-	-	-	-	-	25,615,000	2,562	-	-	-	2,086,345	(2,494,048)	(405,141)
Beneficial conversion feature of note discount	-	-	-	-	-	-	-	-	-	-	-	115,000	-	115,000
Shares issued for debt conversion	24,805,000	2,480	329,288	33	115,602	12	-	-	11,876,557	1,188	-	12,122,215	-	12,125,928
Employee stock compensation	-	-	-	-	-	-	-	-	-	-	-	70,051	-	70,051
Class B Common Stock issuable for earned Contingent Equity Consideration	-	-	-	-	-	-	-	-	-	-	3,323,192	-	-	3,323,192
Fair value of warrants issued as deferred offering cost	-	-	-	-	-	-	-	-	-	-	-	990,614	-	990,614
Net Loss	-	-	-	-	-	-	-	-	-	-	-		(805,767)	(805,767)
Balance, June 30, 2025	24,805,000	2,480	329,288	33	115,602	12	25,615,000	2,562	11,876,557	1,188	3,323,192	15,384,226	(3,299,815)	15,413,878

					Contingent
					Equity	Additional		Total
	Class A Common Stock		Class B Common Stock		Consideration	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Payable	Capital	Deficit	Deficit
	#	$	#	$	$	$	$	$
Balance, January 1, 2024	24,234,982	2,424	24,234,982	2,424	-	749,373	(828,757)	24,160,446
Shares issued for cash	-	-	-	-	-	-	-	-
Shares issued for services	100,000	10	100,000	10	-	57,990	-	158,010
Gifted Shares	30,018	3	30,018	3	-	17,407	-	47,431
Net Loss	-	-	-	-	-	-	(95,656)	(95,656)
Balance, March 31, 2024	24,365,000	2,437	24,365,000	2,437	-	824,770	(924,412)	24,270,232

Shares issued for Interest	200,000	20	200,000	20	-	119,980	-	120,000
Shares issued for Loan	800,000	80	800,000	80	-	479,920	-	480,000
Net Loss	-	-	-	-	-	-	(596,316)	(596,316)
Balance, June 30, 2024	25,365,000	2,537	25,365,000	2,537	-	1,424,670	(1,520,728)	(93,521)

The accompanying notes are an integral part of these condensed  consolidated unaudited financial statements.

F-17

BROOQLY INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

BrooQLy Inc. (the “Company”) was incorporated in Nevada on February 19, 2021, as “MyTreat, Inc.” On May 12, 2021, the Company changed its name to BrooQLy Inc. in Nevada pursuant to an amendment to its Articles of Incorporation. Since February 25, 2025, the Company has been doing business as Dynamic Aerospace Systems (“DAS”).

On April 1, 2025, the Company completed the acquisitions of certain assets of (i) Vayu (US) Inc. (“Vayu”), a developer of high-performance vertical take-off and landing (“VTOL”) unmanned aerial vehicles (“UAVs”), (ii) Impossible Aerospace Corporation (“IAC”) a developer of UAVs prioritizing battery life over traditional propulsion systems, and (iii) Global Autonomous Corporation (“GAC” and, together with Vayu and IAC, the “Acquired Entities”), a developer of autonomous delivery solutions licensed to provide an Autonomous Mesh Fulfillment Network in Dubai.  See Note 4, Business Combinations, for further discussion of the asset acquisitions.

Following the asset acquisitions, the Company operates in two business segments: DAS and Dynamic Deliveries.

DAS is based in Ann Arbor, Michigan, and is an original equipment manufacturer (“OEM”) of UAVs. DAS seeks to help pioneer the future of unmanned flight, logistics, and public safety through advanced UAV platforms, intelligent delivery networks, and globally compliant flight systems. Built on a foundation of proprietary technology and mission-specific engineering, DAS manufactures versatile, long-endurance UAVs tailored for real-world applications in both commercial and governmental sectors.

Dynamic Deliveries is a division focused on building autonomous mesh logistics networks. A mesh logistics network is a decentralized approach to managing the flow of goods, where each node (e.g., a warehouse, distribution center, or delivery vehicle) is directly connected to multiple other nodes, forming a network that allows for flexible and efficient routing of shipments.  These systems have numerous advantages, including decentralization. with no single central point of failure; direct connections, where different notes are connected to several other nodes; and dynamic routing, allowing the network to adapt to changing conditions by finding the most efficient route for each shipment.  Through Dynamic Deliveries, DAS uses its proprietary autonomous mesh fulfillment network to leverage DAS’s long-range UAVs to enable high-frequency, last-mile delivery through a geofenced network of takeoff and recovery nodes. The DAS system is purpose-built for use in urban and semi-rural environments, allowing for the automated delivery of goods, medicine, and supplies at scale particularly where road-based logistics are constrained or inefficient.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Regulation S-X and do not include all the information and disclosures required by generally accepted accounting principles in the United States of America (“GAAP”). The Company has made estimates and judgments affecting the amounts reported in the Company’s condensed consolidated financial statements and the accompanying notes. The actual results experienced by the Company may differ materially from the Company’s estimates. The condensed consolidated financial information is unaudited but reflects all normal adjustments that are, in the opinion of management, necessary to provide a fair statement of results for the interim periods presented. These condensed consolidated financial statements should be read in conjunction with the financial statements in the Company’s 2024 Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2025. The balance sheet as of December 31, 2024, was derived from the Company’s audited 2024 financial statements contained in the above referenced 2024 Annual Report.

The results of operations for the three and six months ended June 30, 2025, are not necessarily indicative of the results that may be expected for the full year ended December 31, 2025.

The accompanying financial statements reflect the application of certain significant accounting policies as described below and elsewhere in these notes to the financial statements.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP”). The Company has adopted a December 31 fiscal year end.

F-18

BROOQLY INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expenses and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, certificates of deposit and other highly liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The fixed assets are depreciated between 3-5 years.

Intangible Assets

Intangible assets are measured at cost less accumulated amortization and impairment losses, if any. They are amortized on a straight-line basis over their estimated useful lives. The Company is amortizing their software application over the useful life of 7 years. The straight-line method of amortization is used as it has been determined to approximate the use pattern of the assets. Impairment losses are recognized if the carrying amount of an intangible that is subject to amortization is not recoverable from expected future cash flows and its carrying amount exceeds its fair value.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606 upon the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The company has three types of revenues; a) fees charged to shops for registering with the company’s app, b) treats sent from receiving and/or sending consumers, and c) advertising from other company brands on the app.

All services are recorded at the time that control of the products is transferred to the Receiving consumers upon their redemption of their treat. In evaluating the timing of the transfer of control of products to customers, we consider several indicators, including our right to payment, and the legal title of the products. Based on the assessment of control indicators, sales are generally recognized when products are delivered to consumers.

Revenue recognized from contracts with customers is disclosed separately from other sources of revenue. ASC 606 includes guidance on when revenue should be recognized on a Gross (Principal) or Net (Agent) basis. The Company’s revenue is recognized primarily as performance obligations are satisfied. For all fixed-price contracts, revenue is recognized based on the actual service provided to the end of the reporting period.

F-19

BROOQLY INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

The measurement and recognition of stock - based compensation expense is based on estimated fair values for all share-based awards made to employees and directors, including stock options and for non-employee equity transactions as per ASC 718 rules.

For transactions in which the Company obtains certain services of employees, directors, and consultants in exchange for an award of equity instruments, the Company measures the cost of the services based on the grant date fair value of the award. The Company recognizes the cost over the vesting period.

Basic Loss Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. As of June 30, 2025 and December 31, 2024, potentially dilutive securities were comprised of (i) 2,505,104 and -0- unvested restricted stock units (“RSUs”), respectively, and (ii) 2,000,000 and 2,000,000 stock warrants, respectively.

Segment Reporting

The Company uses the “management approach” under ASC 280, “Segment Reporting,” to identify its reportable segments. The management approach designates the internal organization used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. Using the management approach, the Company determined that it has two operating segments: Dynamic Aerospace Systems (developer and OEM for UAVs) and Dynamic Deliveries (operator of autonomous mesh logistics networks).

Foreign Currency Translation

The Company considers the U.S. dollar to be its functional currency as it is the currency of the primary economic environment in which the Company operates. Accordingly, monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate in effect at the balance sheet date and non-monetary assets and liabilities are translated at the exchange rates in effect at the time of acquisition or issue. Revenues and expenses are translated at rates approximating the exchange rates in effect at the time of the transactions. All exchange gains and losses are included in operations.

Recent Accounting Pronouncements

From time to time, the FASB or other standards setting bodies issue new accounting pronouncements. The FASB issues updates to new accounting pronouncements through the issuance of an Accounting Standards Update (“ASU”). Unless otherwise discussed, the Company believes that the impact of recently issued guidance, whether adopted or to be adopted in the future, is not expected to have a material impact on the Company’s financial statements upon adoption.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. For the six months ended June 30, 2025, the Company generated no revenue and reported a net loss from operations of $1,299,619. As of that date, the Company had a working capital deficit of $558,811 and does not currently have sufficient liquidity to fund its operations for the next twelve months without securing additional capital.

While the Company closed on the acquisition of certain aerospace assets on April 1, 2025, transactions that are expected to contribute to future revenues, there is no assurance that these assets will generate sufficient income in the near term to offset operating expenses. In addition, although the Company has received financial support from its largest shareholder, Aerospace Capital Partners, LLC (“ACP”) and is working with its investment bank to raise capital, there can be no guarantee that such efforts will result in adequate funding on acceptable terms, or at all.

F-20

BROOQLY INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – GOING CONCERN (CONTINUED)

Management expects that the Company will continue to rely on external capital sources to meet its short-term obligations and support ongoing operations. The Company’s ability to continue as a going concern is dependent on its success in raising capital, executing its business strategy, and generating sustainable revenues from commercial activities. If the Company is unable to raise additional funds or achieve its revenue objectives in a timely manner, it may be forced to delay or curtail operations, which would raise substantial doubt about its ability to continue as a going concern.

NOTE 4 – BUSINESS COMBINATIONS

On April 1, 2025 the Company entered into two asset purchase agreements with Alpine 4 Holdings, Inc., and certain of Alpine 4’s subsidiaries (“Alpine4”).

The Vayu APA

On April 1, 2025 the Company entered into an Asset Purchase Agreement (the “Vayu APA”) with Vayu, IAC and Alpine4 (the “Vayu Sellers”). Pursuant to the Vayu APA, the Vayu Sellers agreed to sell, and the Company agreed to purchase, certain assets of Vayu, comprising certain intellectual property, equipment, contracts, and goodwill related to the business of Vayu and IAC (the “Vayu Assets”). The Company accounted for the transaction as an acquisition of a business pursuant to ASC 805, “Business Combinations” (“ASC 805”).

The purchase price paid by the Company for the Vayu Assets included the payment of $2,974,167 in the form of a Convertible Note (the “Vayu Note”). The Vayu Note had no stated interest rate or maturity date.  Under the terms of the Vayu Note, when the Company filed an amendment to its Articles of Incorporation to create a Class B Common Stock, the Vayu Note would automatically convert into shares of the Company's Class B Common Stock, at a fixed conversion price of $0.95 per share, which was the closing price on the transaction date of April 1, 2025, or an equivalent of 3,130,702 shares of Class B Common Stock.  On May 14, 2025, the Company filed a certificate of amendment with the Nevada Secretary of State to amend the Company’s Articles of Incorporation and to create a series of Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”) and the Vayu Note automatically converted into 3,130,702 shares of Class B Common Stock. The fair value of the consideration paid was deemed to be $2,974,167.

The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed at the acquisition date:

Property and equipment	$77,799
Intellectual property	1,389,678
Accounts payable	(387,598)

Fair value of identifiable assets acquired and liabilities assumed	$1,079,879

The fair value of intellectual property of $1,389,678 was estimated by applying the relief from royalty method of the income approach. Under this approach, the value of the intellectual property is calculated as the present value of the after-tax royalty savings generated over the life of the intellectual property. Cash flows were estimated based on EBITDA using forecasted revenue and costs. The measure is based on significant inputs that are not observable in the market (i.e. Level 3 inputs). Key assumptions include (i) a weighted average cost of capital of 23.49% (ii) pre-tax royalty rate of 6.0%, (iii) income tax rate of 27.9%, and (iv) a benefit stream using EBITDA cash flow.

Goodwill of $1,984,288 arose from the acquisition, reflecting the excess fair value of the consideration paid over the fair value of identifiable assets acquired and liabilities assumed and is not expected to be deductible for income tax purposes.

As of the reporting date, the Company has not yet finalized the allocation of the purchase price to the assets acquired and liabilities assumed. The preliminary purchase price allocation is based on information currently available and is subject to revision as additional information becomes available. In accordance with ASC 805-10-25-13, the Company has up to one year from the acquisition date to finalize the accounting for the business combination. The areas of the purchase price allocation that are not yet finalized include, but are not limited to, the valuation of certain tangible and intangible assets and residual goodwill.

F-21

BROOQLY INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – BUSINESS COMBINATIONS (CONTINUED)

The GAC APA

Also on April 1, 2025, the Company entered into an Asset Purchase Agreement (the “GAC APA”) with GAC and Alpine4 as the owner of 71.43% of GAC (the “GAC Sellers”).  Pursuant to the GAC APA, the GAC Sellers agreed to sell, and the Company agreed to purchase, certain assets of GAC, comprising certain intellectual property and goodwill related to the business of GAC (the “GAC Assets”). The Company accounted for the transaction as an acquisition of a business pursuant to ASC 805.

The purchase price paid by the Company for the GAC Assets included the payment of $11,631,754 in the form of a Convertible Note (the “GAC Note”). The GAC Note had no stated interest rate or maturity date. Under the terms of the GAC Note, when the Company filed an amendment to its Articles of Incorporation to create a Class B Common Stock, the GAC Note would automatically convert into shares of the Company's Class B Common Stock, at a fixed conversion price of $0.95 per share, which was the closing price on the transaction date of April 1, 2025, or an equivalent of 12,243,952 shares of Class B Common Stock.  On May 14, 2025, the Company filed a certificate of amendment with the Nevada Secretary of State to amend the Company’s Articles of Incorporation and to create the Class B Common Stock and the GAC Note automatically converted into 12,243,952 shares of Class B Common Stock. The fair value of the consideration paid was deemed to be $11,631,754.

The estimated fair values of the intellectual property asset acquired at the acquisition date was $791,362.  The fair value of intellectual property was estimated by applying the relief from royalty method of the income approach. Under this approach, the value of the intellectual property is calculated as the present value of the after-tax royalty savings generated over the life of the intellectual property. Cash flows were estimated based on EBITDA using forecasted revenue and costs. The measure is based on significant inputs that are not observable in the market (i.e. Level 3 inputs). Key assumptions include (i) a weighted average cost of capital of 47.24% (ii) pre-tax royalty rate of 4.0%, (iii) income tax rate of 27.9%, and (iv) a benefit stream using EBITDA cash flow.

Goodwill of $10,840,392 arose from the acquisition, reflecting the excess fair value of the consideration paid over the fair value of identifiable assets acquired and liabilities assumed and is not expected to be deductible for income tax purposes.

As of the reporting date, the Company has not yet finalized the allocation of the purchase price to the assets acquired and liabilities assumed. The preliminary purchase price allocation is based on information currently available and is subject to revision as additional information becomes available. In accordance with ASC 805-10-25-13, the Company has up to one year from the acquisition date to finalize the accounting for the business combination. The areas of the purchase price allocation that are not yet finalized include, but are not limited to, the valuation of certain tangible and intangible assets and residual goodwill.

Pro Forma Financial Information

The following table represents the pro forma consolidated revenue and net loss as if Vayu and GAC had been included in the consolidated results of the Company for the six months ended June 30, 2025 and 2024:

	Six Months Ended June 30,
	2025	2024
Revenue	$-	$181
Net loss	$(1,683,115)	$(2,251,030)

These amounts have been calculated after applying the Company’s accounting policies and adjusting the results of Vayu and GAC to reflect the additional depreciation and amortization that would have been charged assuming the fair value adjustments to intangible assets had been applied on January 1, 2025 and 2024, respectively.

NOTE 5 – LEASES

Effective in May 1, 2025, the Company entered into a lease agreement for its Vayu office and warehouse space expiring in April 2026.  In connection with the lease extension, the Company recognized an ROU lease asset and lease liability each in the amount of $96,347. The discount rate used to estimate the fair value of the ROU lease asset and lease liability was 44.24%.  As of June 30, 2025, the remaining lease term was 0.8 years. The Company did not elect the short-term lease exemption under ASC Topic 842.

F-22

BROOQLY INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – LEASES (CONTINUED)

The table below summarizes the Company’s lease-related assets and liabilities as of June 30, 2025 and December 31, 2024:

	June 30,	December 31,
	2025	2024
Lease assets	$83,049	$-

Lease liabilities
Lease liabilities (short term)	$83,049	$-
Lease liabilities (long term)	-	-
Total lease liabilities	$83,049	$-

Lease expense was $20,160 and $-0-, during the three months ended June 30, 2025 and 2024, respectively, and $20,160 and $-0- during the six months ended June 30, 2025 and 2024, respectively.

Maturities of operating lease liabilities were as follows as of June 30, 2025:

2025	$60,480
2026	40,320
Total lease payments	100,800
Less interest	(17,751)
Present value of lease liabilities	$83,049

NOTE 6 – FIXED ASSETS

Property and equipment as of June 30, 2025 and December 31, 2024 were as follows:

	June 30,	December 31,
	2025	2024

Production equipment	$32,020	$-
Office equipment	21,070
Vehicle	24,710	-

Total property and equipment	77,800	-
Less: accumulated depreciation	(16,600)	-

Property and equipment, net	$61,200	$-

Depreciation expense was $16,600 and $-0-, during the three months ended June 30, 2025 and 2024, respectively, and $16,600 and $-0- during the six months ended June 30, 2025 and 2024, respectively.

F-23

BROOQLY INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – INTANGIBLE ASSETS

Identifiable intangible assets as of June 30, 2025 and December 31, 2024 were as follows:

	June 30,	December 31,
	2025	2024

Vayu intellectual property	$1,389,678	$-
GAC intellectual property	791,362	-

Total property and equipment	2,181,040	-
Less: accumulated amortization	(77,894)	-

Intangible assets, net	$2,103,146	$-

Intangible assets arose from the acquisitions of Vayu and GAC in April 2025. The Vayu and GAC intellectual property are being amortized over an estimated seven-year useful life. Amortization expense was $77,894 and $-0-, during the three months ended June 30, 2025 and 2024, respectively, and $77,894 and $-0- during the six months ended June 30, 2025 and 2024, respectively.

Future amortization expense of intangible assets is expected to be as follows:

2025 (July to December)	$155,789
2026	311,577
2027	311,577
2028	311,577
2029	311,577
Thereafter	701,049

Total future amortization expense	$2,103,146

Between 2021 and 2023, the Company developed and expanded its online software platform for its former business for a total cost of $309,968.  The intangible asset was fully impaired as of December 31, 2024.  Amortization of the impaired asset was $-0- and $14,855 during the three months ended June 30, 2025 and 2024, respectively, and $-0- and $28,277 during the six months ended June 30, 2025 and 2024, respectively

NOTE 8 – GOODWILL

Goodwill as of June 30, 2025 and December 31, 2024 was as follows:

	June 30,	December 31,
	2025	2024

Vayu goodwill	$1,894,288	$-
GAC goodwill	10,840,392	-

Total goodwill	$12,734,680	$-

Goodwill arose as a result of the excess of consideration transferred over the fair value of the net identifiable assets acquired in the acquisitions of Vayu and GAC. As of the reporting date, the Company has not yet finalized the allocation of the Vayu and GAC purchase prices to the assets acquired and liabilities assumed. The preliminary purchase price allocation is based on information currently available and is subject to revision as additional information becomes available. The Company has up to one year from the acquisition date to finalize the accounting for the business combination.

NOTE 9 – RELATED PARTY TRANSACTIONS

The Company has related party transactions with two of the executive officers, who have contributed paid expenses on behalf of the Company. As of June 30, 2025 and December 31, 2024, the Company had due to related party an amount of $60,523 and $-0-, respectively, to the Company’s CEO, Kent Wilson, and $43,980 and $-0-, respectively, to the Company’s COO, Jeffrey Hail.

F-24

BROOQLY INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – RELATED PARTY TRANSACTIONS (CONTINUED)

The Company had related party transactions with its former three executive officers who contributed from time to time to facilitate cash flow. As of June 30, 2025 and December 31, 2024, the Company had due to related party an amount of $-0- and $2,797, respectively, to the Company’s former CEO, Panagiotis N. Lazaretos, $-0- and $3,395, respectively, to the Company’s former Chief Financial Officer, Helen V. Maridakis, and $-0- and $12,209, respectively, to the Company’s former Chief Operating Officer, Nikolaos Ioannou,

NOTE 10 – NOTE PAYABLE AND PROMISSORY NOTES

On February 25, 2025, the Company issued to Aerospace Capital Partners, LLC (“ACP”) a Convertible Promissory Note in the original principal amount of $358,200. The note would convert automatically into shares of the Company’s common stock or a series of preferred stock upon the occurrence of all of the following: (1) the acquisition of the controlling interest in the Company by ACP, which happened pursuant to the SPA; (2) the effectiveness of an amendment to the Company’s Articles of Incorporation to authorize the Company to issue preferred stock, which occurred on June 20, 2025; and (3) the filing of a Certificate of Designation of Rights and Preferences of a series of preferred stock of the Company, which occurred on June 20, 2025. The conversion price of the Note was $0.015 per share of either common stock or preferred stock. At inception, the fair market value of the stock to be issued to settle the fixed conversion price was greater than the stated price on the convertible note and resulted in a beneficial conversion feature that the Company recorded as a discount on the convertible notes of $358,200 with a corresponding increase to additional paid in capital that was then amortized to interest expense over the 79 day period until maturity.  Amortization of debt discount was $199,504 and $-0- in the three months ended June 30, 2025 and 2024, respectively, and $358,200 and $-0- in the six months ended June 30, 2025 and 2024, respectively.  On June 20, 2025, all of the requirements for conversion were met and the note automatically converted into 23,880,000 shares of the Company’s Series A Preferred Stock upon the creation of such class of shares by the Company.

On March 7, 2025, the Company entered into a second Convertible Promissory Note with ACP in the amount of $370,000 with a maturity date of June 5, 2025, ninety days from issuance.  The principal does not accrue interest, and the amount of the note was automatically convertible into equity of the Company on the maturity date at a conversion price of $0.40 per share. At the Company’s sole discretion, the principal may convert into either: (a) shares of the Company’s Series C Preferred Stock; or (b) shares of the Company’s common stock. The fair market value of the stock to be issued to settle the fixed conversion price was equal to the stated price on the convertible note but after applying a Black Scholes calculation that resulted in a beneficial conversion feature that the Company recorded as a discount on the convertible notes of $18,500 with a corresponding increase to additional paid in capital that was then amortized to interest expense over the ninety-one day period until maturity. Amortization of debt discount was $13,418 and $-0- in the three months ended June 30, 2025 and 2024, respectively, and $18,500 and $-0- in the six months ended June 30, 2025 and 2024, respectively.  On June 20, 2025, the note was converted into 925,000 shares of the Company’s Series A Preferred Stock upon the creation of such class of shares by the Company.

On April 7, 2025, the Company entered into a Convertible Note with a third-party investor in the amount of $10,000.  The principal does not accrue interest, and the amount of the note was automatically convertible into shares of the Company’s Series D Preferred Stock at a conversion price of $0.38 per share upon creation of such series of shares.  At inception, the Company recorded a beneficial conversion feature as a discount on the convertible notes of $10,000 with a corresponding increase to additional paid in capital that was then amortized to interest expense prior to conversion.  Amortization of debt discount was $10,000 and $-0- in the three months ended June 30, 2025 and 2024, respectively, and $10,000 and $-0- in the six months ended June 30, 2025 and 2024, respectively. On June 20, 2025, the note automatically converted into 26,316 shares of the Company’s Series D Preferred Stock upon the creation of such class of shares by the Company.

On May 1, 2025, the Company entered into a Convertible Note with a third-party investor in the amount of $20,000.  The principal does not accrue interest, and the amount of the note was automatically convertible into shares of the Company’s Series C Preferred Stock at a conversion price of $0.19 per share upon creation of such series of shares.  At inception, the Company recorded a beneficial conversion feature as a discount on the convertible notes of $20,000 with a corresponding increase to additional paid in capital that was then amortized to interest expense prior to conversion.  Amortization of debt discount was $20,000 and $-0- in the three months ended June 30, 2025 and 2024, respectively, and $20,000 and $-0- in the six months ended June 30, 2025 and 2024, respectively.  On June 20, 2025, the note automatically converted into 105,263 shares of the Company’s Series C Preferred Stock upon the creation of such class of shares by the Company.

F-25

BROOQLY INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – NOTE PAYABLE AND PROMISSORY NOTES (CONTINUED)

On May 20, 2025, the Company entered into a Convertible Note with a third-party investor in the amount of $37,500.  The principal does not accrue interest, and the amount of the note was automatically convertible into shares of the Company’s Series C Preferred Stock at a conversion price of $0.21 per share upon creation of such series of shares.  At inception, the Company recorded a beneficial conversion feature as a discount on the convertible notes of $37,500 with a corresponding increase to additional paid in capital that was then amortized to interest expense prior to conversion.  Amortization of debt discount was $37,500 and $-0- in the three months ended June 30, 2025 and 2024, respectively, and $37,500 and $-0- in the six months ended June 30, 2025 and 2024, respectively.  On June 20, 2025, the note automatically converted into 178,571 shares of the Company’s Series C Preferred Stock upon the creation of such class of shares by the Company.

On May 25, 2025, the Company entered into a Convertible Note with a third-party investor in the amount of $37,500.  The principal does not accrue interest, and the amount of the note was automatically convertible into shares of the Company’s Series D Preferred Stock at a conversion price of $0.42 per share upon creation of such series of shares.  At inception, the Company recorded a beneficial conversion feature as a discount on the convertible notes of $37,500 with a corresponding increase to additional paid in capital that was then amortized to interest expense prior to conversion.  Amortization of debt discount was $37,500 and $-0- in the three months ended June 30, 2025 and 2024, respectively, and $37,500 and $-0- in the six months ended June 30, 2025 and 2024, respectively.  On June 20, 2025, the note automatically converted into 89,286 shares of the Company’s Series D Preferred Stock upon the creation of such class of shares by the Company.

On June 2, 2025, the Company entered into a Convertible Note with a third-party investor in the amount of $5,000.  The principal does not accrue interest, and the amount of the note was automatically convertible into shares of the Company’s Series C Preferred Stock at a conversion price of $0.22 per share upon creation of such series of shares.  At inception, the Company recorded a beneficial conversion feature as a discount on the convertible notes of $5,000 with a corresponding increase to additional paid in capital that was then amortized to interest expense prior to conversion.  Amortization of debt discount was $5,000 and $-0- in the three months ended June 30, 2025 and 2024, respectively, and $5,000 and $-0- in the six months ended June 30, 2025 and 2024, respectively.  On June 20, 2025, the note automatically converted into 22,727 shares of the Company’s Series C Preferred Stock upon the creation of such class of shares by the Company.

On June 2, 2025, the Company entered into a second Convertible Note with a third-party investor in the amount of $5,000.  The principal does not accrue interest, and the amount of the note was automatically convertible into shares of the Company’s Series C Preferred Stock at a conversion price of $0.22 per share upon creation of such series of shares.  At inception, the Company recorded a beneficial conversion feature as a discount on the convertible notes of $5,000 with a corresponding increase to additional paid in capital that was then amortized to interest expense prior to conversion.  Amortization of debt discount was $5,000 and $-0- in the three months ended June 30, 2025 and 2024, respectively, and $5,000 and $-0- in the six months ended June 30, 2025 and 2024, respectively.  On June 20, 2025, the note automatically converted into 22,727 shares of the Company’s Series C Preferred Stock upon the creation of such class of shares by the Company.

As of December 31, 2024, the Company had two outstanding Promissory Notes; one to Eltino, Ltd in the amount of $25,000 and one to Bridusa-Dominca Kamara in the amount of $30,000, which also included accrued interest of $14,000. Both Promissory Notes and the associated interest were paid on February 25, 2025.

NOTE 11 – STOCKHOLDERS’ EQUITY (DEFICIT)

Capital Structure

On May 14, 2025, the Company filed with the Secretary of State of Nevada a Certificate of Amendment to the Company’s Articles of Incorporation to increase the authorized capital of the Company to an aggregate of 600,000,000 shares, consisting of 325,000,000 shares of Common Stock, $0.0001 par value per share (the “Common Stock”); 50,000,000 shares of Class B Common Stock, $0.0001 par value per share; and 225,000,000 shares of Preferred Stock, par value $0.0001 per share.

On June 20, 2025, the Company approved the adoption of Certificates of Designation for the creation of four new series of preferred stock designated as the Series A Preferred Stock, $0.0001 par value per share; the Series B Convertible Preferred Stock, $0.0001 par value per share; the Series C Convertible Preferred Stock, $0.0001 par value per share; and the Series D Convertible Preferred Stock, $0.0001 par value per share.

F-26

BROOQLY INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

The Series A Certificate of Designation designated 25,000,000 shares of Series A Preferred Stock with a stated value of $0.015 per share.  Each share of Series A Preferred Stock is convertible into three shares of the Company’s Common Stock at the discretion of the holder, has liquidation preference over other classes of stock at its stated value, and has 10 votes for each share of Series A Preferred Stock held by the holder.  At any time prior to the Conversion Date, the Company shall have the right to redeem any or all of the shares of the Series A Preferred Stock not converted by the Holder into shares of Common Stock, upon notice, at a redemption price per share equal to the closing bid price of the Company’s common stock on the trading day immediately prior to the date on which the Company gives notice to the investor of the Company’s intention to redeem shares of the Series A Preferred Stock. Dividends shall be payable only when, as, and if declared by the Board of Directors of the Company, equally and on a per share basis. As of June 30, 2025 and December 31, 2024, there were 2,805,000 and -0- shares of Series A Preferred Stock issued and outstanding, respectively.

The Series B Certificate of Designation designated 100 shares of Series B Preferred Stock with a stated value of $1.00 per share.  Each share of Series B Preferred Stock is convertible into one share of the Company’s Common Stock at such time as the holder ceases to be a director of the Company, has liquidation preference over other classes of stock at its stated value, and 200% of the total voting power of all holders of the Company’s common and preferred stock then outstanding.  No dividends accrue on the Series B Preferred Stock. No shares of Series B Preferred Stock were issued or outstanding as of June 30, 2025 or December 31, 2024.

The Series C Certificate of Designation designated 329,289 shares of Series C Preferred Stock with no stated value.  Each share of Series C Preferred Stock is convertible into 1.5 shares of the Company’s Common Stock at the discretion of the holder in six in monthly installments starting six months after issuance, has no liquidation preference, and has one vote for each share of Series C Preferred Stock held by the holder.  At any time prior to the Conversion Date, the Company shall have the right to redeem any or all of the shares of the Series C Preferred Stock not converted by the Holder into shares of Common Stock, upon notice, at a redemption price per share equal to the closing bid price of the Company’s common stock on the trading day immediately prior to the date on which the Company gives notice to the investor of the Company’s intention to redeem shares of the Series C Preferred Stock. Dividends shall be payable only when, as, and if declared by the Board of Directors of the Company, equally and on a per share basis. As of June 30, 2025 and December 31, 2024, there were 329,288 and -0- shares of Series C Preferred Stock issued and outstanding, respectively.

The Series D Certificate of Designation designated 115,502 shares of Series D Preferred Stock with no stated value.  Each share of Series D Preferred Stock is convertible into one share of the Company’s Common Stock at the discretion of the holder in six in monthly installments starting six months after issuance, has no liquidation preference, and has one vote for each share of Series D Preferred Stock held by the holder.  At any time prior to the Conversion Date, the Company shall have the right to redeem any or all of the shares of the Series D Preferred Stock not converted by the Holder into shares of Common Stock, upon notice, at a redemption price per share equal to the closing bid price of the Company’s common stock on the trading day immediately prior to the date on which the Company gives notice to the investor of the Company’s intention to redeem shares of the Series D Preferred Stock. Dividends shall be payable only when, as, and if declared by the Board of Directors of the Company, equally and on a per share basis. As of June 30, 2025 and December 31, 2024, there were 115,502 and -0- shares of Series D Preferred Stock issued and outstanding, respectively.

Warrants

On June 2, 2025, the Company issued to an investment banking firm as compensation for a proposed future offering a two-year warrant to purchase 1,600,000 shares of Company Common Stock in four separate tranches: 400,000 shares at $0.70 exercise price, 400,000 shares at $1.00 exercise price, 400,000 shares at $1.30 exercise price, and 400,000 shares at $1.60 exercise price. The fair value of the warrant of $990,614 was recorded as a deferred offering cost as of June 30, 2025.

From September 17, 2021, to December 31, 2021, the Company sold 2,000,000 Common Stock Shares to 3 accredited investors at a price of $0.10 per share or an aggregate of $200,000, which subscription also included 1 Common Stock Purchase Warrant for each Common Stock Share Purchased, exercisable at ten (10) cents per share ($0.10). The Purchase Warrant provides that upon FINRA granting a trading symbol to the Company for quotation on the OTC Markets OTCQB, the Warrant Exercise Price will then be calculated at a 50% discount to the 7-day average price for that 7-day period preceding exercise of the Warrant. The Warrant Exercisable Period is 5 years from the date of the Subscriber subscribing to the Shares.

F-27

BROOQLY INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – COMMITMENTS AND CONTINGENCIES

On April 10, 2025 the company entered into an operating lease agreement for its offices in Ann Arbor, Michigan.  The term of the lease is for one year from May 1, 2025 with a fixed rental amount of $120,960, payable in monthly installments. Maturities of operating lease liabilities were as follows as of June 30, 2025:

2025	$60,480
2026	40,320
Total lease payments	100,800
Less interest	(17,751)
Present value of lease liabilities	$83,049

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business. The Company is not aware of any such legal proceedings that will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 13 – INCOME TAXES

At June 30, 2025, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $2,180,523 that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management and based upon the earnings history of the Company, it is more likely than not that the benefits will not be realized. The Internal Revenue Code may limit the future use of its existing net operating losses.

All or a portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits. During the six months ended June 30, 2025, the Company has increased the valuation allowance by $169,663 from $317,982 to $487,645. The Company adopted the provisions of ASC 740-10-25, which provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns. ASC 740-10-25 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.  Tax positions that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company had no tax positions relating to open income tax returns that were considered to be uncertain.

Net deferred tax assets consist of the following components as of June 30, 2025 and December 31, 2024:

	June 30,	December 31,
	2025	2024
Deferred tax assets:
NOL Carryover	$457,910	$270,061
Temporary Differences
Stock based compensation	$14,711	$-
Amortization of intangible assets	$8,724	$-
Impairment of Intangible Asset	$-	$41,621
Bad debt Expense	$6,300	$6,300
Sub Total	$487,645	$317,982
Valuation Allowance	$(487,645)	$(317,982)
Net Deferred Tax Asset	$-	$-
Change in valuation allowance	$(169,663)

F-28

BROOQLY INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – SEGMENT REPORTING

As of June 30, 2025, the Company operated in two business segments: Dynamic Aero Systems, a developer and OEM of UAVs, and Dynamic Deliveries, a developer of autonomous mesh logistics networks.  The Company also incurs shared corporate costs.

The Company evaluates performance and allocates resources based on profit or loss from operations before income taxes. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

Segment information for the three months ended June 30, 2025 was as follows:

	Three Months Ended June 30, 2025
	Dynamic Aerospace Systems	Dynamic Deliveries	Corporate and Other	Total
Revenue
Revenue	$-	$-	$-	$-

Operating Expenses
Professional fees	48,615	5,000	179,790	233,405
Depreciation and Amortization	66,231	28,263	-	94,494
Other general and administrative costs	121,502	-	28,745	150,247
Total Operating Expenses	236,348	33,263	208,535	478,146

Loss from operations	$(236,348)	$(33,263)	$(208,535)	$(478,146)

Segment information for the six months ended June 30, 2025 was as follows:

	Six Months Ended June 30, 2025
	Dynamic Aerospace Systems	Dynamic Deliveries	Corporate and Other	Total
Revenue
Revenue	$-	$-	$-	$-

Operating Expenses
Professional fees	48,615	5,000	452,758	506,373
Depreciation and Amortization	66,231	28,263	-	94,494
Other general and administrative costs	121,502	-	84,094	205,596
Total Operating Expenses	236,348	33,263	536,852	806,463

Loss from operations	$(236,348)	$(33,263)	$(536,852)	$(806,463)

Identifiable Assets
Identifiable assets as of June 30, 2025	$3,378,584	$11,603,491	$1,007,685	$15,989,760
Identifiable assets as of December 31, 2024	$-	$-	$237	$237

Segment information for the three and six months ended June 30, 2024 was the same as consolidated operations as the Company had not yet established the Dynamic Aero Systems and Dynamic Deliveries segments, which were initiated upon the acquisition of the Vayu Assets and GAC Assets on April 2, 2025. As such, the Company operated as one segment in the three and six months ended June 30, 2024.

F-29

BROOQLY INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 – SUBSEQUENT EVENTS

The Company operates in two business segments: DAS and Dynamic Deliveries. The Company has analyzed its operations subsequent to June 30, 2025, through the date of this filing of these unaudited condensed consolidated financial statements and has determined that the following are material subsequent events.

On July 3, 2025, the Company entered into a Securities Purchase Agreement (the “Note Purchase Agreement”) with Platinum Point Capital LLC (“Platinum”), pursuant to which Platinum agreed to purchase from the Company one or more convertible promissory notes, in an aggregate amount not to exceed $1,122,000. Pursuant to the Note Purchase Agreement, the Company issued to Platinum a convertible promissory note (the “Note”) in the principal amount of $495,000, for a purchase price of $450,000, reflecting an original issue discount of 10%. To secure the Company’s obligations under the Note, the Company and Platinum entered into a Security Agreement. The Company also issued to Platinum a four-year warrant to purchase up to an additional 330,000 shares of the Company’s common stock at an exercise price of $1.50 per share. The Company agreed to file a registration statement to register the resale of the shares underlying the Note and the Warrant on or before the ninetieth day following the execution of the Note Purchase Agreement.

Additionally, on July 31, 2025, the Company entered into an Equity Purchase Agreement (the “ELOC”) with Platinum pursuant to which Platinum committed to purchase up to $15,000,000 (the “Maximum Amount”) of the Company’s Common Stock (the “Financing”). In connection with the execution of the ELOC, the Company is obligated to issue 600,000 shares of the Company’s Common Stock to Platinum as a commitment fee (the “Commitment Shares”).

F-30

New York Office: 805 Third Avenue New York, NY 10022 www.rbsmllp.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholder of Vayu Inc., Impossible Aerospace Corporation and Global Autonomous Corporation

Opinion on the Special Purpose Combined Carve-Out Financial Statements

We have audited the accompanying combined balance sheets of Vayu Inc., Impossible Aerospace Corporation and Global Autonomous Corporation (A Carve-Out of Alpine4 Holdings, Inc.) (collectively, the “Company”) as of December 31, 2024 and 2023, and the related combined statements of operations, combined statements of cash flows and combined statements of invested equity for each of the years ended December 31, 2024 and 2023, and the related notes (collectively referred to as the special purpose combined carve-out financial statements or the financial statements). In our opinion, the special purpose combined carve-out financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying special purpose combined carve-out financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the special purpose combined carve-out financial statements, the Company expects to incur net losses and have significant cash outflows for at least the next 12 months, and without raising additional capital, these conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2025.
New York, NY
June 16, 2025
PCAOB ID: 587

F-31

COMBINED BALANCE SHEETS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

DECEMBER 31, 2024 AND 2023

	December 31,
	2024	2023

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,240	$92
Prepaid subscriptions	---	4,005
Total Current Assets	49,240	4,097

Property and equipment, net of accumulated depreciation of $238,579 and $156,298 as of December 31, 2024 and 2023, respectively	93,903	189,452
Operating right of use lease asset	210,331	443,551

TOTAL ASSETS	$353,474	$637,100

LIABILITIES AND INVESTED EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$882,447	$603,745
Operating lease liability, current portion	163,553	247,616
Total Current Liabilities	1,046,000	851,361

Operating lease liability, long term portion	37,882	186,322
Government note payable, long term portion	65,000	65,000

TOTAL LIABILITIES	1,148,882	1,102,683

Commitments and contingencies (Note 10)

INVESTED EQUITY	(795,408)	(465,583)

TOTAL LIABILITIES AND INVESTED EQUITY	$353,474	$637,100

See the accompanying notes to these Special Purpose Combined Carve-out Financial Statements

F-32

COMBINED STATEMENTS OF OPERATIONS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

	Year Ended December 31,
	2024	2023

Product revenue	$10,345	$4,171
Cost of goods sold	1,855	2,465

Gross profit	8,490	1,706

Operating Expenses and Costs
General and administrative expenses	1,312,920	2,179,741
Research and development expenses	902,285	2,695,964
Depreciation and amortization	95,549	780,987
Impairment loss	---	12,209,832
Total Operating Expenses and Costs	2,310,754	17,866,524

Loss from operations	(2,302,264)	(17,864,818)

Other Income (Expenses)
Interest expense	(2,438)	(2,438)

Loss before provision for income taxes	(2,304,702)	(17,867,256)

Provision for income taxes	---	---

Net loss	$(2,304,702)	$(17,867,256)

See the accompanying notes to these Special Purpose Combined Carve-out Financial Statements

F-33

COMBINED STATEMENTS OF CASH FLOWS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

	Year Ended December 31,
	2024		2023
Cash Flows from Operating Activities
Net loss		$(2,304,702)		$(17,867,256)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation		95,549		82,281
Amortization		---		698,706
Impairment loss		---		12,209,832

Changes in operating assets and liabilities:
Inventory		---		484,742
Prepaid expenses and other current assets		4,005		490
Right of use lease asset		233,220		176,285
Accounts payable and accrued expenses		278,702		427,328
Lease liability		(232,503)		(187,498)
Net cash used in operating activities		(1,925,729)		(3,975,090)

Cash Flows from Investing Activities
Acquisition of property and equipment		---		---
Net cash used in investing activities		---		---

Cash Flows from Financing Activities
Net contributions from Alpine4 entities		1,974,877		3,962,579
Net cash provided by financing activities		1,974,877		3,962,579

Net decrease in cash		49,148		(12,511)
Cash, beginning of period		92		12,603

Cash, end of period		$49,240		$92

	Year Ended December 31,
	2024		2023
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$	---	$	---
Cash paid during the period for income tax	$	---	$	---
Schedule of non-cash investing and financing activities:
Recognition of operating lease: right of use asset and lease liability	$	---		$163,164

See the accompanying notes to these Special Purpose Combined Carve-out Financial Statements

F-34

COMBINED STATEMENTS OF INVESTED EQUITY

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

Balance at January 1, 2023	$13,439,094

Net loss	(17,867,256)

Net contributions from Alpine4 entities	3,962,579

Balance at December 31, 2023	(465,583)

Net loss	(2,304,702)

Net contributions from Alpine4 entities	1,974,877

Balance at December 31, 2024	$(795,408)

See the accompanying notes to these Special Purpose Combined Carve-out Financial Statements

F-35

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 1 - BUSINESS

Alpine 4 Holdings, Inc. (together with its subsidiaries, “Alpine4”), was incorporated under the laws of the State of Delaware on April 22, 2014 to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock, or other business combination with a domestic or foreign business. By 2022, Alpine4 owned 14 different subsidiaries operating in industries including construction services, manufacturing, defense, technologies and aerospace. Included in Alpine4’s operating subsidiaries were (i) Vayu (US) Inc. (“Vayu”), a developer of high-performance vertical take-off and landing (“VTOL”) unmanned aerial vehicles (“UAVs”), (ii) Impossible Aerospace Corporation (“IAC”) a developer of UAVs prioritizing battery life over traditional propulsion systems, and (iii) Global Autonomous Corporation (“GAC” and, together with Vayu and IAC, the “Acquired Entities”), a developer of autonomous delivery solutions licensed to provide an Autonomous Mesh Fulfillment Network in Dubai.

On April 1, 2025, Alpine4 and the Acquired Entities entered into and closed two asset purchase agreements with BrooQLy Inc., a Nevada corporation (“BrooQLy”), pursuant to which BrooQLy agreed to acquire certain assets of the Acquired Entities, comprising certain intellectual property, equipment, inventory, contracts, and goodwill related to the business of the Acquired Entities (the “Asset Sales”).

The accompanying special purpose combined carve-out financial statements (the “Financial Statements”) represent the combined financial position and results of operations for the Acquired Entities.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Acquired Entities have historically operated as part of Alpine4 and not as standalone companies. The accompanying Financial Statements represent the historical operations of the Acquired Entities and have been derived from Alpine4’s historical accounting records. The Financial Statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All revenues and costs as well as assets and liabilities directly associated with the business activity of the Acquired Entities are included in the Financial Statements. The Financial Statements also include allocations of certain general and administrative from Alpine4. The allocation methodologies have been described within the notes to the Financial Statements where appropriate, and management considers the allocations to be reasonable. However, amounts recognized by the Acquired Entities are not necessarily representative of the amounts that would have been reflected in the financial statements had the Acquired Entities operated independently of Alpine4. Related party allocations are discussed further in Note 11.

As part of Alpine4, the Acquired Entities are dependent upon Alpine4 and certain of its other operating subsidiaries for all of their working capital and financing requirements. Financial transactions relating to the Acquired Entities are accounted for through inter-entity loans between Alpine4 or its other operating subsidiaries and the Acquired Entities. Accordingly, none of Alpine4’s cash, cash equivalents or debt at the corporate level have been assigned to the Acquired Entities in the Financial Statements. All significant transactions between the Acquired Entities and Alpine4 and its other operating subsidiaries have been included in the accompanying Financial Statements. Transactions with Alpine4 and its other operating subsidiaries are reflected in the accompanying Combined Statement of Cash Flows as “Cash Flows from Financing Activities.”

All significant intercompany accounts and transactions amongst the businesses comprising the Acquired Entities have been eliminated in the accompanying Financial Statements. All amounts referred to in the notes to the Financial Statements are in United States Dollars ($).

Use of Estimates

The preparation of the Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the Financial Statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Significant estimates include assumptions about depreciation and amortization, asset impairment, certain acquisition-related liabilities, income taxes, and legal contingencies.

F-36

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Off-Balance Sheet Risk and Concentrations of Credit Risk

Financial instruments, which potentially subject the Acquired Entities to significant concentrations of credit risk, consist of cash and cash equivalents. The Acquired Entities consider all highly liquid investments with original maturities of six months or less to be cash and cash equivalents. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Acquired Entities had $-0- and $-0- in cash balances in excess of the FDIC insured limit as of December 31, 2024 and 2023, respectively. The carrying amounts of cash and cash equivalents approximate their fair values at December 31, 2024 and 2023. The Acquired Entities have not experienced any losses in such accounts and management believes that the Acquired Entities are not exposed to significant credit risk. The Acquired Entities have no off‑balance sheet risk, such as foreign exchange contracts, option contracts, or other foreign hedging arrangements.

Intangible Assets

The Acquired Entities account for long-lived assets in accordance with the provisions of ASC Topic 360, Accounting for the Impairment of Long-Lived Assets (“ASC 360”). The Acquired Entities recognize an acquired intangible whenever the intangible arises from contractual or other legal rights, or whenever it can be separated or divided from the acquired entity and sold, transferred, licensed, rented or exchanged, either individually or in combination with a related contract, asset or liability. Such intangibles are amortized over their estimated useful lives unless the estimated useful life is determined to be indefinite. Amortizable intangible assets were being amortized primarily over useful lives of 15 years for intellectual property and 17 years for patents. The straight-line method of amortization was used as it was determined to approximate the use pattern of the assets.

ASC 360 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset is less than the carrying amount of that asset. See Note 5 – Intangible Assets for additional details regarding impairment charges against intangible assets in the year ended December 31, 2024.

Leases

The Acquired Entities lease office space. If a lease arrangement is determined to exist with a lease term of more than 12 months at the lease commencement date, a Right of Use (“ROU”) asset and corresponding lease liability are recorded on the combined carve-out balance sheet at the lease commencement date based on the present value of fixed lease payments over the lease term. The lease commencement date, defined as the date on which the lessor makes the underlying asset available for use by the lessee and the date from which the Acquired Entities are required to recognize lease expenses, may be different from the inception date of the contract.

An ROU asset represents the right to control the use of an identified asset over the lease term and a lease liability represents the obligation to make lease payments arising from the lease. The Acquired Entities use the discount rate implicit in the lease, if available, or their incremental borrowing rate on the lease commencement date to determine the present value of lease payments. The lease terms used to calculate the ROU assets and related lease liabilities include options to extend or terminate the lease when it is reasonably certain that the Acquired Entities will exercise that option.

The Acquired Entities’ policy for allocating contract consideration between lease and non-lease components is based on the relative stand-alone prices of the lease and non-lease components. Stand-alone prices are estimated by comparing the contract consideration to the company's historical data, or by using market prices for similar services or goods. Variable payments, such as CAM charges, are allocated to the corresponding non-lease component. Examples of non-lease components include utilities, insurance, and maintenance services.

Leases are classified as either operating or finance leases based on the economic substance of the agreement. The Acquired Entities did not have any financing leases during the years ended December 31, 2024 or 2023. For operating leases, the Acquired Entities recognize lease expense related to fixed payments on a straight-line basis over the lease term.

The Acquired Entities use significant assumptions and judgment in evaluating their lease contracts and other agreements, including the determination of whether an agreement is or contains a lease, whether a change in the terms and conditions of a lease contract represents a new or modified lease, whether a lease represents an operating or finance lease, and the discount rate used to determine the present value of lease obligations. See Note 6 – Leases for additional details.

Property and Equipment

Property and equipment, comprised of production equipment and vehicles, are carried at cost less depreciation. Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets, which range from three to five years.

F-37

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Acquired Entities had limited revenue in the years ended December 31, 2024 or 2023, all of which was recognized by Vayu for the sale of UAVs and related components. Vayu recognized revenue under ASC Topic 606, Revenue from contract with Customers (“Topic 606”). Revenue is recognized under Topic 606, at a point in time and over a period of time, in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

•	executed contracts with customers that are legally enforceable;
•	identification of performance obligations in the respective contract;
•	determination of the transaction price for each performance obligation in the respective contract;
•	allocation the transaction price to each performance obligation; and
•	recognition of revenue only when Vayu satisfies each performance obligation.

Revenue is recognized upon satisfaction of the performance obligations at a point in time, which occurs upon delivery of UAVs and related components.  Payment is made at the time of delivery. The Acquired Entities did not have any revenue or product concentrations in the years ended December 31, 2024 or 2023.

Research and Development

The Acquired Entities focus on quality control and development of new products and the improvement of existing products. All costs related to research and development activities are expensed as incurred.

Fair Value of Assets and Liabilities

Fair value is the price that would be received from the sale of an asset or paid to transfer a liability (i.e. an exit price) in the principal or most advantageous market in an orderly transaction between market participants. In determining fair value, the accounting standards have established a three-level hierarchy that distinguishes between (i) market data obtained or developed from independent sources (i.e., observable data inputs) and (ii) a reporting entity’s own data and assumptions that market participants would use in pricing an asset or liability (i.e., unobservable data inputs). Financial assets and financial liabilities measured and reported at fair value are classified in one of the following categories, in order of priority of observability and objectivity of pricing inputs:

●	Level 1 – Fair value based on quoted prices in active markets for identical assets or liabilities;

●

Level 2 – Fair value based on significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data;

●

Level 3 – Fair value based on prices or valuation techniques that require significant unobservable data inputs. Inputs would normally be a reporting entity’s own data and judgments about assumptions that market participants would use in pricing the asset or liability.

The fair value measurement level for an asset or liability is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs.

Income Taxes

The Acquired Entities’ results of operations have historically been included in the consolidated federal income tax returns of Alpine4. The income tax amounts reflected in the accompanying Financial Statements have been allocated based on taxable income directly attributable to the Acquired Entities, resulting in a stand-alone presentation. Management believes the assumptions underlying the allocation of income taxes are reasonable. However, the amounts allocated for income taxes in the accompanying Financial Statements are not necessarily indicative of the amount of income taxes that would have been recorded had the Acquired Entities been operated as a separate, stand-alone entity for the periods presented.

F-38

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Acquired Entities followed Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

No income tax has been provided for the Acquired Entities for the years ended December 31, 2024 and 2023, since the Acquired Entities sustained a loss for both periods. Due to the uncertainty of the utilization and recoverability of the loss carry-forwards and other deferred tax assets, management has determined a full valuation allowance for the deferred tax assets is warranted, since it is more likely than not that the deferred tax assets will not be realizable. See Note 9 – Income Taxes for additional details.

Litigation and Other Loss Contingencies

The Acquired Entities are involved in various claims and legal proceedings that arise in the ordinary course of business. Loss contingencies are recorded as liabilities when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. If an unfavorable outcome is determined to be probable and the amount of the loss can be reasonably estimated, a corresponding liability is accrued.  If a loss is considered probable but the amount cannot be reasonably estimated, the Acquired Entities will disclose the nature of the contingency and state that an estimate cannot be made. The accrual for litigation costs, including estimated legal fees, is determined by assessing factors such as the stage of proceedings, facts and circumstances of the claim, potential for insurance recoveries, legal counsel opinions, and management's best estimate of the outcome.

Other Comprehensive Income

The Acquired Entities do not have any activity that results in Other Comprehensive Income.

Recent Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC 280, on an interim and annual basis. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Acquired Entities adopted this standard in 2024. The adoption did not have a material effect on the Financial Statements.

In December 2023, the FASB issued Accounting Standards Update 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires public entities, on an annual basis, to provide disclosure of specific categories in the rate reconciliation, as well as disclosure of income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Acquired Entities adopted this standard in 2024. The adoption did not have a material effect on the Financial Statements.

In March 2024, the FASB issued ASU No 2024-02, “Codification Improvements - Amendments to Remove References to the Concepts Statements” (“ASU 2024-02”). ASU 2024-02 removes references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. ASU 2024-02 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. ASU 2024-02 can be applied prospectively or retrospectively. The Acquired Entities adopted this standard in 2025. The adoption is not expected to have a material effect on the Financial Statements.

In March 2024, the FASB issued ASU No. 2024-01, “Compensation—Stock Compensation (Topic 718): Scope Applications of Profits Interests and Similar Awards” (“ASU 2024-01”). ASU 2024-01 adds an example to Topic 718 which illustrates how to apply the scope guidance to determine whether profits interests and similar awards should be accounted for as share-based payment arrangements under Topic 718 or under other U.S. GAAP. ASU 2024-01 is effective for annual periods beginning after December 15, 2025, although early adoption is permitted. Upon adoption, ASU 2024-01 is not expected to have an impact on the Financial Statements.

F-39

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In November 2024, the FASB issued ASU No. 2024-03, “Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40).” This standard requires disclosure of specific information about costs and expenses and becomes effective January 1, 2027. Upon adoption, this pronouncement is not expected to have an impact on the Financial Statements.

In November 2024, the FASB issued ASU 2024-04, “Debt - Debt with Conversions and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments” (“ASU 2024-04”). ASU 2024-04 clarifies the requirements for determining whether certain settlements of convertible debt instruments, including convertible debt instruments with cash conversion features or convertible debt instruments that are not currently convertible, should be accounted for as an induced conversion. The requirements of ASU 2024-04 are effective for fiscal years beginning after December 15, 2025, and interim periods within those periods. Upon adoption, this pronouncement is not expected to have an impact on the Financial Statements.

No other new accounting pronouncements were issued or became effective in the period that had, or are expected to have, a material impact on the Financial Statements.

NOTE 3 – LIQUIDITY AND GOING CONCERN ANALYSIS

Under ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), the Acquired Entities are required to evaluate whether there is substantial doubt about their ability to continue as a going concern each reporting period, including interim periods. Pursuant to ASU 2014-15, in evaluating the Acquired Entities’ ability to continue as a going concern, management considered the conditions and events that could raise substantial doubt about the Acquired Entities’ ability to continue as a going concern within 12 months after the Financial Statements were issued (June 16, 2026). Management considered the Acquired Entities’ current financial condition and liquidity sources, including current funds available, forecasted future cash flows and the Acquired Entities’ obligations due before June 16, 2026.

The Acquired Entities are subject to a number of risks, including uncertainty related to product development and generation of revenues and positive cash flows from the sale of UAVs, development and commercialization of GAC’s Autonomous Mesh Fulfillment Network, and a dependence on outside sources of capital. The attainment of profitable operations is dependent on future events, including obtaining adequate financing to fulfill projected growth and operating activities and generating a level of revenues adequate to support the Acquired Entities’ cost structure.

As of December 31, 2024, the Acquired Entities had combined cash balances of $49,240, a working capital deficit of $996,760, and invested equity of $(795,408). For the years ended December 31, 2024 and 2023, the Acquired Entities had a combined net loss of $2,304,702 and $17,867,256, respectively, and used combined cash from operating activities of $1,925,729 and $3,975,090, respectively. During the years ended December 31, 2024 and 2023, substantially all of the operations of the Acquired Entities were funded through intercompany transfers from Alpine4 and certain of its other operating subsidiaries.

On April 1, 2025, Alpine 4 and the Acquired Entities completed the Asset Sales to BrooQLy, pursuant to which BrooQLy agreed to acquire the key operating assets of the Acquired Entities, comprising certain intellectual property, equipment, inventory, contracts, and goodwill. Any losses incurred by BrooQLy using the assets are intended to be alleviated through the sale of debt or equity securities by BrooQLy. The Acquired Entities expect to continue to incur net losses and have significant cash outflows for at least the next 12 months. Without raising additional capital, including capital raised or provided by BrooQLy after the Asset Sales, there is substantial doubt about the Acquired Entities’ ability to continue as a going concern through June 16, 2026. The accompanying Financial Statements have been prepared assuming that the Acquired Entities will continue as a going concern. This basis of presentation contemplates the recovery of the Acquired Entities’ assets and the satisfaction of liabilities in the normal course of business.

F-40

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2024 and 2023 were as follows:

	December 31,
	2024	2023

Production equipment	$148,052	$148,052
Office equipment	105,226	105,226
Vehicles	92,472	92,472

Total property and equipment	345,750	345,750
Less: accumulated depreciation	(251,847)	(156,298)

Property and equipment, net	$93,903	$189,452

Depreciation expense during the years ended December 31, 2024 and 2023 was $95,549 and $82,281, respectively.

NOTE 5 – INTANGIBLE ASSETS

Intangible assets are comprised of (i) Vayu intellectual property, primarily proprietary technology associated with its planar-hybrid VTOL controller, its novel communication system, its autonomous actions and its specialty engineering processes, and (ii) patent applications associated with IA.

During the third quarter of 2023, management considered the impacts from macroeconomic conditions such as inflationary pressures and capital markets accessibility, the war in Ukraine and the war in the Middle East, and unfavorable short-term changes in the investment and operating plans of the Acquired Entities’ primary customers; and as a result of these events concluded that a triggering event occurred which required the Acquired Entities to perform an interim quantitative impairment test of intangible assets as of September 30, 2023.

As a result of the impairment test, management determined that the carrying value of the Acquired Entities’ intangible assets had exceeded their undiscounted cash flows and, as a result, recorded a non-cash intangible asset impairment charge of $12,209,832 in the combined carve-out statements of operations within operating expenses during the year ended December 31, 2023. Amortization expense for intangible assets was $-0- and $698,706 in the years ended December 31, 2024 and 2023, respectively.

Changes in the carrying amount of intangible assets during the years ended December 31, 2024 and 2023 were as follows:

	Intellectual		Patent		Intangible
	Property		Application		Assets, Net

Balance as of December 31, 2022		$7,328,276		$5,580,262		$12,908,538

Amortization expense		(420,877)		(277,829)		(698,706)
Impairment of intangible assets		(6,907,399)		(5,302,433)		(12,209,832)

Balance as of December 31, 2023	$	---	$	---	$	---

Amortization expense		---		---		---
Impairment of intangible assets		---		---		---

Balance as of December 31, 2024	$	---	$	---	$	---

F-41

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 6 – LEASES

The Acquired Entities have separate operating for office space related to Vayu and GAC that expire in June 2025 and December 2026, respectively. As of December 31, 2024, the Acquired Entities’ weighted-average remaining lease term relating to its operating leases was 1.2 years, with a weighted-average discount rate of 8.78%.

The table below summarizes the Acquired Entities’ lease-related assets and liabilities as of December 31, 2024 and 2023:

	December 31,
	2024	2023

Operating lease assets	$210,331	$443,551

Operating lease liabilities
Operating lease liabilities (short term)	$163,553	$247,616
Operating lease liabilities (long term)	37,882	186,322
Total operating lease liabilities	$201,435	$433,938

Operating lease expense was $233,220 and $176,285 in the years ended December 31, 2024 and 2023, respectively.

Maturities of operating lease liabilities were as follows as of December 31, 2024:

2025	$165,043
2026	49,967
Total lease payments	215,010
Less interest	(13,575)
Present value of lease liabilities	$201,435

NOTE 7 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Amounts related to accounts payable and accrued expenses as of December 31, 2024 and 2023 were as follows:

	December 31,
	2024	2023

Trade accounts payable	$822,752	$530,309
Accrued payroll liabilities	44,089	64,701
Accrued interest	15,606	8,735
	$882,447	$603,745

NOTE 8 – GOVERNMENT NOTES PAYABLE

In June 2020, Vayu received an Economic Injury Disaster Loan with a face value of $65,000 (the “EIDL Loan”). The EIDL Loan has an interest rate of 3.75% per annum matures in June 2050 with fixed installment payments beginning in December 2022. Vayu did not make the scheduled installment payments and, as such, the EIDL Loan was in default as of December 31, 2024 and 2023. As a result of the default, interest continues to accrue at the stated rate on the unpaid principal balance until maturity.

Interest accrued on the EIDL Loan as of December 31, 2024 and 2023 was $11,172 and $8,735, respectively. Interest expense recognized on the EIDL Loan was $2,438 and $2,438 in the years ended December 31, 2024 and 2023, respectively.

F-42

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 9 – INCOME TAXES

The tax reform bill that Congress voted to approve December 20, 2017, also known as the “Tax Cuts and Jobs Act”, made sweeping modifications to the Internal Revenue Code, including a much lower corporate tax rate, changes to credits and deductions, and a move to a territorial system for corporations that have overseas earnings. The act replaced the prior-law graduated corporate tax rate, which taxed income over $10 million at 35%, with a flat rate of 21%. GAC operates in the United Arab Emirates but does not meet the minimum income requirement for income taxation.

The components of the Acquired Entities’ income tax provision are as follows:

Year Ended December 31,
Income tax provision (benefit)	2024		2023
Current
Federal	$	---	$	---
State		---		---
Foreign		---		---
Total current		---		---
Deferred
Federal		---		---
State		---		---
Foreign		---		---
Total deferred		---		---

Total income tax provision (benefit)	$	---	$	---

A reconciliation of the provision for income taxes with the expected provision for income taxes computed by applying the federal statutory income tax rate of 21% to the net loss before provision for income taxes is as follows:

	Year Ended December 31,
	2024		2023

Expected tax (benefit) at statutory rate		$(483,987)		$(3,752,124)
State income tax (benefit), net of federal tax (benefit)		(87,083)		(776,484)
Current year change in valuation allowance		472,892		4,216,601
Permanent items		98,178		312,007

Income tax provision (benefit)	$	---	$	---

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Acquired Entities’ net deferred income taxes are as follows:

	Year Ended December 31,
	2024		2023

Net operating loss deferred tax asset		$6,423,629		$5,782,891
Fixed assets		5,530		(4,824)
Intangible assets		3,082,093		3,337,956
Research and experimental expenditures		734,466		656,803
Deferred tax assets (liabilities)		10,245,718		9,772,826
Valuation allowance		(10,245,718)		(9,772,826)
Net deferred tax assets (liabilities)	$	---	$	---

As of December 31, 2024, the Acquired Entities had available for income tax purposes approximately $27.2 million in combined federal and state net operating loss carry forwards, which may be available to offset future taxable income, of which $2.9 million expire in between 2034 and 2037 and $24.3 million carry forward indefinitely. Management believes it is likely that the net operating loss carry forwards may be subject to limitation under Section 382 of the Internal Revenue Code.  The calculations of such limitations will be performed on an as-needed basis in future taxation periods. Due to the uncertainty of the utilization and recoverability of the loss carry-forwards and other deferred tax assets, a full valuation allowance was recorded against the deferred tax assets, since it is more likely than not that the deferred tax assets will not be realizable.

The Acquired Entities have not taken any uncertain tax positions on any open income tax returns filed through the period ended December 31, 2024. The Acquired Entities’ methods of accounting are based on established income tax principles in the Internal Revenue Code and are reflected within its filed income tax returns on an accrual basis. The Acquired Entities re-assess the validity of conclusions regarding uncertain tax positions periodically to determine if facts or circumstances have arisen that might cause a change in judgment regarding the likelihood of a tax position’s sustainability under audit. The Acquired Entities have determined that there were no uncertain tax positions for the years ended December 31, 2024 and 2023. With limited exception, the Acquired Entities are no longer subject to U.S. federal income tax audits by taxing authorities for tax years 2021 and prior; however, net operating loss and credit carryforwards from all years are subject to examinations and adjustments for at least three years following the year in which the attributes are used.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Leases

The following table summarizes our minimum annual commitments under our rental commitments non-cancelable office operating leases as of December 31, 2024:

2025	$165,043
2026	49,967
Total lease payments	215,010
Less interest	(13,575)
Present value of lease liabilities	$201,435

Litigation

From time to time, the Acquired Entities may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Acquired Entities’ business.

In February 2023, Alpine4 learned that a complaint was brought in New York Supreme Court by the State of New York against Vayu in 2019 (prior to the Company’s ownership of Vayu) seeking a refund for two returned airframes. In October 2023, Vayu and the plaintiff stipulated to a settlement for $56,300, to be filed with the court upon payment by Company of that amount in July 2024, plus applicable interest from the date of the agreed stipulation. The settlement amount was never paid by Vayu. The amount of the settlement plus accrued interest on the settlement is recorded in “Accounts payable and accrued expenses” in the accompanying combined carve-out balance sheet.

The Acquired Entities are not aware of any additional legal proceedings that will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

F-43

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 11 – RELATED PARTY TRANSACTIONS

Alpine4 provides certain management and administrative services to each of its operating subsidiaries, including the Acquired Entities. The costs of such services are reflected in “General and administrative expenses” in the accompanying combined statements of operations for the years ended December 31, 2024 and 2023. Additionally, Alpine4 performs certain cash management functions on behalf of the Acquired Entities, including providing cash for, or providing direct payment of, substantially all of the Acquired Entities’ operating expenses. All of the Acquired Entities’ transactions with Alpine4 are considered to be to be financing transactions, which are presented as “Net contributions from Alpine4 entities” in the accompanying combined statements of cash flows and invested equity.

The significant components of the net contributions from Alpine4 for the years ending December 31, 2024 and 2023, were as follows:

	December 31,
	2024	2023

Payroll, accounts payable and other vendor payments	$1,523,963	$2,923,861
Cash advances (net) from Alpine 4 entities	106,992	423,227
Alpine4 management and administrative services allocation	343,922	615,491
	$1,974,877	$3,962,579

Net contributions from Alpine4 entities are recorded based on actual costs incurred, without a markup. The basis of allocation to the Acquired Entities, for the items described above, is as follows:

Payroll, accounts payable and other vendor payments

All cash disbursements for payroll, trade and other accounts payable are made by Alpine4 or certain of its other entities as determined by Alpine4. Such payments are recorded as made based on the actual amounts processed on behalf of the Acquired Entities.

Cash advances (net) from Alpine 4 entities

From time to time, cash advances are made from (to) Alpine4 or its other subsidiaries to (from) the Acquired Entities to fund operating capital needs or to pool cash at Apline4.  Such advances from (to) Alpine 4 are recorded as made based on the actual amounts advanced to (from) the Acquired Entities.

Alpine4 management and administrative services allocation

Alpine4 centrally administers and incurs the costs associated with certain functions on a centralized basis, including executive management, human resources, accounting, and administration, and allocates the associated costs to the Acquired Entities. The costs incurred have been allocated to the Acquired Entities using a weighted average estimate of proportional revenue, headcount, total expenses, total assets, and total number of subsidiaries sharing such services.  Management believes the allocation methodology to be reasonable.

NOTE 12 – SUBSEQUENT EVENTS

The Acquired Entities have evaluated subsequent events through June 16, 2025, the date of issuance of these Financial Statements, and determined that there have been no events that have occurred that would require adjustments to the disclosures in the Financial Statements, other than the following:

F-44

NOTES TO SPECIAL PURPOSE COMBINED CARVE-OUT FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 12 – SUBSEQUENT EVENTS (CONTINUED)

Asset Purchase Agreements

On April 1, 2025, Alpine4 and the Acquired Entities entered into and closed two asset purchase agreements with BrooQLy, pursuant to which BrooQLy agreed to acquire certain assets of the Acquired Entities, comprising certain intellectual property, equipment, inventory, contracts, and goodwill related to the business of the Acquired Entities, as follows: (1) BrooQLy entered into an Asset Purchase Agreement (the “Vayu APA”) with Vayu, IAC and Alpine 4 pursuant to which BrooQLy purchased certain assets of the Vayu and IAC, comprising certain intellectual property, equipment, inventory, contracts, and goodwill related to the business of Vayu and IAC; and (2) BrooQLy entered into an Asset Purchase Agreement (the “GAC APA”) with GAC and Alpine4 pursuant to which BrooQLy acquired certain equipment, software, inventory, contracts, and goodwill related to the business of GAC.

The purchase price paid by BrooQLy under the Vayu APA included the assumption by BrooQLy of $387,598 in liabilities as listed in the Vayu APA, and the payment of $2,974,167 in the form of a Convertible Note (the “Vayu Note”) payable directly to Alpine 4.  The purchase price paid by BrooQLy for the GAC Assets was $11,631,754 in the form of a Convertible Note (the “GAC Note”) payable directly to Alpine 4 and the minority shareholders of GAC.

F-45

UNAUDITED CONDENSED COMBINED BALANCE SHEETS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

	March 31,	December 31,
	2025	2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,532	$49,240
Total Current Assets	9,532	49,240

Property and equipment, net of accumulated depreciation of $258,047 and $238,579 as of March 31, 2025 and December 31, 2024, respectively	74,435	93,903
Operating right of use lease asset	149,597	210,331

TOTAL ASSETS	$233,564	$353,474

LIABILITIES AND INVESTED EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,025,304	$882,447
Operating lease liability, current portion	115,008	163,553
Total Current Liabilities	1,140,312	1,046,000

Operating lease liability, long term portion	24,106	37,882
Government notes payable, long term portion	65,000	65,000

TOTAL LIABILITIES	1,229,418	1,148,882

Commitments and contingencies (Note 8)

INVESTED EQUITY	(995,854)	(795,408)

TOTAL LIABILITIES AND INVESTED EQUITY	$233,564	$353,474

See the accompanying notes to these Unaudited  Special Purpose Condensed Combined Carve-out Interim Financial Statements

F-46

CONDENSED COMBINED STATEMENTS OF OPERATIONS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

THREE MONTHS ENDED MARCH 31, 2025 AND 2024

(UNAUDITED)

	Three Months Ended March 31,
	2025		2024

Product revenue	$	---	$	---
Cost of goods sold		---		---

Gross profit		---		---

Operating Expenses and Costs
General and administrative expenses		$201,733		$415,589
Research and development expenses		197,730		247,492
Depreciation and amortization		19,468		20,570
Total Operating Expenses and Costs		418,931		683,651

Loss from operations		(418,931)		(683,651)

Other Income (Expenses)
Interest expense		(1,671)		(609)

Loss before provision for income taxes		(420,602)		(684,260)

Provision for income taxes		---		---

Net loss		$(420,602)		$(684,260)

See the accompanying notes to these Unaudited Special Purpose Condensed Combined Carve-out Interim Financial Statements

F-47

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

THREE MONTHS ENDED MARCH 31, 2025 AND 2024

(UNAUDITED)

	Three Months Ended March 31,
	2025		2024
Cash Flows from Operating Activities
Net loss		$(420,602)		$(684,260)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation		19,468		20,570

Changes in operating assets and liabilities:
Prepaid expenses and other current assets		---		801
Right of use lease asset		60,734		56,971
Accounts payable and accrued expenses		142,857		39,999
Lease liability		(62,321)		(55,403)
Net cash used in operating activities		(259,864)		(621,322)

Cash Flows from Investing Activities
Acquisition of property and equipment		---		---
Net cash used in investing activities		---		---

Cash Flows from Financing Activities
Net contributions from Alpine4 entities		220,156		622,990
Net cash provided by financing activities		220,156		622,990

Net decrease in cash		(39,708)		1,668
Cash, beginning of period		49,240		92

Cash, end of period		$9,532		$1,760

	Three Months Ended March 31,
	2025		2024
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$	---	$	---
Cash paid during the period for income tax	$	---	$	---

See the accompanying notes to these Unaudited Special Purpose Condensed Combined Carve-out Interim Financial Statements

F-48

CONDENSED COMBINED STATEMENTS OF INVESTED EQUITY

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

THREE MONTHS ENDED MARCH 31, 2025 AND 2024

(UNAUDITED)

Balance at January 1, 2024	$(465,583)

Net loss	(684,260)

Net contributions from Alpine4 entities	622,990

Balance at March 31, 2024	$(526,853)

Balance at January 1, 2025	$(795,408)

Net loss	(420,602)

Net contributions from Alpine4 entities	220,156

Balance at March 31, 2025	$(995,854)

See the accompanying notes to these Unaudited Special Purpose Condensed Combined Carve-out Interim Financial Statements

F-49

NOTES TO SPECIAL PURPOSE CONDENSED COMBINED CARVE-OUT INTERIM FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

THREE MONTHS ENDED MARCH 31, 2025 AND 2024 (UNAUDITED)

NOTE 1 - BUSINESS

Alpine 4 Holdings, Inc. (together with its subsidiaries, “Alpine4”), was incorporated under the laws of the State of Delaware on April 22, 2014 to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock, or other business combination with a domestic or foreign business. By 2022, Alpine4 owned 14 different subsidiaries operating in industries including construction services, manufacturing, defense, technologies and aerospace. Included in Alpine4’s operating subsidiaries were (i) Vayu (US) Inc. (“Vayu”), a developer of high-performance vertical take-off and landing (“VTOL”) unmanned aerial vehicles (“UAVs”), (ii) Impossible Aerospace Corporation (“IAC”) a developer of UAVs prioritizing battery life over traditional propulsion systems, and (iii) Global Autonomous Corporation (“GAC” and, together with Vayu and IAC, the “Acquired Entities”), a developer of autonomous delivery solutions licensed to provide an Autonomous Mesh Fulfillment Network in Dubai.

On April 1, 2025, Alpine4 and the Acquired Entities entered into and closed two asset purchase agreements with BrooQLy Inc., a Nevada corporation (“BrooQLy”), pursuant to which BrooQLy agreed to acquire certain assets of the Acquired Entities, comprising certain intellectual property, equipment, inventory, contracts, and goodwill related to the business of the Acquired Entities (the “Asset Sales”).

The accompanying special purpose condensed combined carve-out interim financial statements (the “Financial Statements”) represent the unaudited condensed combined financial position and results of operations for the Acquired Entities. These Financial Statements should be read in conjunction with the combined financial statements and notes thereto of the Acquired Entities for the years ended December 31, 2024 and 2023, respectively. The results of operations for the three months ended March 31, 2025 are not necessarily indicative of results for the entire year ending December 31, 2025.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Acquired Entities have historically operated as part of Alpine4 and not as standalone companies. The accompanying Financial Statements represent the historical operations of the Acquired Entities and have been derived from Alpine4’s historical accounting records. The Financial Statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All revenues and costs as well as assets and liabilities directly associated with the business activity of the Acquired Entities are included in the Financial Statements. The Financial Statements also include allocations of certain general and administrative from Alpine4. The allocation methodologies have been described within the notes to the Financial Statements where appropriate, and management considers the allocations to be reasonable. However, amounts recognized by the Acquired Entities are not necessarily representative of the amounts that would have been reflected in the Financial Statements had the Acquired Entities operated independently of Alpine4. Related party allocations are discussed further in Note 9.

As part of Alpine4, the Acquired Entities are dependent upon Alpine4 and certain of its other operating subsidiaries for all of their working capital and financing requirements. Financial transactions relating to the Acquired Entities are accounted for through inter-entity loans between Alpine4 or its other operating subsidiaries and the Acquired Entities. Accordingly, none of Alpine4’s cash, cash equivalents or debt at the corporate level have been assigned to the Acquired Entities in the Financial Statements. All significant transactions between the Acquired Entities and Alpine4 and its other operating subsidiaries have been included in the accompanying Financial Statements. Transactions with Alpine4 and its other operating subsidiaries are reflected in the accompanying Combined Statement of Cash Flows as “Cash Flows from Financing Activities.”

All significant intercompany accounts and transactions amongst the businesses comprising the Acquired Entities have been eliminated in the accompanying Financial Statements. All amounts referred to in the notes to the Financial Statements are in United States Dollars ($).

F-50

NOTES TO SPECIAL PURPOSE CONDENSED COMBINED CARVE-OUT INTERIM FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

THREE MONTHS ENDED MARCH 31, 2025 AND 2024 (UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of the Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the Financial Statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Significant estimates include assumptions about depreciation and amortization, asset impairment, certain acquisition-related liabilities, income taxes, and legal contingencies.

Off-Balance Sheet Risk and Concentrations of Credit Risk

Financial instruments, which potentially subject the Acquired Entities to significant concentrations of credit risk, consist of cash and cash equivalents. The Acquired Entities consider all highly liquid investments with original maturities of six months or less to be cash and cash equivalents. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Acquired Entities had $-0- and $-0- in cash balances in excess of the FDIC insured limit as of March 31, 2025 and December 31, 2024, respectively. The carrying amounts of cash and cash equivalents approximate their fair values at March 31, 2025 and December 31, 2024. The Acquired Entities have not experienced any losses in such accounts and management believes that the Acquired Entities are not exposed to significant credit risk. The Acquired Entities have no off‑balance sheet risk, such as foreign exchange contracts, option contracts, or other foreign hedging arrangements.

Leases

The Acquired Entities lease office space. If a lease arrangement is determined to exist with a lease term of more than 12 months at the lease commencement date, a Right of Use (“ROU”) asset and corresponding lease liability are recorded on the special purpose condensed combined carve-out balance sheet at the lease commencement date based on the present value of fixed lease payments over the lease term. The lease commencement date, defined as the date on which the lessor makes the underlying asset available for use by the lessee and the date from which the Acquired Entities are required to recognize lease expenses, may be different from the inception date of the contract.

An ROU asset represents the right to control the use of an identified asset over the lease term and a lease liability represents the obligation to make lease payments arising from the lease. The Acquired Entities use the discount rate implicit in the lease, if available, or their incremental borrowing rate on the lease commencement date to determine the present value of lease payments. The lease terms used to calculate the ROU assets and related lease liabilities include options to extend or terminate the lease when it is reasonably certain that the Acquired Entities will exercise that option.

The Acquired Entities’ policy for allocating contract consideration between lease and non-lease components is based on the relative stand-alone prices of the lease and non-lease components. Stand-alone prices are estimated by comparing the contract consideration to the company's historical data, or by using market prices for similar services or goods. Variable payments, such as CAM charges, are allocated to the corresponding non-lease component. Examples of non-lease components include utilities, insurance, and maintenance services.

Leases are classified as either operating or finance leases based on the economic substance of the agreement. The Acquired Entities did not have any financing leases during the three months ended March 31, 2025 or 2024 or as of March 31, 2025 or December 31, 2024. For operating leases, the Acquired Entities recognize lease expense related to fixed payments on a straight-line basis over the lease term.

The Acquired Entities use significant assumptions and judgment in evaluating their lease contracts and other agreements, including the determination of whether an agreement is or contains a lease, whether a change in the terms and conditions of a lease contract represents a new or modified lease, whether a lease represents an operating or finance lease, and the discount rate used to determine the present value of lease obligations. See Note 5 – Leases for additional details.

Property and Equipment

Property and equipment, comprised of production equipment and vehicles, are carried at cost less depreciation. Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets, which range from three to five years.

F-51

NOTES TO SPECIAL PURPOSE CONDENSED COMBINED CARVE-OUT INTERIM FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

THREE MONTHS ENDED MARCH 31, 2025 AND 2024 (UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and Development

The Acquired Entities focus on quality control and development of new products and the improvement of existing products. All costs related to research and development activities are expensed as incurred.

Income Taxes

The Acquired Entities’ results of operations have historically been included in the consolidated federal income tax returns of Alpine4. The income tax amounts reflected in the accompanying Financial Statements have been allocated based on taxable income directly attributable to the Acquired Entities, resulting in a stand-alone presentation. Management believes the assumptions underlying the allocation of income taxes are reasonable. However, the amounts allocated for income taxes in the accompanying Financial Statements are not necessarily indicative of the amount of income taxes that would have been recorded had the Acquired Entities been operated as a separate, stand-alone entity for the periods presented.

The Acquired Entities followed Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

No income tax has been provided for the Acquired Entities for the three months ended March 31, 2025 and 2024, since the Acquired Entities sustained a loss for both periods. Due to the uncertainty of the utilization and recoverability of the loss carry-forwards and other deferred tax assets, management has determined a full valuation allowance for the deferred tax assets is warranted, since it is more likely than not that the deferred tax assets will not be realizable.

Litigation and Other Loss Contingencies

The Acquired Entities are involved in various claims and legal proceedings that arise in the ordinary course of business. Loss contingencies are recorded as liabilities when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. If an unfavorable outcome is determined to be probable and the amount of the loss can be reasonably estimated, a corresponding liability is accrued.  If a loss is considered probable but the amount cannot be reasonably estimated, the Acquired Entities will disclose the nature of the contingency and state that an estimate cannot be made. The accrual for litigation costs, including estimated legal fees, is determined by assessing factors such as the stage of proceedings, facts and circumstances of the claim, potential for insurance recoveries, legal counsel opinions, and management's best estimate of the outcome.

Recent Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC 280, on an interim and annual basis. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Acquired Entities adopted this standard in 2024. The adoption did not have a material effect on the Financial Statements.

In December 2023, the FASB issued Accounting Standards Update 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires public entities, on an annual basis, to provide disclosure of specific categories in the rate reconciliation, as well as disclosure of income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Acquired Entities adopted this standard in 2024. The adoption did not have a material effect on the Financial Statements.

F-52

NOTES TO SPECIAL PURPOSE CONDENSED COMBINED CARVE-OUT INTERIM FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

THREE MONTHS ENDED MARCH 31, 2025 AND 2024 (UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In March 2024, the FASB issued ASU No 2024-02, “Codification Improvements - Amendments to Remove References to the Concepts Statements” (“ASU 2024-02”). ASU 2024-02 removes references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. ASU 2024-02 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. ASU 2024-02 can be applied prospectively or retrospectively. The Acquired Entities adopted this standard in 2025. The adoption is not expected to have a material effect on the Financial Statements.

In March 2024, the FASB issued ASU No. 2024-01, “Compensation—Stock Compensation (Topic 718): Scope Applications of Profits Interests and Similar Awards” (“ASU 2024-01”). ASU 2024-01 adds an example to Topic 718 which illustrates how to apply the scope guidance to determine whether profits interests and similar awards should be accounted for as share-based payment arrangements under Topic 718 or under other U.S. GAAP. ASU 2024-01 is effective for annual periods beginning after December 15, 2025, although early adoption is permitted. Upon adoption, ASU 2024-01 is not expected to have an impact on the Financial Statements.

In November 2024, the FASB issued ASU No. 2024-03, “Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40).” This standard requires disclosure of specific information about costs and expenses and becomes effective January 1, 2027. Upon adoption, this pronouncement is not expected to have an impact on the Financial Statements.

In November 2024, the FASB issued ASU 2024-04, “Debt - Debt with Conversions and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments” (“ASU 2024-04”). ASU 2024-04 clarifies the requirements for determining whether certain settlements of convertible debt instruments, including convertible debt instruments with cash conversion features or convertible debt instruments that are not currently convertible, should be accounted for as an induced conversion. The requirements of ASU 2024-04 are effective for fiscal years beginning after December 15, 2025, and interim periods within those periods. Upon adoption, this pronouncement is not expected to have an impact on the Financial Statements.

No other new accounting pronouncements were issued or became effective in the period that had, or are expected to have, a material impact on the Financial Statements.

NOTE 3 – LIQUIDITY AND GOING CONCERN ANALYSIS

Under ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), the Acquired Entities are required to evaluate whether there is substantial doubt about their ability to continue as a going concern each reporting period, including interim periods. Pursuant to ASU 2014-15, in evaluating the Acquired Entities’ ability to continue as a going concern, management considered the conditions and events that could raise substantial doubt about the Acquired Entities’ ability to continue as a going concern within 12 months after the Acquired Entities’ Financial Statements were issued (June 16, 2026). Management considered the Acquired Entities’ current financial condition and liquidity sources, including current funds available, forecasted future cash flows and the Acquired Entities’ obligations due before June 16, 2026.

The Acquired Entities are subject to a number of risks, including uncertainty related to product development and generation of revenues and positive cash flows from the sale of UAVs, development and commercialization of GAC’s Autonomous Mesh Fulfillment Network, and a dependence on outside sources of capital. The attainment of profitable operations is dependent on future events, including obtaining adequate financing to fulfill projected growth and operating activities and generating a level of revenues adequate to support the Acquired Entities’ cost structure.

As of March 31, 2025, the Acquired Entities had combined cash balances of $9,532, a working capital deficit of $1,130,780, and invested equity of $(995,854). For the three months ended March 31, 2025 and 2024, the Acquired Entities had a combined net loss of $420,602 and $684,260, respectively, and used combined cash from operating activities of $259,864 and $621,322, respectively. During the three months ended March 31, 2025 and 2024, substantially all of the operations of the Acquired Entities were funded through intercompany transfers from Alpine4 and certain of its other operating subsidiaries.

F-53

NOTES TO SPECIAL PURPOSE CONDENSED COMBINED CARVE-OUT INTERIM FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

THREE MONTHS ENDED MARCH 31, 2025 AND 2024 (UNAUDITED)

NOTE 3 – LIQUIDITY AND GOING CONCERN ANALYSIS (CONTINUED)

On April 1, 2025, Alpine 4 and the Acquired Entities completed the Asset Sales to BrooQLy, pursuant to which BrooQLy agreed to acquire the key operating assets of the Acquired Entities, comprising certain intellectual property, equipment, inventory, contracts, and goodwill. Any losses incurred by BrooQLy using the assets are intended to be alleviated through the sale of debt or equity securities by BrooQLy. The Acquired Entities expect to continue to incur net losses and have significant cash outflows for at least the next 12 months. Without raising additional capital, including capital raised or provided by BrooQLy after the Asset Sales, there is substantial doubt about the Acquired Entities’ ability to continue as a going concern through June 16, 2026. The accompanying Financial Statements have been prepared assuming that the Acquired Entities will continue as a going concern. This basis of presentation contemplates the recovery of the Acquired Entities’ assets and the satisfaction of liabilities in the normal course of business.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment as of March 31, 2025 and December 31, 2024 were as follows:

	March 31,	December 31,
	2025	2024
	(Unaudited)
Production equipment	$148,052	$148,052
Office equipment	105,226	105,226
Vehicles	92,472	92,472

Total property and equipment	345,750	345,750
Less: accumulated depreciation	(271,315)	(251,847)

Property and equipment, net	$74,435	$93,903

Depreciation expense during the three months ended March 31, 2025 and 2024 was $19,468 and $20,570, respectively.

NOTE 5 – LEASES

The Acquired Entities have separate operating for office space related to Vayu and GAC that expire in June 2025 and December 2026, respectively. As of March 31, 2025, the Acquired Entities’ weighted-average remaining lease term relating to its operating leases was 1.2 years, with a weighted-average discount rate of 9.67%.

The table below summarizes the Acquired Entities’ lease-related assets and liabilities as of March 31, 2025 and December 31, 2024:

	March 31,	December 31,
	2025	2024

Operating lease assets	$149,597	$210,331

Operating lease liabilities
Operating lease liabilities (short term)	$115,008	$163,553
Operating lease liabilities (long term)	24,106	37,882
Total operating lease liabilities	$139,114	$201,435

Operating lease expense was $60,733 and $56,971 in the three months ended March 31, 2025 and 2024, respectively.

F-54

NOTES TO SPECIAL PURPOSE CONDENSED COMBINED CARVE-OUT INTERIM FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

THREE MONTHS ENDED MARCH 31, 2025 AND 2024 (UNAUDITED)

NOTE 5 – LEASES (CONTINUED)

Maturities of operating lease liabilities were as follows as of March 31, 2025:

2025	$98,780
2026	49,967
Total lease payments	148,747
Less interest	(9,633)
Present value of lease liabilities	$139,114

NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Amounts related to accounts payable and accrued expenses as of March 31, 2025 and December 31, 2024 were as follows:

	March 31,	December 31,
	2025	2024

Trade accounts payable	$898,905	$822,752
Accrued payroll liabilities	45,694	44,089
Other accrued liabilities	63,603	---
Accrued interest	17,102	15,606
	$1,025,304	$882,447

NOTE 7 – GOVERNMENT NOTES PAYABLE

In June 2020, Vayu received an Economic Injury Disaster Loan with a face value of $65,000 (the “EIDL Loan”). The EIDL Loan has an interest rate of 3.75% per annum matures in June 2050 with fixed installment payments beginning in December 2022. Vayu did not make the scheduled installment payments and, as such, the EIDL Loan was in default as of March 31, 2025 and December 31, 2024. As a result of the default, interest continues to accrue at the stated rate on the unpaid principal balance until maturity.

Interest accrued on the EIDL Loan as of March 31, 2025 and December 31, 2024 was $11,782 and $11,172, respectively. Interest expense recognized on the EIDL Loan was $609 and $609 in the three months ended March 31, 2025 and 2024, respectively.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Leases

The following table summarizes our minimum annual commitments under our rental commitments non-cancelable office operating leases as of March 31, 2025:

2025	$98,780
2026	49,967
Total lease payments	148,747
Less interest	(9,633)
Present value of lease liabilities	$139,114

Litigation

From time to time, the Acquired Entities may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Acquired Entities’ business.

F-55

NOTES TO SPECIAL PURPOSE CONDENSED COMBINED CARVE-OUT INTERIM FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

THREE MONTHS ENDED MARCH 31, 2025 AND 2024 (UNAUDITED)

NOTE 8 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

In February 2023, Alpine 4 learned that a complaint was brought in New York Supreme Court by the State of New York against Vayu in 2019 (prior to the Company’s ownership of Vayu) seeking a refund for two returned airframes. In October 2023, Vayu and the plaintiff stipulated to a settlement for $56,300, to be filed with the court upon payment by Company of that amount in July 2024, plus applicable interest from the date of the agreed stipulation.  The settlement amount was never paid by Vayu.  The amount of the settlement plus accrued interest on the settlement is recorded in “Accounts payable and accrued expenses” in the accompanying special purpose condensed combined carve-out balance sheet.

The Acquired Entities are not aware of any additional legal proceedings that will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 9 – RELATED PARTY TRANSACTIONS

Alpine4 provides certain management and administrative services to each of its operating subsidiaries, including the Acquired Entities. The costs of such services are reflected in “General and administrative expenses” in the accompanying combined statements of operations for the three months ended March 31, 2025 and 2024. Additionally, Alpine4 performs certain cash management functions on behalf of the Acquired Entities, including providing cash for, or providing direct payment of, substantially all of the Acquired Entities’ operating expenses. All of the Acquired Entities’ transactions with Alpine4 are considered to be to be financing transactions, which are presented as “Net contributions from Alpine4 entities” in the accompanying combined statements of cash flows and invested equity.

The significant components of the net contributions from Alpine4 for the three months ending March 31, 2025 and 2024, were as follows:

	Three Months Ended March 31,
	2025	2024

Accounts payable and other vendor payments	$168,212	$498,662
Cash advances (net) from Alpine 4 entities	---	85,500
Alpine4 management and administrative services allocation	51,944	38,828
	$220,156	$622,990

Net contributions from Alpine4 entities are recorded based on actual costs incurred, without a markup. The basis of allocation to the Acquired Entities, for the items described above, is as follows:

Payroll, accounts payable and other vendor payments

All cash disbursements for payroll, trade and other accounts payable are made by Alpine4 or certain of its other entities as determined by Alpine4. Such payments are recorded as made based on the actual amounts processed on behalf of the Acquired Entities.

Cash advances (net) from Alpine 4 entities

From time to time, cash advances are made from (to) Alpine4 or its other subsidiaries to (from) the Acquired Entities to fund operating capital needs or to pool cash at Apline4.  Such advances from (to) Alpine 4 are recorded as made based on the actual amounts advanced to (from) the Acquired Entities.

Alpine4 management and administrative services allocation

Alpine4 centrally administers and incurs the costs associated with certain functions on a centralized basis, including executive management, human resources, accounting, and administration, and allocates the associated costs to the Acquired Entities. The costs incurred have been allocated to the Acquired Entities using a weighted average estimate of proportional revenue, headcount, total expenses, total assets, and total number of subsidiaries sharing such services.  Management believes the allocation methodology to be reasonable.

F-56

NOTES TO SPECIAL PURPOSE CONDENSED COMBINED CARVE-OUT INTERIM FINANCIAL STATEMENTS

VAYU (US) INC., IMPOSSIBLE AEROSPACE CORPORATION AND GLOBAL AUTONOMOUS CORPORATION

(A CARVE-OUT OF ALPINE 4 HOLDINGS, INC.)

THREE MONTHS ENDED MARCH 31, 2025 AND 2024 (UNAUDITED)

NOTE 10 – SUBSEQUENT EVENTS

The Acquired Entities have evaluated subsequent events through June 16, 2025, the date of issuance of these Financial Statements, and determined that there have been no events that have occurred that would require adjustments to the disclosures in the Financial Statements, other than the following:

Asset Purchase Agreements

On April 1, 2025, Alpine 4 and the Acquired Entities entered into and closed two asset purchase agreements with BrooQLy, pursuant to which BrooQLy agreed to acquire certain assets of the Acquired Entities, comprising certain intellectual property, equipment, inventory, contracts, and goodwill related to the business of the Acquired Entities, as follows: (1) BrooQLy entered into an Asset Purchase Agreement (the “Vayu APA”) with Vayu, IAC and Alpine 4 pursuant to which BrooQLy purchased certain assets of the Vayu and IAC, comprising certain intellectual property, equipment, inventory, contracts, and goodwill related to the business of Vayu and IAC; and (2) BrooQLy entered into an Asset Purchase Agreement (the “GAC APA”) with GAC and Alpine 4 pursuant to which BrooQLy acquired certain equipment, software, inventory, contracts, and goodwill related to the business of GAC.

The purchase price paid by BrooQLy under the Vayu APA included the assumption by BrooQLy of $387,598 in liabilities as listed in the Vayu APA, and the payment of $2,974,167 in the form of a Convertible Note (the “Vayu Note”) payable directly to Alpine 4.  The purchase price paid by BrooQLy for the GAC Assets was $11,631,754 in the form of a Convertible Note (the “GAC Note”) payable directly to Alpine 4 and the minority shareholders of GAC.

F-57

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Basis of Presentation

Alpine 4 Holdings, Inc. (together with its subsidiaries, “Alpine4”), was incorporated under the laws of the State of Delaware on April 22, 2014 to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock, or other business combination with a domestic or foreign business. By 2022, Alpine4 owned 14 different subsidiaries operating in industries including construction services, manufacturing, defense, technologies and aerospace.  Included in Alpine4’s operating subsidiaries were (i) Vayu (US) Inc. (“Vayu”), a developer of high-performance vertical take-off and landing (“VTOL”) unmanned aerial vehicles (“UAVs”), (ii) Impossible Aerospace Corporation (“IAC”) a developer of UAVs prioritizing battery life over traditional propulsion systems, and (iii) Global Autonomous Corporation (“GAC” and, together with Vayu and IAC, the “Acquired Entities”), a developer of autonomous delivery solutions licensed to provide an Autonomous Mesh Fulfillment Network in Dubai.

On April 1, 2025, Alpine 4 and the Acquired Entities entered into and closed two asset purchase agreements with BrooQLy Inc., a Nevada corporation (“BrooQLy” or the “Company”), pursuant to which BrooQLy agreed to acquire certain assets of the Acquired Entities, comprising certain intellectual property, equipment, inventory, contracts, and goodwill related to the business of the Acquired Entities (the “Asset Purchases”).

The following unaudited pro forma combined balance sheet and statements of income are presented to give effect to the Asset Purchases.

The pro forma information was prepared based on the historical financial statements and related notes of BrooQLy and the Acquired Entities, as adjusted for the pro forma impact of applying the acquisition method of accounting in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). The historical financial statements of the Acquired Entities are taken from the special purpose combined carve-out financial statements of the Acquired Entities for the periods presented.  The pro forma adjustments are based upon available information and assumptions that BrooQLy believes are reasonable. The allocation of the purchase price from the Asset Purchases reflected in these unaudited pro forma combined financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. The pro forma adjustments are therefore preliminary and have been prepared to illustrate the estimated effect of the Asset Purchases.

The unaudited pro forma combined statements of income combine the results of operations of BrooQLy and the Acquired Entities for the six months ended June 30, 2025, as if the Asset Purchases had occurred on January 1, 2025 and for the fiscal year ended December 31, 2024, as if the Asset Purchases had occurred on January 1, 2024.

The unaudited pro forma combined financial statements were prepared using the acquisition method of accounting with BrooQLy treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by BrooQLy to complete the Asset Purchases was allocated to the assets acquired and liabilities assumed of the Acquired Entities based upon their estimated fair values on the closing date of the Asset Purchases. BrooQLy has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from HCFM and the related allocations of purchase price, nor has BrooQLy identified all adjustments necessary to conform the Acquired Entities’ accounting policies to BrooQLy’s accounting policies. Accordingly, the pro forma purchase price adjustments presented herein are preliminary, and may not reflect any final purchase price adjustments made. BrooQLy estimated the fair value of the Acquired Entities’ assets and liabilities based on discussions with the Acquired Entities’ management, due diligence and preliminary work performed by third-party valuation specialists. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may result in material differences from the information presented herein.

F-58

BrooQLy Inc.

Unaudited Pro Forma Statement of Operations

For the Six Months Ended June 30 2025

			Acquired	Pro Forma		Pro Forma
	BrooQLy, Inc.		Entities	Adjustments		Consolidated
Revenue
Product revenue	$		$	$		$ ---
Cost of goods sold						---

Gross profit						---

Operating Expenses and Costs
General and administrative expenses		711,969	201,733			913,702
Research and development expenses			197,730			197,730
Depreciation and amortization		94,494	19,468	94,494	(1)	208,456
Total Operating Expenses and Costs		806,463	418,931	94,494		1,319,888

Loss from operations		(806,463)	(418,931)	(94,494)		(1,319,888)

Other Expenses
Other income		300				300
Interest expense		(493,456)	(1,671)			(495,127)
Total other expenses		(493,156)	(1,671)			(494,827)

Loss before provision for income taxes		(1,299,619)	(420,602)	(94,494)		(1,814,715)

Provision for income taxes						---

Net loss		$(1,299,619)	$(420,602)	$(94,494)		$(1,814,715)

Net Loss Per Common Stock - basic and fully diluted		$(0.05)				$(0.04)

Weighted-average number of shares of common stock outstanding - basic and fully diluted		28,179,985		12,809,669	(2)	40,989,654

F-59

BrooQLy Inc.

Unaudited Pro Forma Statement of Operations

For the Year Ended December 31, 2024

		Combined	Pro Forma		Pro Forma
	BrooQLy, Inc.	Entities	Adjustments		Consolidated
Revenue
Product revenue	$266	$10,345	$		$10,611
Cost of goods sold		1,855			1,855

Gross profit	266	8,490			8,756

Operating Expenses and Costs
General and administrative expenses	339,247	1,312,920			1,652,167
Research and development expenses		902,285			902,285
Depreciation and amortization		95,549	377,975	(1)	473,524
Impairment of Intangible Asset	198,193				198,193
Total Operating Expenses and Costs	537,440	2,310,754	377,975		3,226,169

Loss from operations	(537,174)	(2,302,264)	(377,975)		(3,217,413)

Other Income (Expenses)
Other income	5,435				5,435
Interest expense	(153,700)	(2,438)			(156,138)
Loss on conversion of Shares	(426,000)				(426,000)
Loss on exercise of warrants	(60,000)				(60,000)
Total other expenses	(634,265)	(2,438)			(636,703)

Loss before provision for income taxes	(1,171,439)	(2,304,702)	(377,975)		(3,854,116)

Provision for income taxes					---

Net loss	$(1,171,439)	$(2,304,702)	$(377,975)		$(3,854,116)

Net Loss Per Common Stock - basic and fully diluted	$(0.05)				$(0.10)

Weighted-average number of shares of common stock outstanding - basic and fully diluted	25,088,688		15,374,654	(2)	40,463,342

F-60

BrooQLy Inc.

Notes to Unaudited Pro Forma Combined Financial Information

Note 1 – Purchase Price Consideration

On April 1, 2025, the Company completed two separate asset purchase agreements to effectuate the Asset Purchases.

The Vayu APA

On April 1, 2025 the Company entered into an Asset Purchase Agreement (the “Vayu APA”) with Vayu, IAC and Alpine4 (the “Vayu Sellers”). Pursuant to the Vayu APA, the Vayu Sellers agreed to sell, and the Company agreed to purchase, certain assets of Vayu, comprising certain intellectual property, equipment, contracts, and goodwill related to the business of Vayu and IAC (the “Vayu Assets”). The Company accounted for the transaction as an acquisition of a business pursuant to ASC 805, “Business Combinations” (“ASC 805”).

The purchase price paid by the Company for the Vayu Assets included the payment of $2,974,167 in the form of a Convertible Note (the “Vayu Note”). The Vayu Note had no stated interest rate or maturity date.  Under the terms of the Vayu Note, when the Company filed an amendment to its Articles of Incorporation to create a Class B Common Stock, the Vayu Note would automatically convert into shares of the Company's Class B Common Stock, at a fixed conversion price of $0.95 per share, which was the closing price on the transaction date of April 1, 2025, or an equivalent of 3,130,702 shares of Class B Common Stock.  On May 14, 2025, the Company filed a certificate of amendment with the Nevada Secretary of State to amend the Company’s Articles of Incorporation and to create a series of Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”) and the Vayu Note automatically converted into 3,130,702 shares of Class B Common Stock. The fair value of the consideration paid was deemed to be $2,974,167.

The following table summarizes the preliminary estimated allocation of the consideration paid to the fair values of the assets acquired and liabilities assumed at the acquisition date related to Vayu:

Fair value of consideration paid - Vayu Note	$2,974,167

Net assets acquired (liabilities assumed)
Accounts payable	(387,598)
Property and equipment	77,799
Intellectual property	1,389,678
Goodwill	1,894,288
Net assets acquired (liabilities assumed)	$2,974,167

The fair value of intellectual property of $1,389,678 was estimated by applying the relief from royalty method of the income approach. Under this approach, the value of the intellectual property is calculated as the present value of the after-tax royalty savings generated over the life of the intellectual property. Cash flows were estimated based on EBITDA using forecasted revenue and costs. The measure is based on significant inputs that are not observable in the market (i.e. Level 3 inputs). Key assumptions include (i) a weighted average cost of capital of 23.49% (ii) pre-tax royalty rate of 6.0%, (iii) income tax rate of 27.9%, and (iv) a benefit stream using EBITDA cash flow. The intellectual property is being amortized over an estimated seven-year useful life.

Goodwill of $1,984,288  arose from the acquisition, reflecting the excess fair value of the consideration paid over the fair value of identifiable assets acquired and liabilities assumed and is not expected to be deductible for income tax purposes.

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The GAC APA

Also on April 1, 2025, the Company entered into an Asset Purchase Agreement (the “GAC APA”) with GAC and Alpine4 as the owner of 71.43% of GAC (the “GAC Sellers”).  Pursuant to the GAC APA, the GAC Sellers agreed to sell, and the Company agreed to purchase, certain assets of GAC, comprising certain intellectual property and goodwill related to the business of GAC (the “GAC Assets”). The Company accounted for the transaction as an acquisition of a business pursuant to ASC 805.

The purchase price paid by the Company for the GAC Assets included the payment of $11,631,754 in the form of a Convertible Note (the “GAC Note”). The GAC Note had no stated interest rate or maturity date. Under the terms of the GAC Note, when the Company filed an amendment to its Articles of Incorporation to create a Class B Common Stock, the GAC Note would automatically convert into shares of the Company's Class B Common Stock, at a fixed conversion price of $0.95 per share, which was the closing price on the transaction date of April 1, 2025, or an equivalent of 12,243,952 shares of Class B Common Stock.  On May 14, 2025, the Company filed a certificate of amendment with the Nevada Secretary of State to amend the Company’s Articles of Incorporation and to create the Class B Common Stock and the GAC Note automatically converted into 12,243,952 shares of Class B Common Stock. The fair value of the consideration paid was deemed to be $11,631,754.

The following table summarizes the preliminary estimated allocation of the consideration paid to the fair values of the assets acquired at the acquisition date related to GAC:

Fair value of consideration paid - GAC Note	$11,631,754

Net assets acquired
Intellectual property	791,362
Goodwill	10,840,392
Net assets acquired	$11,631,754

The fair value of intellectual property was estimated by applying the relief from royalty method of the income approach. Under this approach, the value of the intellectual property is calculated as the present value of the after-tax royalty savings generated over the life of the intellectual property. Cash flows were estimated based on EBITDA using forecasted revenue and costs. The measure is based on significant inputs that are not observable in the market (i.e. Level 3 inputs). Key assumptions include (i) a weighted average cost of capital of 47.24% (ii) pre-tax royalty rate of 4.0%, (iii) income tax rate of 27.9%, and (iv) a benefit stream using EBITDA cash flow. The intellectual property is being amortized over an estimated seven-year useful life.

Goodwill of $10,840,392 arose from the acquisition, reflecting the excess fair value of the consideration paid over the fair value of identifiable assets acquired and liabilities assumed and is not expected to be deductible for income tax purposes.

F-62

Note 2 – Pro Forma Adjustments

Following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma combined financial statements.

Adjustments to the pro forma combined statement of operations

(1)

The pro forma adjustments to “Depreciation and amortization” reflect amortization of finite-lived identifiable intangible assets (intellectual property) acquired in each of the Asset Purchases as if the Asset Purchases had occurred on the first day of the pro forma period presented.

(2)

The pro forma adjustments to weighted average common shares reflects shares issued upon the automatic conversion of the Vayu Note and the GAC Note, each of which converts automatically into shares of BrooQLy’s Class B Common Stock, at a conversion price of $0.95 per share, when BrooQLy files an amendment to its Articles of Incorporation to create a Class B Common Stock. On May 14, 2025, BrooQLy filed with the Secretary of State of Nevada a Certificate of Amendment to its Articles of Incorporation to increase its authorized capital to an aggregate of Six Hundred Million (600,000,000) shares, consisting of Three Hundred Twenty-five Million (325,000,000) shares of Common Stock, $0.0001 par value per share; Fifty Million (50,000,000) shares of Class B Common Stock, $0.0001 par value per share; and Two Hundred Twenty-five Million (225,000,000) shares of Preferred Stock, par value $0.0001 per share. For purposes of these pro forma combined statements of operations, BrooQLy is assumed to have created a Class B Common Stock resulting in conversion of the notes on the first day of the period presented, such that the shares of Class B Common Stock were outstanding for the entire period presented.

	Vayu Note	GAC Note	Total
Convertible note payable face value	$2,974,167	$11,631,754	$-
Conversion price	$0.95	$0.95	$0.95
Class B common share equivalent	3,130,702	12,243,952	15,374,654

F-63

                            shares of common stock

And

                                    shares of common Stock underlying warrants

[company name and logo]

PROSPECTUS

___________, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense:	Amount
SEC Registration Fee	$		*
Accounting fees and expenses		$25,000.00	*
Legal fees and expenses		$20,000.00	*
Non-accountable expenses		$20,000.00	*
Miscellaneous		$7,500.00	*
Total	$		*

_________________

*             Estimated

In addition to these expenditures, the Company will pay the expenses associated with the distribution of the common stock, including the fees of our transfer agent. Those expenses are estimated to be approximately $ 5000.00

Item 14. Indemnification of Directors and Officers; Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

Asset Purchase Agreements

On April 1, 2025, the Company entered into two asset purchase agreements with Alpine 4 Holdings, Inc, a Delaware corporation (”Alpine 4”), and certain of Alpine 4’s subsidiaries.

Vayu US and Impossible Aerospace

The Company entered into an Asset Purchase Agreement (the “Vayu APA”) with Vayu (US) Inc. (“Vayu”) and Impossible Aerospace Corporation (“IAC,” and together with Vayu, the “Sellers”), and Alpine 4 as parent of the Sellers.

Pursuant to the Vayu APA, the Sellers agreed to sell and the Company agreed to purchase certain assets of the Sellers, comprising certain intellectual property, equipment, inventory, contracts, and goodwill related to the business of the Sellers (collectively, the “Vayu Assets”).

The purchase price paid by the Company for the Vayu Assets included the assumption by the Company of $387,598 in liabilities as listed in the Vayu APA, and the payment of $2,974,167 in the form of a Convertible Note (the “Vayu Note”). Pursuant to the Vayu APA, the Vayu Note was issued directly to Alpine 4, and the Sellers assigned all rights to receipt of any consideration pursuant to the Note to Alpine 4.

Vayu Note

Pursuant to the Vayu APA, the Company issued the Vayu Note, in the principal amount of $2,974,167.  Under the terms of the Vayu Note, when the Company files an amendment to its Articles of Incorporation to create a Class B Common Stock, the Vayu Note will convert automatically into shares of the Company’s Class B Common Stock, at a conversion price of $0.95 per share.  The Vayu Note also provides that the shares of Class B Common Stock may be converted into shares of the Company’s Common Stock at a 1:1 ratio, at a rate of 20% per year, beginning 12 months after issuance.  Pursuant to the Vayu Note, the Company also has the right to repurchase unconverted shares of Class B Common Stock at a price rising from 100% of the face value ($0.95 per share) to 140% of the face value over the five years following the issuance of the Class B Common Stock by the Company.

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Global Autonomous Corporation

The Company also entered into an Asset Purchase Agreement (the “GAC APA”) with Global Autonomous Corporation (“GAC”), and Alpine 4 as the owner of 71.43% of GAC. (The additional shareholders of GAC were included as third party beneficiaries under the GAC APA.)

Pursuant to the GAC APA, the Sellers agreed to sell and the Company agreed to purchase certain assets of GAC, comprising certain equipment, software, inventory, contracts, and goodwill related to the business of GAC (collectively, the “GAC Assets”).

The purchase price paid by the Company for the GAC Assets was $11,631,754 in the form of a Convertible Note (the “GAC Note”). Pursuant to the GAC APA, the GAC Note was issued directly to Alpine 4 and the minority shareholders of GAC, and the Sellers assigned all rights to receipt of any consideration pursuant to the Note to Alpine 4 and the minority shareholders.

GAC Note

Pursuant to the GAC APA, the Company issued the GAC Note, in the principal amount of $11,631,754.  Under the terms of the GAC Note, when the Company files an amendment to its Articles of Incorporation to create a Class B Common Stock, the GAC Note will convert automatically into shares of the Company’s Class B Common Stock, at a conversion price of $0.95 per share.  The GAC Note also provides that the shares of Class B Common Stock may be converted into shares of the Company’s Common Stock at a 1:1 ratio, at a rate of 20% per year, beginning 12 months after issuance.  Pursuant to the GAC Note, the Company also has the right to repurchase unconverted shares of Class B Common Stock at a price rising from 100% of the face value ($0.95 per share) to 140% of the face value over the five years following the issuance of the Class B Common Stock by the Company.

The issuance of the Vayu Note and the GAC Note was consummated in a privately negotiated transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and regulations promulgated thereunder.

Secured Convertible Promissory Note and Warrant

On July 3, 2025, the Company entered into a Securities Purchase Agreement (the “Note Purchase Agreement”) with Platinum Point Capital LLC (“Platinum Point Capital”), pursuant to which Platinum Point Capital agreed to purchase from the Company one or more convertible promissory notes, in an aggregate amount not to exceed $1,122,000.

Pursuant to the Note Purchase Agreement, the Company issued to Platinum Point Capital a convertible promissory note (the “Note”) in the principal amount of $495,000, for a purchase price of $450,000, reflecting an original issue discount of 10%. The Company also issued to Platinum Point Capital a warrant (the “Warrant”) to purchase up to an additional 330,000 shares of the Company’s common stock (the “Warrant Shares”).

The issuance of the Note and the Warrant was consummated in a privately negotiated transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and regulations promulgated thereunder.

Convertible Promissory Notes

On February 25, 2025, the Company issued to Aerospace Capital Partners, LLC (“ACP”) a Convertible Promissory Note in the original principal amount of $358,200. The note would convert automatically into shares of the Company’s common stock or a series of preferred stock upon the occurrence of all of the following: (1) the acquisition of the controlling interest in the Company by ACP, which happened pursuant to the SPA; (2) the effectiveness of an amendment to the Company’s Articles of Incorporation to authorize the Company to issue preferred stock, which occurred on June 20, 2025; and (3) the filing of a Certificate of Designation of Rights and Preferences of a series of preferred stock of the Company, which occurred on June 20, 2025. The conversion price of the Note was $0.015 per share of either common stock or preferred stock. On June 20, 2025, all of the requirements for conversion were met and the note automatically converted into 23,880,000 shares of the Company’s Series A Preferred Stock upon the creation of such class of shares by the Company.

On March 7, 2025, the Company entered into a second Convertible Promissory Note with ACP in the amount of $370,000 with a maturity date of June 5, 2025, ninety days from issuance.  The principal does not accrue interest, and the amount of the note was automatically convertible into equity of the Company on the maturity date at a conversion price of $0.40 per share. At the Company’s sole discretion, the principal may convert into either: (a) shares of the Company’s Series C Preferred Stock; or (b) shares of the Company’s common stock. On June 20, 2025, the note was converted into 925,000 shares of the Company’s Series A Preferred Stock upon the creation of such class of shares by the Company.

On April 7, 2025, the Company entered into a Convertible Note with a third-party investor in the amount of $10,000.  The principal does not accrue interest, and the amount of the note was automatically convertible into shares of the Company’s Series D Preferred Stock at a conversion price of $0.38 per share upon creation of such series of shares.  On June 20, 2025, the note automatically converted into 26,316 shares of the Company’s Series D Preferred Stock upon the creation of such class of shares by the Company.

On May 1, 2025, the Company entered into a Convertible Note with a third-party investor in the amount of $20,000.  The principal does not accrue interest, and the amount of the note was automatically convertible into shares of the Company’s Series C Preferred Stock at a conversion price of $0.19 per share upon creation of such series of shares.  On June 20, 2025, the note automatically converted into 105,263 shares of the Company’s Series C Preferred Stock upon the creation of such class of shares by the Company.

On May 20, 2025, the Company entered into a Convertible Note with a third-party investor in the amount of $37,500.  The principal does not accrue interest, and the amount of the note was automatically convertible into shares of the Company’s Series C Preferred Stock at a conversion price of $0.21 per share upon creation of such series of shares.  On June 20, 2025, the note automatically converted into 178,571 shares of the Company’s Series C Preferred Stock upon the creation of such class of shares by the Company.

On May 25, 2025, the Company entered into a Convertible Note with a third-party investor in the amount of $37,500.  The principal does not accrue interest, and the amount of the note was automatically convertible into shares of the Company’s Series D Preferred Stock at a conversion price of $0.42 per share upon creation of such series of shares.  On June 20, 2025, the note automatically converted into 89,286 shares of the Company’s Series D Preferred Stock upon the creation of such class of shares by the Company.

On June 2, 2025, the Company entered into a Convertible Note with a third-party investor in the amount of $5,000.  The principal does not accrue interest, and the amount of the note was automatically convertible into shares of the Company’s Series C Preferred Stock at a conversion price of $0.22 per share upon creation of such series of shares.  On June 20, 2025, the note automatically converted into 22,727 shares of the Company’s Series C Preferred Stock upon the creation of such class of shares by the Company.

On June 2, 2025, the Company entered into a Convertible Note with a third-party investor in the amount of $5,000.  The principal does not accrue interest, and the amount of the note was automatically convertible into shares of the Company’s Series C Preferred Stock at a conversion price of $0.22 per share upon creation of such series of shares.  On June 20, 2025, the note automatically converted into 22,727 shares of the Company’s Series C Preferred Stock upon the creation of such class of shares by the Company.

The issuances of the shares of the various series of Preferred Stock discussed above were consummated in privately negotiated transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and regulations promulgated thereunder.

A.G.P. Warrants

On June 2, 2025, the Company entered into a financial advisor agreement (the “FA Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), pursuant to which A.G.P. agreed to provide certain consulting and financial services to the Company in connection with the Company’s efforts to raise capital, list on a national exchange, and other additional services as agreed between A.G.P. and the Company.

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The Company agreed to pay a cash fee equal to 10% of the aggregate gross proceeds raised in any offering of the Company’s securities, at the closing of each such offering.  Additionally, the Company agreed to issue to A.G.P. warrants (the “A.G.P. Warrants”) to purchase up to 1,600,000 shares of the Company’s common stock.

The issuance of the A.G.P. Warrants was consummated in a privately negotiated transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and regulations promulgated thereunder.

Equity Purchase Agreement

On July 31, 2025, the Company entered into an Equity Purchase Agreement with Platinum Point Capital, pursuant to which the Company has the right to advance to Platinum Point Capital up to $15,000,000 worth of the Company’s common stock (the “Advance Shares”) over a three-year commitment period.  Additionally, the Company agreed to issue 600,000 shares of the Company’s common stock as commitment shares (the “Commitment Shares”).

The issuance of the Advance Shares and the Commitment Shares was and will be consummated in a privately negotiated transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and regulations promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules.

The Exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Exhibit Number	Description
3.1.1	Articles of Incorporation (as amended through January 22, 2024)
3.1.2	Amended and Restated Articles of Incorporation
3.1.3	Certificate of Designation for Series A Preferred Stock
3.1.4	Certificate of Designation for Series B Preferred Stock
3.1.5	Certificate of Designation for Series C Preferred Stock
3.1.6	Certificate of Designation for Series D Preferred Stock
3.2	Bylaws (as amended to date)
4.1	Secured Convertible Promissory Note (incorporated by reference from Exhibit 4.1 to Current Report on Form 8-K filed with the Commission on July 10, 2025)
4.2	Platinum Point Capital, LLC, Warrant (incorporated by reference from Exhibit 4.2 to Current Report on Form 8-K filed with the Commission on July 10, 2025)
5	Opinion (to be filed by amendment)
10.1	Stock Purchase Agreement dated February 25, 2025 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed with the Commission on March 3, 2025)
10.2	Asset Purchase Agreement – Vayu (US) Inc., dated April 1, 2025 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed with the Commission on April 7, 2025)
10.3	Asset Purchase Agreement – Global Autonomous Corporation, dated April 1, 2025 (incorporated by reference from Exhibit 10.2 to Current Report on Form 8-K filed with the Commission on April 7, 2025)
10.4	Securities Purchase Agreement (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed with the Commission on July 10, 2025)
10.5	Equity Purchase Agreement (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed with the Commission on August 6, 2025)
10.6	Memorandum of Understanding with Drops Smart Hubs
10.7	Memorandum of Understanding between Dynamic Deliveries and Noon Fulfillment
10.8	Financial Advisor Agreement with A.G.P./Alliance Global Partners
10.9	Wilson Employment Agreement
10.10	Hail Employment Agreement
10.11	Rigney Employment Agreement
10.12	Kantrowitz Employment Agreement
14	Code of Ethics
23.1	Consent of RBSM
23.2	Consent of RBSM
23.2	Consent of Kirton McConkie, PC (to be included in the opinion to be filed as Exhibit 5 to this registration statement)
24	Power of Attorney (see Signature Page hereto)
107	Filing Fee Table

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b)if, in the aggregate, the changes in volume and price represent No more than 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

(iii)

To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii)and (1)(iii)above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d)of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; provided, however, that paragraphs (i), (ii)and (iii)do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d)of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that No statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)

That, for the purpose of determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

SIGNATURES AND POWER OF ATTORNEY FOR BROOQLY INC.

Pursuant to the requirements of the Securities Act of 1933, BrooQLy Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Harbor, Michigan.

BROOQLY INC.

Date: September 24, 2025	By:	/s/ Kent B. Wilson
	Name:	Kent B. Wilson
	Title:	Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer), Chief Accounting Officer (Principal Accounting Officer), President, and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

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/s/ Kent B. Wilson	Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, President, Chairman of the Board	September 24, 2025
Kent B. Wilson

/s/ Jeff Hail	Chief Operating Officer, Director	September 24, 2025
Jeff Hail

/s/ Shannon Rigney	Director	September 24, 2025
Shannon Rigney

/s/ Ian Kantrowitz	Director	September 24, 2025
Ian Kantrowitz

/s/ Ron J. Rich	Director	September 24, 2025
Ron J. Rich

/s/ Jorge L. Torres	Director	September 24, 2025
Jorge L. Torres

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